UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
ADTHEORENT HOLDING COMPANY, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)
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☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rule 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION, DATED April 29, 2024

[•], 2024
Dear Stockholder:
You are cordially invited to attend a special meeting of stockholders of AdTheorent Holding Company, Inc. (which we refer to as “AdTheorent,” the “Company,” “we,” “us” and “our”), to be held on [•], 2024, at [•] a.m. Eastern Time, at 330 Hudson Street, 13th Floor, New York, NY 10013.
At the special meeting, you will be asked to consider and vote upon (1) a proposal to adopt the Agreement and Plan of Merger, dated as of April 1, 2024 (which we refer to as the “merger agreement”), by and among Cadent, LLC (which we refer to as “Cadent” or “Parent”), Award Merger Sub, Inc., a wholly-owned subsidiary of Parent (which we refer to as “Merger Sub”), AdTheorent, Novacap Cadent Acquisition Company, Inc. (which we refer to as “Borrower”), and Novacap Cadent Holdings, Inc. (which we refer to as “Holdings”), pursuant to which, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into AdTheorent (which we refer to as the “merger”), with AdTheorent surviving the merger and becoming a wholly-owned subsidiary of Parent, and (2) a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.
If the merger is completed, you will be entitled to receive $3.21 in cash, without interest, subject to applicable withholding taxes, for each share of Company common stock you own as of immediately prior to the effective time of the merger, other than (i) any shares owned by the Company and any shares owned by Parent or Merger Sub (or any of their respective affiliates); (ii) 598,875 shares subject to the Escrow Agreement dated December 22, 2021 by and among AdTheorent Holding Company, Inc., MCAP Acquisition, LLC, and Continental Stock Transfer & Trust Company, as amended by Amendment to Stock Escrow Agreement dated January 24, 2024, (iii) 1,167,308 shares subject to forfeiture under the voting and support agreement dated April 1, 2024 by and among H.I.G. Growth – AdTheorent, LLC, the Company, Parent and the Merger Sub and (iv) any shares as to which appraisal rights have been perfected (and not withdrawn or lost) in accordance with applicable law (which will be cancelled and converted into the right to receive a payment determined in accordance with Section 262 of the Delaware General Corporation Law) pursuant to Section 2.05 of the merger agreement.
The board of directors of AdTheorent (the “Board”) has unanimously determined that the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of AdTheorent and its stockholders, deemed and declared it advisable and in the best interests of the Company to enter into the merger agreement and authorized and approved the execution, delivery and performance by AdTheorent of the merger agreement and the consummation of the transactions contemplated by the merger agreement. The Board unanimously recommends that you vote (i) “FOR” the proposal to adopt the merger agreement and (ii) “FOR” the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.
The enclosed proxy statement provides detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the proxy statement. The proxy statement also describes the actions and determinations of the Board in connection with its evaluation of the merger agreement and the merger. We encourage you to read the proxy statement and its annexes, including the merger agreement, carefully and in their entirety. You may also obtain more information about AdTheorent from documents we file with the Securities and Exchange Commission (which we refer to as the “SEC”) from time to time.
For purposes of attendance at the special meeting, all references in the enclosed proxy statement to “present” shall mean present at the special meeting, whether in person or by proxy. Whether or not you expect to attend the special meeting in person, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the internet or by telephone. If you attend the special meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you hold your shares in street name, you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form you will receive from your broker, bank or other nominee.

Your vote is very important, regardless of the number of shares that you own. We cannot consummate the merger unless the proposal to adopt the merger agreement is approved by the affirmative vote of the holders of not less than a majority of the shares of Company common stock issued and outstanding at the close of business on [•], 2024. The failure of any stockholder to vote in person by ballot at the special meeting, to submit a signed proxy card or to grant a proxy electronically over the internet or by telephone or an abstention from voting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If you hold your shares in street name, the failure to instruct your broker, bank or other nominee on how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.
If you have any questions about the procedures for admission to the special meeting, please contact April Scee, Investor Relations at AdTheorentIR@icrinc.com or (646) 277-1219. Thank you for your support of AdTheorent.
Sincerely,

James Lawson
Chief Executive Officer and Director
Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated [•], 2024 and, together with the enclosed form of proxy card, is first being sent to stockholders of record of AdTheorent on or about [•], 2024.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
NOTICE IS HEREBY GIVEN that a special meeting of stockholders of AdTheorent Holding Company, Inc. (which we refer to as “AdTheorent” the “Company,” “we,” “us” or “our”) is to be held on [•], 2024, at [•] a.m. Eastern Time, at 330 Hudson Street, 13th Floor, New York, NY 10013. At the special meeting, you will be asked to consider and vote upon the following proposals:
1.
to adopt the Agreement and Plan of Merger, dated as of April 1, 2024 (which, as it may be amended from time to time, we refer to as the “merger agreement”), by and among Cadent, LLC, a Delaware limited liability company (which we refer to as “Cadent” or “Parent”), Award Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (which we refer to as “Merger Sub”), AdTheorent, Novacap Cadent Acquisition Company, Inc. (which we refer to as “Borrower”), and Novacap Cadent Holdings, Inc. (which we refer to as “Holdings”), pursuant to which, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into AdTheorent (which we refer to as the “merger”), with AdTheorent surviving the merger and becoming a wholly-owned subsidiary of Parent; and

2.
to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

A copy of the merger agreement is included as Annex A to the accompanying proxy statement and a summary of the merger agreement can be found under the section titled “The Merger Agreement” in the proxy statement, the full text of such merger agreement and such summary are incorporated by reference into this notice.
Your vote is very important, regardless of the number of shares that you own. We cannot consummate the merger unless the proposal to adopt the merger agreement is approved by stockholders holding not less than a majority of the shares of Company common stock issued and outstanding at the close of business on [•], 2024 (which we refer to as the “record date”).
Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy or voting instructions by telephone or the internet prior to the special meeting to ensure that your shares of Company common stock will be represented and voted at the special meeting if you are unable to attend.
For AdTheorent to consummate the merger, stockholders holding not less than a majority of the shares of Company common stock issued and outstanding at the close of business on the record date must vote “FOR” the proposal to adopt the merger agreement. Failure to submit a signed proxy card, grant a proxy by phone or the internet or to vote in person by ballot at the special meeting or an abstention from voting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise and will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. For more information concerning the special meeting, the merger agreement and the merger, please review the accompanying proxy statement and the copy of the merger agreement attached as Annex A thereto.
The affirmative vote of the holders of a majority of the shares of Company common stock, present or represented by proxy at the special meeting and entitled to vote thereon, is required to approve the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate. The chairperson of the special meeting may adjourn the special meeting. An abstention from voting will have the same effect as a vote “AGAINST” the proposal to approve one or more adjournments of the special meeting. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise but will have no effect on this proposal, assuming a quorum is present.
Only stockholders of record at the close of business on [•], 2024 are entitled to notice of the special meeting and to vote at the special meeting or at any adjournment or postponement thereof. A list of stockholders entitled to vote at the special meeting will be available in our offices located at 330 Hudson Street, 13th Floor, New York, NY 10013 during regular business hours for a period of at least ten (10) days before the special meeting and at the place of the special meeting during the meeting.

The Board unanimously recommends that you vote (i) “FOR” the proposal to adopt the merger agreement and (ii) “FOR” the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.
By Order of the Board of Directors,

James Lawson
Chief Executive Officer and Director
[•], 2024

New York, New York

i

ii

SUMMARY
This Summary, together with the following section entitled “Questions and Answers,” highlights selected information from this proxy statement and does not contain all of the information that may be important to you. You should read carefully the entire proxy statement and the additional documents referred to in this proxy statement for a more complete understanding of the matters being considered at the special meeting. This summary includes references to other parts of this proxy statement to direct you to a more complete description of the topics presented in this summary. This proxy statement is dated [•], 2024 and is first being sent to stockholders of record on or about [•], 2024.
In this proxy statement, the terms “AdTheorent,” the “Company,” “we,” “us” and “our” refer to AdTheorent Holding Company, Inc. and, where appropriate, its subsidiaries. We refer to Cadent, LLC as “Cadent” or “Parent,” Award Merger Sub, Inc. as “Merger Sub,” Novacap Cadent Acquisition Company, Inc. as “Borrower” and Novacap Cadent Holdings, Inc. as “Holdings.” All references to the “merger” refer to the merger of Merger Sub with and into AdTheorent, with AdTheorent continuing as the surviving corporation and becoming a wholly-owned subsidiary of Parent, and all references to the “merger agreement” refer to the Agreement and Plan of Merger, dated as of April 1, 2024, as it may be amended from time to time, by and among AdTheorent, Parent, Merger Sub, Borrower and Holdings, a copy of which is included as Annex A to this proxy statement. AdTheorent, following the consummation of the merger, is sometimes referred to as the “surviving corporation.”
Parties Involved in the Merger (page 33)
AdTheorent Holding Company, Inc.
Founded in 2012, we are a digital media platform which focuses on performance-first, privacy-forward methods to execute programmatic digital advertising campaigns, serving both advertising agency and brand customers. Without relying on individualized profiles or sensitive personal data for targeting, we utilize machine learning and advanced data analytics to make programmatic digital advertising more effective and efficient at scale, delivering measurable real-world value for advertisers. Our differentiated advertising capabilities and superior campaign performance, measured by customer-defined business metrics or key performance indicators (“KPIs”), have helped fuel our customer adoption and year-after-year growth.
We use machine learning (“ML”), a subset of artificial intelligence, and advanced data science to organize, analyze and operationalize non-sensitive data to deliver real-world value for customers. Central to our ad-targeting and campaign optimization methods, we build custom machine learning models for each campaign using historic and real-time data to predict future consumer conversion actions for every digital ad impression. We have integrations with Digital Ad Exchanges, or Supply Side Platforms (“SSPs”), from which we are sent ad impression opportunities for evaluation and purchase. We predictively score all ad impression opportunities for the purpose of deciding which ad impressions will likely drive valuable conversions or engagement activity for our customers. Our predictive platform scores up to one million digital ad impressions per second and 75 billion to 85 billion digital ad impressions per day, assigning a predictive score to each. Each predictive score is determined by correlating non-individualized data attributes associated with the particular impression with data corresponding to previously purchased impressions that yielded consumer conversion or engagement activity. Such non-individualized attributes include variables such as publisher, content and URL keywords, device make, device operating system and other device attributes, ad position, geographic data, weather, demographic signals, creative type and size, etc. The “predictive scores” generated by our platform allow us and our advertising clients to determine which ad impressions are more likely or less likely to result in client-desired KPIs. Our machine learning models are customized for every campaign and our platform “learns” over the course of each campaign as it processes more data related to post media view conversion experience. Based on these statistical probabilities or “predictive scores,” our platform automatically determines bidding optimizations to drive conversions and advertiser return on investment (“ROI”) or return on advertising spend (“ROAS”), delivering on approximately 0.001 of the evaluated advertising requests. Our use of machine learning and data science helps us to maximize efficiency and performance, enabling our customers to avoid wasted ad spend related to suboptimal impressions such as impressions that are predicted to be at a greater risk for fraud/invalid traffic or impressions with a higher likelihood of being unviewable, unmeasurable, or not brand safe, among other factors.
Our capabilities extend across the digital ecosystem to identify and engage digital impressions with the highest likelihood of completing customer-desired actions, including online sales, other online actions, and real-world actions such as physical location visitation, in-store sales or vertical specific KPI’s such as prescription fills/lift or submitted credit card applications. Our custom and highly impactful campaign executions encompass popular digital screens — mobile, desktop, tablet, connected TV (“CTV”), Digital Out of Home (“DOOH”) — and all digital ad formats, including display, rich media, video, native and streaming audio. We actively manage our digital supply to provide advertisers with scale and reach, while minimizing redundant inventory, waste and other inefficiencies. Our CTV capability delivers scale and reach supplemented by innovative and industry recognized machine-learning optimizations towards real-world actions and value-added measurement services.
Our platform and machine learning-based targeting provide privacy advantages that are lacking from alternatives which rely on individual user profiles or cookies employing a “one-to-one” approach to digital ad targeting. Our core targeting approach is statistical, not individualized, and as a result we do not need to compile or maintain user profiles, and we do not rely on cookies or user profiles for targeting. Our solution-set is especially valuable to regulated customers, such as financial institutions and pharmaceutical or health companies, and other privacy-forward advertisers who desire efficient and effective digital ad-targeting without individualized or personal targeting data. We adhere to data usage protocols and model governance processes which help to ensure that each customer’s data is safeguarded and used only for that customer’s benefit, and we take a consultative and collaborative approach to data use best practices with all of our customers.
Supplementing our core machine learning-powered platform capabilities, we offer customized vertical solutions to address the needs of advertisers in specialized industries. These specialized solutions feature vertical-specific capabilities related to targeting, measurement and audience validation. Our broader health offering, which encompasses engagements with customers in the verticals and sub-verticals of healthcare, pharmaceutical, pharmacy, over-the-counter brands, and health-related government (collectively, “AdTheorent Health”), harnesses the power of machine learning to drive superior performance on campaigns targeting both healthcare providers (“HCP”) and patients, employing methods that use individually identifiable health information that has been de-identified in accordance with the Health Insurance Portability and Accountability Act (“HIPAA”) and targeting practices that comply with Network Advertising Initiative (“NAI”) Code of Conduct and other self-regulatory standards. Our AdTheorent Health Predictive Audience Builder (“HABi”) and Health Audiences allows programmatic advertisers to use aggregated health data to research and target “audiences” in a more precise, data-driven and less opaque manner than what is currently available across the industry. This solution leverages primary-sourced, de-identified health data and machine learning to create statistical representations of audiences. These features allow platform users to leverage HABi to build Health Audiences, with the goal of achieving health advertisers’ KPIs, while being privacy forward and HIPAA-compliant by design. In addition, as part of our strategy to establish a scalable foundation for the deployment of innovative verticalized solutions, we launched AdTheorent’s Predictive Audience Builder (“ABi”), a platform tool that allows advertisers to build customizable, machine learning-based predictive audiences for other key verticals. We have also created additional offerings tailored to address the unique challenges and opportunities in a growing range of other verticals.
The Company’s locations are in the United States and Ontario, Canada. The Company’s principal executive offices are located at 330 Hudson Street, 13th Floor, New York, NY 10013, and its telephone number is (800) 804-1359.
AdTheorent is a Delaware corporation and the Company common stock, par value $0.0001 per share (which we refer to as “Company common stock”), trades on The Nasdaq Capital Market® (which we refer to as “Nasdaq”), under the symbol “ADTH.”
Cadent, LLC
Cadent, LLC, a Delaware limited liability company (which we refer to as “Cadent” or “Parent”) was formed on July 30, 2008. Parent’s principal executive offices are located at 1675 Broadway, 22nd floor, New York, New York, 10019. Parent’s telephone number is (212) 796-1960.
Award Merger Sub, Inc.
Award Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (which we refer to as “Merger Sub”), was formed on March 1, 2024, solely for the purpose of engaging in the transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will merge with and into AdTheorent and will cease to exist. Merger Sub’s principal executive offices are located at 1675 Broadway, 22nd floor, New York, New York, 10019. Merger Sub’s telephone number (212) 796-1960.

Parent and Merger Sub are each portfolio companies of Novacap Management Inc. (which we refer to as “Novacap”). Novacap is a leading private equity investment firm focused on the technology, media and communications (TMT), digital infrastructure and financial services sectors with more than $8 billion in assets under management as of December 31, 2023.
In connection with the transactions contemplated by the merger agreement, eight (8) funds (Novacap TMT VI, L.P., Novacap International TMT VI, L.P., Novacap International TMT VI-A, L.P., NVC TMT VI (S.P.), L.P., NVC TMT VI-A (S.P.), L.P., NVC TMT VI, L.P., NVC TMT VI-A, L.P., NVC International TMT VI, L.P.) and an investment vehicle (Novacap TMT VI Co-Investment (Cadent), L.P.) managed by Novacap (which we refer to as the “Novacap Equity Investors”), have provided Parent with an equity commitment, which will be available, together with the debt financing (as described in this proxy statement), as of the closing of the merger, to fund the aggregate merger consideration and to pay the costs, fees, expenses and other amounts arising in connection with the transactions contemplated by the merger agreement.
Novacap Cadent Acquisition Company, Inc.
Novacap Cadent Acquisition Company, Inc., a Delaware corporation and an indirect holding company of Parent (which we refer to as the “Borrower”), was formed on June 26, 2023. Borrower’ principal executive offices are located at 1675 Broadway, 22nd floor, New York, New York, 10019. Parent’s telephone number is (212) 796-1960.
Novacap Cadent Holdings, Inc.
Novacap Cadent Holdings, Inc., a Delaware corporation, and an indirect holding company of Parent and a direct holding company of Borrower (which we refer to as “Holdings”), was formed on June 26, 2023. Holdings’ principal executive offices are located at 1675 Broadway, 22nd floor, New York, New York, 10019. Holdings’ telephone number is (212) 796-1960.
For more information, see the section entitled “The Merger—Financing of the Merger” beginning on page 66 of this proxy statement.
The Merger (page 33)
At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger (which we refer to as the “merger agreement”), which was entered into on April 1, 2024, by and among the Company, Parent, Merger Sub, Borrower and Holdings. Pursuant to the merger agreement, Merger Sub will merge with and into AdTheorent (which we refer to as the “merger”), with AdTheorent surviving the merger and becoming a wholly-owned subsidiary of Parent. If the merger is completed, you will be entitled to receive $3.21 in cash, without interest (which we refer to as the “per share merger consideration”), subject to applicable withholding taxes, for each share of Company common stock you own as of immediately prior to the effective time of the merger (which we refer to as the “effective time”), other than (i) any shares owned by the Company and any shares owned by Parent or Merger Sub (or any of their respective affiliates); (ii) 598,875 shares subject to the Escrow Agreement dated December 22, 2021 by and among AdTheorent Holding Company, Inc., MCAP Acquisition, LLC, and Continental Stock Transfer & Trust Company, as amended by Amendment to Stock Escrow Agreement dated January 24, 2024 (which we refer to as the “escrow agreement”), (iii) 1,167,308 shares subject to forfeiture under the voting and support agreement dated April 1, 2024 by and among H.I.G. Growth – AdTheorent, LLC, the Company, Parent and Merger Sub (which we refer to as the “H.I.G. support agreement”) and (iv) any shares as to which appraisal rights have been perfected (and not withdrawn or lost) in accordance with applicable law (which will be cancelled and converted into the right to receive a payment determined in accordance with Section 262 of the Delaware General Corporation Law (which we refer to as the “DGCL”)).
The Support Agreements (page 94)
In connection with the execution of the merger agreement, on April 1, 2024, H.I.G. Growth – AdTheorent, LLC (“H.I.G. AdTheorent”), in its capacity as a stockholder of the Company, holding approximately 37% of the outstanding shares of Company common stock in the aggregate, has executed and delivered the H.I.G. support agreement pursuant to which it agreed, among other things, to vote its respective shares of Company common stock in favor of the Merger and against certain actions that would prevent, interfere with or delay the consummation of the merger (the “H.I.G. support agreement”).

Pursuant to the H.I.G. support agreement, in connection with the execution of the merger agreement, immediately prior to, and conditioned upon the occurrence of, the effective time, H.I.G. AdTheorent agreed to forfeit 1,167,308 shares of common stock to the Company for cancellation for no consideration (resulting in a forfeiture of, in aggregate, $3,747,058.68 of the merger consideration based on the $3.21 per share merger consideration) (the “forfeiture”). The Company and H.I.G. AdTheorent agreed that the forfeiture shall be treated as a nontaxable contribution to the capital of the Company made by H.I.G. AdTheorent, and neither H.I.G. AdTheorent nor the Company shall take any position inconsistent with such treatment unless otherwise required under the Internal Revenue Code of 1986, as amended (the “Code”).
Also in connection with the execution of the merger agreement, on April 1, 2024, (1) James Lawson, in his capacity as a stockholder of the Company and not in his capacity as a director or Chief Executive Officer of the Company, representing approximately 2.1% of the outstanding shares of Company common stock, (2) Patrick Elliott, in his capacity as a stockholder of the Company and not in his capacity as Chief Financial Officer of the Company, representing approximately <1% of the outstanding shares of Company common stock, (3) William Todd, in his capacity as a stockholder of the Company and not in his capacity as Chief Revenue Officer of the Company, representing approximately <1% of the outstanding shares of Company common stock, (4) Andrew Anderson, in his capacity as a stockholder of the Company and not in his capacity as Chief Technology Officer of the Company, representing approximately <1% of the outstanding shares of Company common stock, (5) Kihara Kiarie, in his capacity as a stockholder of the Company and not in his capacity as a director of the Company, representing approximately <1% of the outstanding shares of Company common stock, (6) Vineet Mehra, in his capacity as a stockholder of the Company and not in his capacity as a director of the Company, representing approximately <1% of the outstanding shares of Company common stock, (7) Ben Tatta in his capacity as a stockholder of the Company and not in his capacity as a director of the Company, representing approximately <1% of the outstanding shares of Company common stock, and (8) John Black, in his capacity as a stockholder of the Company and not in his capacity as a director of the Company, representing approximately <1% of the outstanding shares of Company common stock, have executed and delivered voting and support agreements in favor of Parent and Merger Sub, pursuant to which they agreed, among other things, to vote their respective shares of Company common stock in favor of the Merger and against certain actions that would prevent, interfere with or delay the consummation of the Merger (collectively, the “company support agreements,” and, with the H.I.G. support agreement, the “support agreements”).
The support agreements will terminate upon the earliest to occur of (i) the valid termination of the merger agreement pursuant to Article 8 thereof, (ii) the effective time, (iii) the termination of the support agreement by mutual written consent of the parties thereto and (iv) in the event the Board makes an Adverse Recommendation Change (as defined in the merger agreement), except that in such case, the H.I.G. support agreement will not be terminated, but the number of shares of Company common stock to which the support obligations apply under the H.I.G. support agreement will be reduced to 35% of the outstanding shares of Company common stock.
See “The Support Agreements” beginning on page 94 of this proxy statement.
The Special Meeting (page 27)
The special meeting will be held on [•], 2024, at [•] a.m. Eastern Time, at 330 Hudson Street, 13th Floor, New York, NY 10013.
Record Date and Quorum (page 27)
Only individuals who were AdTheorent stockholders of record at the close of business on [•], 2024 (which we refer to as the “record date”) are entitled to notice of the special meeting and to vote at the special meeting or at any adjournment or postponement thereof. The presence at the special meeting, in person or by proxy, of the holders of record of a majority of the shares of Company common stock issued and outstanding at the close of business on the record date will constitute a quorum, permitting AdTheorent to conduct its business at the special meeting.
Required Vote (page 27)
Holders of Company common stock are entitled to one vote on each proposal submitted to a vote at the special meeting for each share of Company common stock they own at the close of business on the record date.
For AdTheorent to complete the merger, stockholders holding a majority of the shares of Company common stock issued and outstanding at the close of business on the record date, must vote “FOR” the proposal to adopt the merger agreement. A failure to vote your shares of Company common stock or an abstention from voting on the proposal to adopt the merger agreement will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If your shares are held in street name by your broker, bank or other nominee, and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise and will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.
For stockholders to adjourn the special meeting, stockholders holding not less than a majority of the shares of Company common stock, present in person or represented by proxy at the meeting and entitled to vote thereon, must vote “FOR” the proposal to adjourn the special meeting. An abstention from voting on the proposal to adjourn the special meeting will have the same effect as a vote “AGAINST” the proposal to adjourn the special meeting. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise but will have no effect on this proposal, assuming a quorum is present.
At the close of business on the record date, there were [•] shares of Company common stock issued and outstanding.
See the description of the support agreements above.
How to Vote Your Shares (page 31)
If you are a stockholder of record, you may vote your shares using one of the four methods described below.
•	Vote by Internet
Before the special meeting, go to www.proxyvote.com. Use the Internet to transmit your voting instructions for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. You will need the 16-digit control number found on your proxy card or voting instruction form.
During the special meeting, go to www.virtualshareholdermeeting.com/ADTH2024SM. You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand and follow the instructions;
•	Vote by Telephone—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions;
•	Vote by Mail
You can vote by mail by marking, dating, and signing your proxy card or voting instruction form and returning it in the postage-paid envelope at least two business days before the meeting date; or
•	Vote in Person
You may also vote in person at the special meeting.
If you are a beneficial owner of shares held in street name, you will receive instructions from your broker, bank or other nominee as to how to vote your shares. You must follow the instructions of your broker, bank or other nominee in order for your shares to be voted. Telephone and internet voting also will be offered to stockholders owning shares through certain brokers, banks and other nominees. If your shares are not registered in your own name but are held through your broker, bank or other nominee and you plan to vote your shares in person at the special meeting, you should contact your broker, bank or other nominee to obtain a “legal proxy” or broker’s proxy card and bring it to the special meeting in order to vote. If you hold your shares through a broker, bank or other nominee, such nominee cannot vote your shares unless you have given your nominee specific instructions as to how to vote.
Closing of the Merger (page 72)
The merger agreement provides that the closing of the merger (which we refer to as the “closing”) will take place at 9:00 AM Eastern Time, as soon as practicable (and, in any event, within three business days, and provided further that such date shall be a business day on which the Division of Corporations of the Department of State of the State of Delaware is open for business) after satisfaction or, to the extent permitted under the merger agreement, waiver of all conditions to the merger set forth in Article 7 of the merger agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver, to the extent permitted under the merger agreement, of such conditions), unless the merger agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties thereto.

As soon as practicable on the closing date of the merger (which we refer to as the “closing date”), AdTheorent and Parent will cause a certificate of merger to be executed and delivered to the Secretary of State of the State of Delaware for filing as provided under the DGCL. The merger will become effective on such date and at such time when the certificate of merger has been filed with the Secretary of State of the State of Delaware or on such later date or at such later time as may be agreed to by AdTheorent, Parent and Merger Sub and is specified in the certificate of merger.
Conditions to the Merger (page 89)
The respective obligations of the Company, Parent and Merger Sub to consummate the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or, to the extent permitted by applicable law, waiver of, at or prior to the closing, of the following conditions:
•
adoption of the merger agreement by the affirmative vote of the holders of not less than a majority of the issued and outstanding shares of Company common stock at the close of business on the record date;

•
no governmental authority having jurisdiction over any party to the merger agreement shall have entered or issued any order that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the merger; provided, however, that the party seeking to assert this condition shall have used those efforts required under the merger agreement to resist, lift or resolve such order, and no applicable law shall have been enacted that makes consummation of the merger illegal or otherwise prohibited; and

•	the applicable waiting period (and any extension thereof) applicable to the merger under the HSR Act shall have expired or been terminated.
The respective obligations of Parent and Merger Sub to consummate the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or, to the extent permitted by applicable law, waiver by Parent of, at or prior to the closing, of the following additional conditions:
•	the representations and warranties of the Company:
○
regarding the authorized share capital of the Company and issued and outstanding equity (including Company equity awards) shall be true and correct in all respects (subject to de minimis inaccuracies) as of the date of the merger agreement and shall be true and correct in all respects (subject to de minimis inaccuracies) as of the closing date with the same effect as if made as of the closing date (provided that those representations and warranties that address matters only as of a particular date need only have been true and correct in all material respects as of such date);

○
regarding corporate organization, corporate authority relative to the merger agreement, certain matters related to data privacy and information technology, state takeover laws and brokers’ fees resulting from the merger shall have been true and correct in all material respects as of the date of the merger agreement and shall be true and correct in all material respects as of the closing date with the same effect as if made as of the closing date (provided that those representations and warranties that address matters only as of a particular date need only have been true and correct in all material respects as of such date); and

○
regarding each of the other matters set forth in the merger agreement, disregarding all materiality, material adverse effect or similar qualifications or exceptions contained therein, shall be true and correct in all respects on the date of the merger agreement and shall be true and correct as of the closing date with the same effect as if made as of the closing date (provided that those representations and warranties that address matters only as of a particular date need only have been true and correct as of such date), without giving effect to any “materiality,” “company material adverse effect” or similar qualifiers contained in any of such representations and warranties, except for those instances in which the failure of such representations and warranties to be so true and correct would not have had and would not have, individually or in the aggregate, a company material adverse effect;

•	the Company shall have performed in all material respects its required obligations to be performed by it under the merger agreement at or prior to the closing;
•	since the date of the merger agreement, no company material adverse effect shall have occurred and be continuing;

•
Parent shall have received a certificate validly signed on behalf of the Company by a duly authorized executive officer of the Company certifying that each of the conditions set forth above have been satisfied; and

•
the Company shall have delivered customary payoff letters and related lien releases (with drafts delivered at least two days prior to the closing date) with respect to all indebtedness for borrowed money of the Company and its subsidiaries that, in each case, (i) set forth the principal amount then outstanding owed by the Company or any of its subsidiaries, together with interest, fees and other obligations outstanding thereunder, and the per diem amounts (if applicable) necessary to calculate the amount to pay off all such principal, interest, interest, fees and other obligations as of the closing date, (ii) provide for the discharge of all obligations of the Company and its subsidiaries under the agreements governing such indebtedness and any related loan documents (other than indemnification agreements governing such indebtedness and any related loan documents (other than indemnification obligations that survive in accordance with their terms) and the release of all liens, (iii) include an authorization to file or otherwise deliver all termination statements, releases or notices necessary to evidence satisfaction of such obligations and to enable the release of any liens relating thereto and (iv) to the extent not terminated, provide for the backstopping of any existing letter of credit.

The obligations of the Company to consummate the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or, to the extent permitted by applicable law, waiver, at or prior to the closing, of the following additional conditions:
•
the representations and warranties of Parent and Merger Sub shall be true and correct in all material respects on the date of the merger agreement and as of the closing date with the same effect as if made as of the closing date (provided, however, that those representations and warranties that address matters only as of a particular date need only be true and correct in all material respects as of such date), disregarding all materiality, material adverse effect or similar qualifications or exceptions contained therein, except for those instances in which the failure of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a Parent material adverse effect (defined as any change, effect, development, circumstance, condition or occurrence that, individually or in the aggregate, prevents or could reasonably be expected to prevent Parent or Merger Sub from consummating the merger on or prior to the end date);

•	Parent and Merger Sub shall each have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing; and
•	the Company shall have received a certificate validly signed on behalf of Parent by a duly authorized officer of Parent certifying that the conditions set forth above have been satisfied.
For more information, please see “The Merger Agreement—Other Covenants and Agreements—Conditions to the Merger” beginning on page 89 of this proxy statement.
Effect on AdTheorent if the Merger is Not Consummated (page 36)
If the merger agreement is not adopted by the Company’s stockholders, or if the merger is not consummated for any other reason:
•	the Company’s stockholders will not be entitled to, nor will they receive, any payment for their respective shares of Company common stock pursuant to the merger agreement; and
•
AdTheorent will remain an independent public company, Company common stock will continue to be listed and traded on Nasdaq and registered under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), and AdTheorent will continue to file periodic reports with the SEC.

In addition, if the merger is not consummated under certain special circumstances set forth in the merger agreement and described herein under “The Merger Agreement—Termination,” AdTheorent may be required to pay Parent a termination fee equal to $11,355,513 (provided that if the merger agreement is terminated under certain specified circumstances during the go-shop period or pursuant to certain transactions with a go-shop party after the expiration of the go-shop period, and notice of such superior proposal termination has been provided to Parent before

11:59 p.m. Eastern Time on May 17, 2024, the Company will be required to pay Parent a termination fee of $6,488,865). For more information, please see “The Merger—Effect on AdTheorent if the Merger is Not Consummated” beginning on page 36 of this proxy statement.
Recommendation of the Board and Reasons for the Merger (page 46)
The Board unanimously recommends that AdTheorent stockholders vote “FOR” the proposal to adopt the merger agreement and “FOR” the other proposals to be considered at the special meeting. For a description of the reasons considered by the Board in deciding to recommend the adoption of the merger agreement, see the section entitled “The Merger—Recommendation of the Board and Reasons for the Merger” beginning on page 46 of this proxy statement.
Opinion of Canaccord Genuity LLC (page 52)
In connection with the Board’s consideration of the merger agreement, on March 28, 2024, representatives of Canaccord Genuity LLC (“Canaccord”) orally delivered to the Board Canaccord’s opinion to the effect that, as of the date of such opinion and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Canaccord as set forth in its written opinion, a copy of such written opinion is included as Annex B to this proxy statement, the merger consideration of $3.21 per share in cash to be received by the holders of Company common stock (other than shares of common stock of the Company owned by the Company, Parent, Merger Sub, or any of their respective affiliates or held by holders exercising appraisal rights described in Section 2.05 of the merger agreement) in the merger pursuant to the merger agreement was fair, from a financial point of view, to such holders, and after the meeting provided the Board with Canaccord’s written opinion. The full text of Canaccord’s written opinion is attached to this proxy statement as Annex B and is incorporated herein by reference. The description of Canaccord’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. Stockholders of AdTheorent are encouraged to read Canaccord’s opinion carefully and in its entirety for a description of the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by Canaccord in connection with its opinion. Canaccord’s opinion was addressed to the Board of Directors of AdTheorent (the “AdTheorent Board”), was only one of many factors considered by the AdTheorent Board in its evaluation of the merger, and is limited to and addresses only the fairness, from a financial point of view and as of the date of the opinion, to the holders of shares of Company common stock (other than the Company, Parent, Merger Sub or any of their respective Affiliates or holders exercising appraisal rights described in Section 2.05 of the Agreement) of the per share merger consideration to be received by such holders pursuant to the merger agreement. Canaccord’s opinion does not address the relative merits of the merger as compared to other business strategies or transactions that might be available to AdTheorent, nor does it address the underlying business decision of AdTheorent to proceed with the merger or any view on another term or aspect of the merger. Canaccord’s opinion was solely directed to and for the information of the AdTheorent Board in connection with its evaluation of the merger and did not constitute advice or a recommendation to the AdTheorent Board as to how the AdTheorent Board should vote with respect to the merger agreement and does not constitute advice or a recommendation to any holder of Company common stock as to how such person should otherwise act with respect to the merger or any other matter. Canaccord’s opinion was rendered on the basis of securities, economic, market and monetary conditions prevailing as of March 28, 2024, the date of its opinion, and on the prospects, financial and otherwise, of AdTheorent known to Canaccord as of such date. Subsequent developments may affect the conclusions expressed in Canaccord’s opinion if such opinion were rendered as of a later date. Canaccord disclaims any obligation to advise any person of any change in any manner affecting its opinion that may come to its attention after the date of its opinion. Canaccord has not undertaken to reaffirm or revise its opinion or otherwise comment on any events occurring after the date of its opinion and does not have any obligation to update, revise or reaffirm its opinion.
For a description of the opinion that the Board received from Canaccord, see “The Merger—Opinion of Canaccord Genuity LLC” beginning on page 52 of this proxy statement.
Treatment of the Company’s Equity Awards and the Company ESPP (page 73)
Immediately prior to the effective time, by virtue of the merger, each award of restricted stock units (which we refer to as “Company RSUs”) granted under the Company’s 2021 Long-Term Incentive Plan (together with the AdTheorent Holding Company, LLC 2017 Interest Option Plan, the “Company Equity Plans”) that is outstanding immediately prior to the effective time will automatically be cancelled and converted into the right to receive a cash payment in an amount, without interest thereon and subject to applicable withholding taxes, equal to the product of (i) the per share merger consideration and (ii) the total number of shares of Company common stock subject to such award of Company RSUs as of immediately prior to the effective time.
Immediately prior to the effective time, by virtue of the merger, each award of a company stock option (which we refer to as “Company Stock Options”) granted under a Company Equity Plan that is outstanding immediately prior to the effective time will automatically be cancelled and converted into the right to receive a cash payment in an amount, without interest thereon and subject to applicable withholding taxes, equal to the product of (i) the amount by which (A) the per share merger consideration exceeds (B) the per share exercise price of such Company Stock Option, multiplied by (ii) the total number of shares of Company common stock subject to such Company Stock Option as of immediately prior to the effective time. If the per share exercise price equals or exceeds the per share merger consideration, such Company Stock Option will be cancelled for no consideration as of immediately prior to the effective time.
The Company Board has adopted such resolutions as are necessary to provide that, with respect to the MCAP Acquisition Corporation 2021 Employee Stock Purchase Plan, adopted on December 21, 2021 (the “Company ESPP”): (i) the Company ESPP is suspended such that (A) no new offering or purchase period will commence following the date of the merger agreement; (B) an employee who is not a participant in the Company ESPP as of the date of the merger agreement will not be permitted to become a participant in the Company ESPP after the date of the merger agreement; and (C) no participant may increase his or her contributions (including making any non-payroll contributions) with respect to the offering in effect as of the date of the merger agreement; (ii) the offering in effect as of the date of the merger agreement will end on the earlier of its regularly scheduled end date and 14 business days prior to the expected effective time (such date, the “offering termination date”); (iii) each participant’s outstanding purchase right will automatically be exercised on the offering termination date; and (iv) the Company ESPP will, contingent upon the occurrence of the closing of the merger, be terminated effective as of the date immediately prior to the date on which the effective time occurs, and no further rights shall be granted or exercised under the Company ESPP thereafter.
Interests of AdTheorent’s Directors and Executive Officers in the Merger (page 61)
The directors and executive officers of AdTheorent (including John Black, Danielle Qi, Eric Tencer and Shuangxiu Yu, the four (4) directors nominated to the Board by H.I.G. Growth – AdTheorent, LLC, a stockholder of AdTheorent holding approximately 37.2% of the outstanding shares of AdTheorent common stock as of the record date, pursuant to the Stockholders Agreement, dated as of December 22, 2021, by and among AdTheorent, H.I.G. Growth – AdTheorent, LLC, MCAP Acquisition, LLC, and the other parties thereto) have interests in the merger that may be different from, or in addition to, the interests of AdTheorent stockholders generally. These interests are described in more detail in the section entitled “The Merger—Interests of AdTheorent’s Directors and Executive Officers in the Merger” beginning on page 61 of this proxy statement. The Board was aware of these interests prior to the execution of the merger agreement and considered them, among other matters, in approving the merger agreement and in determining to recommend that the stockholders adopt the merger agreement. These interests may include the following, among others:
•	the accelerated vesting and cash-out of Company equity awards;
•
the entitlement of certain executive officers to receive severance benefits under their respective employment agreements upon a qualifying termination of employment following the completion of the merger; and

•	continuation of indemnification and directors’ and officers’ liability insurance.
Financing of the Merger (page 66)
The obligation of Parent and Merger Sub to consummate the merger is not subject to a financing condition. Parent plans to fund the transactions contemplated by the merger agreement (including payment of the aggregate consideration and payment of the costs, fees, expenses and other amounts arising in connection with the transactions contemplated by the merger agreement) with committed equity and debt financing.
In connection with the execution and delivery of the merger agreement, Parent entered into an equity commitment letter, dated as of April 1, 2024, with the Novacap Equity Investors (which letter we refer to as the “equity commitment letter”). The Novacap Equity Investors have committed to contribute to Parent an aggregate amount in cash of up to $94,030,265, upon the terms and subject to conditions set forth in the equity commitment letter, which equity commitments will be used by Parent, together with the debt financing described below, to fund Parent’s obligations under the merger agreement. The Novacap Equity Investors’ equity commitments are subject only to the satisfaction or waiver of the conditions to Parent and Merger Sub’s obligations to effect the consummation of the merger as set forth in the merger agreement, the prior or substantially concurrent funding of the debt financing (or any alternate debt financing in accordance with the merger agreement) as contemplated by the merger agreement and the contemporaneous consummation of the closing. AdTheorent is an express third-party beneficiary of the equity commitment letter and is entitled to enforce Parent’s right to cause the commitments under the equity commitment letter to be funded to Parent in accordance with the equity commitment letter, subject to the limitations and conditions set forth in the equity commitment letter.
In addition to the equity commitment letter, in connection with the execution and delivery of the merger agreement, Novacap has entered into and delivered to the Company: (i) an executed subordinated note (the “subordinated note”), pursuant to which the financing sources party thereto have committed to provide Parent with debt financing in an amount of up to $80,000,000 and (ii) an executed amendment to the Credit Agreement (the “debt commitment letter”), by and among Novacap Cadent Acquisition Company, Inc., a Delaware corporation, as borrower (the “Borrower”), Novacap Cadent Holdings, Inc., as a guarantor (“Holdings”), the guarantors party thereto, the lenders party thereto and Royal Bank of Canada, as administrative agent and collateral agent for the lenders, pursuant to which the lenders have made available an additional $140,000,000 of debt financing.
For more information, please see the section entitled “The Merger—Financing of the Merger” beginning on page 66 of this proxy statement.
Material U.S. Federal Income Tax Consequences of the Merger (page 66)
The exchange of shares of Company common stock for the merger consideration pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, an AdTheorent stockholder that is a U.S. holder (as defined in the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 66 of this proxy statement) generally will recognize taxable gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received by such U.S. holder in the merger and (ii) such U.S. holder’s adjusted tax basis in the shares of Company common stock exchanged therefor. With respect to an AdTheorent stockholder that is a non-U.S. holder (as defined in the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 66 of this proxy statement), the exchange of shares of Company common stock for the merger consideration pursuant to the merger generally will not result in U.S. federal income tax to such non-U.S. holder, unless such non-U.S. holder has certain connections with the United States or AdTheorent is, or was during the relevant period, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code. We believe that we are not, nor have we been during the relevant period, a United States real property holding corporation. Backup withholding may apply to the cash payments made pursuant to the merger, unless the AdTheorent stockholder or other payee provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed and executed U.S. Internal Revenue Service (“IRS”) Form W-9 or IRS Form W-8 or applicable successor form).
Each AdTheorent stockholder is urged to read the discussion in the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 66 of this proxy statement, and to consult its, his or her tax advisor to determine the U.S. federal, state or local or non-U.S. income or other tax consequences to it, him or her of the merger in light of its, his or her particular circumstances and any consequences arising under any state, local or non-U.S. tax law or tax treaties.
Regulatory Clearances (page 69)
Under the terms of the merger agreement, the merger cannot be completed until the waiting period applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (which we refer to as the “HSR Act”), has expired or been terminated. AdTheorent and Parent filed or caused to be filed their respective HSR Act notifications on April 5, 2024.
Appraisal Rights (page 74)
Under the DGCL, AdTheorent stockholders and beneficial owners who do not vote for the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery, but only if they fully comply with all of the applicable requirements of the DGCL, which are summarized in this proxy statement. Any appraisal amount determined by the court could be more than, the same as or less than the value of the merger consideration. Any stockholder or beneficial owner intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to AdTheorent before the vote on the adoption of the merger agreement and must not vote or otherwise submit a proxy in favor of the adoption of the merger agreement. Failure to follow exactly the procedures specified under the DGCL will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights, we encourage you to seek the advice of your own legal counsel. The discussion of appraisal rights contained in this proxy statement is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is attached as Annex C to this proxy statement. A copy of Section 262 of the DGCL is also accessible at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.
The content of the website referred to above is not incorporated into this proxy statement. Further, our reference to the URL for this website is intended to be an inactive textual reference only.
De-listing and De-registration of Company common stock (page 70)
If the merger is completed, Company common stock will be de-listed from Nasdaq and de-registered under the Exchange Act.
Go-Shop; Unsolicited Proposals (page 80)
For purposes of this proxy statement, each of “acceptable confidentiality agreement,” “acquisition proposal” and “superior company proposal” is defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—Go-Shop; Unsolicited Proposals” beginning on page 80 of this proxy statement.
Beginning on the date of the merger agreement and continuing until 11:59 p.m. Eastern Time on May 4, 2024 (which we refer to as the “go-shop period”), the Company and its representatives had the right to, subject to certain conditions in the merger agreement: (1) solicit, initiate, facilitate and encourage any inquiry, proposal or offer that could constitute an alternative acquisition proposal from third parties; (2) furnish non-public information to such third parties in connection with any such proposal; and (3) participate in discussions or negotiations with third parties with respect to such proposals.
Following the expiration of the go-shop period at 11:59 p.m. Eastern Time on May 4, 2024, the Company will be restricted from soliciting alternative acquisition proposals, engaging in discussions or negotiations with respect to such proposals or providing non-public information in connection with such proposals, subject to certain limited exceptions to permit the Board to comply with its fiduciary duties.
In the event that the Board receives an alternative acquisition proposal that it determines to be a superior company proposal in accordance with the terms of the merger agreement, the Company may, subject to compliance with requirements to provide notice to and a period for Parent to match such proposal, payment of the Company termination fee by the Company to Parent described below and other conditions and requirements set forth in the merger agreement, withdraw its recommendation in favor of the adoption of the merger agreement and terminate the merger agreement to accept the applicable superior company proposal.
Additionally, subject to certain customary “fiduciary exceptions,” the Board is not permitted to withdraw, qualify, amend or modify, in each case in any manner adverse to Parent or Merger Sub, its recommendation that the Company’s stockholders adopt the merger agreement.
For a more complete description, please see the section entitled “The Merger Agreement—Other Covenants and Agreements—Go-Shop; Unsolicited Proposals” beginning on page 80 of this proxy statement.
Company Board Recommendation; Adverse Recommendation Change; Fiduciary Exception (page 82)
For purposes of this proxy statement, each of “adverse recommendation change” and “intervening event” is defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—Company Board Recommendation Change; Adverse Recommendation Change; Fiduciary Exception” beginning on page 82 of this proxy statement.
As described above, the Board has made the recommendation that the Company’s stockholders vote “FOR” the proposal to adopt the merger agreement. Under the merger agreement, in certain circumstances and subject to certain limitations set forth in the merger agreement, if the Board determines in good faith (after consultation with the Company’s outside legal counsel), that failure to do so would reasonably be expected to be inconsistent with the fiduciary duties of the Board under Delaware law, the Board may make an adverse recommendation change in response to either (i) a superior company proposal received after the date of the merger agreement or (ii) an intervening event that was not known by the Board prior to or as of the date of the merger agreement.
For a more complete description, please see the section entitled “The Merger Agreement—Other Covenants and Agreements—Company Board Recommendation; Adverse Recommendation Change; Fiduciary Exception” beginning on page 82 of this proxy statement.
Termination (page 91)
The merger agreement may be terminated and the transactions contemplated by the merger agreement may be abandoned at any time prior to the closing:
•	by mutual written consent of each of the Company and Parent, whether or not Company stockholder approval has been obtained;
•	by either the Company or Parent, upon prior written notice to the other party, if:
○
the merger has not been consummated on or before July 30, 2024 (which we refer to as the “end date”), and which may be extended by either the Company or Parent until a date no later than September 23, 2024 if one or more mutual conditions to the Company’s, Parent’s and Merger Sub’s obligations to consummate the merger have not been satisfied by the original or previously extended end date), whether or not Company stockholder approval has been obtained; provided that the right to terminate the merger agreement shall not be available to any party whose failure to perform (or whose affiliate’s failure to perform) any covenant or obligation under the merger agreement or whose breach (or whose affiliate’s breach) of any provision of the merger agreement has been the cause of, or resulted in, the failure of the conditions to closing to have occurred prior to such termination;

○
any governmental authority of competent jurisdiction shall have issued a final and non-appealable order enjoining, restraining or otherwise prohibiting the consummation of the transactions (whether or not the approval of the Company’s stockholders shall have been obtained); provided that the party seeking to terminate the merger agreement shall not have (i) breached in any material respects its obligations regarding obtaining regulatory approval (and in the case of Parent, Merger Sub shall not have breached in any material respects its obligations regarding obtaining regulatory approval) and (ii) been the primary cause of such order due to failure to perform any such obligations; and

○
the approval of the Company’s stockholders of the merger has not been obtained by reason of the failure to obtain the required vote at the stockholder meeting (or any adjournment or postponement thereof);

•	by Parent, upon prior written notice to the Company if:
○
the Company breaches any representation, warranty, covenant or other agreement contained in the merger agreement (i) such that the conditions to Parent’s obligations to consummate the merger would not be satisfied and (ii) the Company cannot cure or has not cured such breach in all material respects prior to the earlier of the end date or the 30th calendar day following Parent’s delivery of written notice describing such breach to the Company; provided that Parent shall not be entitled to terminate the merger agreement on this basis if, at the time of such termination, either Parent or Merger Sub is in breach of any representation, warranty, covenant or agreement contained in the merger agreement; or

○
prior to the approval of the Company’s stockholders, the Board shall have effected an adverse recommendation change (a “recommendation change termination”); provided, however, that Parent shall not be permitted to exercise such termination right more than 10 calendar days after the date of such adverse recommendation change;

•	by the Company, upon prior written notice to Parent, if:
○
Parent or Merger Sub breaches any representation, warranty, covenant or other agreement contained in the merger agreement (i) such that the conditions to the Company’s obligations to consummate the merger would not be satisfied and (ii) Parent or Merger Sub cannot cure or has not cured such breach in all material respects prior to the earlier of the end date or the 30th calendar day following the Company’s delivery of written notice describing such breach to Parent; provided that the Company shall not be entitled to terminate the merger agreement on this basis if, at the time of such termination, the Company is in breach of any representation, warranty, covenant or agreement contained in the merger agreement; or
○
prior to the approval of the Company’s stockholders in order to enter into an alternative acquisition agreement not solicited in breach of the Company’s non-solicitation obligations (taking into account the go-shop provisions), that the Board determines in good faith constitutes a superior company proposal (a “superior company proposal”); provided that the Company has complied with its obligations under the merger agreement in connection with such superior company proposal, and provided, further, that the six business day or three business day notice periods referred to in the merger agreement shall run concurrently with the adverse recommendation change notice period set forth in the merger agreement; or

•
by the Company if (i) all of the conditions to Parent’s obligations to consummate the merger have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, and such conditions are then capable of being satisfied); (ii) the Company has provided irrevocable written notice to Parent to the effect that (A) the Company is ready, willing and able to consummate the merger; and (B) all conditions to the Company’s obligations to consummate the merger have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is then capable of being satisfied) or that it is willing to waive any unsatisfied conditions; and (iii) Parent and Merger Sub have failed to consummate the merger within five business days of receiving such irrevocable written notice.

Termination Fee (page 92)
In the event of (i) a superior proposal termination, (ii) a recommendation change termination or (iii) provided that an alternative acquisition agreement with respect to an acquisition proposal made to the Company prior to a company breach termination is executed within 12 months of termination, a company breach termination, the Company will pay to Parent, by wire transfer of same-day funds to an account designated by Parent, (A) in the case of (i) above, prior to or concurrently with such superior proposal termination, (B) in the case of (ii) above, within two business days after such recommendation change termination, and, in the case of (iii) above, prior to or concurrently with (and subject to) the consummation of the transactions contemplated by such alternative acquisition agreement, a termination fee equal to $11,355,513, provided, however, that such termination fee will be equal to $6,488,865 in the case of a termination pursuant to clause (i) above if the superior proposal termination relates to a superior company proposal from a go-shop party and notice of such superior proposal termination has been provided to Parent before 11:59 p.m. Eastern Time on May 17, 2024 (such fee, in either case, the “Company Termination Fee”).
Parent Liability Limitation (page 92)
The collective monetary damages payable by Parent and its related parties for breaches under this merger agreement, the debt commitment letter, the subordinated note or the equity commitment letter may not exceed an amount equal to $32,444,323 in the aggregate for all such breaches.
Expenses (page 92)
Except as otherwise provided in the merger agreement, whether or not the merger is consummated, all expenses incurred in connection with the merger agreement will be paid by the party incurring or required to incur such expenses. Parent is responsible for paying all filing fees payable pursuant to the HSR Act and any other antitrust laws.
Specific Performance (page 93)
Each of the parties is entitled to an injunction or injunctions to prevent breaches of the merger agreement or to enforce specifically the performance of the terms and provisions, in addition to any other remedy to which they are entitled at applicable law or in equity in connection with the merger agreement.
The Company is entitled to an injunction, specific performance or other equitable remedy to specifically enforce Parent’s and Merger Sub’s obligations under the merger agreement, including their obligation to effect the closing in the event and only in the event that each of the following requirements has been satisfied: (i) the conditions set forth in the merger agreement have been satisfied or waived at the time the closing would have occurred, but for the failure of the equity financing to be funded, and the conditions remain satisfied; (ii) the debt financing has been funded in accordance with the terms thereof or will be or would be funded in accordance with the terms thereof at the closing if the equity financing was funded at the closing; and (iii) the Company has confirmed in writing to Parent that if specific performance is granted and the equity financing and debt financing are funded, then the closing will occur.
By seeking the remedies listed above, a party does not, in any respect, waive its right to seek any other form of relief that may be available to a party under the merger agreement (including fraud remedies). Nothing within the merger agreement shall require any party to institute any proceeding for specific performance or as a condition to exercising termination rights.
Market Prices (page 97)
Company common stock is listed on Nasdaq under the symbol “ADTH.” The closing sale price of Company common stock on March 28, 2024, the last trading day prior to the execution of the merger agreement, was $3.21 per share. On [•], 2024, the most recent practicable date before the filing of this proxy statement, the closing price of Company common stock was $[•] per share. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of our common stock.
For a more complete description, please see the section entitled “Market Prices” beginning on page 97 of this proxy statement.
* * *
Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

QUESTIONS AND ANSWERS
The following questions and answers are intended to address briefly some commonly asked questions regarding the special meeting, the merger agreement and the transactions contemplated thereby. These questions and answers may not address all questions that may be important to you as an AdTheorent stockholder. Please refer to the section entitled “Summary” preceding this section and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, all of which you should read carefully.
Q:	Why am I receiving this proxy statement?
A:
On April 1, 2024, AdTheorent entered into the merger agreement providing for the merger of Merger Sub with and into AdTheorent, with AdTheorent surviving the merger as a wholly-owned subsidiary of Parent. You are receiving this proxy statement in connection with the solicitation of proxies in favor of the proposal to adopt the merger agreement and to approve the other proposals to be voted on at the special meeting.

Q:	What is the proposed transaction?
A:
The proposed transaction is the acquisition of AdTheorent by Parent through the merger of Merger Sub with and into AdTheorent pursuant to the merger agreement. Following the effective time, AdTheorent will be privately held as a wholly-owned subsidiary of Parent, and you will no longer own shares of Company common stock and instead will have only the right to receive the merger consideration, subject to appraisal rights that may be available to you under Section 262 of the DGCL.

Q:	What will I receive in the merger?
A:
If the merger is completed, you will be entitled to receive the per share merger consideration for each share of Company common stock you own, subject to applicable withholding taxes. For example, if you own 100 shares of Company common stock, you will be entitled to receive $321.00 in cash, without interest, subject to applicable withholding taxes. After the effective time, you will no longer have any rights as a holder of shares of Company common stock and will instead have only the right to receive the merger consideration, subject to appraisal rights that may be available to you under Section 262 of the DGCL.

Q:	What is included in these materials?
A:	These materials include:
•	this proxy statement for the special meeting;
•	a proxy card or voting instruction form (enclosed with this proxy statement);
•	a copy of the merger agreement (attached as Annex A to this proxy statement);
•	the written opinion of Canaccord (attached as Annex B to this proxy statement);
•	the full text of Section 262 of the DGCL (attached as Annex C to this proxy statement);
•	form of the support agreement executed by directors and executive officers of AdTheorent (attached as Annex D-1 to this proxy statement); and
•	a copy of the support agreement executed by H.I.G. Growth–AdTheorent, Inc. (attached as Annex D-2 to this proxy statement); and
•	a copy of the unanimous written consent of AdTheorent’s Board ratifying the merger agreement.
Q:	Where and when is the special meeting?
A:	The special meeting will take place on [•], 2024, at [•] a.m. Eastern Time, at 330 Hudson Street, 13th Floor, New York, NY 10013.

Q:	What proposals will be voted on at the special meeting?
A:	There are two proposals scheduled to be voted on at the special meeting:
•	to adopt the merger agreement; and
•
to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Q:	What is the Board’s voting recommendation?
A:	The Board unanimously recommends that you vote your shares:
•	“FOR” the proposal to adopt the merger agreement; and
•
“FOR” the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

For a discussion of the factors that the Board considered in determining to approve the execution and delivery of the merger agreement by AdTheorent and to recommend the adoption of the merger agreement, please see the section entitled “The Merger—Recommendation of the Board and Reasons for the Merger.” In addition, in considering the recommendation of the Board with respect to the merger agreement, you should be aware that some of our directors and executive officers (including John Black, Danielle Qi, Eric Tencer and Shuangxiu Yu, the four (4) directors nominated to the Board by H.I.G. Growth – AdTheorent, LLC, a stockholder of the Company holding approximately 37.2% of the outstanding shares of Company common stock as of the record date, pursuant to the Stockholders Agreement, dated as of December 22, 2021, by and among the Company, H.I.G. Growth – AdTheorent, LLC, MCAP Acquisition, LLC, and the other parties thereto) have interests that may be different from, or in addition to, the interests of AdTheorent stockholders generally. For a discussion of these interests, please see the section entitled “The Merger—Interests of AdTheorent’s Directors and Executive Officers in the Merger.”
Q:	Who is entitled to vote at the special meeting?
A:
You may vote all shares owned by you on the record date, which is the close of business on [•], 2024. You may cast one vote per share of Company common stock that you held on the record date. These shares include shares that are:

•	held directly in your name as the stockholder of record; and
•	held through a broker, bank or other nominee for you as the beneficial owner.
On the record date, there were [•] shares of Company common stock issued and outstanding.
Q:	What is the difference between holding shares as a stockholder of record and holding shares as a beneficial owner?
A:
Our stockholders may hold their shares through a broker, bank or other nominee, rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

•
Stockholder of Record. If your shares are registered directly in your name with AdTheorent’s transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and this proxy statement was sent directly to you by AdTheorent. As the stockholder of record, you have the right to vote in person at the special meeting, to grant your voting proxy directly to certain officers of AdTheorent or to appoint a representative of your choosing to attend the special meeting and vote on your behalf by granting such person a “legal proxy.”

•
Beneficial Owner. If your shares are held in an account at a broker, bank or other nominee, you are considered the beneficial owner of shares held in street name, and this proxy statement was forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares on your behalf at the special meeting, or you may contact your broker, bank or other nominee to obtain a “legal proxy” or broker’s proxy card to authorize you to vote your shares in person at the special meeting.
Q:	What must I do if I want to attend the special meeting in person?
A:
Only individuals who were AdTheorent stockholders on the record date and their authorized representatives may attend the special meeting. Proof of ownership of AdTheorent common stock (which may be the appearance of such stockholder’s name on AdTheorent’s stockholder list as of the record date), along with valid photo identification (such as a driver’s license or passport), must be presented to be admitted to the special meeting. If you are a beneficial owner of shares held in street name and wish to vote in person at the special meeting, you must obtain a “legal proxy” or broker’s proxy card from your broker, bank or other nominee. A “legal proxy” is a written document that will authorize you to vote your shares held in street name at the special meeting. Please contact your broker, bank or other nominee for instructions regarding obtaining a “legal proxy.” No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the special meeting.

Q:	If I am a stockholder of record of AdTheorent shares, how do I vote?
A:	If you are a stockholder of record, there are four ways you can vote:
•	Vote by Internet
Before the special meeting, go to www.proxyvote.com. Use the Internet to transmit your voting instructions for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. You will need the 16-digit control number found on your proxy card or voting instruction form.
During the special meeting, go to www.virtualshareholdermeeting.com/ADTH2024SM. You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand and follow the instructions;
•	Vote by Telephone—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions;
•	Vote by Mail
You can vote by mail by marking, dating, and signing your proxy card or voting instruction form and returning it in the postage-paid envelope at least two business days before the meeting date; or
•	Vote in Person
You may also vote in person at the special meeting.
Q:	If I am a beneficial owner of shares held in street name, how do I vote?
A:
If you are a beneficial owner of shares held in street name, you will receive instructions from your broker, bank or other nominee as to how to vote your shares. You must follow the instructions of your broker, bank or other nominee in order for your shares to be voted. Telephone and internet voting also will be offered to stockholders owning shares through certain brokers, banks and other nominees. If your shares are not registered in your own name but are held through your broker, bank or other nominee and you plan to vote your shares in person at the special meeting, you should contact your broker, bank or other nominee to obtain a “legal proxy” or broker’s proxy card and bring it to the special meeting in order to vote. Please note that if you hold your shares through a broker, bank or other nominee, such nominee cannot vote your shares unless you have given your nominee specific instructions as to how to vote. In order for your vote to be counted, please make sure that you submit your vote to your broker, bank or other nominee.

Q:	Will my shares of Company common stock held in street name or another form of record ownership be combined for voting purposes with shares I hold of record?
A:
No. Because any shares of Company common stock you may hold in street name will be deemed to be held by a different stockholder of record than any shares of Company common stock you hold of record, any shares of

Company common stock held in street name will not be combined for voting purposes with shares of Company common stock you hold of record. Similarly, if you own shares of Company common stock in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card or vote separately by telephone or internet with respect to those shares of Company common stock because they are held in a different form of record ownership. Shares of Company common stock held by a corporation or business entity must be voted by an authorized officer of the entity. Shares of Company common stock held in an individual retirement account must be voted under the rules governing such account.
Q:	If I hold unvested Company RSUs, can I vote the shares of Company common stock that are subject to my unvested Company RSUs?
A:	No. You cannot vote shares of Company common stock that are, as of the close of business on the record date, subject to unvested Company RSUs.
Q:	If I hold vested Company RSUs that have not yet been settled in shares of Company common stock, can I vote the shares of Company common stock that are subject to my vested Company RSUs?
A:
No. You cannot vote shares of Company common stock that are, as of the close of business on the record date, subject to vested Company RSUs that have not yet been settled in shares of Company common stock in accordance with the terms governing the Company RSUs.

Q:	If I hold shares of Company common stock that I received when my Company RSUs vested, can I vote these shares of Company common stock?
A:
Yes, you can vote in respect of shares of Company common stock that you received upon vesting of your Company RSUs, to the extent such vesting and settlement of your Company RSUs in shares of Company common stock occurred on or before the close of business on the record date.

Q:	If I hold unexercised Company Stock Options, can I vote the shares of Company common stock that are subject to my unexercised Company Stock Options?
A:	No. You cannot vote shares of Company common stock that are, as of the close of business on the record date, subject to unexercised Company Stock Options.
Q:	If I hold shares of Company common stock that I received when I exercised my Company Stock Options, can I vote these shares of Company common stock?
A:
Yes, you can vote in respect of shares of Company common stock that you received upon exercise of your Company Stock Options to the extent such exercise and settlement of your Company Stock Options in shares of Company common stock occurred on or before the close of business on the record date.

Q:
If I hold purchase rights under the Company ESPP, which purchase rights have not yet been exercised, can I vote the shares of Company common stock that are subject to these unexercised purchase rights?

A:	No. You cannot vote shares of Company common stock that, as of the close of business on the record date, are subject to unexercised purchase rights under the Company ESPP.
Q:	If I hold shares of Company common stock that I purchased under the Company ESPP, can I vote these shares of Company common stock?
A:	Yes, you can vote in respect of shares of Company common stock that you purchased under the Company ESPP, to the extent such purchase was settled on or before the close of business on the record date.
Q:	What is the quorum requirement for the special meeting?
A:
A quorum is necessary to hold a valid meeting. A quorum exists if the holders of a majority of the issued and outstanding shares of Company common stock entitled to vote at the special meeting as of the close of business on the record date are present in person or represented by proxy at the special meeting. If a quorum is not present at the special meeting, the special meeting may be adjourned or postponed from time to time until a quorum is obtained.

If you submit a proxy but fail to provide voting instructions or abstain on any of the proposals listed on the proxy card, your shares will be counted for the purpose of determining whether a quorum is present at the special meeting.
If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, these shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the special meeting.
Q:	What happens if I do not give specific voting instructions?
A:
Stockholder of Record. If you are a stockholder of record and you submit a signed proxy card or submit your proxy by telephone or the internet, but do not specify how you want to vote your shares on a particular proposal, then the proxy holders will vote your shares in accordance with the recommendations of the Board on all matters presented in this proxy statement.

Beneficial Owner. If you are a beneficial owner of shares held in street name, then under applicable stock exchange rules, the broker, bank or other nominee that holds your shares may generally vote on routine proposals but cannot vote without instructions on non-routine matters unless they have discretionary authority. None of the proposals to be voted on at the special meeting are considered routine proposals. As a result, if the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares, a “broker non-vote” will occur. Therefore, we urge you to give voting instructions to your broker. Shares represented by such “broker non-votes” will not be counted as present or represented by proxy in determining whether there is a quorum and will be ignored for purposes of determining the outcome of the proposal to approve one or more adjournments of the special meeting, so long as a quorum is otherwise present. A “broker non-vote” will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.
Q:	What is the voting requirement to approve the proposal to adopt the merger agreement?
A:
Adoption of the merger agreement requires stockholders holding not less than a majority of the shares of Company common stock issued and outstanding at the close of business on the record date to vote “FOR” the proposal to adopt the merger agreement. A failure to vote your shares of Company common stock or an abstention from voting on this proposal will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise and will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Q:	What is the voting requirement to approve the proposal to adjourn the special meeting?
A:
The approval of the proposal to adjourn the special meeting requires stockholders holding at least a majority of the shares of Company common stock, present in person or represented by proxy at the meeting and entitled to vote thereon, to vote “FOR” the proposal. An abstention from voting on this proposal will have the same effect as a vote “AGAINST” the proposal. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise but will have no effect on this proposal, assuming a quorum is present.

Q:	How do AdTheorent’s directors and executive officers intend to vote?
A:
In connection with the execution of the merger agreement, on April 1, 2024, H.I.G. Growth – AdTheorent, LLC (“H.I.G. AdTheorent”), in its capacity as a stockholder of the Company, holding approximately 37% of the outstanding shares of Company common stock in the aggregate, has executed and delivered a voting and support agreement in favor of Parent and Merger Sub, pursuant to which it agreed, among other things, to vote its respective shares of Company common stock in favor of the Merger and against certain actions that would prevent, interfere with or delay the consummation of the Merger (the “H.I.G. support agreement”).

Pursuant to the H.I.G. support agreement, in connection with the execution of the merger agreement, immediately prior to, and conditioned upon the occurrence of, the effective time, H.I.G. AdTheorent agreed to forfeit 1,167,308 shares of Common Stock to the Company for cancellation for no consideration (resulting in a forfeiture of, in aggregate, $3,747,058.68 of the merger consideration based on the $3.21 per share merger consideration) (the “forfeiture”). The Company and H.I.G. AdTheorent agreed that the forfeiture shall be treated as a nontaxable contribution to the capital of the Company by H.I.G. AdTheorent, and neither H.I.G. AdTheorent nor the Company shall take any position inconsistent with such treatment unless otherwise required by a determination under the Internal Revenue Code of 1986, as amended.
Also in connection with the execution of the merger agreement, on April 1, 2024, (1) James Lawson, in his capacity as a stockholder of the Company and not in his capacity as a director or Chief Executive Officer of the Company, representing approximately 2.1% of the outstanding shares of Company common stock, (2) Patrick Elliott, in his capacity as a stockholder of the Company and not in his capacity as Chief Financial Officer of the Company, representing approximately <1% of the outstanding shares of Company common stock, (3) William Todd, in his capacity as a stockholder of the Company and not in his capacity as Chief Revenue Officer of the Company, representing approximately <1% of the outstanding shares of Company common stock, (4) Andrew Anderson, in his capacity as a stockholder of the Company and not in his capacity as Chief Technology Officer of the Company, representing approximately <1% of the outstanding shares of Company common stock, (5) Kihara Kiarie, in his capacity as a stockholder of the Company and not in his capacity as a director of the Company, representing approximately <1% of the outstanding shares of Company common stock, (6) Vineet Mehra, in his capacity as a stockholder of the Company and not in his capacity as a director of the Company, representing approximately <1% of the outstanding shares of Company common stock, (7) Ben Tatta in his capacity as a stockholder of the Company and not in his capacity as a director of the Company, representing approximately <1% of the outstanding shares of Company common stock, and (8) John Black, in his capacity as a stockholder of the Company and not in his capacity as a director of the Company, representing approximately <1% of the outstanding shares of Company common stock, have executed and delivered voting and support agreements in favor of Parent and Merger Sub, pursuant to which they agreed, among other things, to vote their respective shares of Company common stock in favor of the Merger and against certain actions that would prevent, interfere with or delay the consummation of the Merger (collectively, the “company support agreements,” and, with the H.I.G. support agreement, the “support agreements”).
The support agreements will terminate upon the earliest to occur of (i) the valid termination of the merger agreement pursuant to Article 8 thereof, (ii) the effective time, (iii) the termination of the support agreement by mutual written consent of the parties thereto and (iv) in the event the Board makes an Adverse Recommendation Change (as defined in the merger agreement), except that in such case, the H.I.G. support agreement will not be terminated, but the number of shares of Company common stock to which the support obligations apply under the H.I.G. support agreement will be reduced to 35% of the outstanding shares of Company common stock.
Q:	What effects will the merger have on AdTheorent and its common stock?
A:
Company common stock is currently registered under the Exchange Act and is listed on Nasdaq under the symbol “ADTH.” At the effective time, Merger Sub will merge with and into AdTheorent, with AdTheorent continuing as the surviving corporation and as a wholly-owned subsidiary of Parent. As a result of the merger, AdTheorent will cease to be a publicly traded company. Following the consummation of the merger, Company common stock will be de-listed from Nasdaq and de-registered under the Exchange Act.

Q:	What will happen to outstanding Company equity awards in the merger?
A:
Immediately prior to the effective time, by virtue of the merger, each award of Company RSUs that is outstanding immediately prior to the effective time will automatically be cancelled and converted into the right to receive a cash payment in an amount, without interest thereon and subject to applicable withholding taxes, equal to the product of (i) the per share merger consideration and (ii) the total number of shares of Company common stock subject to such award of Company RSUs as of immediately prior to the effective time.

Immediately prior to the effective time, by virtue of the merger, each Company Stock Option award that is outstanding immediately prior to the effective time will automatically be cancelled and converted into the right to receive a cash payment in an amount, without interest thereon and subject to applicable withholding taxes, equal to the product of (i) the amount by which of (A) the per share merger consideration exceeds (B) the per share exercise price of such Company Stock Option, multiplied by (ii) the total number of shares of Company common stock subject to such Company Stock Option as of immediately prior to the effective time. If the per share exercise price equals or exceeds the per share merger consideration, such Company Stock Option will be cancelled for no consideration as of immediately prior to the effective time.

Q:	What will happen to the Company ESPP in connection with the merger?
A:
The Company ESPP has been suspended such that, after the date of the merger agreement, no new offering or purchase period will commence; no new employees will be permitted to participate in the Company ESPP; and existing Company ESPP participants will not be able to increase their contributions. The offering in effect as of the date of the merger agreement will end on the earlier of its regularly scheduled end date and 14 business days prior to the expected effective time (such date, the “offering termination date”); each participant’s outstanding purchase right will automatically be exercised on the offering termination date; and the Company ESPP will, contingent upon the occurrence of the closing of the merger, be terminated effective as of the date immediately prior to the date on which the effective time occurs, and no further rights shall be granted or exercised under the Company ESPP thereafter.

Q:	What will happen to outstanding Company warrants in the merger?
A:
Outstanding Company warrants will be treated in accordance with the applicable terms of the Warrant Agreement, by and between MCAP Acquisition Corporation and Continental Stock Transfer & Trust Company, dated February 25, 2021. For avoidance of doubt, 551,096 warrants subject to the escrow agreement, dated December 22, 2021, by and among AdTheorent Holding Company, Inc., MCAP Acquisition, LLC and Continental Stock Transfer & Trust Company, as amended by Amendment to Stock Escrow Agreement dated January 24, 2024 (“escrow agreement”), will be cancelled at closing for no consideration in accordance with the terms of the escrow agreement.

Q:	When is the merger expected to be completed?
A:
We and Parent are working toward completing the merger as quickly as possible. We cannot be certain when or if the conditions to the merger will be satisfied (or, to the extent permitted under the merger agreement, waived). The merger cannot be completed until the conditions to closing are satisfied (or, to the extent permitted under the merger agreement, waived), including the adoption of the merger agreement by AdTheorent stockholders. Assuming the timely satisfaction of the conditions to closing, and although there can be no assurance, the parties hope to complete the merger in the second quarter of 2024.

Q:	What effects will the merger have on the earn-out consideration under the SPAC Business Combination Agreement?
A:
Under the Business Combination Agreement, dated July 27, 2021, by and among MCAP Acquisition Corporation, GRNT Merger Sub 1 LLC, GRNT Merger Sub 2 LLC, GRNT Merger Sub 3 LLC, GRNT Merger Sub 4 LLC, H.I.G. Growth – AdTheorent Intermediate, LLC, H.I.G. AdTheorent, and AdTheorent Holding Company, LLC (“Legacy AdTheorent”), Legacy AdTheorent equity holders (including holders of certain stock options) are entitled to receive earn-out consideration if, prior to December 22, 2024, the 20-day volume-weighted average price of the Company common stock within a period of thirty (30) consecutive trading days is greater than or equal to $14.00 per share. Upon the achievement of such target, Legacy AdTheorent equity holders are entitled to receive up to an additional aggregate amount equal to $95,000,000, which will be paid, at the sole and absolute discretion of Board, in the form of (1) the issuance of validly issued, fully-paid and nonassessable shares of Common Stock valued at $14.00 per share, (2) a payment in cash or (3) a combination of (1) and (2) (the “Earn-Out Consideration”). Legacy AdTheorent equity holders are also entitled to the Earn-Out Consideration in connection with certain liquidity events of the Company, including a merger or sale of all or substantially all of our assets, if the consideration paid to holders of Company common stock in connection with such liquidity event is greater than $14.00 per share. Since (x) following the merger, the Company common will be de-listed from Nasdaq and de-registered under the Exchange Act, and (y) the consideration paid to holder of Common Stock in the merger is less than $14.00 per share, following the merger, Legacy AdTheorent equity holders would not be able to receive the Earn-Out Consideration.

Q:	What happens if the merger is not completed?
A:
If the merger agreement is not adopted by AdTheorent stockholders, or if the merger is not completed for any other reason, the AdTheorent stockholders will not receive any payment for their shares of Company common stock in connection with the merger. Except in certain circumstances where AdTheorent has entered into an alternative transaction to the merger, AdTheorent would remain a public company, and shares of Company common stock would continue to be registered under the Exchange Act, as well as listed and traded on Nasdaq. In the event that the merger agreement is terminated under certain specified circumstances, the Company will be required to pay Parent a termination fee of $11,355,513. If the merger agreement is terminated under certain specified circumstances during the go-shop period or pursuant to certain transactions with a go-shop party after the expiration of the go-shop period, and notice of such superior proposal termination is provided to Parent before 11:59 p.m. Eastern Time on May 17, 2024, the Company will be required to pay Parent a termination fee of $6,488,865. The go-shop period expires at 11:59 p.m. Eastern Time on May 4, 2024. See the section entitled “The Merger Agreement—Termination” beginning on page 71 of this proxy statement.
Q:	Can I revoke my proxy or change my vote?
A:	Yes. If you are a stockholder of record, you may revoke your proxy by:
•
changing your vote using the online voting method or by telephone as described under “How to Vote Your Shares” below, in which case only your latest proxy submitted prior to the special meeting will be counted;

•	filing with the Chief Financial Officer of the Company, before the special meeting, a written notice of revocation bearing a date later than the date of the proxy;
•	duly executing and dating a subsequent proxy relating to the Company common stock and delivering it to the Chief Financial Officer of the Company before the special meeting; or
•	attending the special meeting and voting in person.
Attending the special meeting without taking one of the actions described above will not, in itself, revoke your proxy. Any written notice revoking a proxy must be received by the Company prior to the special meeting and should be sent to: AdTheorent Holding Company, Inc., 330 Hudson Street, 13th Floor, New York, NY 10013, Attention: Chief Financial Officer. If you hold your shares in “street name,” you must follow the directions provided by your broker, bank or nominee to revoke your proxy. You may also revoke your proxy by obtaining a “legal proxy” or broker’s proxy card from your broker, bank or other nominee that holds the shares of record and voting your shares in person at the special meeting.
Q:	What happens if I do not vote or if I abstain from voting on the proposal to adopt the merger agreement? On the other proposals?
A:
The requisite vote of stockholders to approve the proposal to adopt the merger agreement is a majority of the number of shares of Company common stock issued and outstanding as of the close of business on the record date, not just the shares that are present in person or by proxy at the special meeting and entitled to vote thereon. Failure to submit a signed proxy card, grant a proxy by phone or the internet or to vote in person by ballot at the special meeting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise and will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. For more information concerning the special meeting, the merger agreement and the merger, please review this proxy statement and the copy of the merger agreement attached as Annex A thereto.

The requisite vote of stockholders to approve the proposal to adjourn the special meeting is a majority of shares of Company common stock present in person or represented by proxy at the special meeting and entitled to vote thereon. An abstention from voting will have the same effect as a vote “AGAINST” the proposal to adjourn the special meeting. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise but will have no effect on this proposal, assuming a quorum is present.
Only shares of common stock that are issued and outstanding as of the close of business on the record date are eligible to be voted on each of the two proposals and will be counted for purposes of determining whether a quorum is present.
Q:	What happens if I sell my shares of Company common stock before completion of the merger?
A:	In order to receive the merger consideration, you must hold your shares of Company common stock through completion of the merger. Consequently, if you transfer your shares of Company common stock before completion of the merger, you will have transferred your right to receive the merger consideration in the merger.
The record date for stockholders entitled to vote at the special meeting is [•], 2024. If you transfer your shares of Company common stock after the record date but before the closing, unless you have granted a “legal proxy” to the purchaser as part of the transfer, you will have the right to vote at the special meeting although you will have transferred your right to receive the merger consideration in the merger.
Q:	Should I send in my stock certificates or other evidence of ownership now?
A:
No. After the merger is completed, you will receive a letter of transmittal and related materials from the paying agent for the merger with detailed written instructions for exchanging your shares of Company common stock evidenced by stock certificates for the merger consideration. If your shares of Company common stock are held in street name by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee as to what action, if any, you need to take in order to effect the surrender of your street name shares in exchange for the merger consideration. Do not send in your certificates now.

Q:	I do not know where my stock certificates are, how will I get the merger consideration for my shares?
A:
If the merger is completed, the transmittal materials you will receive after the completion of the merger will include the procedures that you must follow if you cannot locate your stock certificates. This will include an affidavit that you will need to sign attesting to the loss of your stock certificates. You may also be required to post a bond as indemnity against any potential loss.

Q:	Am I entitled to exercise dissenters’ or appraisal rights instead of receiving the merger consideration for my shares of Company common stock?
A:
Under Section 262 of the DGCL, stockholders and beneficial owners who do not vote for the adoption of the merger agreement have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery, but only if they fully comply with all applicable requirements of the DGCL, which are summarized in this proxy statement. Any appraisal amount determined by the court could be more than, the same as, or less than the merger consideration. Any stockholder or beneficial owner intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to AdTheorent before the vote on the proposal to adopt the merger agreement and such stockholder must not vote or otherwise submit a proxy in favor of the adoption of the merger agreement. Failure to comply exactly with the procedures and requirements specified under the DGCL will result in the loss of appraisal rights. The discussion of appraisal rights contained in this proxy statement is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is attached as Annex C to this proxy statement. A copy of Section 262 of the DGCL is also accessible at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The content of the website referred to in the immediately preceding sentence is not incorporated into this proxy statement. Further, our reference to the URL for this website is intended to be an inactive textual reference only). For additional information, see the section entitled “Appraisal Rights” beginning on page 100 of this proxy statement. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights, we encourage you to seek the advice of your own legal counsel.

Q:	Will I be subject to U.S. federal income tax upon the exchange of Company common stock for the merger consideration pursuant to the merger?
A:
The exchange of shares of Company common stock for the merger consideration pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, an AdTheorent stockholder that is a U.S. holder (as defined in the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 66 of this proxy statement) will generally recognize taxable capital gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received by such U.S. holder in the merger and (ii) such U.S. holder’s adjusted tax basis in the shares of Company common stock exchanged therefor. With respect to an AdTheorent stockholder that is a non-U.S. holder (as defined in the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 66 of this proxy statement), the exchange of shares of Company common stock for the merger consideration pursuant to the merger generally will not result in tax to such non-U.S. holder under U.S. federal income tax laws, unless such non-U.S. holder has certain connections with the United States or AdTheorent is, or was during the relevant period, a U.S. real property holding corporation. We believe that we are not, nor have we been during the relevant period, a U.S. real property holding corporation. Backup withholding may apply to the cash payment made pursuant to the merger unless the AdTheorent stockholder or other payee provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed and executed IRS Form W-9 or IRS Form W-8 or applicable successor form).
Each AdTheorent stockholder is urged to read the discussion in the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 66 of this proxy statement and to consult its tax advisor to determine the U.S. federal, state or local or non-U.S. income or other tax consequences to it of the merger in light of its particular circumstances and any consequences arising under any state, local or non-U.S. tax laws or tax treaties.

Q:	What does it mean if I get more than one proxy card?
A:
If your shares of Company common stock are registered differently or are held in more than one account, you will receive more than one proxy or voting instruction form. Please complete and return all of the proxy cards or voting instructions forms you receive (or submit each of your proxies or voting instructions forms by telephone or the internet, if available to you) to ensure that all of your shares of Company common stock are voted.

Q:	How many copies should I receive if I share an address with another stockholder?
A:
Some banks, brokers and other nominees may participate in the practice of “householding” proxy statements, annual reports and notices of internet availability of proxy materials. This means that a single set of our proxy materials, containing a single copy of this proxy statement but multiple proxy cards or voting instruction forms, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of our proxy materials to you upon written or oral request to AdTheorent Holding Company, Inc., Attention: Patrick Elliott, Chief Financial Officer, 330 Hudson Street, 13th Floor, New York, NY 10013 or (800) 804-1359. In addition, stockholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy by contacting AdTheorent at the address or phone number set forth in the prior sentence.

Q:	Who will count the votes?
A:	The votes will be counted by one or more inspectors of election appointed for the special meeting.
Q:	Who will solicit and bear the cost of soliciting votes for the special meeting?
A:
AdTheorent will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic and facsimile transmission by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. In addition, AdTheorent may reimburse its transfer agent, brokerage firms and other persons representing beneficial owners of shares of Company common stock for their expenses in forwarding solicitation material to such beneficial owners.

Q:	Where can I find the voting results of the special meeting?
A:
AdTheorent will announce preliminary voting results at the special meeting and publish preliminary, or final results if available, in a current report on Form 8-K filed with the SEC within four business days after the special meeting.

Q:	Where can I find more information about AdTheorent?
A:	You can find more information about us from various sources described in the section entitled “Where You Can Find Additional Information” beginning on page 106 of this proxy statement.
Q:	Who can help answer my other questions?
A:
If you have any questions about the procedures for admission to the special meeting, or if you need additional copies of the proxy statement or the enclosed proxy card, you will be able to obtain them free of charge from the Company by directing a request to April Scee, Investor Relations at AdTheorentIR@icrinc.com or (646) 277-1219.

If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements. Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results and are not statements of historical fact. Such statements may include statements regarding the completion of the merger and the expected timing of the completion of the merger, the management of the Company upon completion of the merger and the Company’s plans upon completion of the merger. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential” or words of similar meaning or other statements concerning opinions or judgment of the Company or its management about future events. There can be no assurance that actual results, performance, or achievements of the Company will not differ materially from any projected future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, some of which are beyond the control of the Company, including, but not limited to:
•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;
•	the inability to complete the merger due to the failure to obtain stockholder approval for the merger or the failure to satisfy other conditions to completion of the merger;
•	risks related to disruption of management’s attention from the Company’s ongoing business operations due to the merger;
•	unexpected costs, charges or expenses resulting from the merger;
•	the Company’s ability to retain and hire key personnel in light of the merger;
•	certain restrictions during the pendency of the merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions;
•	the ability of Parent to obtain the necessary financing arrangements set forth in the equity commitment letter and debt commitment letter entered into in connection with the merger;
•
potential litigation relating to the merger that could be instituted by the parties to the merger agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto;

•	the effect of the announcement of the merger on the Company’s relationships with its customers, operating results and business generally; and
•	the risk that the merger will not be consummated in a timely manner, if at all.
The Company refers you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Form 10-K for the fiscal year ended December 31, 2023, and comparable sections of the Company’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the Securities and Exchange Commission (which we refer to as the “SEC”) and are available on the SEC’s website at www.sec.gov (see “Where You Can Find Additional Information” beginning on page 106 of this proxy statement).
All of the forward-looking statements made in this proxy statement are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its business or operations. Readers are cautioned not to place undue reliance on the forward-looking statements contained in this proxy statement. Forward-looking statements speak only as of the date they are made and AdTheorent does not undertake any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

THE SPECIAL MEETING
We are furnishing this proxy statement to AdTheorent stockholders as part of the solicitation of proxies by the Board for use at the special meeting or any adjournment or postponement thereof. This proxy statement provides AdTheorent stockholders with the information they need to know to be able to vote or instruct their vote to be cast at the special meeting or any adjournment or postponement thereof.
Date, Time and Place of the Special Meeting
This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Board for use at the special meeting to be held on [•], 2024, at [•] a.m. Eastern Time, at 330 Hudson Street, 13th Floor, New York, NY 10013, or at any adjournment or postponement thereof.
Only individuals who were AdTheorent stockholders at the close of business on the record date and their authorized representatives may attend the special meeting. Proof of ownership of AdTheorent common stock (which may be the appearance of such stockholder’s name on AdTheorent’s stockholder list as of the record date), along with valid photo identification (such as a driver’s license or passport), must be presented to be admitted to the special meeting. If you are a beneficial owner of shares held in street name and wish to vote in person at the special meeting, you must obtain a “legal proxy” or broker’s proxy card from your broker, bank or other nominee. A “legal proxy” is a written document that will authorize you to vote your shares held in street name at the special meeting. Please contact your broker, bank or other nominee for instructions regarding obtaining a “legal proxy.” No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the special meeting.
Purposes of the Special Meeting
One purpose of the special meeting is for our stockholders to consider and vote upon the proposal to adopt the merger agreement. Our stockholders must adopt the merger agreement in order for the merger to occur. If our stockholders fail to adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached as Annex A to this proxy statement, and the material provisions of the merger agreement are summarized in the section of this proxy statement entitled “The Merger Agreement” beginning on page 71 of this proxy statement.
Our stockholders are also being asked to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.
The proxy statement is being sent on or about [•], 2024 to stockholders of record on the record date.
Record Date and Quorum
The holders of record of Company common stock as of the close of business on [•], 2024, the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. As of the close of business on the record date, there were [•] shares of Company common stock issued and outstanding. The presence at the special meeting, in person or represented by proxy, of the holders of a majority of the shares of Company common stock issued and outstanding and entitled to vote at the close of business on the record date will constitute a quorum, permitting AdTheorent to conduct its business at the special meeting. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting. However, if a new record date is set for an adjourned special meeting, then a new quorum will have to be established. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present for the purpose of determining a quorum at the special meeting. “Broker non-votes,” described below under the sub-heading “Providing Voting Instructions by Proxy—Shares of Company common stock Held in Street Name,” will not be included in the calculation of the number of shares considered to be present for the purpose of determining a quorum at the special meeting.
Required Vote
Holders of Company common stock are entitled to one vote on each proposal submitted to a vote at the special meeting for each share of Company common stock they own at the close of business on the record date. At the close of business on the record date, there were [•] shares of Company common stock issued and outstanding.
For AdTheorent to complete the merger, an affirmative vote by stockholders holding not less than a majority of the shares of Company common stock issued and outstanding at the close of business on the record date must vote

“FOR” the proposal to adopt the merger agreement. A failure to vote your shares of Company common stock or an abstention from voting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise and will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote thereon, whether or not a quorum is present, is required to approve the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement. An abstention from voting will have the same effect as a vote “AGAINST” the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise but will have no effect on this proposal, assuming a quorum is present.
Voting by AdTheorent’s Directors and Executive Officers
In connection with the execution of the merger agreement, on April 1, 2024, H.I.G. Growth – AdTheorent, LLC (“H.I.G. AdTheorent”), in its capacity as a stockholder of the Company, holding approximately 37% of the outstanding shares of Company common stock in the aggregate, has executed and delivered a voting and support agreement in favor of Parent and Merger Sub, pursuant to which it agreed, among other things, to vote its respective shares of Company common stock in favor of the Merger and against certain actions that would prevent, interfere with or delay the consummation of the Merger (the “H.I.G. support agreement”).
Pursuant to the H.I.G. support agreement, in connection with the execution of the merger agreement, immediately prior to, and conditioned upon the occurrence of, the effective time, H.I.G. AdTheorent agreed to forfeit 1,167,308 shares of Company common stock to the Company for cancellation for no consideration (resulting in a forfeiture of, in aggregate, $3,747,058.68 of the merger consideration based on the $3.21 per share merger consideration) (the “forfeiture”). The Company and H.I.G. AdTheorent agreed that the forfeiture shall be treated as a nontaxable contribution to the capital of the Company by H.I.G. AdTheorent, and neither H.I.G. AdTheorent nor the Company shall take any position inconsistent with such treatment unless otherwise required by a determination under the Code.
Also in connection with the execution of the merger agreement, on April 1, 2024, (1) James Lawson, in his capacity as a stockholder of the Company and not in his capacity as a director or Chief Executive Officer of the Company, representing approximately 2.1% of the outstanding shares of Company common stock, (2) Patrick Elliott, in his capacity as a stockholder of the Company and not in his capacity as Chief Financial Officer of the Company, representing approximately <1% of the outstanding shares of Company common stock, (3) William Todd, in his capacity as a stockholder of the Company and not in his capacity as Chief Revenue Officer of the Company, representing approximately <1% of the outstanding shares of Company common stock, (4) Andrew Anderson, in his capacity as a stockholder of the Company and not in his capacity as Chief Technology Officer of the Company, representing approximately <1% of the outstanding shares of Company common stock, (5) Kihara Kiarie, in his capacity as a stockholder of the Company and not in his capacity as a director of the Company, representing approximately <1% of the outstanding shares of Company common stock, (6) Vineet Mehra, in his capacity as a stockholder of the Company and not in his capacity as a director of the Company, representing approximately <1% of the outstanding shares of Company common stock, (7) Ben Tatta in his capacity as a stockholder of the Company and not in his capacity as a director of the Company, representing approximately <1% of the outstanding shares of Company common stock, and (8) John Black, in his capacity as a stockholder of the Company and not in his capacity as a director of the Company, representing approximately <1% of the outstanding shares of Company common stock, have executed and delivered voting and support agreements in favor of Parent and Merger Sub pursuant to which they agreed, among other things, to vote their respective shares of Company common stock in favor of the Merger and against certain actions that would prevent, interfere with or delay the consummation of the Merger (collectively, the “company support agreements,” and, with the H.I.G. support agreement, the “support agreements”).
The support agreements will terminate upon the earliest to occur of (i) the valid termination of the merger agreement pursuant to Article 8 thereof, (ii) the effective time and (iii) the termination of the support agreement by mutual written consent of the parties thereto. In the event the Board makes an Adverse Recommendation Change (as defined in the merger agreement), the H.I.G. support agreement will not be terminated, but the number of shares of Company common stock to which the support obligations apply under the H.I.G. support agreement will be reduced to 35% of the outstanding shares of Company common stock.
Attendance; Voting; Proxies; Revocation
Attendance
All holders of shares of Company common stock at the close of business on the record date, including stockholders of record and beneficial owners of Company common stock registered in the street name of a broker, bank or other nominee, are invited to attend the special meeting. Proof of ownership of AdTheorent common stock (which may be the appearance of such stockholder’s name on AdTheorent’s stockholder list as of the record date), along with valid photo identification (such as a driver’s license or passport), must be presented to be admitted to the special meeting. If you are a beneficial owner of shares held in street name and wish to vote in person at the special meeting, you must obtain a “legal proxy” or broker’s proxy card from your broker, bank or other nominee. A “legal proxy” is a written document that will authorize you to vote your shares held in street name at the special meeting. Please contact your broker, bank or other nominee for instructions regarding obtaining a “legal proxy.”
Voting Procedures
Only stockholders who owned Company common stock at the close of business on the record date may attend and vote at the special meeting. Stockholders are entitled to one vote per share of Company common stock that they owned on the record date on each matter that may properly come before the special meeting.
If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person during the special meeting.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the special meeting in person. If you plan to vote your shares in person at the special meeting, you should contact your broker, bank or other nominee to obtain a “legal proxy” or broker’s proxy card and bring it to the special meeting in order to vote. If you do not obtain a “legal proxy,” you may not vote these shares during the special meeting, and you may instead receive a notice with instructions on how to access proxy materials as well as how you may instruct your bank or brokerage firm how to vote your shares.
Providing Voting Instructions by Proxy
To ensure that your shares of Company common stock are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting in person.
Shares of Company common stock Held by Record Holder
If you are a stockholder of record, you may provide voting instructions by proxy using one of the methods described below:
•	Vote by Internet
Before the special meeting, go to www.proxyvote.com. Use the Internet to transmit your voting instructions for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. You will need the 16-digit control number found on your proxy card or voting instruction form.
During the special meeting, go to www.virtualshareholdermeeting.com/ADTH2024SM. You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand and follow the instructions;
•	Vote by Telephone—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions;

•	Vote by Mail
You can vote by mail by marking, dating, and signing your proxy card or voting instruction form and returning it in the postage-paid envelope at least two business days before the meeting date; or
•	Vote in Person
You may also vote in person at the special meeting.
If you submit a signed proxy card or submit your proxy by telephone or the internet, but do not specify how you want to vote your shares on a particular proposal, then the proxy holders will vote your shares in accordance with the recommendations of the Board on all matters presented in this proxy statement. If you fail to return your proxy card and you are a holder of record on the record date, unless you attend the special meeting and vote in person, the effect will be that your shares of Company common stock will not be considered present at the special meeting for purposes of determining whether a quorum is present at the special meeting, will have the same effect as a vote against the proposal to adopt the merger agreement and, assuming a quorum is present, will have no effect on the vote regarding the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.
Shares of Company Common Stock Held in Street Name
If your shares are held in the name of a bank, broker or other nominee, you will receive instructions from your bank, broker or other nominee as to how to vote your shares. You must follow the instructions of your bank, broker or other nominee in order for your shares of Company common stock to be voted. Telephone and internet voting also will be offered to stockholders owning shares through certain banks, brokers and other nominees. If your shares are not registered in your own name but are held through your bank, broker or other nominee and you plan to vote your shares in person at the special meeting, you should contact your bank, broker or other nominee to obtain a “legal proxy” or broker’s proxy card and bring it to the special meeting in order to vote.
In accordance with stock exchange rules, brokers, banks and other nominees that hold shares of Company common stock in street name for their customers do not have discretionary authority to vote the shares with respect to the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement. Accordingly, if brokers, banks or other nominees do not receive specific voting instructions from the beneficial owner of such shares, they may not vote such shares with respect to these proposals. Under such circumstances, a “broker non-vote” would arise. “Broker non-votes,” if any, will not be considered present at the special meeting for purposes of determining whether a quorum is present at the special meeting, will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement and, assuming a quorum is present, will have no effect on the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate. Thus, for shares of Company common stock held in street name, only shares of Company common stock affirmatively voted “FOR” the proposal to adopt the merger agreement will be counted as a vote in favor of such proposal.
Revocation of Proxies
All Company common stock represented at the special meeting by properly executed proxies received prior to or at the special meeting and not properly revoked will be voted during the special meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR all proposals listed in the Notice of Special Meeting of Stockholders attached to this proxy statement. The Board does not know of any matters, other than the matters described in the Notice of Special Meeting of Stockholders attached to this proxy statement, that will come before the special meeting.
Any proxy given by a holder of record pursuant to this solicitation may be revoked by:
•
changing your vote using the online voting method or by telephone as described under “How to Vote Your Shares” below, in which case only your latest proxy submitted prior to the special meeting will be counted;

•	filing with the Chief Financial Officer of the Company, before the special meeting, a written notice of revocation bearing a date later than the date of the proxy;
•	duly executing and dating a subsequent proxy relating to the Company common stock and delivering it to the Chief Financial Officer of the Company before the special meeting; or
•	attending the special meeting and voting in person.

Attending the special meeting without taking one of the actions described above will not, in itself, revoke your proxy. Any written notice revoking a proxy must be received by the Company prior to the special meeting and should be sent to: AdTheorent Holding Company, Inc., 330 Hudson Street, 13th Floor, New York, NY 10013, Attention: Chief Financial Officer. If you hold your shares in “street name,” you must follow the directions provided by your broker, bank or nominee to revoke your proxy. You may also revoke your proxy by obtaining a “legal proxy” or broker’s proxy card from your broker, bank or other nominee that holds the shares of record and voting your shares in person at the special meeting.
Abstentions
An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. Abstentions will be included as shares of Company common stock present or represented at the special meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote “AGAINST” the respective proposal to adopt the merger agreement and to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.
Adjournments or Postponements
Although it is not currently expected, the special meeting may be adjourned or postponed if necessary or appropriate, including for the purpose of soliciting a sufficient number of proxies in favor of the proposal to adopt the merger agreement for such proposal to receive AdTheorent stockholder approval. In the event that a sufficient number of shares of Company common stock is present or represented, in person or by proxy, and voted in favor of the proposal to adopt the merger agreement at the special meeting such that AdTheorent stockholder approval shall have been obtained, AdTheorent does not anticipate that it will adjourn or postpone the special meeting.
The proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the shares present in person or by proxy at the special meeting and entitled to vote thereon. Separately, under our bylaws, if a quorum is not present, a meeting by be adjourned either the chairperson of the meeting or by the holders of a majority of the shares presented at the meeting. Any adjournment or postponement of the special meeting will allow AdTheorent stockholders who have already sent in their proxies to revoke them at any time before their use at the special meeting that was adjourned or postponed.
Solicitation of Proxies
We are paying the cost for the preparation, printing and distribution of the proxy materials. We may use the services of our directors, officers and employees, without additional compensation, to solicit proxies. We will reimburse any holder of record for such holder’s reasonable expenses incurred in completing the mailing of stockholder requested proxy materials to the beneficial owners of our voting common stock. In addition, AdTheorent may reimburse its transfer agent, brokerage firms and other persons representing beneficial owners of shares of Company common stock for their expenses in forwarding solicitation material to such beneficial owners.
How to Vote Your Shares
•	Vote by Internet
Before the special meeting, go to www.proxyvote.com. Use the Internet to transmit your voting instructions for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. You will need the 16-digit control number found on your proxy card or voting instruction form.
During the special meeting, go to www.virtualshareholdermeeting.com/ADTH2024SM. You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand and follow the instructions;
•	Vote by Telephone—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions;

•	Vote by Mail
You can vote by mail by marking, dating, and signing your proxy card or voting instruction form and returning it in the postage-paid envelope at least two business days before the meeting date; or
•	Vote in Person
You may also vote in person at the special meeting.
Electronic Delivery of Future Proxy Materials
If you would like to reduce the cost incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
Householding
We are permitted to send a single set of proxy materials to stockholders who share the same last name and address. This procedure is called “householding” and is designed to reduce our printing and postage costs. If you would like to receive a separate copy of a proxy statement or annual report, either now or in the future, please contact your bank, broker or other nominee. Upon written or oral request to AdTheorent Holding Company, Inc., Attention: Chief Financial Officer, 330 Hudson Street, 13th Floor, New York, NY 10013 or (800) 804-1359, we will promptly provide copies of these materials.
Other Information
You should not return your stock certificate or send documents representing Company common stock with the proxy card. If the merger is completed, the paying agent for the merger will send to you a letter of transmittal and related materials and instructions for exchanging your shares of Company common stock.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

THE MERGER
The description of the merger in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference herein. This summary does not purport to be complete and may not contain all of the information about the merger that is important to you. You are encouraged to read the merger agreement carefully and in its entirety.
Parties Involved in the Merger
AdTheorent Holding Company, Inc.
Founded in 2012, we are a digital media platform which focuses on performance-first, privacy-forward methods to execute programmatic digital advertising campaigns, serving both advertising agency and brand customers. Without relying on individualized profiles or sensitive personal data for targeting, we utilize machine learning and advanced data analytics to make programmatic digital advertising more effective and efficient at scale, delivering measurable real-world value for advertisers. Our differentiated advertising capabilities and superior campaign performance, measured by customer-defined business metrics or key performance indicators (“KPIs”), have helped fuel our customer adoption and year-after-year growth.
We use machine learning (“ML”), a subset of artificial intelligence, and advanced data science to organize, analyze and operationalize non-sensitive data to deliver real-world value for customers. Central to our ad-targeting and campaign optimization methods, we build custom machine learning models for each campaign using historic and real-time data to predict future consumer conversion actions for every digital ad impression. We have integrations with Digital Ad Exchanges, or Supply Side Platforms (“SSPs”), from which we are sent ad impression opportunities for evaluation and purchase. We predictively score all ad impression opportunities for the purpose of deciding which ad impressions will likely drive valuable conversions or engagement activity for our customers. Our predictive platform scores up to one million digital ad impressions per second and 75 billion to 85 billion digital ad impressions per day, assigning a predictive score to each. Each predictive score is determined by correlating non-individualized data attributes associated with the particular impression with data corresponding to previously purchased impressions that yielded consumer conversion or engagement activity. Such non-individualized attributes include variables such as publisher, content and URL keywords, device make, device operating system and other device attributes, ad position, geographic data, weather, demographic signals, creative type and size, etc. The “predictive scores” generated by our platform allow us and our advertising clients to determine which ad impressions are more likely or less likely to result in client-desired KPIs. Our machine learning models are customized for every campaign and our platform “learns” over the course of each campaign as it processes more data related to post media view conversion experience. Based on these statistical probabilities or “predictive scores,” our platform automatically determines bidding optimizations to drive conversions and advertiser return on investment (“ROI”) or return on advertising spend (“ROAS”), delivering on approximately 0.001 of the evaluated advertising requests. Our use of machine learning and data science helps us to maximize efficiency and performance, enabling our customers to avoid wasted ad spend related to suboptimal impressions such as impressions that are predicted to be at a greater risk for fraud/invalid traffic or impressions with a higher likelihood of being unviewable, unmeasurable, or not brand safe, among other factors.
Our capabilities extend across the digital ecosystem to identify and engage digital impressions with the highest likelihood of completing customer-desired actions, including online sales, other online actions, and real-world actions such as physical location visitation, in-store sales or vertical specific KPI’s such as prescription fills/lift or submitted credit card applications. Our custom and highly impactful campaign executions encompass popular digital screens — mobile, desktop, tablet, connected TV (“CTV”), Digital Out of Home (“DOOH”) — and all digital ad formats, including display, rich media, video, native and streaming audio. We actively manage our digital supply to provide advertisers with scale and reach, while minimizing redundant inventory, waste and other inefficiencies. Our CTV capability delivers scale and reach supplemented by innovative and industry recognized machine-learning optimizations towards real-world actions and value-added measurement services.
Our platform and machine learning-based targeting provide privacy advantages that are lacking from alternatives which rely on individual user profiles or cookies employing a “one-to-one” approach to digital ad targeting. Our core targeting approach is statistical, not individualized, and as a result we do not need to compile or maintain user profiles, and we do not rely on cookies or user profiles for targeting. Our solution-set is especially valuable to regulated customers, such as financial institutions and pharmaceutical or health companies, and other privacy-forward advertisers who desire efficient and effective digital ad-targeting without individualized or personal targeting data. We adhere to data usage protocols and model governance processes which help to ensure that each customer’s data is safeguarded and used only for that customer’s benefit, and we take a consultative and collaborative approach to data use best practices with all of our customers.
Supplementing our core machine learning-powered platform capabilities, we offer customized vertical solutions to address the needs of advertisers in specialized industries. These specialized solutions feature vertical-specific capabilities related to targeting, measurement and audience validation. Our broader health offering, which encompasses engagements with customers in the verticals and sub-verticals of healthcare, pharmaceutical, pharmacy, over-the-counter brands, and health-related government (collectively, “AdTheorent Health”), harnesses the power of machine learning to drive superior performance on campaigns targeting both healthcare providers (“HCP”) and patients, employing methods that use individually identifiable health information that has been de-identified in accordance with the Health Insurance Portability and Accountability Act (“HIPAA”) and targeting practices that comply with Network Advertising Initiative (“NAI”) Code of Conduct and other self-regulatory standards. Our AdTheorent Health Predictive Audience Builder (“HABi”) and Health Audiences allows programmatic advertisers to use aggregated health data to research and target “audiences” in a more precise, data-driven and less opaque manner than what is currently available across the industry. This solution leverages primary-sourced, de-identified health data and machine learning to create statistical representations of audiences. These features allow platform users to leverage HABi to build Health Audiences, with the goal of achieving health advertisers’ KPIs, while being privacy forward and HIPAA-compliant by design. In addition, as part of our strategy to establish a scalable foundation for the deployment of innovative verticalized solutions, we launched AdTheorent’s Predictive Audience Builder (“ABi”), a platform tool that allows advertisers to build customizable, machine learning-based predictive audiences for other key verticals. We have also created additional offerings tailored to address the unique challenges and opportunities in a growing range of other verticals.
The Company’s locations are in the United States and Ontario, Canada. The Company’s principal executive offices are located at 330 Hudson Street, 13th Floor, New York, NY 10013, and its telephone number is (800) 804-1359.
AdTheorent is a Delaware corporation and the Company common stock, par value $0.0001 per share (which we refer to as “Company common stock”), trades on The Nasdaq Capital Market® (which we refer to as “Nasdaq”), under the symbol “ADTH.”
Additional information about AdTheorent is contained in our public filings, which are incorporated by reference herein. See “Where You Can Find Additional Information” beginning on page 106 of this proxy statement.
Cadent, LLC
Cadent, LLC, a Delaware limited liability company (which we refer to as “Cadent” or “Parent”) was formed on July 30, 2008. Parent’s principal executive offices are located at 1675 Broadway, 22nd floor, New York, New York, 10019. Parent’s telephone number is (212) 796-1960.
Award Merger Sub, Inc.
Award Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (which we refer to as “Merger Sub”), was formed on March 1, 2024, solely for the purpose of engaging in the transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will merge with and into AdTheorent and will cease to exist. Merger Sub’s principal executive offices are located at 1675 Broadway, 22nd floor, New York, New York, 10019. Merger Sub’s telephone number (212) 796-1960.
Parent and Merger Sub are each portfolio companies of Novacap Management Inc. (which we refer to as “Novacap”). Novacap is a leading private equity investment firm focused on the technology, media and communications (TMT), digital infrastructure and financial services sectors with more than $8 billion in assets under management as of December 31, 2023.
In connection with the transactions contemplated by the merger agreement, eight (8) funds (Novacap TMT VI, L.P., Novacap International TMT VI, L.P., Novacap International TMT VI-A, L.P., NVC TMT VI (S.P.), L.P., NVC TMT VI-A (S.P.), L.P., NVC TMT VI, L.P., NVC TMT VI-A, L.P., NVC International TMT VI, L.P.) and an investment vehicle (Novacap TMT VI Co-Investment (Cadent), L.P.) managed by Novacap (which we refer to as the “Novacap

Equity Investors”), have provided Parent with an equity commitment, which will be available, together with the debt financing (as described in this proxy statement), as of the closing of the merger, to fund the aggregate merger consideration and to pay the costs, fees, expenses and other amounts arising in connection with the transactions contemplated by the merger agreement.
Novacap Cadent Acquisition Company, Inc.
Novacap Cadent Acquisition Company, Inc., a Delaware corporation and an indirect holding company of Parent (which we refer to as the “Borrower”), was formed on June 26, 2023. Borrower’ principal executive offices are located at 1675 Broadway, 22nd floor, New York, New York, 10019. Parent’s telephone number is (212) 796-1960.
Novacap Cadent Holdings, Inc.
Novacap Cadent Holdings, Inc., a Delaware corporation and an indirect holding company of Parent and a direct holding company of Borrower (which we refer to as “Holdings”), was formed on June 26, 2023. Holdings’ principal executive offices are located at 1675 Broadway, 22nd floor, New York, New York, 10019. Holdings’ telephone number is (212) 796-1960.
Certain Effects of the Merger
If the merger agreement is adopted by AdTheorent stockholders and certain other conditions to the closing of the merger are either satisfied or waived, Merger Sub will merge with and into AdTheorent, with AdTheorent being the surviving corporation in the merger.
Upon the consummation of the merger, each share of Company common stock issued and outstanding immediately prior to the effective time (other than shares owned or held in treasury by AdTheorent or any direct or indirect wholly-owned subsidiary of AdTheorent or shares owned by Parent or any direct or indirect wholly-owned subsidiary of Parent (including Merger Sub), which in each case will be cancelled for no consideration, and other than shares with respect to which the stockholder or beneficial owner has properly exercised its, his or her appraisal rights) will be cancelled and converted into the right to receive the per share merger consideration, subject to applicable withholding taxes.
Immediately prior to the effective time, by virtue of the merger, each award of Company RSUs that is outstanding immediately prior to the effective time will automatically be cancelled and converted into the right to receive a cash payment in an amount, without interest thereon and subject to applicable withholding taxes, equal to the product of (i) the per share merger consideration and (ii) the total number of shares of Company common stock subject to such award of Company RSUs as of immediately prior to the effective time.
Immediately prior to the effective time, by virtue of the merger, each Company Stock Option award that is outstanding immediately prior to the effective time will automatically be cancelled and converted into the right to receive a cash payment in an amount, without interest thereon and subject to applicable withholding taxes, equal to the product of (i) the amount by which of (A) the per share merger consideration exceeds (B) the per share exercise price of such Company Stock Option, multiplied by (ii) the total number of shares of Company common stock subject to such Company Stock Option as of immediately prior to the effective time. If the per share exercise price equals or exceeds the per share merger consideration, such Company Stock Option will be cancelled for no consideration as of immediately prior to the effective time.
The Company ESPP has been suspended such that, after the date of the merger agreement, no new offering or purchase period will commence; no new employees will be permitted to participate in the Company ESPP; and existing Company ESPP participants will not be able to increase their contributions. The offering under the Company ESPP in effect as of the date of the merger agreement will end on the offering termination date; each participant’s outstanding purchase right will automatically be exercised on the offering termination date; and the Company ESPP will, contingent upon the occurrence of the closing of the merger, be terminated effective as of the date immediately prior to the date on which the effective time occurs, and no further rights shall be granted or exercised under the Company ESPP thereafter.
Company common stock is currently registered under the Exchange Act and is listed on Nasdaq under the symbol “ADTH.” As a result of the merger, AdTheorent will cease to be a publicly traded company and will be a wholly-owned subsidiary of Parent. Following the consummation of the merger, Company common stock will be de-listed from Nasdaq and de-registered under the Exchange Act, in each case, in accordance with applicable law, rules and regulations.

Effect on AdTheorent if the Merger is Not Consummated
If the merger agreement is not adopted by the Company’s stockholders, or if the merger is not consummated for any other reason:
•	the Company’s stockholders will not be entitled to, nor will they receive, any payment for their respective shares of Company common stock pursuant to the merger agreement; and
•
AdTheorent will remain an independent public company, Company common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and AdTheorent will continue to file periodic reports with the SEC.

In addition, if the merger agreement is terminated under certain special circumstances set forth in the merger agreement and described herein under “The Merger Agreement—Termination,” AdTheorent may be required to pay Parent a termination fee equal to $11,355,513 (provided that if the merger agreement is terminated under certain specified circumstances during the go-shop period or pursuant to certain transactions with a go-shop party after the expiration of the go-shop period, and notice of such superior proposal termination has been provided to Parent before 11:59 p.m. Eastern Time on May 17, 2024, the Company will be required to pay Parent a termination fee of $6,488,865). For more information, please see “The Merger Agreement—Termination Fee” beginning on page 71 of this proxy statement.

Background of the Merger
The following chronology summarizes certain key meetings and events that led to the signing of the merger agreement. This chronology does not purport to catalog every contact or communication involving the Company, Parent, Novacap, the Board, the Company’s senior management or any other parties, including their respective representatives.
This discussion of the merger is qualified by reference to the merger agreement, which is attached to this proxy statement as Annex A. You should read the entire merger agreement carefully because it is the legal document that governs the merger.
We are asking our stockholders to vote on and approve the adoption of the merger agreement. If the merger is completed, the holders of the shares of Company common stock will have the right to receive the per share merger consideration for each of their shares of Company common stock, except for the shares forfeited by H.I.G. pursuant to the terms of the H.I.G. support agreement.
As part of their ongoing evaluation of the Company’s business, the Board and the Company’s senior management periodically review and assess the Company’s operations, financial performance and prospects in light of industry conditions, of the general economic environment and of their potential impact on the Company’s long-term strategic goals and plans, which review and assessment includes potential opportunities for business combinations, acquisitions, dispositions and other financial and strategic alternatives and has at times included outside financial and legal advisors.
During late 2022 and throughout 2023, the Company received several unsolicited informal indications of interest from parties seeking to explore various strategic transactions with the Company. In each such instance, Mr. Lawson responded that the Company was not for sale, but if the Board were presented with an acquisition proposal that it believed was or could lead to a transaction that was in the best interests of the stockholders, the Board would consider such proposal. The Company entered into customary non-disclosure agreements with these parties which included customary standstill provisions having the effect of limiting the party’s right to make acquisition proposals without the Board’s further consent.
On December 20, 2022, the Company entered into a non-disclosure agreement with a potential strategic buyer (such potential buyer, “Party A”), and on July 5, 2023, after various exploratory discussions, the Company received an unsolicited written non-binding proposal from Party A (such proposal, the “Party A Proposal”) to acquire the Company in exchange for cash and stock in Party A. The Board determined that the Party A Proposal did not reflect an adequate valuation of the Company, and that it would not be in the best interests of the Company or its stockholders to enter into further discussions or negotiations regarding the Party A Proposal.
On August 8, 2023, Mr. Lawson met with the Chairman and Chief Executive Officer of another potential strategic buyer (“Party B”) to discuss commercial and strategic transactions available to the Company and Party B. On August 14, 2023, and again on August 16, 2023, Mr. Lawson participated in a meeting with Party B’s financial advisor to discuss a possible strategic engagement.
On August 25, 2023, Mr. Lawson met with the Chairman and Chief Executive Officer of Party B to discuss a potential strategic business combination.
On August 31, 2023, the Company received an unsolicited written non-binding proposal from Party B (the “Party B Proposal”) to acquire the Company in exchange for stock in Party B and a distribution of the Company’s cash in excess of net working capital in the form of a special cash dividend to be paid to the Company’s stockholders at closing. The Board determined that the Party B Proposal did not reflect an adequate valuation of the Company, and that it would not be in the best interests of the Company or its stockholders to enter into further discussions or negotiations regarding the Party B Proposal.
In September 2023, Novacap Management Inc. (“Novacap”), a North American private equity firm with over $8 billion in assets under management, contacted the Company to express interest in learning more about its business. In August 2023, Novacap had acquired Cadent, LLC (“Cadent”), a provider of platform-based converged TV advertising solutions. Following the execution of a non-disclosure agreement on September 26, 2023 which contained a customary standstill provision, Novacap personnel held several meetings and email discussions with the Company’s senior management in October and November 2023 to discuss the Company’s business and outlook. Subsequently, Novacap and Cadent received access to a virtual data room and held due diligence meetings and calls with the Company and its representatives.

On September 13, 2023, Nicholas Troiano, the Chief Executive Officer of Cadent, met with Mr. Lawson at AdTheorent’s New York office for a high-level discussion about Cadent and AdTheorent’s respective businesses and the commercial and potentially strategic basis for further discussions.
On October 4, 2023, Mr. Troiano, Mr. Lawson and other members of AdTheorent’s and Cadent’s senior management teams met at AdTheorent’s offices for a management discussion of, among other things, Cadent and AdTheorent’s respective businesses, customers and competitive landscape.
On October 10, 2023, the Company received an unsolicited revised proposal from Party B (the “Revised Party B Proposal,” and together with the Party B Proposal, the “Party B Proposals”). The Revised Party B Proposal was again structured as a combination of common stock in Party B and a special cash dividend from the Company. The Board determined that the Revised Party B Proposal did not reflect an adequate valuation of the Company, and that it would not be in the best interests of the Company or its stockholders to enter into further discussions or negotiations regarding the Revised Party B Proposal.
On October 17, 2023, AdTheorent’s and Cadent’s management teams met again at AdTheorent’s New York office for a discussion about AdTheorent’s proprietary technology.
On October 23, 2023, Mr. Lawson met with the senior leadership of another potential strategic buyer (“Party C”), coordinated by Party C’s financial advisor. Ultimately, after further preliminary discussions, Party C communicated to the Company that it did not intend to further pursue a business combination with the Company.
On November 1, 2023, Mr. Lawson and Mr. Troiano met to assess the state of the discussions to date, and to discuss a possible business combination between AdTheorent and Cadent.
On November 14, 2023, Mr. Lawson participated in a meeting by videoconference with the Chairman and Chief Executive Officer of Party B which was continuing to express interest in a possible business combination with the Company.
On November 15, 2023 and November 21, 2023, Mr. Lawson met with Mr. Troiano and Samuel Nasso, chairman of Cadent’s board of directors and partner at Novacap to discuss a possible business combination.
On December 1, 2023, Novacap, Cadent and the Company’s senior management discussed the Company’s go-to-market strategy, differentiation, and potential synergies with Cadent.
On December 4, 2023, Novacap and Cadent participated in another meeting by videoconference with the Company’s senior management. During this meeting, the Company provided a live product and platform demonstration to Cadent, followed by a discussion of the potential synergies between Cadent and the Company pertaining to Cadent’s ability to leverage the Company’s product and platform for their own capabilities. The parties continued to discuss the potential synergies between Cadent and the Company throughout the month of December.
On December 5, 2023, the Board held a meeting by videoconference with members of the Company’s senior management and a representative from McDermott Will & Emery LLP, outside legal counsel to the Company (“MWE”). During the meeting, Mr. Lawson reported that preliminary discussions with Cadent were showing signs of progress, and that the Company could soon receive a formal proposal from Cadent for an acquisition transaction. The Board concluded that it would be in the best interests of the Company and its stockholders to continue discussions with Cadent. Mr. Lawson recommended that the Board consider and approve a formal engagement with Canaccord, a leading independent, full-service financial services firm, to assist in evaluating proposals from potential buyers and to serve as the Company’s financial advisor with respect to a possible strategic transaction with Cadent or another third party. AdTheorent maintains ongoing informal relationships with numerous investment banks to provide market intelligence and perspective on equity capital market dynamics. Upon receipt of the formal offer from Cadent, AdTheorent determined that Canaccord’s extensive digital advertising and adtech advisory experience along with its deep familiarity with AdTheorent best positioned them to serve as the investment banking advisor to help the Company evaluate the offer along with exploring other strategic alternatives. The Board unanimously approved the engagement letter with Canaccord and the engagement of Canaccord as the Company’s financial advisor thereunder, and on December 6, 2023, the Company signed Canaccord’s engagement letter.
On December 7, 2023, the Company provided Cadent its 2024 projected financial performance. On February 4, 2024, the Company uploaded its five year financial forecast in the data room, which is included in “Prospective Financial Information” below on page 59 of this proxy statement.

On December 8, 2023, representatives of Novacap, Cadent and the Company discussed the Company’s financial position, key performance indicators, key customers, historical key events with respect to the Company’s financial performance, year-to-date 2023 financial performance, 2024 projected financial performance, five year financial forecast and cash requirements to support its working capital needs.
On December 12, 2023, representatives of Novacap, Cadent and the Company discussed the potential business synergies between the Company and Cadent.
On December 14, 2023, representatives of Novacap, Cadent and the Company discussed the Company’s competitive landscape and product differentiation.
On December 15, 2023, Mr. Troiano and Mr. Lawson met to consider the status of the discussions between Cadent and the Company.
On December 20, 2023, Mr. Troiano, representatives of Cadent and of the Company participated in a meeting by videoconference, during which Cadent provided the Company with an overview of Cadent’s business and a demonstration of its audience platform.
On December 21, 2023, Cadent submitted a non-binding proposal (the “Initial Cadent Proposal”) to acquire the Company for $2.65 per share, representing a 98% premium over the 30-day volume-weighted average trading price of the Company’s common shares as of December 20, 2023. The proposed merger consideration consisted of $1.91 of cash per share of Company common stock payable by Cadent and a special cash dividend of $0.74 per share of Company common stock payable by the Company to its stockholders concurrently with the closing of the transaction. The Initial Cadent Proposal contemplated that Cadent would agree to a 25-day go-shop period, which go-shop period would begin immediately following the signing of a definitive acquisition agreement. The Initial Cadent Proposal contemplated a Company termination fee equal to 2.75% of the total purchase price if the Company terminated the transaction during the go-shop period in favor of a superior company proposal, and a Company termination fee of 4.5% of the total purchase price if the Company terminated the transaction after the expiration of the go-shop period in favor of a superior company proposal. The Initial Cadent Proposal also requested matching rights for Cadent that would apply prior to any such termination. The Initial Cadent Proposal included the following conditions, among others: (i) the Company’s management team agreeing to roll over a meaningful portion of their Company stock into Cadent; (ii) the Company’s officers and directors agreeing to voting and support agreements in favor of a transaction; and (iii) no more than 5% of the Company’s outstanding shares exercising their statutory appraisal rights in connection with the transaction. The Initial Cadent Proposal also provided for a cap of $5 million on the Company’s transaction expenses. In conjunction with the Initial Cadent Proposal, Cadent requested a 45-day exclusivity period to complete due diligence, and proposed a draft exclusivity agreement.
On December 22, 2023, Mr. Tencer, Mr. Lawson and representatives of Canaccord participated in a meeting by videoconference to discuss the Initial Cadent Proposal and prepare for discussions with the Board.
On December 29, 2023, representatives of Canaccord held a call with representatives of Moelis & Company, LLC, the financial advisor to Cadent (“Moelis”), to receive clarification on certain areas of the Initial Cadent Proposal.
On January 2, 2024, the Board held a meeting by videoconference, with members of the Company’s senior management, and representatives of MWE and Canaccord in attendance, to review and discuss the Initial Cadent Proposal. Representatives of MWE reviewed with the Board its fiduciary duties and other legal matters that would be applicable to the Board’s consideration of the Initial Cadent Proposal versus other alternatives available to the Company (and updated such presentation, reminding the Board of such fiduciary duties and legal matters, at subsequent Board meetings as well). Representatives of Canaccord reviewed with the Board a summary of management’s five-year projected financial performance of the Company (the “Projections”), the key financial metrics underlying the Initial Cadent Proposal, the Company’s historical stock price performance and a preliminary financial analysis of the proposal, and Company management provided perspectives on the Company’s recent performance and outlook. For more detail regarding the Projections, see the section of this proxy statement entitled “Prospective Financial Information” beginning on page 59 of this proxy statement.
The Board discussed, with the assistance of senior management in consultation with the Company’s financial and legal advisors, perspectives on the Company’s proposed valuation, including the advantages and risks of a proposed transaction with Cadent, including, among other things, whether the Initial Cadent Proposal represented an attractive valuation for stockholders when considered in light of the Company’s business, operations, management, financial condition and prospects. The Board also discussed the various competitive challenges the Company could continue to face as a stand-alone public company, as well as the challenges presented by the macroeconomic environment with rising interest rates and a possible slowdown in the economy, including in the advertising industry. The Board also discussed the specific challenges faced by recent “de-SPAC” public companies which, as a result of high redemption percentages from former SPAC investors in the de-SPAC transaction, faced a combination of low public market float, a thinly traded common stock and significant stock price pressure from potential dilution resulting from outstanding warrants and potential payout of additional shares of common stock upon the achievement of earnouts from the de-SPAC transaction (“overhang”). In reviewing the Initial Cadent Proposal, the Board noted that the dollar value of the Initial Cadent Proposal was higher than the price contemplated by both the Party A Proposal, the Party B Proposal and the Revised Party B Proposal, but the Board determined that nevertheless, such dollar value did not reflect an appropriate valuation for the Company. The Board instructed Canaccord to communicate to Moelis that the valuation represented by the Initial Cadent Proposal was not compelling, and, as a result, the Board would not further consider the Initial Cadent Proposal, or consider entering into exclusive negotiations with Cadent at that time. The Board also instructed management and MWE that no discussions relating to the rollover of any Company common stock or equity held by management would be permitted unless and until all material terms of the transaction had been agreed and the definitive agreements substantially negotiated. Following the Board meeting, representatives of Canaccord communicated the Board’s message to Moelis.
Further, at the January 2, 2024 meeting, the Board and representatives of MWE and Canaccord discussed the pros and cons of the Company conducting a process that would involve contacting other parties that might potentially be interested in, and capable of, completing an acquisition of the Company, the potential risks of such a process, the potential adverse consequences of disclosure of information regarding the proposed transaction if it were to become publicly known, including the increased risk that a broad outreach could result in the Company’s availability for sale becoming publicly known, which could disrupt the Company’s business, versus conducting a market check of the Company’s value by running a go-shop process following the announcement of a signed acquisition agreement. In consideration of the foregoing factors, the Board determined that it was in the best interests of the Company and its stockholders not to conduct a sale process, but to continue to pursue the highest possible bid from Cadent.
On January 5, 2024, the Company received a revised non-binding proposal from Cadent (the “January 5 Proposal”). The January 5 Proposal increased the price to $2.90 per share of Company common stock in cash (inclusive of a $0.70 per share special cash dividend payable by the Company), which represented a 110% premium over the 30-day volume-weighted average trading price of the Company common stock as of January 4, 2024. In other respects, the January 5 Proposal was materially similar to the Initial Cadent Proposal. Cadent reiterated its request that the Company grant it exclusivity to negotiate a potential transaction.
On January 5, 2024 and January 6, 2024, representatives of Canaccord and Moelis discussed the financial terms, exclusivity restrictions and go-shop terms of the January 5 Proposal.
On January 7, 2024, the Board held another meeting by videoconference, with participation by members of the Company’s senior management, representatives of MWE, and representatives of Canaccord to review and discuss the January 5 Proposal. Representatives of MWE again reviewed with the Board its fiduciary duties and legal matters applicable to the Board’s consideration of the January 5 Proposal versus other alternatives available to the Company. Representatives of Canaccord reviewed with the Board the key financial metrics underlying the January 5 Proposal. The Board discussed, with the assistance of senior management in consultation with its financial and legal advisors, perspectives on the Company’s proposed valuation, including revenue and adjusted EBITDA multiples, and the Projections. The Board concluded that the January 5 Proposal continued to undervalue the Company and instructed Canaccord to communicate that message to Moelis and to determine whether Cadent was willing to improve its price per share to the stockholders.
At the meeting, the Board instructed MWE and Canaccord not to engage with Cadent on the non-price terms included in the January 5 Proposal, including the terms of any exclusive negotiation period, unless and until Cadent could provide a substantially improved valuation for the Company. However, the Board did instruct MWE to prepare a high-level non-binding term sheet to reflect the material non-price terms that the Company would consider if Cadent were to increase its valuation and the Board chose to pursue the Cadent proposal.
On the same day, representatives of Canaccord communicated the Board’s message to Moelis. Between January 7, 2024 and January 10, 2024, representatives of Moelis and Canaccord held several discussions on the financial terms of the proposal, including price and valuation.

On January 8, 2024, MWE proposed a draft high-level non-binding term sheet (the “Term Sheet”) to the Company’s senior management, Eric Tencer, the chairman of the Board, and representatives of Canaccord, reflecting the material non-price terms that the Company would consider if Cadent were to increase its valuation.
On January 9, 2024, Mr. Tencer, members of the Company’s senior management and representatives of Canaccord and MWE participated in a videoconference to review and discuss MWE’s proposed Term Sheet provisions, during which Mr. Tencer and members of the Company’s senior management gave instructions to MWE regarding certain proposed revisions to the Term Sheet provisions.
On January 10, 2024, MWE provided members of the Company’s senior management, the Board and representatives of Canaccord with a revised draft of the Term Sheet, along with a slide deck comparing different transaction structures (a one-step merger vs. a two-step cash tender offer followed by a back-end merger), related timetables for each transaction structure and the pros and cons of each transaction structure. The Board instructed MWE to continue to negotiate the Term Sheet, but to defer discussions on transaction structure until the Term Sheet was fully negotiated.
On the same day, Mr. Tencer and Mr. Lawson received a further updated proposal from Cadent (the “January 10 Proposal”) that increased the price per share to $3.10 per share in cash, which represented a 109% premium to the 30-day volume weighted average trading price of the common stock on Nasdaq as of January 9, 2024. The proposed consideration continued to include, as a component, a special cash dividend payable by the Company ($0.69 per Company common share) concurrently with Cadent’s payment of the remainder of the merger consideration. Additionally, the January 10 Proposal extended the proposed go-shop period from 25 days to 30 days and increased the proposed transaction expenses cap from $5 million to $10 million. In other respects, the January 10 Proposal was materially similar to the January 5 Proposal. The January 10 Proposal reiterated a request that the Company grant Cadent exclusivity.
On the same day, the Board held a meeting by videoconference, with members of the Company’s senior management, and representatives of MWE and Canaccord in attendance. During the meeting, the Board discussed the January 10 Proposal and compared it to the January 5 Proposal, among other discussions at the meeting. Representatives of MWE again reviewed with the Board its fiduciary duties and legal matters applicable to the Board’s consideration of the January 10 Proposal versus other alternatives available to the Company. Representatives of Canaccord reviewed with the Board the key financial metrics underlying the January 10 Proposal.
After considering the possible market and industry reasons for a recent increase in the market price of the Company’s common stock, and receiving Canaccord’s assessment of the January 10 Proposal and financial analysis, including the premium represented by the January 10 Proposal over historical stock prices, the implied multiples of the Company’s revenue and adjusted EBITDA and the relationship of these implied multiples to trading multiples of public company peers and the relationship of the price and value reflected in the January 10 Proposal to comparable transactions, the Board concluded that the January 10 Proposal represented a valuation that the Board could recommend if the material non-price terms of the transaction were also acceptable. The Board resolved not to grant exclusivity to Cadent until the material non-price terms of a possible transaction had been agreed, and instructed MWE to negotiate the non-price terms with Cadent and its counsel, but authorized MWE to negotiate the terms of a possible exclusivity agreement with Cadent, which would only be entered into in connection with finalizing the Term Sheet on terms acceptable to the Company. The Board instructed Canaccord to continue to seek possible improvements to the per share merger consideration from Moelis, and to inform Moelis that the cash dividend component was not acceptable.
On January 11, 2024, MWE sent a further revised draft of the Term Sheet to the Company’s senior management and Mr. Tencer, and Mr. Tencer instructed MWE to share the Term Sheet with Baker Botts L.L.P., outside legal advisor to Cadent (“Baker Botts”) and commence negotiations.
On January 12, 2024, MWE sent the Term Sheet to Baker Botts. The Term Sheet included, among other things, provisions relating to (i) the go-shop period, (ii) deal protections for Cadent and “fiduciary outs” for the Board, (iii) a limited guarantee from Novacap with respect to the performance of Cadent’s obligations under the merger agreement, (iv) termination fees payable by the Company in the event the Company terminated the merger agreement in favor of a superior acquisition proposal (which varied depending on the extent to which such proposal involved a third-party contacted during the go-shop period), (v) covenants relating to the parties’ obligations to obtain antitrust approval of the transaction, (vi) the treatment of employee equity incentives and warrants in the merger, (vii) closing conditions for the merger, (viii) financing for the transaction, (ix) the parties’ rights to enforce the merger agreement and remedies, and (x) termination rights.
In the Term Sheet, the Company rejected the cap on the Company’s transaction expenses as well as the closing condition relating to the exercise of statutory appraisal rights, extended the proposed go-shop period from 30 days to 35 days, and reduced the proposed Company termination fee from 2.75% to 1.5% of the merger consideration if termination occurs in connection with a superior company proposal from a party contacted during the go-shop period, and from 4.5% to 2.5% of the merger consideration if termination occurs other circumstances. The Term Sheet also specified that all outstanding, vested and unvested, employee and director equity incentive awards would accelerate at the closing of the transaction. The Term Sheet continued to request that Novacap provide a guarantee of Cadent’s obligations under the merger agreement.
Contemporaneously with sending the Term Sheet to Baker Botts, MWE also informed Baker Botts that management had been instructed by the Board not to discuss any role with the company after the transaction, including any rollover arrangements, with Cadent or any representative of Cadent, unless and until authorized by the Board.
On January 12, 2024, Baker Botts returned a mark-up of the Term Sheet to MWE, which MWE shared with the Board. In the mark-up Cadent agreed to pay 100% of the merger consideration in cash, instead of requiring that a portion of the merger consideration be paid through a concurrent special cash dividend by the Company to its stockholders but continued to require a go-shop period of 30 days (rather than 35 days) and a contractual cap on the Company’s transaction expenses.
On January 15, 2024, the Board held a meeting by videoconference, with members of the Company’s senior management, and representatives of MWE and Canaccord in attendance, to discuss Cadent’s proposed revisions to the Term Sheet.
On January 16, 2024, MWE provided a further revised draft of the Term Sheet to Baker Botts reflecting instructions from the Board. In the revised Term Sheet, the Company proposed a 33-day go-shop period and a 3% termination fee (reduced to 1.75% in connection with a superior company proposal from a party contacted during the go-shop period and continued to reject the cap on transaction expenses. MWE also provided comments on Cadent’s initial draft exclusivity agreement.
On January 17, 2024, MWE participated in a call with representatives of Baker Botts and Christopher Poindexter, General Counsel of Cadent, to discuss the Term Sheet. On the same day, Baker Botts provided to MWE revised drafts of the Term Sheet and of the exclusivity agreement. The revised draft of the Term Sheet accepted the 33-day go-shop period and lack of binding cap on transaction expenses but proposed a 4% termination fee (reduced to 2% in connection with a superior company proposal from a party contacted during the go-shop period, provided that the termination in response to proposal from such third party occurs within a reasonable time after the go-shop period).
On January 18, 2024, MWE updated the Board, the Company’s senior management and representatives of Canaccord on the status of the Term Sheet and exclusivity agreement negotiations.
On the same day, the Board held a meeting by videoconference, with members of the Company’s senior management, and representatives of MWE and Canaccord in attendance, to further discuss the revised draft of the Term Sheet and exclusivity agreement and finalize the terms thereof. Representatives of Canaccord provided an update on discussions with Cadent, Novacap and Moelis regarding valuation. Representatives of Canaccord reported to the Board that Moelis had represented that the $3.10 per share offer was Cadent’s final proposal. Representatives of Canaccord again reviewed the $3.10 per share proposal in light of revenue and EBITDA multiples and the Projections. Representatives of MWE then advised the Board on the status of negotiations of the Term Sheet with Baker Botts and the remaining unresolved issues which included, among others, (i) the size of the termination fee, (ii) the terms of the Board’s fiduciary outs, (iii) the limited guarantee from Novacap, and (iv) the definition of “superior company proposal.” With respect to the termination fee, the Board instructed MWE to propose a 3.5% termination fee (reduced to 2% in connection with a superior company proposal from a party contacted during the go-shop period). Furthermore, the Board rejected the concept that a termination must occur within a certain period of time for the reduced termination fee to apply, proposing that instead, the Company must make a determination that such third party’s proposal constitutes a superior company proposal within 3 business days after the go-shop period.

At the conclusion of the meeting, the Board provided authority to the Company’s senior management to enter into the exclusivity agreement with Cadent, provided that there was a satisfactory conclusion of the remaining outstanding Term Sheet provisions on terms materially consistent with those recommended by MWE. On the same day, MWE sent a revised draft of the Term Sheet to Baker Botts which reflected the Board’s position on the remaining open issues.
On January 19, 2024, MWE, Baker Botts and Richards, Layton & Finger, outside counsel to Cadent on matters of Delaware law (“Richards Layton”) participated in a call to discuss the Term Sheet. Following the call, Baker Botts provided revised drafts of the Term Sheet and the exclusivity agreement to MWE. Cadent also provided information related to its financial and cash positions in response to the Board’s request. After review of such information later that day, the Board determined that the Company could proceed without a limited guarantee from Novacap of Cadent’s obligations under the merger agreement.
On January 20, 2024, MWE provided to Baker Botts a revised draft of the Term Sheet, reflecting, among other things, a compromise on the definition of “superior company proposal” and the details of termination fee triggers.
Later that same day, Baker Botts provided a revised draft of the Term Sheet to MWE which accepted almost all of the Company’s proposed terms, but provided that the lower 2% termination fee would apply only if termination of the merger agreement in response to a superior company proposal from a party contacted during the go-shop period occurs within 13 days after expiration of the go-shop period.
On January 22, 2023, representatives of the Company and Cadent convened a call to discuss the due diligence process with third-party advisors in attendance. Cadent and its advisors commenced a comprehensive due diligence of the Company the following day, which continued over the course of February and March through the signing of the merger agreement.
On January 23, 2024, the Company and Cadent agreed upon the final version of the Term Sheet and signed the exclusivity agreement. The exclusivity agreement provided for a 30-day initial period of exclusivity, with an option for Cadent to extend the period for an additional 15 days upon written notice to the Company of its intention to continue negotiations based on the same price terms and confirmation of no material deviations from the non-price terms in the Term Sheet.
On January 24, 2024, the Company received another unsolicited revised proposal from Party B (the “Second Revised Party B Proposal”). The Board received and reviewed the Second Revised Party B Proposal which was less favorable to the Company’s stockholders than Cadent’s January 10 Proposal. On January 25, 2024, consistent with the terms of the exclusivity agreement, representatives of Canaccord informed Cadent on behalf of the Company of the receipt of the Second Revised Party B Proposal, and Mr. Lawson informed Party B that the Company was contractually prohibited from engaging in any discussions.
On the same day, the Board held a meeting by videoconference to discuss transaction structure with members of the Company’s senior management, and representatives of MWE and Canaccord in attendance. At the conclusion of the meeting, the Board agreed to propose a one-step transaction structure to Cadent, which Cadent accepted.
On January 28, 2024, MWE sent a preliminary draft of the merger agreement to Mr. Tencer and members of the Company’s senior management. On January 31, 2024, Mr. Tencer, members of the Company’s senior management and representatives of MWE participated in a call to discuss MWE’s first draft of the merger agreement. After receiving Mr. Tencer’s approval, MWE provided to Baker Botts an initial draft of the merger agreement on February 1, 2024, and the initial draft of the form of the voting and support agreement to be entered into between the Company and certain stockholders on February 2, 2024.
On February 8, 2024, Baker Botts provided revised drafts of the merger agreement and of the voting and support agreement to MWE. The revised draft of the merger agreement included certain changes to defined terms (including the definition of material adverse effect) and expanded Company representations and warranties (including as to the Company’s cash, net working capital and transaction expenses before signing), as well as Cadent’s notice and information rights with respect to acquisition proposals received during the go-shop period. The revised draft also proposed a cap on Cadent’s potential monetary liability that would apply in the event of Cadent’s breach of the merger agreement followed by a termination of the merger agreement prior to completion of the transaction.
On the same day, Baker Botts sent a list of priority legal diligence requests to MWE. Baker Botts and the Company engaged in legal due diligence over the course of February and March through the signing of the merger agreement.

On February 13, 2023, members of the Company’s management met with representatives of Cadent and Novacap to discuss further the legal due diligence process.
On February 15, 2024, Mr. Tencer, members of the Company’s senior management and representatives of MWE participated in a call to review Baker Botts’ revised draft of the merger agreement.
Later that same day, MWE provided to Baker Botts revised drafts of the merger agreement and of the voting and support agreement. Consistent with the earlier discussion with the Company’s senior management, MWE’s revised draft of the merger agreement rejected Baker Botts’ request for a monetary cap on Cadent’s liability in the event of Cadent’s breach of the merger agreement. MWE requested that the legal entity borrower under the debt commitment letter from Royal Bank of Canada (“RBC”), which was providing the debt financing for the merger, together with such entity’s immediate holding company (the “borrower parties”), also be direct parties to the merger agreement.
On February 16, 2024, Baker Botts sent to MWE a draft of the debt commitment letter for its review.
Later that same day, representatives of MWE, Baker Botts and Richards Layton participated in a call to discuss the merger agreement, including the operation of the go-shop process and Cadent’s matching rights with respect to a potential superior company proposal.
On February 20, 2024, Baker Botts sent to MWE a revised draft of the merger agreement and form of voting and support agreement. Among other things, the revisions concerned the definitions of “company material adverse effect,” Company’s representations and warranties and covenants relating to conduct of business by the Company prior to closing and Cadent’s information rights during the go-shop period. The revised draft also reaffirmed Cadent’s request for a monetary cap on Cadent’s liability in the event of Cadent’s breach of the merger agreement.
On February 22, 2024, MWE and Baker Botts participated in a call by videoconference to discuss the merger agreement. The parties discussed, among other things, the Company’s potential recourse against the borrower parties under the debt commitment letter and the definition of “material adverse effect.” Baker Botts and MWE also discussed Cadent’s request for a cap on its monetary liability in the event of a breach of the merger agreement.
On February 26, 2024, the Board held a meeting by videoconference, with members of the Company’s senior management, representatives of MWE and Canaccord in attendance, to discuss MWE’s revisions to the draft of the merger agreement. During the meeting, the Board discussed the importance of including the borrower parties to the debt commitment letter as full parties to the merger agreement. The Board also discussed at length a Cadent monetary liability cap, and resolved to propose a cap of $25 million, equal to 8% of $3.10 per share purchase price, subject to Cadent agreeing to a reverse termination fee of the same amount. If no reverse termination fee were agreed upon, the Board resolved that a higher liability cap should be required. Later that same day, MWE sent revised drafts of the merger agreement and of the voting and support agreement, reflecting, among other things, the foregoing positions taken by the Board, to Baker Botts.
Between February 28 and March 6, 2024, MWE and Baker Botts participated in four calls to resolve the remaining open issues in the merger agreement. Pursuant to these discussions, Baker Botts and Cadent accepted that the Cadent borrower parties should be full parties to the merger agreement.
On March 1, 2024, Baker Botts provided to MWE a draft of the equity commitment letter between Cadent and Novacap pursuant to which Cadent is financing part of the merger consideration to be paid to the Company’s stockholders upon closing.
On March 4, 2024, Mr. Tencer, members of the Company’s senior management, and representatives of MWE and Canaccord participated in a call to discuss the remaining open items in the merger agreement. On that same day, MWE provided a revised draft of the equity commitment letter to Baker Botts, addressing, among other things, the Company’s third-party beneficiary rights thereunder.
On March 7, 2024, Baker Botts provided a draft of the subordinated note, which formed part of Cadent’s financing for the transaction along with the debt commitment letter and equity commitment letter.
Later that day, Mr. Lawson, Nick Troiano, MWE and Baker Botts participated in a call to discuss the remaining open provisions in the merger agreement. The parties agreed to forego a reverse termination fee and accept a cap on Cadent’s monetary liability equal to 10% of the aggregate consideration to be paid to the Company’s stockholders.
On the same day, via email, the Company received a Civil Investigative Demand (“CID”) from the Federal Trade Commission (the “FTC”) relating to the Company’s compliance with Section 5 of the FTC Act. Shortly thereafter,

Mr. Lawson provided notice to Mr. Troiano of the receipt of the CID. Over the course of the day, Cadent and the Company discussed the implications of the CID for the Company’s business and operations. Cadent and Novacap determined that additional time and diligence would be needed to carefully consider and fully understand the potential implications of the CID and temporarily suspended the negotiation of the merger agreement while the Company considered its response to the CID.
On March 11, 2024, the parties agreed to extend the exclusivity period under the exclusivity agreement for an additional 30 days for Cadent and the Company to consider the implications of the CID.
On March 12, the Company filed its Annual Report on Form 10-K for fiscal year 2023 and held its earnings call covering fourth-quarter and year-end financials. Fourth-quarter highlights included revenue of $59.7 million, a 15.2% increase compared to $51.8 million in fourth quarter 2022, and gross profit of $31.7 million, up 19.3% from $26.5 million in fourth quarter 2022. Full year-end highlights for 2023 included revenue of $170.8 million, a 2.8% increase compared to $166.1 million in full-year 2022. Gross Profit was $81.7 million, down 1.2%, from $82.6 million in full-year 2022.
On March 19, 2024, MWE, Baker Botts and Orrick, Herrington and Sutcliffe, LLP, special outside counsel to Cadent on data privacy matters (“Orrick”), on their own behalf and on behalf of their respective clients, entered into a Common Interest and Confidentiality Agreement to allow for a more in-depth due diligence surrounding the Company’s privacy practices and the Company’s potential responses to the CID.
During the period between March 11, 2024, and March 25, 2024, the parties, together with their outside counsel, continued to review and consider the FTC’s CID. During this time, the parties also began discussions regarding the potential terms of a transaction, including whether Cadent would be willing to increase the per share merger consideration in view of the increase in the Company’s stock price during the period of negotiations.
On March 18, 2024, MWE provided a revised draft of the merger agreement to Baker Botts, with revised covenants concerning the subordinated note.
On March 25, 2024, Cadent re-engaged in active negotiations on the merger agreement. On March 26, 2024, Baker Botts provided revised drafts of the merger agreement and of the form of voting and support agreement to MWE. Among other things, the revised draft of the merger agreement contained enhanced privacy-related representations and warranties and a stricter standard for their bringdown at closing to address the potential risks stemming from the investigation of the Company by the FTC.
Between March 26, 2024, and March 27, 2024, representatives of Canaccord and Moelis held discussions regarding potentially increasing the per share merger consideration payable under the merger agreement in light of the fact that the Company’s stock price had substantially increased during the period of negotiations.
On March 27, 2024, MWE provided a revised draft of the merger agreement to Baker Botts. Later the same day, Baker Botts returned a revised draft of the merger agreement.
On March 28, 2024, MWE provided a revised draft of the merger agreement to Baker Botts. The revisions in each of these drafts concerned the details of privacy-related representations and warranties and the standard for their bringdown at closing.
Later on March 28, 2024, Baker Botts returned a revised draft of the merger agreement, and Cadent extended what it characterized as a best and final offer to raise the per share merger consideration to $3.21, equivalent to the closing price of the Company’s stock on that day on the condition that certain stockholders affiliated with H.I.G. agree to forfeit a number of shares of common stock equal to $3,747,058.68 based on the $3.21 per share increased price.
Also on March 28, 2024, the Board held a meeting by videoconference, with members of the Company’s senior management, and representatives of Canaccord and MWE in attendance, to discuss the potential transaction with Cadent. Prior to the meeting, MWE provided to the Board a substantially final draft of the merger agreement for the Board’s consideration.
During the meeting, Canaccord presented Canaccord’s financial analyses, and orally delivered to the Board Canaccord’s opinion to the effect that, as of the date of such opinion and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Canaccord as set forth in its written opinion, a copy of which is attached as Annex B to this proxy statement, the merger consideration of $3.21 per share in cash to be received by the holders of common stock of the

Company (other than shares of common stock of the Company owned by the Company, Parent, Merger Sub, any of their respective affiliates and certain stockholders affiliated with H.I.G., or held by holders exercising appraisal rights described in Section 2.05 of the merger agreement) in the merger pursuant to the merger agreement was fair, from a financial point of view, to such holders, and stated that it would follow up after the meeting with the written opinion. The financial analyses and opinion are more fully described below under the section of this proxy captioned “Opinion of Canaccord Genuity LLC” which full text of the written opinion is attached as Annex B to this proxy statement and is incorporated by reference in this proxy statement in its entirety. Representatives of MWE provided a detailed discussion of the terms of the merger agreement, including the most recent changes, and confirmed that the current drafts of the merger agreement, the voting and support agreement, the equity commitment letter, the debt commitment letter and the subordinated note were substantially in final form. Representatives of MWE then provided a presentation to the Board regarding fiduciary duties of directors and other obligations of the Board in the context of considering the proposed transaction with Cadent versus other alternatives available to the Company. There followed a robust discussion, during which the members of the Board shared their views with respect to the proposed transaction with each other, discussed with the representatives of Canaccord the financial analyses and opinion of Canaccord, and asked questions of MWE regarding its fiduciary duties and the upcoming go-shop process. The Board members also discussed whether it was in the best interests of the stockholders to proceed with the Cadent transaction or remain independent and continue to pursue the Company’s business plan. At such meeting, following further discussion, the Board unanimously determined that the merger and the other transactions contemplated by the merger agreement were fair to, and in the best interests of, the Company and the Company’s stockholders, and approved and declared advisable the merger agreement and the merger and the other transactions contemplated by the merger agreement. The Board also unanimously resolved that the merger agreement be submitted for consideration by the stockholders of the Company at a special meeting of stockholders and recommended that the stockholders of the Company vote to adopt the merger agreement.
On March 29, 2024, MWE provided to Baker Botts updated drafts of the merger agreement and of the voting and support agreements which were substantially identical to the drafts which had been provided to the Board prior to the March 28, 2024 meeting, and proposed that the signatures of the parties thereto be exchanged and held in escrow pending release on April 1, 2024. Later that same day, the merger agreement, the voting and support agreements and the equity commitment letter were finalized, and Baker Botts provided executed copies (in escrow pending authorization to release) of the debt commitment letter and the subordinated note.
On April 1, 2024, the Company, Cadent, and the other parties entered into the merger agreement and the voting and support agreements. Simultaneously, the equity commitment letter, the subordinated note, and the debt commitment letter became effective.
Before market open on the same day, the Company and Cadent issued a joint press release, and the Company issued a separate press release and filed a Current Report on Form 8-K, announcing the transaction and the execution and delivery of the merger agreement.
On April 23, 2024, the Board was advised by MWE of the potential ramifications of, and uncertainties related to the Board’s approval and the Company’s execution of the merger agreement created by the Activision decision of the Delaware Court of Chancery of February 29, 2024.
On April 24, 2024, in light of the Activision decision, the Board, by unanimous consent, ratified the adoption of the merger agreement, and the Company’s execution thereof, pursuant to Section 204 of the DGCL, as further described in the section of this proxy statement entitled “The Merger—Notice Regarding Ratification Under Section 204 of the Delaware General Corporation Law.”
Recommendation of the Board and Reasons for the Merger
Recommendation of the Board
After considering the various factors described below, the Board unanimously (a) determined that the merger agreement, the merger and the terms thereof, together with all of the transactions contemplated by the merger agreement, are in the best interests of AdTheorent and its stockholders, (b) declared it advisable and in the best interests of the Company to enter into the merger agreement and approve the merger, (c) authorized and approved the merger agreement and approved the merger, (d) resolved to recommend that AdTheorent’s stockholders vote in favor of the adoption of the merger agreement and (e) directed that the merger agreement be submitted to a vote of AdTheorent’s stockholders.

The Board unanimously recommends that you vote (i) “FOR” the proposal to adopt the merger agreement and (ii) “FOR” the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.
Notice Regarding Ratification Under Section 204 of the Delaware General Corporation Law
On February 29, 2024, the Delaware Court of Chancery issued an opinion, Sjunde AP-Fonden v. Activision Blizzard, Inc., No. 2022-1001-KSJM (Del. Ch. Feb. 29, 2024), as corrected (Mar. 19, 2024) (“Activision”), pursuant to which the Delaware Court of Chancery held that, in approving a merger transaction in accordance with Section 251 of the DGCL, the relevant agreement and plan of merger must be, at minimum, “essentially complete” at the time such agreement is adopted by the board of directors of a Delaware corporation. The Board believes that its prior approval of the merger agreement and the Company’s execution thereof complied with the requirements of Section 251 of the DGCL, and that, to the extent it did not, the Board adopted a unanimous written consent (i) confirming its approval of the merger agreement, and (ii) in accordance with Section 204 of the DGCL and in light of the Activision decision, ratifying and reaffirming the prior approval and execution of the merger agreement to eliminate the risk that, or any uncertainty as to whether the prior approval or execution did not comply with Section 251 of the DGCL or was otherwise a “defective corporate act” (as defined in Section 204(h)(1) of the DGCL). A copy of such unanimous written consent is attached as Annex E.
This notice constitutes the notice required to be given to our stockholders in accordance with Section 204 of the DGCL. Any claim that any potentially defective corporate act identified and ratified under Section 204 of the DGCL pursuant to the unanimous written consent attached as Annex E is void or voidable due to the failure of authorization, or that the Delaware Court of Chancery should declare in its discretion that the ratification thereof in accordance with Section 204 of the DGCL not be effective or be effective only on certain conditions, must be brought within 120 days from the date this notice is given.
Reasons for our Board’s Recommendation in Favor of the Merger
The Board recommends that you vote “FOR” the merger proposal.
The Board, at a meeting held on March 28, 2024, unanimously determined that the merger and the other transactions contemplated by the merger agreement are fair to, and in the best interests of, the Company and the Company’s stockholders and approved and declared advisable the merger agreement and the merger and the other transactions contemplated by the merger agreement. The Board also unanimously resolved that the merger agreement be submitted for consideration by the stockholders of the Company at a special meeting of stockholders and recommended that the stockholders of the Company vote to adopt the merger agreement. In reaching the foregoing decisions, the Board consulted with members of the Company’s senior management and the Company’s outside financial and legal advisors at various times and considered a number of factors, including the following principal factors (not in any relative order of importance) that the Board believes support such decisions:
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the view of the Board, based on the Board’s knowledge about and opinion of the Company’s business, operations, financial condition, earnings and prospects, the Company’s long-range plans, and the risks in achieving those prospects and plans, that the merger is more favorable to the Company’s stockholders than the potential values that might result from other alternatives to the merger reasonably available to the Company, including the Company continuing to operate as an independent public company and executing on the Company management’s strategic plan (taking into account the risks and uncertainties associated with the execution of that plan), and taking into account that the go-shop period will permit the Company to explore potential alternatives to the merger, including acquisition proposals from strategic counterparties and other financial sponsors;

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the risks involved in remaining a stand-alone company in a highly competitive and uncertain market, especially given that the Company relies on certain key customers and loss of any one of those key customers could materially impact the Company’s competitive position and ability to meet revenue and other financial projections;

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the fact that the Company had received a proposal from Party A and multiple proposals from Party B, all of which were less favorable to the Company and its stockholders than the merger (and the Initial Cadent Proposal), and the potential risk of losing the favorable opportunity with Cadent in the event the Company sought to pursue discussions with additional third parties prior to entry into the merger agreement and the potential negative effects that such a process might have on the Company’s business, especially in light of the go-shop provisions that Cadent was willing to agree to;
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the breadth of the Company’s freedom during the 33-day go-shop period to actively solicit alternative acquisition proposals following announcement of the signing of the merger agreement, and to discuss and negotiate alternative acquisition proposals with third parties, without being required to disclose such activities or such proposals to Cadent until after the conclusion of the go-shop period, and then only to the limited extent set forth in the merger agreement;

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the historical market prices of the Company’s common stock and the fact that merger consideration of $3.21 per share represents a premium of approximately 17% to the volume-weighted average price of a share of Company common stock over the 60-day period prior to March 28, 2024, and a premium of approximately 27% to the volume-weighted average price of a share of Company common stock over the 90-day period prior to March 28, 2024;

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the oral opinion of Canaccord delivered to the Board on March 28, 2024 (which was subsequently confirmed by delivery of a written opinion dated March 28, 2024) as to the fairness, from a financial point of view and as of the date of such opinion, to the holders of common stock of the Company (other than shares of common stock of the Company owned by the Company, Parent, Merger Sub, any of their respective affiliates or held by holders exercising appraisal), of the merger consideration of $3.21 per share in cash to be received by such holders in the merger pursuant to the merger agreement, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Canaccord as set forth in its written opinion. A copy of such written opinion is included as Annex B to this proxy statement;

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the belief of the Board, after negotiations with Cadent and its representatives, that the merger consideration of $3.21 per share in cash provided for in the merger agreement was in the best interests of the Company and its stockholders and represented the highest price Cadent was willing to pay and that the terms of the merger agreement include the most favorable terms to the Company, in the aggregate, to which Cadent was willing to agree;

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the improvement in the merger consideration offered by Cadent from $2.65 per share at the time of the Initial Cadent Proposal to $3.21 per share, representing a 21% increase over the Initial Cadent Proposal;

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the fact that the merger consideration is to be paid in cash, which will allow the Company’s stockholders to receive a fixed amount of consideration upon the closing and which will provide them with certainty of value and liquidity, especially when viewed against the risks and uncertainties inherent in the Company’s prospects and the market, economic and other risks that arise from owning an equity interest in a public company, especially a public company formed in a recent de-SPAC transaction dealing with low public float, thin trading volume and substantial pressure from potentially dilutive “overhang” in the Company’s common stock, and the resulting negative perception that the Board believed the market has of de-SPAC public companies as investment opportunities;

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the Board’s consideration of the current state of the economy, the stock market and financial markets and its assessment of the state of the markets in which the Company operates, the competitive landscape in the advertising industry, customer relationships, organic and non-organic growth opportunities of the Company, the capital expenditures that would be required to maintain or enhance the Company’s competitive position, the need to meet customer demands and the uncertainty surrounding forecasted economic conditions, both in the near-term and the long-term as well as generally and within the Company’s competitive environment in particular, and the costs of continuing to operate as a public company, all of which create uncertainty about the future, as compared to the greater certainty of all-cash merger consideration;

•	the Board’s assessment that the merger had a high likelihood of being completed based on, among other things (not in any relative order of importance):
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Parent’s agreement to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the merger and the other transactions contemplated by the merger agreement;

○
the belief of the Board that the “drop dead” date under the merger agreement (the date after which either party may generally walk away), set for July 30, 2024 with the possibility of extension until September 23, 2024, allows for sufficient time to complete the merger;

○	the business reputation and capabilities of Novacap, and the Board’s perception that Novacap is willing to devote the resources necessary to complete the merger in an expeditious manner;
○
the fact that the merger is not subject to a financing condition, and the financial condition and creditworthiness of the affiliate of Novacap providing the equity commitment letter and the subordinated note, and Parent’s representation that Parent will have, through the committed financing, all funds necessary for the payment of the aggregate merger consideration and to satisfy all of Parent’s other obligations under the merger agreement; and

○
the receipt of the debt commitment letter, providing for committed debt financing for the merger, and the reputation of the financial institutions named therein, which the Board believed would increase the likelihood of the debt financing being available and that the funding to be provided under the equity commitment letter, subordinated note and debt commitment letter together would provide all funds necessary for the payment of the aggregate merger consideration and to satisfy all of Parent’s other obligations under the merger agreement;

•	certain other terms and conditions of the merger agreement and other transaction documents, including the following:
○
the ability of the Company to withhold, withdraw or modify its recommendation to the Company’s stockholders in favor of the adoption of the merger agreement in connection with a superior company proposal from a third party or in connection with any event or circumstance that becomes known to the Board that is material to the Company and its subsidiaries, taken as a whole, that was not known to the Company’s executive officers as of April 1, 2024, if the Board determines in good faith, after consultation with outside counsel, that the failure to so withhold, withdraw or modify such recommendation would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, subject to Parent’s ability to terminate the merger agreement and collect a termination fee of $11,355,513 if such recommendation is withheld, withdrawn or modified in a manner adverse to Parent (as more fully described in the section entitled The Merger Agreement—Other Covenants and Agreements—Company Board Recommendation; Adverse Recommendation Change; Fiduciary Exception);

○
the ability of the Company to terminate the merger agreement to enter into an alternative acquisition transaction determined to constitute a superior company proposal, subject to certain conditions, including certain rights of Parent to seek to match the superior company proposal and payment by the Company of a termination fee of either (i) $6,488,865, if the merger agreement is terminated to enter into a superior company proposal from a go-shop party and notice of such superior proposal termination has been provided to Parent before 11:59 p.m. Eastern Time on May 17, 2024 or (ii) $11,355,513, in the case of any other such termination—amounts which the Board believed, based upon the advice of its financial and legal advisors were unlikely to deter other third parties from making acquisition proposals that they were otherwise willing to make;

○
the conditions to the closing of the merger are specific and limited in scope and that the definition of “material adverse effect” in the merger agreement contains certain carve-outs that make it less likely that adverse changes in the Company’s business between announcement and closing of the merger will provide a basis for Parent to refuse to consummate the merger; and

○
the fact that notwithstanding certain restrictions in the merger agreement, the Company has sufficient operating flexibility to conduct its business in the ordinary course prior to the consummation of the merger.

•
the appraisal rights of the Company’s stockholders who do not vote in favor of the adoption of the merger agreement and comply with all required procedures under Delaware law, which provides those eligible stockholders with an opportunity to have a Delaware court determine the fair value of their shares (which may be greater than, equal to or less than the merger consideration of $3.21 per share in cash provided for in the merger agreement) and the absence of any closing condition in the merger agreement related to the exercise of appraisal rights by the Company’s stockholders;
•
the availability of the remedy of specific performance to the Company under the merger agreement in certain circumstances, and the Company’s right under the equity commitment letter to require the equity financing to be funded if, among other things, the conditions to closing are satisfied (or would be satisfied at the closing of the merger) and the debt financing has been funded or will be funded at the closing of the merger;

•
the fact that the merger agreement is subject to the adoption by the Company’s stockholders by a required majority vote, as provided in the Company’s certificate of incorporation and as required by applicable Delaware law; and

•
the fact that H.I.G., the Company’s largest stockholder (holding approximately 37.2% of the outstanding shares of Company common stock in the aggregate), was prepared to execute and deliver the voting and support agreement, and H.I.G.’s willingness to forfeit a certain number of shares in order to reach an agreement with Cadent on aggregate consideration.

The Board also considered a variety of potentially negative factors in its deliberations concerning the merger agreement and the merger, including the following (not in any relative order of importance):
•
the fact that the Company would no longer exist as an independent, publicly traded company, and the Company’s stockholders would no longer participate in any future earnings or growth and would not benefit from any potential future appreciation of the value of Company common stock;

•	the merger agreement imposes certain restrictions on soliciting alternative acquisition proposals from third parties following the conclusion of the go-shop period;
•
the termination fee to be paid to Parent under the circumstances specified in the merger agreement, which, while as a percentage of the equity value of the Company is within a customary range for similar transactions, may discourage other parties that might otherwise have an interest in a business combination with, or an acquisition of, the Company, or may reduce the price offered by such other parties in an alternative acquisition proposal;

•	the risk that the Company may be the subject of legal proceedings relating to the merger which may have the effect of delaying, enjoining or preventing the merger or requiring the payment of damages;
•
the risk of incurring substantial expenses related to the merger, including in connection with any litigation that may result from the announcement or pendency of the merger, some of which will be payable even if the merger is not completed;

•
the right afforded to Parent under the merger agreement to seek to match alternative acquisition proposals that the Board determines in good faith are superior company proposals, which might have the effect of deterring third parties that would otherwise be disposed to expend the time and resources needed to make a competitive bid for the Company during the go-shop period;

•
the existence of certain restrictions on the conduct of the Company’s business prior to the completion of the merger, which, subject to specific exceptions, could delay or prevent the Company from undertaking capital expenditures and pursuing business opportunities it would otherwise undertake or pursue absent the pending completion of the merger;

•
the fact that significant costs are involved in connection with entering into and completing the merger and substantial time and effort of management is required to complete the merger, potentially resulting in disruptions to the operation of the Company’s business;

•	the fact that a failure to complete the merger may cause substantial harm to the Company’s relationships with its employees, suppliers and customers;
•
the fact that, while the Company expects that the merger will be consummated, there can be no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied, and, as a result, the merger may not be consummated;

•
the fact that the Company does not have third-party beneficiary status under the subordinated note, and in the event that Novacap does not provide the financing under the subordinated note, the Company will not be able to specifically enforce Parent’s obligation to complete the merger;

•
the fact that Parent requires third-party debt financing for the merger and in the event that the debt financing sources do not provide the financing under the debt commitment letter, the Company will not be able to specifically enforce Parent’s obligation to complete the merger;

•
if Parent fails to complete the merger as a result of the failure to obtain the financing under the debt commitment letter or a breach of the merger agreement in certain circumstances, remedies may be expensive and difficult to enforce, and the success of any such action may be uncertain;

•
the fact that the deal value of $3.21 per share (i) does not represent a premium to the closing price of the Company common stock of $3.21 on March 28, 2024; (ii) represents a premium of only 0.5% to the volume-weighted average trading price of the Company common stock of $3.19 for the 30 trading days ended on March 28, 2024; and (iii) represents a discount of 13.7% to the 52-week high closing price of the Company common stock of $3.72 on March 14, 2024;

•	the upward trend in the Company’s stock price during the weeks leading up to the signing of the merger agreement;
•
the possibility that in light of the public disclosure of the go-shop period, the trading price of the Company common stock might exceed the deal value of $3.21 per share for all or portions of the period after the signing of the merger agreement, based on speculation that a superior company proposal might emerge during the go-shop period or thereafter, potentially reducing the likelihood that the Company’s stockholders would vote in favor of the adoption of the merger agreement at $3.21 per share;

•	the fact that an all-cash transaction generally would be taxable to the Company’s stockholders that are U.S. holders for U.S. federal income tax purposes;
•	the effects that a failure to consummate the merger could have on the price of the Company’s common stock and on the market’s perceptions of the Company’s prospects; and
•	various other risks associated with the merger and the business of the Company, as more fully described in the section entitled “Forward-Looking Statements.”
The foregoing discussion of the information and factors considered by the Board is not intended to be exhaustive but includes the material factors considered by the Board. In view of the variety of factors considered in connection with its evaluation of the merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Board based its recommendation on the totality of the information presented.
In considering the recommendation of the Board with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers (including John Black, Danielle Qi, Eric Tencer and Shuangxiu Yu, the four (4) directors nominated to the Board by H.I.G. Growth – AdTheorent, LLC, a stockholder of the Company holding approximately 37.2 % of the outstanding shares of Company common stock as of the record date, pursuant to the Stockholders Agreement, dated as of December 22, 2021, by and among the Company, H.I.G. Growth – AdTheorent, LLC, MCAP Acquisition, LLC, and the other parties thereto), have interests in the merger that are different from, or in addition to, yours, as more fully described in the section entitled “Interests of AdTheorent’s Directors and Executive Officers in the Merger.” The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of the Company.
Portions of this explanation of the reasons for the merger and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the section entitled “Forward-Looking Statements.”

Opinion of Canaccord Genuity LLC
Canaccord is acting as exclusive financial advisor to AdTheorent in connection with the Merger. At a meeting of the Board of Directors held on March 28, 2024 to evaluate the Merger, Canaccord delivered an oral opinion, which opinion was confirmed by delivery of a written opinion, dated March 28, 2024, to the effect that, as of that date and based upon and subject to certain assumptions, factors and qualifications set forth in the written opinion, the per share merger consideration, to be received by the holders of shares of Company Common Stock (other than shares of Company Common Stock owned by AdTheorent, Parent, Merger Sub or any of their respective Affiliates or held by holders exercising appraisal rights described in Section 2.05 of the merger agreement) pursuant to the merger agreement was fair, from a financial point of view, to such holders. Canaccord did not express any view on, and its opinion did not address, any other term or aspect of any other agreements or arrangements contemplated by the merger agreement or entered into in connection with the Merger.
The full text of Canaccord’s written opinion is attached to this proxy statement as Annex B and is incorporated herein by reference. The description of Canaccord’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. Stockholders of AdTheorent are encouraged to read Canaccord’s opinion carefully and in its entirety for a description of the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by Canaccord in connection with its opinion. Canaccord’s opinion was addressed to the AdTheorent Board, was only one of many factors considered by the AdTheorent Board in their respective evaluation of the Merger, and is limited to and addresses only the fairness, from a financial point of view and as of the date of the opinion, to the holders of shares of Company Common Stock (other than the Company, Parent, Merger Sub or any of their respective Affiliates or holders exercising appraisal rights described in Section 2.05 of the Agreement) of the per share merger consideration to be received by such holders pursuant to the merger agreement. Canaccord’s opinion does not address the relative merits of the Merger as compared to other business strategies or transactions that might be available to AdTheorent, nor does it address the underlying business decision of AdTheorent to proceed with the Merger or any view on another term or aspect of the Merger. Canaccord’s opinion was solely directed to and for the information of the AdTheorent Board in connection with its evaluation of the Merger and did not constitute advice or a recommendation to the AdTheorent Board as to how the AdTheorent Board should vote with respect to the merger agreement and does not constitute advice or a recommendation to any holder of Company Common Stock as to how such person should otherwise act with respect to the Merger or any other matter. Canaccord’s opinion was rendered on the basis of securities, economic, market and monetary conditions prevailing as of March 28, 2024, the date of its opinion, and on the prospects, financial and otherwise, of AdTheorent known to Canaccord as of such date. Subsequent developments may affect the conclusions expressed in Canaccord’s opinion if such opinion were rendered as of a later date. Canaccord disclaims any obligation to advise any person of any change in any manner affecting its opinion that may come to its attention after the date of its opinion. Canaccord has not undertaken to reaffirm or revise its opinion or otherwise comment on any events occurring after the date of its opinion and does not have any obligation to update, revise or reaffirm its opinion.
In connection with Canaccord’s review of the Merger and developing the opinion described above, Canaccord, among other things:
(i)	reviewed certain publicly available information relating to AdTheorent;
(ii)	reviewed certain internal historical financial statements and other historical financial and operating data concerning AdTheorent provided to Canaccord by management of AdTheorent;
(iii)
reviewed certain financial projections and other estimates and data relating to AdTheorent prepared by management of AdTheorent that Canaccord had been directed to utilize in its analysis (collectively, the “Projections”);

(iv)	conducted discussions with members of senior management of AdTheorent regarding the past and current operations and financial condition and the prospects of AdTheorent;
(v)	reviewed financial and stock market data for certain companies, the securities of which are publicly traded, that Canaccord deemed to be relevant and comparable to AdTheorent;
(vi)	reviewed the reported prices and trading activity for the Company Common Stock;

(vii)	reviewed certain financial terms of certain other acquisitions Canaccord deemed to be relevant and comparable to the Merger;
(viii)	participated in discussions and negotiations among representatives of the Company, Parent and their respective financial and legal advisors;
(ix)
reviewed the terms of the merger agreement furnished to Canaccord by AdTheorent on March 28, 2024, which Canaccord assumed, with the consent of the AdTheorent Board, to be identical in all material respects to the form of merger agreement executed by the parties; and

(x)
performed such other financial studies and analyses, performed such other investigations, and took into account such other matters as Canaccord deemed necessary, including an assessment of general securities, economic, market and monetary conditions.

In connection with Canaccord’s review and arriving at its opinion, Canaccord did not independently verify any of the foregoing information, relied on such information, assumed that all such information was complete and accurate in all material respects, and relied on assurances of management of AdTheorent that they were not aware of any facts that would make such information misleading in any material respect. With respect to the Projections and other estimated and forward-looking information provided to Canaccord by management of AdTheorent, Canaccord assumed, with the consent of the AdTheorent Board, that such Projections and other information had been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management. At the direction of the AdTheorent Board, Canaccord used and relied on the Projections and such other information provided by management of AdTheorent for purposes of its analysis and opinion. Canaccord expressed no view or opinion as to the Projections or the assumptions on which they were based.
Canaccord also assumed that (i) the Merger will be consummated upon the terms set forth in the merger agreement, without waiver, modification or amendment of any material term, condition or agreement in the merger agreement which would be in any way meaningful to its analysis, (ii) the representations and warranties made by the parties to the merger agreement are and will be true and correct in all respects material to its analysis, and (iii) in the course of obtaining necessary governmental, regulatory and third party approvals and consents for the Merger, no modification, delay, limitation, restriction or conditions would be imposed that would have an adverse effect on AdTheorent or the contemplated benefits of the Merger in any way meaningful to Canaccord’s analysis. Canaccord is not a legal, accounting, regulatory or tax expert and relied on the assessments made by AdTheorent and its advisors with respect to such matters.
Canaccord’s opinion was limited to and addressed only the fairness, from a financial point of view, as of the date of the opinion, to the holders of shares of Company Common Stock (other than the Company, Parent, Merger Sub or any of their respective Affiliates or holders exercising appraisal rights described in Section 2.05 of the Agreement) of the per share merger consideration to be received by such holders pursuant to the merger agreement. Canaccord did not express any view on, and its opinion does not address, any other term or aspect of the Merger, including, without limitation, the form or structure of the Merger, or any terms or aspects of any agreement, arrangement or understanding to be entered into in connection with the Merger or contemplated by the merger agreement. Canaccord also expressed no opinion as to the fairness of the Merger to the holders of any other class of securities, creditors or other constituencies of AdTheorent or any value that holders exercising appraisal rights described in Section 2.05 of the merger agreement may be entitled to receive.
Canaccord’s opinion did not address the relative merits of the Merger as compared to other business strategies or transactions that might be available to AdTheorent, nor does it address the underlying business decision of AdTheorent to proceed with the Merger or any view on any other term or aspect of the merger agreement. Canaccord did not consider, and Canaccord did not express an opinion as to, the fairness of the amount or nature of the compensation to be paid to any of AdTheorent’s officers, directors or employees, or class of such persons, relative to the per share merger consideration to be paid to the stockholders of AdTheorent in the Merger. Further, Canaccord did not express any view or opinion as to in the future what the price or range of prices at which the Company Common Stock or any other securities may trade or otherwise be transferable, including following announcement of the Merger.
Canaccord was not requested to conduct and did not conduct, nor did Canaccord rely upon, any independent valuation or appraisal of any of the assets or liabilities of AdTheorent. Canaccord also did not evaluate the solvency of any party to the merger agreement under any state, federal or other laws, rules or regulations relating to bankruptcy, insolvency or similar matters. In addition, Canaccord assumed, with the consent of the AdTheorent Board, that any material liabilities (contingent or otherwise, known or unknown) of AdTheorent are as set forth in the financial statements of AdTheorent provided to Canaccord.
Summary of Financial Analyses
The following is a summary of the material financial analyses performed by Canaccord in connection with rendering its opinion dated March 28, 2024 described above. The following summary, however, does not purport to be a complete description of the factors considered or financial analyses performed by Canaccord, nor does the order of analyses described represent relative importance or weight given to those analyses by Canaccord. Some of these summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Canaccord’s financial analyses. In performing its analyses, Canaccord made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of AdTheorent or any other parties to the merger agreement. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before March 28, 2024 (the same trading day as delivery of Canaccord’s opinion) and is not necessarily indicative of current market conditions.
Selected Public Companies Analysis. Canaccord reviewed certain publicly available financial information for selected public companies that, based on its experience and professional judgment, share similar business characteristics to AdTheorent. No company utilized in the selected public companies analysis is directly comparable to AdTheorent and certain of these companies may have financial, business and/or operating characteristics that are materially different from those of AdTheorent. However, the companies were selected, among other reasons, because they are publicly-traded companies with businesses that, for purposes of Canaccord’s analysis, may be considered similar to that of AdTheorent based on industry sector and financial profile.
Using publicly available information obtained from filings with the SEC, the Capital IQ database, and other public sources, Canaccord calculated for each selected public company the following ratios and multiples: (i) total enterprise value (calculated as the market value of common equity determined using the treasury stock method, plus debt, less cash) (“TEV”) as a multiple of last-twelve-month (“LTM”) revenue; (ii) TEV as a multiple of calendar year 2024 estimated revenue based on third-party research analyst consensus estimates; (iii) TEV as a multiple of LTM earnings before interest, taxes, depreciation and amortization, and stock-based compensation (“Adjusted EBITDA”); and (iv) TEV as a multiple of calendar year 2024 estimated Adjusted EBITDA based on third-party research analyst consensus estimates; The selected public companies and their applicable multiples as of March 28, 2024, as well as the corresponding multiples for AdTheorent based on the closing price of the Company Common Stock as of March 28, 2024 and information provided by AdTheorent management, were as follows:
Selected Public Companies	TEV / LTM Revenue	TEV/ CY2024E Revenue	TEV / LTM Adjusted EBITDA	TEV / CY2024E Adjusted EBITDA
Taboola.com Ltd.	1.1x	0.8x	15.4x	7.6x
Ziff Davis, Inc.	2.2x	2.1x	6.2x	5.9x
Outbrain Inc.	0.1x	0.1x	2.8x	2.5x
Perion Network Ltd.	0.9x	0.8x	3.9x	3.7x
Magnite, Inc.	2.9x	3.0x	10.5x	9.3x
Digital Turbine, Inc.	1.0x	1.1x	5.8x	7.2x
PubMatic, Inc.	4.1x	3.7x	14.7x	12.4x
Viant Technology Inc.	2.1x	1.8x	15.8x	12.5x
Innovid Corp.	2.4x	2.1x	17.1x	13.1x
illumin Holdings Inc.	0.2x	0.2x	23.3x	5.6x
Third Quartile	2.3x	2.1x	15.7x	11.6x
Mean	1.7x	1.6x	11.6x	8.0x

Selected Public Companies	TEV / LTM Revenue	TEV/ CY2024E Revenue	TEV / LTM Adjusted EBITDA	TEV / CY2024E Adjusted EBITDA
Median	1.6x	1.5x	12.6x	7.4x
First Quartile	0.9x	0.8x	5.9x	5.7x
AdTheorent (as of March 28, 2024)	1.5x	1.2x	11.5x	6.0x
Proposed Transaction (AdTheorent LTM December 31, 2023A)	1.5x	1.2x	11.6x	6.1x
Proposed Transaction (AdTheorent LTM March 31, 2024E)	1.5x	—	12.1x	—
Based on its analysis and other considerations that Canaccord deemed relevant in its experience and professional judgment, Canaccord used these reference ranges of multiples and the Revenue and Adjusted EBITDA of AdTheorent (calculated as Adjusted EBITDA excluding stock-based compensation, transaction expenses and non-cash and one-time items as provided by AdTheorent management and approved by the AdTheorent Board) to derive a range of implied total enterprise values for AdTheorent of $124.8 million to $494.1 million and a range of implied equity values for AdTheorent of $191.2 million to $560.5 million. The implied equity value was calculated by adding estimated cash and investments as of March 31, 2024 as provided by AdTheorent management, from the implied total enterprise value. Canaccord also derived a range of implied per share equity values for AdTheorent (using the fully diluted shares of AdTheorent common stock determined using the treasury stock method as provided by AdTheorent management) which are summarized below:
Implied Price Per Share(1)
TEV / LTM December 31, 2023A Revenue	$2.20 - $4.55
TEV / LTM March 31, 2024E Revenue	$2.21 - $4.59
TEV / CY2024E Revenue	$2.24 - $5.01
TEV / LTM December 31, 2023A Adjusted EBITDA	$1.93 - $4.07
TEV / LTM March 31, 2024E Adjusted EBITDA	$1.87 - $3.92
TEV / CY2024E Adjusted EBITDA	$3.01 - $5.49
(1)	Low and high multiple ranges were derived from the first and third quartile data points from the selected public companies analysis.
Selected Precedent Transaction Analysis. Canaccord reviewed certain publicly available information for selected precedent transaction where, based on its experience and professional judgment, the target companies have or had similar business model and industries served by the target company as compared to AdTheorent as well as the financial position and other relevant financial metrics of the target companies. No selected transaction or target company utilized in the selected transactions analysis is directly comparable to AdTheorent or the Merger and certain of these selected transactions and target companies may have financial, business and/or other characteristics that are materially different from those of AdTheorent and the Merger. Each of these transactions was publicly announced during or after November 2015.

Using publicly available information obtained from filings with the SEC, the Capital IQ database and other public sources, Canaccord calculated the multiples of TEV (calculated with and without earnout consideration where applicable) to LTM Revenue and LTM Adjusted EBITDA for each of the target companies in the selected transactions. The selected transactions and their applicable multiples, as well as the corresponding multiples for the Merger based on AdTheorent’s LTM Revenue and Adjusted EBITDA for the period ended December 31, 2023 and estimated LTM Revenue and Adjusted EBITDA for the period ended March 31, 2024 as provided by AdTheorent management, were as follows:
Announcement	Acquiror	Target	TEV / LTM REVENUE(1)		TEV / LTM ADJ. EBITDA(1)
			Without Earnout	With Earnout	Without Earnout	With Earnout
3/3/24	Similarweb Ltd.	Admetricks SpA	NA	NA	NA	NA
2/1/24	Premion, LLC	Octillion Media	NA	NA	NA	NA
12/12/23	Perion Network Ltd.	Hivestack Inc.	2.2x	2.8x	NM	NM
7/31/23	DoubleVerify Holdings, Inc.	Scibids Technology SAS	NA	NA	NA	NA
8/9/23	Novacap Investments, Inc.	Cadent, LLC	NA	NA	NA	NA
5/24/23	Affle International Pte. Ltd.	YouAppi Inc.	1.1x	1.4x	NA	NA
2/28/23	Simplifi Holdings, LLC	Bidtellect, Incl.	NA	NA	NA	NA
7/25/22	Tremor International Ltd.	Amobee, Inc.	1.6x	1.6x	NM	NM
12/21/21	Microsoft Corporation	Xandr Inc.	NA	NA	NA	NA
10/6/21	AppLovin Corporation	MoPub, Inc.	NA	NA	NA	NA
10/1/20	Better Collective A/S	Atemi Group	1.1x	1.1x	5.5x	5.5x
2/10/20	Digital Turbine, Inc.	Mobile Posse, Inc.	0.7x	1.1x	3.2x	5.2x
1/14/20	Perion Network Ltd.	Content IQ LLC	0.7x	1.9x	4.4x	12.5x
1/6/20	Tremor International Ltd.	Unruly Group Limited	0.3x	0.3x	NM	NM
12/19/19	The Rubicon Project, Inc.	Telaria, Inc.	5.0x	5.0x	NM	NM
10/22/19	Roku, Inc.	DataXu, Inc.	1.3x	1.3x	NM	NM
2/4/19	Taptica International Ltd.	RhythmOne Plc	0.5x	0.5x	6.0x	6.0x
6/25/18	AT&T Inc.	AppNexus Inc.	NA	NA	NA	NA
9/5/17	RhythmOne Plc	YuMe, Inc.	0.9x	0.9x	7.3x	7.3x
7/18/17	Sizmek Inc.	Rocket Fuel Inc.	0.3x	0.3x	17.9x	17.9x
8/3/16	Vector Capital Management, L.P.	Sizmek Inc.	0.5x	0.5x	6.4x	6.4x
11/17/15	IDI, Inc.	Fluent, Inc.	2.0x	2.0x	12.7x	12.7x
		Third Quartile	1.5x	1.8x	8.7x	12.5x
		Mean	1.3x	1.5x	7.9x	9.2x
		Median	1.0x	1.2x	6.2x	6.9x
		First Quartile	0.5x	0.6x	5.2x	5.8x
		Proposed Transaction (AdTheorent LTM December 31, 2023A)	1.5x	1.5x	11.6x	11.6x
		Proposed Transaction (AdTheorent LTM March 31, 2024E)	1.5x	1.5x	12.1x	12.1x
(1)	“NA” denotes information not available and “NM” denotes negative multiples or multiples greater than 50.0x
Based on its analysis and other considerations that Canaccord deemed relevant in its experience and professional judgment, Canaccord used these reference ranges of multiples, the LTM Revenue and LTM Adjusted EBITDA of

AdTheorent for the period ended December 31, 2023 and LTM Revenue and LTM Adjusted EBITDA for the period ended March 31, 2024 (as provided by AdTheorent management and approved by the AdTheorent Board) to derive a range of implied total enterprise values for AdTheorent of $92.5 million to $314.7 million and a range of implied equity values for AdTheorent of $158.9 million to $381.1 million. The implied equity value was calculated by adding estimated cash and investments as of March 31, 2024, as provided by AdTheorent management, from the implied total enterprise value. Canaccord also derived a range of implied per share equity values for AdTheorent (using the fully diluted shares of AdTheorent common stock determined using the treasury stock method as provided by AdTheorent management) which are summarized below:
Implied Price Per Share(1)
TEV / LTM December 31, 2023A Revenue (without earnout)	$1.56 - $3.20
TEV / LTM December 31, 2023A Revenue (with earnout)	$1.66 - $3.70
TEV / LTM March 31, 2024E Revenue (without earnout)	$1.56 - $3.22
TEV / LTM March 31, 2024E Revenue (with earnout)	$1.67 - $3.73
TEV / LTM December 31, 2023A Adjusted EBITDA (without earnout)	$1.79 - $2.54
TEV / LTM December 31, 2023A Adjusted EBITDA (with earnout)	$1.92 - $3.37
TEV / LTM March 31, 2024E Adjusted EBITDA (without earnout)	$1.74 - $2.46
TEV / LTM March 31, 2024E Adjusted EBITDA (with earnout)	$1.87 - $3.26
(1)	Low and high multiple ranges were derived from the first and third quartile data points from the selected precedent transactions analysis.
Discounted Cash Flow Analysis. Canaccord conducted a discounted cash flow analysis for AdTheorent for the purpose of calculating a range of equity values per share of AdTheorent common stock. A discounted cash flow analysis is a method of evaluating an asset using estimates of the future unlevered free cash flows taking into consideration the time value of money with respect to those future cash flows by calculating their net present value. For purposes of this analysis, Canaccord utilized AdTheorent’s financial forecasts to determine the unlevered free cash flows of AdTheorent for the nine months ending December 31, 2024 and calendar years 2025 through 2028. Unlevered free cash flows were calculated by taking operating income after tax, adding back depreciation and amortization, subtracting capital expenditures, and adjusting for changes in net working capital.
Canaccord calculated the net present value of the unlevered free cash flows for AdTheorent for the nine months ending December 31, 2024 and calendar years 2025 through 2028 and calculated terminal values in the year 2028 based on a terminal perpetual growth rate ranging from 2.5% to 3.5%. Canaccord selected these terminal perpetual growth rates based on the application of its experience and professional judgment. These values were discounted to net present values at a discount rate ranging from 15.5% to 17.5%, which range of discount rates was selected, upon the application of Canaccord’s experience and professional judgment, to reflect AdTheorent’s estimated range of weighted average cost of capital. Based on this analysis, Canaccord derived a range of implied total enterprise values for AdTheorent of $195.3 million to $239.4 million and a range of implied equity values for AdTheorent of $261.7 million to $305.8. The implied equity value was calculated by adding estimated cash and investments as of March 31, 2024 as provided by AdTheorent management, from the implied total enterprise value. Canaccord also derived a range of implied per share equity values for AdTheorent of $2.56 to $2.99 (using the fully diluted shares of AdTheorent common stock determined using the treasury stock method as provided by AdTheorent management), which range was based on the high and low data points from the analysis.
Other Information
Canaccord observed certain additional factors that were not considered part of its financial analyses for purposes of its opinion but were noted to the AdTheorent Board for reference purposes only, including the following:
•
Historical trading prices of shares of AdTheorent common stock during the 52-week period ended March 28, 2024, which reflected low to high closing prices of the shares during such period of $1.13 per share on October 26, 2023 to $3.72 per share on March 14, 2024.

•
The consideration of $3.21 per share represented: (i) a premium of 0.0% to the closing price of $3.21 on March 28, 2024; (ii) a premium of 0.5% to the volume weighted average trading price of $3.19 for the 30 trading days ended on March 28, 2024; (iii) a premium of 17.4% to the volume weighted average trading price of $2.73 for the 60 trading days ended on March 28, 2024; (iv) a premium of 27.3% to the volume weighted average trading price of $2.52 for the 90 trading days ended on March 28, 2024; (v) a discount of 13.7% to the 52-week high closing price of $3.72 on March 14, 2024; and (vi) a premium of 184.1% to the 52-week low closing price of $1.13 on October 26, 2023.
•
Of 183 companies that completed a de-SPAC (a business combination with a special purpose acquisition company or “SPAC”) since January 1, 2022 and as of March 28, 2024 were publicly listed on a U.S. stock exchange, excluding 15 such companies that got delisted or completed an in-court restructuring: (i) of all such companies 46% as of March 28, 2024 were trading below $2.00 per share with 67% trading below $4.00 per share; (ii) of such companies that completed a de-SPAC in 2022, 52% as of March 28, 2024 were trading below $2.00 per share with 70% trading below $4.00 per share; and (iii) of such companies in the technology sector, 49% as of March 28, 2024 were trading below $2.00 per share with 73% trading below $4.00 per share.

•
Premiums paid in 224 selected acquisitions of public U.S. companies since 2019 across all industries with equity purchase prices between $100 million and $500 million (excluding de-SPAC transactions), for which premium data was available. The premiums in this analysis were calculated by comparing the per share acquisition price in each transaction to the closing price of the target company’s common stock for the date one day prior to announcement and the volume weighted average price per share of the target’s common stock for the 30 trading days, 60 trading days and 90 trading days prior to announcement. This data is set forth below as compared to the implied premium to AdTheorent common stock based on the per share merger consideration of $3.21 per share:

	Premiums to Target Stock Price
	1-Day Prior	30-Day VWAP	60-Day VWAP	90 Day VWAP
Third Quartile	65.3%	66.2%	66.7%	62.7%
Median	50.2%	50.7%	51.1%	50.8%
Mean	34.8%	39.9%	40.9%	39.2%
First Quartile	16.4%	17.9%	18.5%	20.0%
AdTheorent Stock Price(1)	$3.21	$3.19	$2.73	$2.52
Implied Per Share Merger Consideration Premium	0.0%	0.5%	17.4%	27.3%
(1)	Stock price and volume weighted average trading prices as of March 28, 2024.
General
The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Canaccord’s opinion. In arriving at its fairness determination, Canaccord considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Canaccord made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses, taken as a whole. No company or transaction used in the above analyses as a comparison is directly comparable to AdTheorent or the Merger. The reasons for and the circumstances surrounding each of the selected companies and transactions analyzed were diverse and there are inherent differences in the business, operations, financial condition and prospects of AdTheorent and the companies included in those analyses.
Canaccord prepared these analyses for purposes of providing its opinion to the AdTheorent Board as to the fairness, from a financial point of view, as of the date of the opinion, to the holders of shares of Company Common Stock (other than the Company, Parent, Merger Sub or any of their respective Affiliates or holders exercising appraisal rights described in Section 2.05 of the merger agreement) of the per share merger consideration to be received by such holders pursuant to the merger agreement. These analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold.
The per share merger consideration was determined through negotiations between AdTheorent and Parent and was approved by the AdTheorent Board. Canaccord provided advice to the AdTheorent Board during these negotiations. Canaccord, however, did not recommend any specific amount of consideration to AdTheorent, the AdTheorent Board or that any specific amount of consideration constituted the only appropriate consideration for the Merger.

As described above, Canaccord’s opinion to the AdTheorent Board was one of many factors taken into consideration by the AdTheorent Board in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the factors considered or financial analyses performed by Canaccord in connection with its opinion and is qualified in its entirety by reference to the full text of the written opinion of Canaccord attached to this proxy statement as Annex B. The issuance of Canaccord’s opinion was approved by a fairness committee of Canaccord.
Canaccord, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of business, Canaccord and its affiliates may acquire, hold or sell, for its and its affiliates’ own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of AdTheorent, Parent, Merger Sub, the Borrower, Holdings and certain of their respective affiliates, and any other company that may be involved in the transactions contemplated by the merger agreement. Canaccord acted as financial advisor to AdTheorent in connection with the Merger. Other than as related to such engagement, Canaccord has not provided any investment banking or other financial advisory services to any of Parent, Merger Sub, the Borrower, Holdings or AdTheorent during the two years preceding the date of its opinion for which Canaccord received fees. Canaccord may provide investment banking and other services to or with respect to AdTheorent, Parent or their respective affiliates in the future, for which Canaccord may receive compensation.
AdTheorent engaged Canaccord as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Merger. Pursuant to the terms of such engagement, AdTheorent agreed to pay Canaccord fees for its services in connection with the Merger in an aggregate amount of approximately $6.5 million as follows: (i) $500,000 payable upon delivery by Canaccord of its opinion dated March 28, 2024; and (ii) the remainder contingent upon consummation of the Merger. In addition, AdTheorent has agreed to reimburse Canaccord for certain expenses and to indemnify Canaccord and related persons for certain liabilities relating to or arising out of its engagement.
Prospective Financial Information
The Company does not, as a matter of general practice, publicly disclose financial projections because of, among other reasons, the uncertainty and subjectivity of the underlying assumptions and estimates and the unpredictability of the Company’s business and the competitive markets in which it operates. However, in connection with the Company’s evaluation of Cadent’s proposal to acquire the Company, Company management provided to the Board and Canaccord certain non-public, unaudited internal prospective financial information prepared by Company management for the fiscal years ending 2024 through 2028 (which, collectively, we refer to as the “Projections”). The Projections were prepared solely for internal use and are subjective in many respects. The Projections were provided to Canaccord in January 2024, and were relied upon and used as the basis for the financial analyses conducted by Canaccord and summarized above in “Opinion of Canaccord Genuity LLC.”
The summary of the Projections is included in this proxy statement because the Projections were made available to Canaccord for the purpose of rendering an opinion that is materially related to the proposed merger and is being disclosed in order to comply with the SEC rules or requirements under applicable law, including case law regarding disclosure of the financial advisor’s analyses. A summary of this financial information is provided below only to provide stockholders of the Company with access to certain prospective financial information concerning the Company that was made available to the Board and Canaccord, as described herein. The Projections were not prepared with a view to public disclosure, but rather solely for the internal use of the Company. The Projections are not included in this proxy statement in order to influence any stockholder of the Company to make any decision regarding the proposals relating to the transactions contemplated by the merger agreement or for any other purpose, and readers of this proxy statement are cautioned not to place undue reliance on the Projections included herein.
The Projections included in this proxy statement are the responsibility of the Company’s management. The Projections represent Company management’s reasonable estimates and good faith judgments as to the future growth and financial performance of the Company, including forecasts of revenues and adjusted EBITDA, that Company management believed were reasonable at the time the Projections were prepared, taking into account relevant information available at the time. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results. Although a summary of the Projections is presented with numerical specificity, it reflects numerous assumptions and estimates made by the Company’s management, including assumptions and estimates with respect to future industry performance, general business, economic, regulatory, litigation, market and financial conditions, and matters specific to the Company’s business, all of which are difficult to predict and many of which are beyond the Company’s control. Accordingly, actual results could vary significantly from those set forth in such projected financial information. The Projections also reflect assumptions as to certain business decisions that are subject to change. Because the Projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year and are unlikely to anticipate each circumstance that will have an effect on the Company’s future financial performance. The Projections reflect the subjective judgment of the Company’s management in many respects and, thus, are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the Projections constitute forward-looking statements and are subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted in such prospective information, including the factors described under “Forward-Looking Statements,” the Company’s performance, industry performance, general business and economic conditions, customer requirements, competition, adverse changes in applicable laws, regulations or rules, the outcome of pending or future litigation and the various risks set forth in the reports filed by the Company with the SEC.
The Projections were prepared for internal use and were not prepared with a view toward public disclosure or with a view toward complying with GAAP, the published guidelines of the SEC regarding projections and the use of non-GAAP financial measures, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the Projections are unaudited and neither the Company’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the Projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the Projections.
The Projections contain certain non-GAAP financial measures (including adjusted EBITDA) that Company management believes are helpful in understanding the Company’s financial performance and future results. Company management regularly uses a variety of financial measures that are not in accordance with GAAP for forecasting, budgeting and measuring financial performance. The non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures. While the Company believes these non-GAAP financial measures provide meaningful information to help investors understand the operating results and to analyze the Company’s financial and business trends on a period-to-period basis, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company’s competitors and may not be directly comparable to similarly titled measures of the Company’s competitors due to potential differences in the exact method of calculation. The SEC rules that would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure do not apply to non-GAAP financial measures provided to a board of directors or a financial advisor in connection with a proposed business combination such as the merger if the disclosure is included in a document such as this proxy statement.
The inclusion of the Projections should not be regarded as an admission, representation or indication that any of the Board, the Company, the Company’s management, Canaccord, any of their respective advisors or any other person considered, or now considers, the Projections to be material or a reliable prediction of future results, and the Projections should not be relied upon as such. In fact, the Board and the Company’s management view the Projections as non-material because of the inherent risks and uncertainties associated with such long-range forecasts. There can be no assurance that the projected results will be realized or that actual results will not be materially lower or higher than estimated, whether or not the merger is completed.
No representation or warranty was made in the merger agreement concerning prospective financial information, including the Projections. The Projections should only be evaluated in conjunction with the historical financial statements and other information regarding the Company contained in the Company’s public filings with the SEC. Neither the Company nor its affiliates, officers, directors, advisors or other representatives can provide any assurance that actual results will not differ from the Projections.
The Projections in this proxy statement do not take into account any conditions, circumstances or events occurring after the date they were prepared, including the transactions contemplated by the merger agreement. Except as required by applicable law, the Company does not intend to update or otherwise revise the Projections to reflect any condition, circumstance or event existing after the date they were prepared or to reflect the occurrence of any future event (including any failure of the transactions contemplated by the merger agreement to occur), even in the event that any or all of the assumptions underlying the Projections are in error or are no longer appropriate.
The Projections included below are not being included herein to influence the Company’s stockholders’ decision whether to vote in favor of any proposal contained in this proxy statement. In light of the foregoing factors and the uncertainties inherent in the projections, stockholders are cautioned not to place undue reliance on the projections included in this proxy statement.
FY 2024 to FY 2028 Projections
Subject to the foregoing qualifications, the portions of the Projections that were provided to Canaccord, uploaded to the data room on February 4, 2024, and discussed with the Board at the meetings which occurred on January 2, 2024, January 7, 2024, January 18, 2024 and March 28, 2024, are summarized below.
While presented with numeric specificity, the Projections reflect numerous estimates based upon, among other things, the historical trajectory of the Company’s businesses, trends in the Company’s business and competitive environment, and assumptions that while reasonable when made, may subsequently prove to be incorrect. In addition, the Company projections are subject to significant economic and competitive uncertainties which are beyond the control of the Company. Furthermore, the Projections do not take into account any circumstances or events occurring after the date they were prepared. The Company can give no assurance that, had the Projections been prepared as of the date of this proxy statement, similar estimates and assumptions would be used.
Unaudited Summary Financial Projections
($ in 000)	2023A	2024P	2025P	2026P	2027P	2028P
Managed	$159,143	$187,312	$215,458	$242,400	$266,615	$293,312
Direct Access	$8,962	$20,430	$40,851	$61,263	$76,580	$91,860
Cross Platform Activation	$2,704	$4,313	$6,000	$7,500	$9,000	$10,000
Revenue	$170,809	$212,055	$262,309	$311,163	$352,195	$395,172
% Growth	2.8%	24.1%	23.7%	18.6%	13.2%	12.2%
TAC Cost	59,578	74,210	89,678	106,334	121,376	135,359
Adj. Gross Profit (AGP)	$111,231	$137,845	$172,630	$204,829	$230,819	$259,812
% of Revenue	65.1%	65.0%	65.8%	65.8%	65.5%	65.7%
Platform Operations	25,055	28,297	33,301	38,975	42,841	48,130
Sales & Marketing	36,578	43,194	51,122	60,287	68,701	77,160
Technology & Development	13,188	11,123	12,068	14,429	16,561	18,749
General & Administrative	14,184	12,796	16,316	19,240	21,857	24,905
Total Operating Expenses	$89,005	$95,410	$112,807	$132,931	$149,960	$168,944
Other Expense / (Income)	48.6	1.1	0.0	0.0	0.0	0.0
Adj. EBITDA	$22,177	$42,434	$59,823	$71,898	$80,859	$90,868
% of AGP	19.9%	30.8%	34.7%	35.1%	35.0%	35.0%
% of Revenue	13.0%	20.0%	22.8%	23.1%	23.0%	23.0%
Interests of AdTheorent’s Directors and Executive Officers in the Merger
In considering the recommendation by the Board that stockholders vote to adopt the merger agreement, stockholders should be aware that the directors and executive officers of AdTheorent have certain interests in the transaction that may be different from, or in addition to, the interests of AdTheorent stockholders generally. The members of the Board were aware of these interests and considered the interests of other directors and of executive officers, among other things, in evaluating the merger agreement and the transactions contemplated by the merger agreement and in recommending that AdTheorent stockholders vote “FOR” the proposal to adopt the merger agreement. These interests include those described below.
Treatment of Shares of Company Common Stock
Each director and executive officer of AdTheorent will be entitled to receive, for each share of Company common stock he or she holds as of immediately prior to the effective time of the merger that is not subject to a Company equity award, the same per share merger consideration in cash in the same manner as other AdTheorent stockholders.

For information regarding the beneficial ownership of Company common stock by the directors and executive officers of AdTheorent, see “Security Ownership of Certain Beneficial Owners and Management.” Note that the beneficial ownership information share counts include shares of Company common stock subject to certain Company equity awards, the treatment of which is described under “Interests of AdTheorent’s Directors and Executive Officers in the Merger—Treatment of Company Equity Awards.”
Treatment of Company Equity Awards
Each director, except for Eric Tencer, Danielle Qi and Shuangxiu Yu, and each executive officer of AdTheorent holds a Company equity award. At the effective time, all Company equity awards, including awards held by our directors and executive officers, that are outstanding immediately prior to the effective time generally will be subject to the following treatment:
Company RSUs and Company Stock Options
Immediately prior to the effective time, by virtue of the merger, each award of Company RSUs that is outstanding immediately prior to the effective time will automatically be cancelled and converted into the right to receive a cash payment in an amount, without interest thereon and subject to applicable withholding taxes, equal to the product of (i) the per share merger consideration and (ii) the total number of shares of Company common stock subject to such award of Company RSUs as of immediately prior to the effective time.
Immediately prior to the effective time, by virtue of the merger, each Company Stock Option award that is outstanding immediately prior to the effective time will automatically be cancelled and converted into the right to receive a cash payment in an amount, without interest thereon and subject to applicable withholding taxes, equal to the product of (i) the amount by which (A) the per share merger consideration exceeds (B) the per share exercise price of such Company Stock Option, multiplied by (ii) the total number of shares of company common stock subject to such Company Stock Option as of immediately prior to the effective time. If the per share exercise price equals or exceeds the per share merger consideration, such Company Stock Option will be cancelled for no consideration as of immediately prior to the Effective Time.
For an estimate of the amounts that would be payable to each of the Company’s named executive officers (who collectively represent all of the executive officers of the Company) and to each of the Company’s seven non-employee directors, with respect to (i) the number of shares of Company common stock directly held by them and (ii) the number of shares of Company common stock subject to their Company equity awards that are expected to be outstanding as of [•], 2024 (which we refer to as the “assumed closing date of the merger,” and we refer to the effective time on the assumed closing date of the merger as the “assumed effective time”), please see the following table. These amounts were determined using the per share merger consideration of $3.21 (reduced by the per share exercise price, in the case of the Company Stock Options) and do not account for issuances or forfeitures of Company equity award grants (including any Company equity awards that may be granted in respect of fiscal year 2024 to directors) that may be made or occur, or dividends or dividend equivalents that may be accrued, prior to the assumed closing date of the merger, and are based on the assumption that no Company Stock Options are exercised prior to the assumed closing date of the merger. The number of shares of Company common stock held directly includes any shares of Company common stock subject to Company RSUs scheduled to vest prior to the assumed closing date of the merger.
	Shares Held Directly		Company RSUs		Company Stock Options
Name	Number of Shares	Value of Shares ($)	Number of Shares(1)	Value of Shares ($)(2)	Number of Shares(3)	Value of Shares ($)(4)
James Lawson	1,891,476	6,071,638	585,474	1,879,372	1,766,526(5)	4,584,900
Patrick Elliott	140,158	449,907	387,930	1,245,255	0	0
William Todd	73,385	235,566	117,020	375,634	570,642(6)	1,409,486
Eric Tencer(7)	0	0	0	0	0	0
John Black	50,976	163,633	53,875	172,939	0	0
Kihara Kiarie	83,904	269,332	59,364	190,558	0	0
Vineet Mehra	83,904	269,332	59,364	190,558	0	0
Danielle Qi(7)	0	0	0	0	0	0
Ben Tatta	83,904	269,332	59,364	190,558	0	0
Shuangxiu Yu(7)	0	0	0	0	0	0
(1)
The amounts set forth in this column represent the number of Company RSUs outstanding as of immediately prior to the assumed effective time and for which vesting would be accelerated as of immediately prior to the assumed effective time.

(2)
The amounts set forth in this column reflect the aggregate value of the Company RSUs as of immediately prior to the assumed effective time, which is equal to the product obtained by multiplying (i) the number of shares of Company common stock subject to such Company RSUs by (ii) the per share merger consideration.

(3)
The amounts set forth in this column represent the number of unexercised, vested Company Stock Options outstanding as of immediately prior to the assumed effective time. Messrs. Lawson and Todd do not have any unvested Company Stock Options.

(4)
The amounts set forth in this column reflect the aggregate value of the Company Stock Options described in footnote (3) above, which is equal to the product obtained by multiplying (i) the number of shares of Company common stock subject to such Company Stock Options by (ii) the excess of (A) the per share merger consideration over (B) the applicable per share exercise price.

(5)
The Company Stock Options held by Mr. Lawson include 820,668 Company Stock Options with an exercise price of $0.47 per share and 945,858 Company Stock Options with an exercise price of $0.74 per share.

(6)	All of the Company Stock Options held by Mr. Todd have an exercise price of $0.74 per share.
(7)	Excludes 34,064,174 shares held by H.I.G. Growth—AdTheorent LLC, which may be deemed to be beneficially owned by Mr. Tencer, Ms. Qi and Ms. Yu.
Employment Agreements
We have entered into employment agreements with our executive officers that provide for the following severance benefits:
•
Mr. Lawson. If his employment is terminated without “Cause” or if he resigns for “Good Reason” (each as defined in his employment agreement), then subject to his timely execution and non-revocation of a general release of claims against us, Mr. Lawson will be entitled to the following severance package: (i) 12 months of continued base salary payments, (ii) a pro-rated portion of his annual bonus that otherwise would have been payable for the calendar year in which his employment terminates, (iii) his annual bonus for the calendar year prior to the calendar year in which his employment terminates, provided that his employment terminates before such annual bonus is paid and he was employed on the last day of the calendar year to which the annual bonus relates, and (iv) continued group medical, dental and vision insurance coverage for 12 months (provided that he pays the employee portion of such premiums). If his employment is terminated due to his death or “Permanent Disability” (as defined in his employment agreement), Mr. Lawson is entitled to (A) a pro-rated portion of his annual bonus that otherwise would have been payable for the calendar year in which his employment terminates and (B) his annual bonus for the calendar year prior to the calendar year in which his employment terminates, provided that his employment terminates before such annual bonus is paid and he was employed on the last day of the calendar year to which the annual bonus relates.

During his employment and for a period of 12 months following the termination of his employment with the Company for any reason, Mr. Lawson cannot (i) own any interest in, manage, control, participate in, consult with, render services for or become employed by any business competing with the businesses of the Company or any of its subsidiaries or affiliates as of the date of the termination of his employment or (ii) directly or indirectly, (A) induce or attempt to induce any officer, employee or consultant of the Company or any of its subsidiaries or affiliates to leave the Company or such subsidiary or affiliate, (B) hire any person who was an officer, employee or consultant of the Company or any of its subsidiaries or affiliates at any time during the 180-day period immediately prior to the date of such hiring, (C) call on, solicit or provide any products or services that compete with the Company’s products and services to any customer, supplier, distributor or other business relation of the Company or any of its subsidiaries or affiliates at any time during the 12 months immediately preceding to such call, solicitation or service or (D) interfere in any way with a customer, supplier, distributor or other business relation of the Company or any of its subsidiaries or affiliates.
•
Mr. Elliott. If his employment is terminated without “Cause” or if he resigns for “Good Reason” (each as defined in his employment agreement), then subject to his timely execution and non-revocation of a general release of claims against us, Mr. Elliott will be entitled to the following severance package: (i) 12 months of continued base salary payments, (ii) a pro-rated portion of his annual bonus that otherwise would have been payable for the calendar year in which his employment terminates, (iii) his annual bonus for the calendar year prior to the calendar year in which his employment terminates, provided that his employment terminates before such annual bonus is paid and he was employed on the last day of the calendar year to which the annual bonus relates, and (iv) continued group medical, dental and vision insurance coverage for 12 months (provided that he pays the employee portion of such premiums). In addition, if within 12 months after a Change in Control (as defined in his employment agreement and including the merger), Mr. Elliott’s employment is terminated by the Company without Cause or he resigns for Good Reason, or his employment expires as a result of delivery of a Non-Renewal Notice by the Company (as defined in his employment agreement), Mr. Elliott will be entitled to full and immediate accelerated vesting of any then-unvested RSUs granted to Mr. Elliott in 2023, effective as of immediately prior to his termination of employment. If his employment is terminated due to his death or “Permanent Disability” (as defined in his employment agreement), Mr. Elliott is entitled to (A) a pro-rated portion of his annual bonus that otherwise would have been payable for the calendar year in which his employment terminates and (B) his annual bonus for the calendar year prior to the calendar year in which his employment terminates, provided that his employment terminates before such annual bonus is paid and he was employed on the last day of the calendar year to which the annual bonus relates.
During his employment and for a period of 12 months following the termination of his employment with the Company for any reason, Mr. Elliott cannot (i) own any interest in, manage, control, participate in, consult with, render services for or become employed by any business competing with the businesses of the Company or any of its subsidiaries or affiliates as of the date of the termination of his employment or (ii) directly or indirectly, (A) induce or attempt to induce any officer, employee or consultant of the Company or any of its subsidiaries or affiliates to leave the Company or such subsidiary or affiliate, (B) hire any person who was an officer, employee or consultant of the Company or any of its subsidiaries or affiliates at any time during the 180-day period immediately prior to the date of such hiring, (C) call on, solicit or provide any products or services that compete with the Company’s products and services to any customer, supplier, distributor or other business relation of the Company or any of its subsidiaries or affiliates at any time during the 12 months immediately preceding to such call, solicitation or service or (D) interfere in any way with a customer, supplier, distributor or other business relation of the Company or any of its subsidiaries or affiliates.
•	Mr. Todd. Mr. Todd does not have an employment agreement or other agreement that provides for severance benefits.
No severance benefits are provided to any executive officer in the event the executive officer is terminated for Cause, resigns without Good Reason or is terminated for any or no other reason (other than as set forth above).
Golden Parachute Compensation
The information set forth in the tables below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about certain compensation for each of the Company’s named executive officers that is based on or otherwise relates to the merger and assumes, among other things, that the merger is consummated, and that the named executive officers will incur a severance-qualifying termination of employment immediately following consummation of the merger.

The amounts indicated below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including assumptions described below, and do not reflect certain compensation actions that may occur before the consummation of the merger. None of our named executive officers is expected to be subject to excise taxes under Sections 280G and 4999 of the Code. For purposes of calculating such amounts, the Company has assumed: (i) the merger occurs on the assumed closing date of the merger; (ii) each named executive officer experiences an involuntary termination on the assumed closing date of the merger; and (iii) a price per share of Company common stock equal to $3.21.
	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
James Lawson	698,910	1,879,372	22,023	2,600,305
Patrick Elliott	517,233	1,245,255	34,524	1,797,012
William Todd	0	375,634	0	375,634
(1)
The amounts set forth in this column are “double-trigger” in nature and will not be payable unless the named executive officer’s employment is terminated by the employer without Cause or by the named executive officer for Good Reason, at or following the effective time, and the named executive officer timely executes and does not revoke a general release of claims against us.

	Base Salary ($)(a)	Pro-rated Annual Bonus ($)(b)
James Lawson	510,000	188,910
Patrick Elliott	420,000	97,233
(a)
The amounts set forth in this column represent 12 months of continued base salary payments, calculated based on the named executive officer’s base salary rate in effect for the 2024 fiscal year. Mr. Lawson’s base salary for the 2024 fiscal year is $510,000, and Mr. Elliott’s base salary for the 2024 fiscal year is $420,000.

(b)
The amounts set forth in this column represent a cash payment equal to the named executive officer’s pro-rated annual bonus for the year of termination, calculated through the assumed closing date of the merger and assuming that the annual bonus payable for the year of termination is equal to the named executive officer’s target annual bonus for the 2024 fiscal year. Mr. Lawson’s target annual bonus for the 2024 fiscal year is equal to 80% of his base salary ($408,000), and Mr. Elliott’s target annual bonus for the 2024 fiscal year is equal to 50% of his base salary ($210,000).

(2)
The amounts set forth in this column are “single-trigger” in nature and represent the aggregate value of Company RSUs held by the named executive officers that will become fully vested and be cashed out at the effective time; amounts are calculated assuming a price per share equal to $3.21, the per share merger consideration. All of the Company Stock Options held by the named executive officers are fully vested as of the date hereof, and as such, no values in respect thereof are included in the table above. The table below sets forth the amounts payable to the named executive officers in respect of their Company RSUs and Company Stock Options.

	Company RSUs		Company Stock Options
Name	Number of Shares	Value of Shares ($)	Number of Shares	Value of Shares ($)
James Lawson	585,474	1,879,372	1,766,526	4,584,900
Patrick Elliott	387,930	1,245,255	0	0
William Todd	117,020	375,634	570,642	1,409,486
(3)
The amounts set forth in this column are “double-trigger” in nature and will not be due unless the named executive officer’s employment is terminated by the employer without Cause or by the named executive officer for Good Reason, at or following the effective time, and the named executive officer timely executes and does not revoke a general release of claims against us. These amounts reflect the cost of continued group medical, dental and vision insurance coverage for such named executive officer and his or her eligible dependents for a period of 12 months, based on the coverage rates in effect as of January 1, 2024.

Other Employee Arrangements
As of the date of this proxy statement, none of our executive officers has entered into any agreement with Parent or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation or one or more of its affiliates. All of the existing employment agreements will survive the merger as continuing obligations of the surviving corporation, unless and until modified or terminated, and no severance rights will be triggered solely on account of the merger. Prior to and following the closing of the merger, however, certain of our executive officers may have discussions, and prior to or following the closing of the merger, may enter into agreements with, Parent or Merger Sub, their respective subsidiaries or their respective controlled affiliates regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation or one or more of its affiliates (including indirect participation in the equity of Parent).

Insurance and Indemnification of Directors and Executive Officers
See “The Merger Agreement—Other Covenants and Agreements,” beginning on page 80 of this proxy statement, for a summary of the obligations of Parent and the surviving corporation with respect to insurance and indemnification of directors and executive officers after the effective time.
Financing of the Merger
The obligation of Parent and Merger Sub to consummate the merger is not subject to a financing condition. Parent plans to fund the transactions contemplated by the merger agreement (including payment of the aggregate consideration and payment of the costs, fees, expenses and other amounts arising in connection with the transactions contemplated by the merger agreement) with committed equity and debt financing. The equity and debt financing commitments will be funded in accordance with the terms of the equity commitment letter, the subordinated note and the debt commitment letter, as further described below.
Equity Financing
In connection with the execution and delivery of the merger agreement, Parent has entered into an equity commitment letter with the Novacap Equity Investors. The Novacap Equity Investors have committed to contribute to Parent an aggregate amount in cash of up to $94,030,265, upon the terms and subject to conditions set forth in the equity commitment letter, which equity commitments will be used by Parent, together with the debt financing described below, to fund Parent’s obligations under the merger agreement.
The Novacap Equity Investors’ equity commitments are generally subject to (i) the satisfaction or waiver of the conditions to Parent and Merger Sub’s obligations to effect the consummation of the transactions as set forth in the merger agreement and (ii) the prior or substantially concurrent funding of the debt financing (or any alternate debt financing in accordance with the merger agreement) as contemplated by the merger agreement.
The Novacap Equity Investors’ equity commitments to fund their respective portion of the equity financing will terminate automatically upon the earlier to occur of (a) the fulfillment of all of the Novacap Equity Investor’s obligations under the equity commitment letter at the closing of the Merger; (b) valid termination of the merger agreement; or (c) the commencement of any proceedings by AdTheorent or any of its affiliates pursuant to which AdTheorent, or any of its Affiliates directly or indirectly, asserts any claim against any non-party to the equity commitment letter or any Claim against Parent or any Novacap Equity Investor in connection with the transactions contemplated by the merger agreement or any other transaction document (other than any lawsuit or other proceeding by (i) AdTheorent to enforce AdTheorent’s rights against the Novacap Equity Investors or Parent and each of their successors and assignees under and in accordance with the equity commitment letter, or (ii) AdTheorent against Parent under and in accordance with the merger agreement seeking specific performance of the merger agreement).
AdTheorent is an express third-party beneficiary of the equity commitment letter and is entitled to enforce Parent’s right to cause the commitment under the equity commitment letter by the Novacap Equity Investors to be funded to Parent in accordance with the equity commitment letter, subject to the limitations and conditions set forth in the equity commitment letter.
Debt Financing
In addition to the equity commitment letter, in connection with the execution and delivery of the merger agreement, Novacap has entered into and delivered to the Company: (i) an executed subordinated note (the “subordinated note”), pursuant to which the financing sources party thereto have committed to provide Parent debt financing in an amount of up to $80,000,000, and (ii) an executed amendment to the Credit Agreement (the “debt commitment letter”), by and among Novacap Cadent Acquisition Company, Inc., a Delaware corporation, as borrower (the “Borrower”), Novacap Cadent Holdings, Inc., as a guarantor (“Holdings”), the guarantors party hereto, the lenders party hereto and Royal Bank of Canada, as administrative agent and collateral agent for the lenders, pursuant to which the lenders have made available an additional $140,000,000 of debt financing.
Material U.S. Federal Income Tax Consequences of the Merger
General
The following summary discusses the material U.S. federal income tax consequences of the merger to holders of shares of Company common stock. This discussion is based on the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), applicable Treasury regulations promulgated under the Code, administrative interpretations and judicial decisions as in effect as of the date of this proxy statement, all of which may be repealed, revoked, modified or otherwise changed (in each case, possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.
This discussion addresses only the consequences of the exchange of shares of Company common stock held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). It does not address all aspects of U.S. federal income taxation that may be important to an AdTheorent stockholder in light of the AdTheorent stockholder’s particular circumstances, or to an AdTheorent stockholder that or who is subject to special rules, including (but not limited to):
•	a bank, insurance company or other financial institution;
•	a tax-exempt organization or government organization;
•	a dealer or broker in securities or non-U.S. currencies;
•	a trader in securities who elects the mark-to-market method of accounting;
•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;
•	an AdTheorent stockholder subject to the alternative minimum tax provisions of the Code;
•	a mutual fund;
•	a U.S. expatriate or former citizen or former long-term resident of the United States;
•
a partnership (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes), an S corporation or any other pass-through entity (or an investor in such an S corporation, partnership or other pass-through entity);

•	a foreign pension fund and its affiliates;
•	a person whose functional currency is not the U.S. dollar;
•	a real estate investment trust or regulated investment company;
•	an AdTheorent stockholder that holds its, his or her shares of Company common stock through individual retirement or other tax-deferred accounts;
•	an entity subject to Section 7874 of the Code;
•	an AdTheorent stockholder that directly or indirectly contributes shares of Company common stock to Parent in connection with the merger;
•
an AdTheorent stockholder that holds shares of Company common stock as part of a hedge, constructive sale, appreciated financial position, straddle, synthetic security or conversion or integrated transaction or other risk-reduction transaction for U.S. federal income tax purposes; or

•	an AdTheorent stockholder that acquired shares of Company common stock through the exercise of compensatory options or stock purchase plans or otherwise as compensation.
For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares of Company common stock that or who is for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state therein or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust (i) that is subject to the primary supervision of a court within the United States and all the substantial decisions of which are controlled by one or more U.S. persons as defined in Section 7701(a)(30) of the Code or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person as defined in Section 7701(a)(30) of the Code.

A “non-U.S. holder” is a beneficial owner of shares of Company common stock that or who is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.
If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of shares of Company common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding shares of Company common stock should consult such partner’s tax advisor regarding the consequences of the merger to its particular circumstances.
This discussion of material U.S. federal income tax consequences is for general information only and not a complete description of all potential U.S. federal income tax consequences of the merger. This discussion does not address tax consequences that may vary with, or are contingent upon, a holder’s particular circumstances. In addition, it does not address any alternative minimum tax, any U.S. federal estate, gift or other non-income tax consequences, any state, local or non-U.S. tax consequences or the potential application of the Medicare contribution tax on net investment income. Accordingly, each AdTheorent stockholder should consult its, his or her tax advisor to determine the U.S. federal, state or local or non-U.S. income or other tax consequences to such AdTheorent stockholder of the merger in light of its, his or her particular circumstances.
No ruling from the IRS has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the merger described herein. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the discussion set forth in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and U.S. courts could disagree with one or more of the positions taken in this summary.
THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY. HOLDERS OF COMPANY COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS.
U.S. Federal Income Tax Consequences to U.S. Holders
The receipt of the merger consideration by U.S. holders pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder will recognize taxable capital gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received in the merger and (ii) such U.S. holder’s adjusted tax basis in its, his or her shares of Company common stock exchanged therefor.
If a U.S. holder’s holding period in the shares of Company common stock surrendered in the merger is more than one year as of the date of the merger, the capital gain or loss will be long-term capital gain or loss. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of a capital loss recognized in connection with the merger is subject to limitations under the Code. If a U.S. holder acquired different blocks of shares of Company common stock at different times or different prices, such U.S. holder must determine its, his or her adjusted tax basis and holding period separately with respect to each block of shares of Company common stock that such U.S. holder holds.
U.S. Federal Income Tax Consequences to non-U.S. Holders
Subject to the discussions below entitled “—Backup Withholding and Information Reporting” and “—FATCA Withholding,” receipt of the merger consideration by a non-U.S. holder pursuant to the merger generally will not be subject to U.S. federal income tax unless:
•
the gain, if any, recognized by the non-U.S. holder is effectively connected with a trade or business of the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder’s permanent establishment in the United States);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met; or
•	(i) the non-U.S. holder owned, directly or under certain constructive ownership rules of the Code, more than 5% of Company common stock at any time during the five-year period preceding the merger and

(ii) AdTheorent is or has been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the merger or the period that the non-U.S. holder held the shares of Company common stock.
Gain described in the first bullet point above will be subject to tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder (unless an applicable income tax treaty provides otherwise). Additionally, any gain described in the first bullet point above of a non-U.S. holder that is a corporation also may be subject to an additional “branch profits tax” at a 30% rate (or lower rate provided by an applicable income tax treaty). A non-U.S. holder described in the second bullet point above will be subject to tax at a rate of 30% (or a lower rate provided by an applicable income tax treaty) on any capital gain realized, which may be offset by U.S.-source capital losses recognized in the same taxable year. If the third bullet point above applies to a non-U.S. holder, capital gain recognized by such non-U.S. holder will be subject to tax at generally applicable U.S. federal income tax rates and payments of the merger consideration received in exchange for shares of Company common stock may also be subject to U.S. federal withholding tax at a 15% rate. We believe that we are not, nor have we been within the five-year period preceding the merger, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code and, thus, we believe that the third bullet point above will not apply to non-U.S. holders.
Backup Withholding and Information Reporting
Payments made in exchange for shares of Company common stock pursuant to the merger may be subject, under certain circumstances, to information reporting and backup withholding. To avoid backup withholding, a U.S. holder that or who does not otherwise establish an exemption should complete and return an IRS Form W-9, certifying under penalties of perjury that such U.S. holder is a “United States person” (within the meaning of the Code), that the taxpayer identification number provided is correct and that such U.S. holder is not subject to backup withholding.
A non-U.S. holder may be subject to information reporting and backup withholding on the merger consideration received in exchange for shares of Company common stock unless the non-U.S. holder establishes an exemption, for example, by completing the appropriate IRS Form W-8 for the non-U.S. holder, in accordance with the instructions thereto.
Any amount withheld under the backup withholding rules will be allowed as a refund or credit against the U.S. federal income tax liability of an AdTheorent stockholder, provided the required information is timely furnished to the IRS. The IRS may impose a penalty upon an AdTheorent stockholder that or who fails to provide the correct taxpayer identification number.
FATCA Withholding
Under Sections 1471 through 1474 of the Code and administrative guidance issued thereunder (“FATCA”), U.S. federal withholding tax at a rate of 30% may be imposed on certain payments to a foreign entity unless such foreign entity complies with specific information reporting obligations and other requirements or an exemption applies. However, proposed Treasury Regulations provide that gross proceeds from the disposition of shares of the Company common stock pursuant to the merger are not subject to withholding tax under FATCA. Taxpayers may rely on these proposed Treasury Regulations until they are revoked or final Treasury Regulations are issued.
Regulatory Clearances
Required Approvals
Under the merger agreement, the merger cannot be completed until the applicable waiting period under the HSR Act has expired or been terminated.
AdTheorent and Parent filed or caused to be filed their respective HSR Act notifications on April 5, 2024.
Even after the applicable waiting period under the HSR Act expires or is terminated, the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice retain the authority to challenge the merger on antitrust grounds before or after the merger is completed. Likewise, at any time before or after the consummation of the merger, a U.S. state or a foreign governmental authority with jurisdiction over the parties could take such action under antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger, to rescind the merger or to seek divestiture of particular assets. Private parties also may seek to take legal action under the antitrust laws under certain circumstances. Although there is no assurance that they will not do so, we do not expect any regulatory authority, state or private party to take legal action under the antitrust laws.
Commitments to Obtain Approvals
AdTheorent, Parent and Merger Sub have agreed to use commercially reasonable efforts to (i) take, or cause to be taken, all appropriate actions and to do, or cause to be done, all actions necessary, proper or advisable to consummate, as promptly as practicable, but in no event later than the end date, the transactions contemplated by the merger agreement, (ii) obtain from any governmental authority any consents, licenses, permits, waivers, clearances, approvals, waiting period terminations or expirations, authorizations or orders required to be obtained, or avoid any proceeding by any governmental authority to consummate and make effective the transaction, (iii) provide such other information to any governmental authority as such governmental authority may reasonably request and (iv) cooperate fully with each other in connection with the making of all such filing, responses or submissions, including consulting with the other parties to the merger agreement with respect to and providing any necessary information and assistance as the other parties may reasonably request with respect to any filings, responses or submissions.
De-listing and De-registration of Company common stock
If the merger is completed, Company common stock will be de-listed from Nasdaq and de-registered under the Exchange Act.
Specific Performance
Each of the parties is entitled to an injunction or injunctions to prevent breaches of the merger agreement or to enforce specifically the performance of the terms and provisions, in addition to any other remedy to which they are entitled at applicable law or in equity in connection with the merger agreement. By seeking the remedies listed above, a party does not, in any respect, waive its right to seek any other form of relief that may be available to a party under the merger agreement (including fraud remedies). Nothing within the merger agreement shall require any party to institute any proceeding for specific performance or as a condition to exercising termination rights.

THE MERGER AGREEMENT
Below is a summary of the material provisions of the merger agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to carefully read the merger agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.
Explanatory Note Regarding the Merger Agreement
The following summary of the merger agreement and the copy of the merger agreement attached as Annex A to this proxy statement are intended only to provide information regarding the terms of the merger agreement. They are not intended to provide any factual information about the Company, Parent, Merger Sub, Borrower or Holdings or to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC. Any material facts in the Company’s public reports previously filed with the SEC that are incorporated by reference into this proxy statement that contradict the factual statements about the Company contained in the merger agreement will modify such factual statements. In particular, the merger agreement and the related summary are not intended to be disclosures regarding any facts and circumstances relating to the Company. The merger agreement contains representations and warranties by, and covenants of, the Company, Parent and Merger Sub that were made only for purposes of the merger agreement and as of specified dates. The representations, warranties and covenants in the merger agreement were made solely for the benefit of the parties to the merger agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to contractual standards of materiality or material adverse effect applicable to the contracting parties that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Company’s stockholders are not third-party beneficiaries under the merger agreement until the effective time and thereafter only with respect to such stockholders’ right to receive the per share merger consideration with respect to the outstanding shares of Company common stock held by such stockholders. Declaratory and other statements included below in this section of the proxy statement do not constitute promises, assurances or covenants with respect to future events or circumstances or guarantees that any of the parties to the merger agreement will comply with their obligations thereunder, but rather are only descriptions of the provisions set forth in the merger agreement.
Additional information about the Company may be found elsewhere in this proxy statement and in the Company’s other public filings. See the section entitled “Where You Can Find Additional Information” beginning on page 106 of this proxy statement.
Structure of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers
The merger agreement provides that, at the effective time, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent (which we refer to as the “surviving corporation”). At the effective time, the separate corporate existence of Merger Sub will cease, and all of the rights, privileges, immunities, powers and franchises of the Company will continue unaffected by the merger and vest in the surviving corporation, all as provided under the DGCL. By virtue of the merger, at the effective time, the Company’s certificate of incorporation, as in effect immediately prior to the effective time, will be amended and restated so as to read in its entirety as set forth in the applicable exhibit to the merger agreement, and as so amended and restated will be the certificate of incorporation of the surviving corporation. By virtue of the merger, at the effective time, the Company’s bylaws will be amended and restated to be the same as the bylaws of Merger Sub in effect immediately prior to the effective time, except the references to Merger Sub’s name will be replaced by references to the name of the surviving corporation, and as so amended and restated will be the bylaws of the surviving corporation. For at least six years following the effective time, the certificate of incorporation and bylaws of the surviving corporation will not contain provisions less favorable with respect to indemnification, advancement of expenses and exculpation of individuals covered by the Company’s governing documents, organizational documents of the Company’s subsidiaries or indemnification agreements than were set forth in the Company’s governing documents and the Company’s subsidiaries’ organizational documents in effect as of the date of the merger agreement.

The directors of Merger Sub immediately prior to the effective time will be the initial directors of the surviving corporation, and the officers of the Company immediately prior to the effective time will be the initial officers of the surviving corporation. The initial directors and officers will hold office until their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.
Closing of the Merger
The merger agreement provides that the closing of the merger will take place at 9:00 a.m. Eastern Time, on the date that is as soon as practicable (and in any event within three business days, and provided that such date shall be a business day on which the Division of Corporations of the Department of State of the State of Delaware is open for business) after satisfaction of, or, to the extent permitted under the merger agreement, waiver of, all conditions to the merger (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver, to the extent permitted under the merger agreement, of such conditions), unless the merger agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties thereto.
As soon as practicable on the closing date, Parent and the Company will cause a certificate of merger to be executed and delivered to the Secretary of State of the State of Delaware for filing as provided under the DGCL. The merger will become effective on such date and at such time as when the certificate of merger is duly filed with the Secretary of State of the State of Delaware or on such later date or such later time as may be agreed to by the Company, Parent and Merger Sub and is specified in the certificate of merger.
Effect of the Merger on the Company Common Stock
At the effective time, except as otherwise provided with respect to outstanding Company equity awards (which refers to both Company RSUs and Company Stock Options), each share of the Company common stock issued and outstanding immediately prior to the effective time will be automatically cancelled and converted into the right to receive the per share merger consideration, subject to applicable withholding taxes. At the effective time, all such shares of the Company common stock will no longer be issued and outstanding and will automatically be canceled and shall cease to exist, and each holder of a certificate representing any such shares of the Company common stock shall cease to have any rights with respect thereto, except the right to receive the per share merger consideration for each share upon surrender of such certificate, subject to (i) cancellation and forfeiture of (x) any shares owned by the Company or owned by Parent or Merger Sub (or any of their respective affiliates), (y) 1,167,308 shares pursuant to H.I.G. support agreement, and (z) 598,875 shares subject to the escrow agreement (as set forth below), and (ii) appraisal rights under Section 262 of the DGCL.
At the effective time, each share of Merger Sub common stock issued and outstanding immediately prior to the effective time will automatically be converted into and become one, fully paid and nonassessable share of common stock, par value $0.01 per share, of the surviving corporation.
Effect of the Merger on Company Warrants
Outstanding Company warrants will be treated in accordance with the applicable terms of the Warrant Agreement, by and between MCAP Acquisition Corporation and Continental Stock Transfer & Trust Company, dated February 25, 2021. For avoidance of doubt, 551,096 warrants subject to the escrow agreement will be cancelled at closing for no consideration in accordance with the terms of the escrow agreement.
Payment Procedures
Prior to the effective time, Parent agreed to appoint Acquiom Financial LLC as the payment agent (which we refer to as the “payment agent”) to act as an agent for the Company’s stockholders who will become entitled to receive funds pursuant to the merger agreement, including as agent for the purpose of surrendering certificates representing shares of the Company common stock for the per share merger consideration. At or prior to the effective time, Parent will deposit or cause to be deposited the aggregate consideration (other than with respect to the portion of the aggregate consideration related to Company equity awards) (which we refer to as the “payment fund”) with the payment agent.
Each holder of shares of Company common stock as of the effective time will be entitled to receive the per share merger consideration in respect of each share of Company common stock represented by a certificate, promptly upon either (i) surrender to the payment agent of such certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the payment agent, or (ii) receipt of an “agent’s message” by the payment agent (or such other evidence, if any, of transfer as the payment agent may reasonably request) in the case of a book-entry transfer of shares of Company common stock, and, in each case, delivery to the payment agent of such other documents as may reasonably be requested by the payment agent. Until so surrendered or transferred, each such certificate will represent, after the effective time, for all purposes only the right to receive the per share merger consideration with respect to each share of Company common stock represented by such certificate. No interest will be paid or accrued on the cash payable upon the surrender or transfer of such certificate.
If any portion of the per share merger consideration is to be paid to a person other than the person in whose name the surrendered certificate is registered, it will be a condition to such payment that (i) either such certificate be properly endorsed or otherwise be in proper form for transfer and (ii) the person requesting such payment pays to the payment agent any transfer or other tax required as a result of such payment to a person other than the registered holder of such certificate or establish to the satisfaction of the payment agent that such tax has been paid or is not payable.
Any portion of the payment fund that remains unclaimed by the holders of shares of Company common stock 12 months after the effective time shall be delivered to the surviving corporation, upon demand, and any such holder who has not exchanged shares of Company common stock for the per share merger consideration prior to that time will thereafter look only to Parent or the surviving corporation for payment of the cash to which they are otherwise entitled, in accordance with the procedures set forth in the merger agreement, without interest. None of Parent, the surviving corporation or the payment agent will be liable to any holder of Company common stock for any cash amounts properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar applicable law.
Treatment of the Company’s Equity Awards and the Company ESPP
Immediately prior to the effective time, by virtue of the merger, each award of Company RSUs that is outstanding immediately prior to the effective time will automatically be cancelled and converted into the right to receive a cash payment in an amount, without interest thereon and subject to applicable withholding taxes, equal to the product of (i) the per share merger consideration and (ii) the total number of shares of Company common stock subject to such award of Company RSUs as of immediately prior to the effective time.
Immediately prior to the effective time, by virtue of the merger, each Company Stock Option award that is outstanding immediately prior to the effective time will automatically be cancelled and converted into the right to receive a cash payment in an amount, without interest thereon and subject to applicable withholding taxes, equal to the product of (i) the amount by which (A) the per share merger consideration exceeds (B) the per share exercise price of such Company Stock Option, multiplied by (ii) the total number of shares of Company common stock subject to such Company Stock Option as of immediately prior to the effective time. For the avoidance of doubt, any Company Stock Option with a per share exercise price equal to or in excess of the per share merger consideration will be cancelled for no consideration as of immediately prior to the Effective Time.
The Company Board has adopted such resolutions as are necessary to provide that, with respect to the Company ESPP: (i) the Company ESPP is suspended such that (A) no new offering or purchase period will commence following the date of the merger agreement; (B) an employee who is not a participant in the Company ESPP as of the date of the merger agreement will not be permitted to become a participant in the Company ESPP after the date of the merger agreement; and (C) no participant in the Company ESPP may increase his or her contributions (including making any non-payroll contributions) with respect to the offering pursuant to the Company ESPP in effect as of the date of the merger agreement; (ii) the offering pursuant to the Company ESPP in effect as of the date of the merger agreement will end on the earlier of its regularly scheduled end date and 14 business days prior to the expected effective time (such date, the “offering termination date”); (iii) each participant’s outstanding purchase right under the Company ESPP will automatically be exercised on the offering termination date; and (iv) the Company ESPP will, contingent upon the occurrence of the closing of the merger, be terminated effective as of the date immediately prior to the date on which the effective time occurs, and no further rights shall be granted or exercised under the Company ESPP thereafter.
Treatment of Shares and Warrants Subject to Escrow Agreement
At the effective time, 598,865 shares and 551,096 warrants subject to the escrow agreement will be cancelled for no consideration in accordance with the terms of the escrow agreement.

Appraisal Rights
Notwithstanding anything to the contrary in the merger agreement, shares of Company common stock that are outstanding immediately prior to the effective time and that are held by a stockholder or beneficial owner who has neither voted in favor of the adoption of the merger agreement nor consented to the merger in writing and who has demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL (we refer to such shares collectively as the “dissenting shares”) will not be converted into, or represent the right to receive, the per share merger consideration, unless such holder or beneficial owner fails to perfect, validly withdraws or otherwise loses the right to appraisal pursuant to Section 262 of the DGCL or if a court of competent jurisdiction determines such holder or beneficial owner is not entitled to the relief provided by Section 262 of the DGCL. At the effective time, all dissenting shares will no longer be outstanding and will automatically be cancelled and will cease to exist, and, except as otherwise provided by applicable laws, each holder or beneficial owner of dissenting shares will cease to have any rights with respect to the dissenting shares, other than such rights as are granted under Section 262 of the DGCL. Such stockholders or beneficial owners will be entitled to receive payment of the fair value of such shares held by them as determined by the court in accordance with the provisions of Section 262 of the DGCL, plus interest, if any, on the amount determined to be the fair value, except that any dissenting shares held by a stockholder or beneficial owner who fails to perfect, withdraws or who otherwise loses the right to appraisal of such shares under such Section 262 of the DGCL (or as to which a court of competent jurisdiction determines the holder or beneficial owner is not entitled to the relief provided by Section 262 of the DGCL) will thereupon be deemed to have been converted into, as of the effective time, the right to receive the per share merger consideration, without any interest thereon and less any applicable withholding taxes.
The Company is required to give Parent (i) prompt written notice (and in any event within two business days) of any demands for appraisal received by the Company, withdrawals of such demands and any other demands, notices or instruments served pursuant to Section 262 of the DGCL and received by the Company prior to the effective time and (ii) the opportunity and right to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company may not, except with the prior written consent of Parent, make any payment, or offer or agree to make any settlement, with respect to any demands for appraisal.
Representations and Warranties; Material Adverse Effect
The merger agreement contains representations and warranties of the Company and of Parent and Merger Sub.
Subject to certain exceptions and qualifications in the merger agreement, in the disclosure schedule delivered by the Company to Parent in connection with the merger agreement (which we refer to as the “disclosure schedule”) and as disclosed in the Company’s public filings with the SEC filed after December 31, 2022 and prior to April 1, 2024, the merger agreement contains customary representations and warranties of the Company with respect to the Company and its subsidiaries as to, among other things:
•	due organization, good standing and qualification to do business;
•	the Company’s organizational documents and absence of violations of the Company’s organizational documents;
•	the Company’s subsidiaries and other entities in which the Company owns an equity interest;
•
corporate authority relative to the merger agreement and consents and approvals relating to the execution, delivery and performance of the merger agreement, and validity and enforceability of the merger agreement;

•	authorized share capital of the Company, issued and outstanding equity of the Company as of March 27, 2024 and other matters regarding the Company’s capitalization;
•
reports, forms, documents and financial statements of the Company required by the SEC and establishment and maintenance of certain disclosure controls and procedures and internal control over financial reporting;

•	statements made in this proxy statement;
•	absence of certain events or changes in the business of the Company since December 31, 2023, including an absence of a “material adverse effect”;
•	no undisclosed material liabilities;

•	litigation against or involving the Company or any of its subsidiaries;
•	compliance with applicable laws (including sanctions, export control, customs and anti-corruption laws) and permits;
•	material contracts and enforceability thereof;
•	tax returns, filings and other tax matters;
•	employee benefit plans and labor and employment matters;
•	insurance policies;
•	compliance with environmental laws, permits issued pursuant to such environmental laws and absence of lawsuits pertaining to such environmental laws;
•	intellectual property and data privacy;
•	owned or leased real property;
•	the top 10 largest customers and suppliers of the Company and its subsidiaries and absence of certain changes relating to those relationships;
•	title to and sufficiency of assets;
•	applicable state anti-takeover statutes or regulations;
•	absence of interested party transactions;
•	brokers’ fees and expenses;
•	the fairness opinion received by the Board; and
•	non-reliance on representations and warranties not set forth in the merger agreement.
Subject to certain exceptions in the merger agreement, the merger agreement also contains customary representations and warranties of Parent and Merger Sub as to, among other things:
•	organization, good standing and qualification to do business;
•	corporate authority relative to the merger agreement and consents and approvals relating to the execution, delivery and performance of the merger agreement;
•	authorized share capital of Merger Sub, issued and outstanding equity of the Merger Sub and operations of Merger Sub;
•	litigation against or involving Parent and Merger Sub;
•	business and ownership of Merger Sub;
•	availability of funds to consummate the merger, as well as matters relating to debt and equity financing;
•	the solvency of Parent immediately after giving effect to the consummation of the transactions contemplated by the merger agreement;
•	absence of certain agreements relating to the Company, the Company’s subsidiaries or the transactions contemplated by the merger agreement;
•	absence of being an “interested stockholder” of the Company for the last three years;
•	broker’s fees and expenses;
•	statements made in this proxy statement;
•	investment intention; and
•	non-reliance on estimates, projections, forecasts, forward-looking statements and business plans of the Company and representations and warranties not set forth in the merger agreement.

Some of the representations and warranties in the merger agreement include materiality qualifications or “company material adverse effect” qualifications with respect to the Company and its subsidiaries or “Parent material adverse effect” qualifications with respect to Parent and Merger Sub. The representations and warranties contained in the merger agreement will not survive the consummation of the merger.
For purposes of the merger agreement, a “company material adverse effect” means any event, effect, development, circumstance, condition or occurrence that, individually or in the aggregate, (i) has, or would be reasonably be expected to have, a material adverse effect on the financial condition, business or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) prevents or could reasonably be expected to prevent the Company from consummating the Merger on or prior to the end date.
However, no event, effect, development, circumstance, condition or occurrence resulting from any of the following will be deemed to constitute, or be taken into account in determining whether there has been, or there is reasonably expected to be, a company material adverse effect within the meaning of clause (i) of the above definition:
•
conditions (or changes therein) in any industry or industries in which the Company or any of its subsidiaries operate to the extent that such effects do not materially and disproportionately have a greater adverse impact on the Company and its subsidiaries (taken as a whole) relative to other companies of comparable size to the Company and its subsidiaries operating in such industry or industries (provided, however, that only the incremental materially disproportionate impact on the Company and its subsidiaries as compared to the impact on other companies operating in the same industry or industries as the Company and its subsidiaries may be taken into account in determining whether a company material adverse effect has occurred);

•
general legal, tax, economic, political or regulatory conditions (or changes therein), including any changes affecting financial, credit, debt or capital market conditions or changes affecting companies in any industry or industries in which the Company operates;

•
any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any applicable law or GAAP or judicial, regulatory or other interpretation of any of the foregoing;

•	any actions taken, or the failure to take any action, pursuant to or in accordance with the terms of the merger agreement or at the request or with the consent of Parent or Merger Sub;
•
any effect attributable to the negotiation, execution or announcement of the merger agreement, the merger or the other transactions contemplated by the merger agreement, including any actions or claims made or brought by any of the current or former stockholders or other equityholders of the Company (whether on their behalf or on behalf of the Company, in their capacities as current or former stockholders or other equityholders) arising out of the merger agreement or any of the transactions contemplated by the merger agreement, the taking of any action expressly required by the merger agreement and any litigation arising therefrom, including any adverse change in customer, employee, supplier, financing source, licensor, licensee, sub-licensee, stockholder, joint venture partner or similar relationship, including as a result of the identity of Parent or its affiliates (provided, however, that the foregoing exceptions shall not apply in connection with any breach or inaccuracy of any representation or warranty set forth in the merger agreement expressly addressing the authorization, execution and delivery of the merger agreement by the Company or the performance by the Company of its obligations hereunder, or any condition as it relates to such representation or warranty);

•
changes in the Company common stock price or the trading volume of the Company common stock, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such changes that are not otherwise excluded from the definition of a “company material adverse effect” may be taken into account);

•
any failure by the Company to meet any published analyst estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal or external budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a “company material adverse effect” may be taken into account);

•
the payment of any amounts due to, or the provision of any other benefits to, any current or former officers or employees of the Company or any subsidiary under Company employee agreements, non-competition agreements, plans, severance arrangements or other arrangements in existence as of the date of the merger agreement to the extent made available to Parent; or

•
any changes in general United States or global economic conditions or any conditions arising out of the outbreak, commencement, continuation or escalation of hostilities, any acts of war (whether or not declared), sabotage, terrorism or military actions, or any escalation or worsening of any such hostilities, acts of war, sabotage, terrorism or military action threatened or underway as of the date of the merger agreement, war, weather conditions or other force majeure events, including any material worsening of such conditions threatened or existing as of the date of the merger agreement.

Conduct of Business Pending the Merger
The merger agreement provides that, during the period commencing on the date of the merger agreement, and ending at the effective time (or, if earlier, the date, if any, on which the merger agreement is terminated), except as set forth in a schedule to the merger agreement, or as otherwise permitted by the merger agreement or for matters required by law or any governmental authority, or as consented to in writing by Parent (which consent will not be unreasonably withheld, conditioned or delayed), the Company shall (and shall cause its subsidiaries to) (i) use commercially reasonable efforts to conduct its business in all material respects in the ordinary course consistent with past practice, (ii) use commercially reasonable efforts to preserve materially intact its current business organization and to preserve in all material respects the relationships of the Company and its subsidiaries with their employees, suppliers, licensors, licensees, lessors, customers and others having business dealings with the Company or any of its subsidiaries, (iii) use commercially reasonable efforts to keep and maintain the assets and properties of the Company and its subsidiaries in accordance with past practice, normal wear and tear excepted, and (iv) use commercially reasonable efforts to comply in all material respects with applicable law.
Further, the merger agreement also provides that, from the date of the merger agreement through the effective time (or, if earlier, the date, if any, on which the merger agreement is validly terminated), except as set forth in the disclosure schedule or as otherwise permitted by the merger agreement or for matters required by law, or as consented to in writing by Parent (which consent will not be unreasonably withheld, conditioned or delayed), or for the transactions exclusively between the Company and its wholly owned subsidiaries, the Company must not do any of the following (among other prohibitions):
•	amend the Company’s certificate of incorporation, by-laws or stockholders’ agreement or the comparable organizational documents of any of the Company’s subsidiaries;
•
declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof, and including any constructive or deemed dividend or distribution) with respect to the capital stock of the Company, whether payable in cash, stock, property or a combination thereof, in each case, that would be outside the ordinary course of business, consistent with past practice; provided, however, that the foregoing shall not restrict (i) issuances pursuant to Company equity awards outstanding as of the date of the merger agreement, (ii) issuances of Company RSUs as set forth in the disclosure schedule of the merger agreement, (iii) issuances under the Company ESPP as set forth in the disclosure schedule of the merger agreement, or (iv) dividends or other distributions from wholly owned Company subsidiaries solely to the Company or to another wholly owned Company subsidiary;

•
issue, sell, grant, adjust, split, combine, reclassify or authorize or propose for issuance any Company securities or any equity interests in the Company’s subsidiaries, other than the issuance of shares of Company common stock in accordance with the merger agreement; provided, however, that the foregoing shall not restrict (i) issuances pursuant to Company equity awards outstanding as of the merger agreement, (ii) issuances of Company RSUs as set forth in the disclosure schedule of the merger agreement, or (iii) issuances under the Company ESPP as set forth in the disclosure schedule of the merger agreement;

•
adopt or publicly propose a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, merger, consolidation, recapitalization or other reorganization with respect to the Company or any of its subsidiaries;

•
except (i) as required by the terms of any Company benefit plan, agreement or other contract or applicable law in effect on the date of the merger agreement or (ii) as set forth in the disclosure schedule of the merger agreement, (A) increase, by more than 5%, the compensation payable or to become payable, or the material benefits provided or to be provided, to officers, directors or senior employees of the Company, in each case, whose annual base compensation exceeds $200,000, (B) grant any officer, director or senior employee of the Company any material increase in severance or termination pay, (C) enter into any new, or amend any existing, agreement that grants any officer, director or senior employee any bonus, severance, change of control or retention payments, (D) grant any new awards under any Company Equity Plan, (E) amend or modify any outstanding award under any Company Equity Plan (except as provided under the merger agreement), (F) increase the coverage or benefits available under any Company benefit plan, except for increases in a manner that does not increase the obligations of the Company or any subsidiaries (whether before or after the closing), (G) enter into any third-party contract with respect to any Company benefit plan (including contracts for the provision of services to such Company benefit plan, including benefits administration) having a term of greater than one-year that is not terminable on 90 days’ notice or less, (H) make any material determinations or interpretations with respect to any Company benefit plan, (I) hire any new officer, director or senior employee with annual base pay in excess of $200,000, or terminate any officer, director or senior employee with annual base pay in excess of $200,000, other than for cause, (J) implement or announce any material reduction in labor force or mass layoffs, furlough, reduction to terms and conditions of employment or other event affecting in whole or in part any site of employment, facility, operating unit or employee that would result in liability of the Company or any subsidiary under the WARN Act, (K) waive or release any confidentiality, non-competition, non-solicitation, non-disclosure, non-disparagement or other restrictive covenant obligation of any current or former employee, independent contractor or other service provider of the Company or any subsidiary, or (L) establish, adopt or enter into any collective bargaining agreement or Company benefit plan; provided, however, the foregoing clauses shall not restrict the Company from entering into or making available to newly hired employees (or to existing employees in the context of promotions), in each case, in the ordinary course, plans, agreements, benefits and compensation arrangements (including grants under any Company benefit plan);
•	acquire any business or capital stock of any person or division thereof, whether in whole or in part (and whether by purchase of stock, purchase of assets, merger, consolidation or otherwise);
•	incorporate, establish, form or otherwise create any legal entity (including any subsidiary) or joint venture;
•
acquire any material business line, division or similar material asset, whether in whole or in part (and whether by sale of stock, sale of assets, merger, consolidation or otherwise), enter into any new line of business or materially change, abandon or discontinue any existing line of business; provided, however, that industry sectors in which the Company’s or any of its subsidiaries’ advertising customers operate shall not, in and of themselves, be deemed the Company’s or any of its subsidiaries’ lines of business;

•
make or incur any capital expenditures or incur any obligations or liabilities in respect thereof (including, for the avoidance of doubt, costs and expenses for property, plant and equipment and any related labor costs) that exceed $550,000, individually or in the aggregate, in any calendar month or $1,500,000 in any rolling three-month period;

•
materially amend, or modify or consent to the termination (excluding any expiration in accordance with its terms) of, any material contract or amend, waive, modify or consent to the termination (excluding any expiration in accordance with its terms) of the Company’s or any subsidiary’s material rights thereunder, in each case, in a manner that is adverse to the Company or any subsidiary, taken as a whole, except in the ordinary course of business;

•
other than in the ordinary course of business consistent with past practice, sell, transfer, lease, offer to sell, abandon or otherwise dispose of any of its tangible properties or assets (other than sales of inventory or obsolete assets);

•
settle or compromise any pending or threatened proceeding relating to the Company or any subsidiary, other than settlements or compromises for pending or threatened proceedings solely for monetary damages without admission of fault or wrongdoing where the amount paid (net of insurance proceeds receivable) does not exceed $200,000 individually or $300,000 in the aggregate;

•
subject the material real property leased or used by the Company or any of its subsidiaries as tenant, lessee or member (including as subtenant or sublessee) (the “leased premises”), or any of the other properties or assets (whether tangible or intangible) of the Company or any of its subsidiaries, to any lien, except for certain permitted liens as set forth in the merger agreement (the “permitted liens”), or otherwise (i) lease, sublease, license or convey any leased premises (or any portion of any leased premises) to any person or (ii) pledge, mortgage, deed in trust, collaterally assign or otherwise create a lien, except for permitted liens, on any interest in leased premises;
•
disclose any material trade secrets of the Company or any subsidiary to any other person (other than (i) in the ordinary course of business to a person bound by adequate confidentiality obligations, (ii) during the go-shop period to a third party bound by adequate confidentiality obligations or (iii) to any go-shop party or as permitted under the merger agreement);

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make any material change to any of the accounting methods, policies, principles or practices, or revalue any properties or assets in any material respects (including writing off notes or accounts receivable other than in the ordinary course of business), except, in each case, as required by GAAP or Regulation S-X promulgated under the Exchange Act;

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(i) incur or assume any indebtedness in the principal amount in excess of $300,000, individually or in the aggregate; or (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any such indebtedness of any other person that is not a wholly owned subsidiary of the Company;

•	make any loans or advances to any person or purchase of debt securities of any person, other than any intercompany loan or advance among any of the Company or any of its subsidiaries;
•
forgive, settle, cancel, compromise, waive, assign or release of any right or claim, including any indebtedness, which has an individual value in excess of $200,000 or an aggregate value in excess of $300,000;

•
amend, fail to maintain, cancel or reduce or permit to lapse, without renewal or replacement on substantially the same or better material terms, any material insurance policies of the Company or any subsidiary;

•	fail to maintain, or allow to lapse, cancel or abandon (including by failure to pay the required fees in any jurisdiction) any material Company intellectual property;
•
grant any rights to, sell, transfer or otherwise make available, pledge, encumber or otherwise dispose any intellectual property, other than non-exclusive licenses granted in the ordinary course of business consistent with past practice;

•
engage in any transaction with, or enter into any agreement, arrangement or understanding with, any affiliate of the Company or other person covered by Item 404 of Regulation S-K promulgated under the Exchange Act that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act;

•
(i) make, revoke or change any material tax election, (ii) change any annual tax accounting period, (iii) adopt or change any material method of tax accounting, (iv) prepare any tax return in a manner which is not consistent with the past practice of the Company or such subsidiary, as applicable, with respect to the treatment of items on such tax return in all material respects, (v) file any material amendment to any tax return, (vi) incur any material liability for taxes other than in the ordinary course of business consistent with past practice, (vii) enter into any closing agreement with respect to taxes or tax sharing, allocation or indemnity contract or other arrangement or agreement (other than a contract solely between or among the Company or any of its subsidiaries or any commercial contract entered into in the ordinary course of business and not primarily related to taxes), (viii) surrender any right to claim a material refund, credit or rebate of taxes or (ix) settle or compromise any material tax claim, audit, litigation, assessment or other proceeding with respect to taxes; or

•	make a legally binding commitment, agreement or offer, resolve or authorize to take any of the foregoing actions.

Other Covenants and Agreements
Go-Shop; Unsolicited Proposals
Under the merger agreement, during (a) the period beginning on the date of the merger agreement and continuing until 11:59 p.m. Eastern Time on May 4, 2024 (the “go-shop period,” and the first (1st) calendar day immediately after the last day of the go-shop period, the “non-solicitation start date”), and (b) any period until the receipt of the Company stockholder approval if such action would have been taken with respect to a party that had submitted an acquisition proposal during the go-shop period that the Board or an authorized committee thereof would have determined in good faith, after consultation with its outside financial advisor and outside legal counsel, was, or would have reasonably been expected to lead to, a superior company proposal, and the Board determines in good faith (after consultation with its outside legal counsel) that failure to take such action could reasonably be expected to be inconsistent with the fiduciary duties of the Board under applicable law, the Company and its subsidiaries and its and their directors, officers, employees, financial advisors, attorneys, accountants, consultants, agents and other authorized representatives (which we refer to as “representatives”) would have had the right to:
•
solicit, initiate, facilitate and encourage any inquiry, proposal or offer that could constitute an acquisition proposal, including by way of entering into acceptable confidentiality agreements and providing access to non-public information to any person pursuant to the terms thereto; provided, however, that (i) any such nonpublic information has previously been made available to Parent or is made available to Parent prior to, or substantially concurrently with, the time such information is made available to such person, and (ii) any competitively sensitive information or data provided to any such person who is, or whose affiliates include, a direct competitor of the Company or any of its subsidiaries will be provided in a separate “clean data room” and subject to customary “clean team” arrangements regarding access to such information or data, as reasonably determined by the Company after having obtained advice from its outside legal counsel;

•	engage in, continue, enter into and otherwise participate in any discussion or negotiation with any person with respect to any acquisition proposal; and
•
otherwise cooperate with, assist, participate in and facilitate any such inquiry, proposal, offer, discussion or negotiation and any effort or attempt to make any acquisition proposal, including through the waiver or release by the Company, at its sole discretion, of any standstill or similar agreement with any person.

During the period commencing on the non-solicitation start date, and continuing until the earlier to occur of the effective time or the termination of the merger agreement, except as expressly permitted by the merger agreement, the Company has agreed that:
•
the Company shall not, nor shall the Company permit any of its subsidiaries to, nor shall the Company authorize or knowingly permit any of its representatives or any of its subsidiaries’ representatives to, directly or indirectly (other than with respect to Parent and Merger Sub), (i) solicit, initiate, knowingly facilitate or knowingly encourage any inquiries (including by way of providing information), proposals or offers that constitute, or that would reasonably be expected to lead to, an acquisition proposal (other than with respect to any go-shop party), (ii) knowingly engage in, continue or otherwise participate in any discussions or negotiations with any third party (other than any go-shop party) regarding an acquisition proposal, or furnish to any third party (other than any go-shop party) information or data or provide to any third party (other than any go-shop party) access to the businesses, properties, assets or personnel of the Company or any of its subsidiaries in connection with, or for the purpose of encouraging or facilitating, an acquisition proposal, (iii) approve, endorse, recommend or execute or enter into any agreement, arrangement or understanding, including any letter of intent, memorandum of understanding, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or similar agreement with respect to an acquisition proposal (other than an acceptable confidentiality agreement and other than with respect to any go-shop party) or (other than with respect to any go-shop party) enter into any agreement, contract or commitment requiring the Company to abandon, terminate, breach or fail to consummate the transactions contemplated by the merger, or (iv) resolve, propose or agree to do any of the foregoing; and

•
the Company shall, and shall cause its subsidiaries to, and shall direct the Company’s and its subsidiaries’ representatives to, immediately cease and terminate any existing solicitation, discussion or negotiation with any third party (other than any go-shop party) theretofore conducted by the Company, the Company subsidiaries or their respective representatives with respect to an acquisition proposal, and the Company shall request that all non-public information previously provided by or on behalf of the Company or any of its subsidiaries to any such third party (other than a go-shop party) be returned or destroyed in accordance with the applicable confidentiality agreement.
Under the merger agreement, an “acquisition proposal” means a proposal or offer from, or indication of interest in making a proposal or offer by, any third party, relating to any transaction or series of related transactions (other than the transactions contemplated by the merger), involving any: (i) direct or indirect acquisition of assets of the Company or its subsidiaries (including any voting equity interests of subsidiaries, but excluding sales of assets in the ordinary course of business) equal to 20% or more of the fair market value of the Company’s and its subsidiaries’ consolidated assets or to which 20% or more of the Company’s and its subsidiaries’ net revenues or net income on a consolidated basis are attributable; (ii) direct or indirect acquisition of 20% or more of the voting equity interests of the Company or any of its subsidiaries whose business constitutes 20% or more of the consolidated net revenues, net income or assets of the Company its subsidiaries, taken as a whole; (iii) tender offer or exchange offer that if consummated would result in such third party beneficially owning (within the meaning of Section 13(d) of the Exchange Act) 20% or more of the voting power of the Company; (iv) merger, consolidation, other business combination or similar transaction involving the Company or any of its subsidiaries, pursuant to which such third party would own 20% or more of the consolidated net revenues, net income or assets of the Company and its subsidiaries, taken as a whole; (v) liquidation, dissolution (or the adoption of a plan of liquidation or dissolution) or recapitalization or other significant corporate reorganization of the Company or one or more of its subsidiaries which, individually or in the aggregate, generate or constitute 20% or more of the consolidated net revenues, net income or assets of the Company and its subsidiaries, taken as a whole; or (vi) any combination of the foregoing.
Under the merger agreement, a “go-shop party” means a third party from whom the Company has received, during the go-shop period, an acquisition proposal that the Board or any duly authorized committee thereof has determined in good faith, after consultation with its outside financial and legal advisors, is, or would reasonably be expected to lead to, a superior company proposal (and, with respect to the period following the non-solicitation start date, given notice of such determination to Parent). A third party shall cease to be a Go-shop party (on the earlier of the following to occur: (i) such acquisition proposal is expressly withdrawn in writing by such third party without such Third Party making an alternative bona fide acquisition proposal in writing, prior to or contemporaneously with such withdrawal, that is not adverse (taken as a whole) from the standpoint of the Company or its stockholders in comparison to the withdrawn acquisition proposal, in the good faith determination of the Board, after consultation with its outside financial and legal advisors, (ii) such acquisition proposal, in the good faith determination of the Board, after consultation with its outside financial and legal advisors, is no longer a superior company proposal, or (iii) if a go-shop party is a group (as defined under Section 13(d)(3) of the Exchange Act), those persons who were members of such group proposing to provide or deliver equity financing to such group immediately prior to the non-solicitation start date cease to constitute at least 70% of the equity financing of such group.
Receipt of Acquisition Proposal
At any time on or after the non-solicitation start date and prior to the Company stockholder approval, if the Company receives a bona fide unsolicited written acquisition proposal that did not result from a breach of the merger agreement by the Company, and the Board (or any duly authorized committee thereof) determines in good faith (after consultation with its outside legal counsel and financial advisors) that such acquisition proposal constitutes, or could reasonably be expected to lead to, a superior company proposal, and the Board determines in good faith (after consultation with its outside legal counsel) that failure to take such action could reasonably be expected to be inconsistent with the fiduciary duties of the Board under applicable law, then the Company and its representatives may (i) furnish information and data with respect to the Company and its subsidiaries to the third party making such acquisition proposal and its representatives and afford such third party and its representatives access to the businesses, properties, assets and personnel of the Company and its subsidiaries, and (ii) enter into, maintain and participate in discussions or negotiations with the third party making such acquisition proposal and its representatives regarding such acquisition proposal or otherwise cooperate with or assist or participate in, or facilitate, any such discussions or negotiations (including by entering into a customary confidentiality agreement with such third party for the purpose of receiving non-public information relating to such third party and its business); provided, however, that the Company will not, and will not permit its subsidiaries or its or their representatives to, furnish any non-public information, except pursuant to an acceptable confidentiality agreement, and provided further that the Company shall substantially concurrently provide to Parent any material non-public information concerning the Company or its subsidiaries that is provided to any person given such access which was not previously provided to Parent or its representative, and any competitively sensitive information or data provided to such person who is, or whose affiliates include, a direct competitor of the Company or any of its subsidiaries, will be provided in a separate “clean data room” and subject to customary “clean team” arrangements regarding access to such information or data. Notwithstanding anything to the contrary contained in the merger agreement, prior to the receipt of Company stockholder approval, the Company and its representatives may (A) following the receipt of an acquisition proposal from a third party, and provided that the Company shall have complied in all material respects with the requirements of the merger agreement with respect to such acquisition proposal, contact such third party in order to clarify and understand the terms and conditions of an acquisition proposal made by such third party so as to determine whether such acquisition proposal constitutes, or could reasonably be expected to lead to, a superior company proposal and (B) direct any persons to the merger agreement, including the specific provisions and restrictions of Section 6.02 thereof. Notwithstanding the foregoing, the Company and its subsidiaries and its and their representatives may engage or continue to engage in any of the activities described in the merger agreement with respect to any go-shop party or any go-shop party’s Representatives.
Under the merger agreement, a “superior company proposal” means any bona fide written Acquisition Proposal from a Person other than the Company, H.I.G. Growth – AdTheorent, LLC, Monroe Capital LLC or any of their respective affiliates or representatives that did not result from a breach of the merger agreement by the Company that the Board determines in good faith (after consultation with the Company’s financial advisor and outside legal counsel and taking into account all legal, financial, regulatory timing and other aspects of the Acquisition Proposal) is (i) reasonably likely to be consummated in accordance with its terms, and (ii) if consummated, would result in a transaction that is more favorable from a financial point of view to the holders of Company common stock than the transactions contemplated by the merger agreement (taking into account any revisions proposed by Parent to the terms of the merger agreement and delivered to the Company in writing); provided, however, that, for the purposes of this definition, each reference in the definition of “acquisition proposal” to “20% or more” shall be “more than 60%.”
Notice of Acquisition Proposal
The merger agreement provides that no later than the next business day after the non-solicitation start date, the Company was required to notify Parent of any acquisition proposal received from any person that then remains a go-shop party, which notification shall include (i) the identity of such go-shop party, (ii) a copy of the then-outstanding written acquisition proposal from such go-shop party or a written summary of any such oral acquisition proposal from such go-shop party, (iii) a summary of the current status of negotiations with such go-shop party, and (iv) whether the Company has provided or has the intention to provide, any confidential or non-public information to such go-shop party.
From the non-solicitation start date until the earlier to occur of the effective time or the valid termination of the merger agreement, the Company has agreed to as promptly as reasonably practicable notify Parent if any proposals or offers with respect to an acquisition proposal are received from a third party after the non-solicitation start date, or any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company, any of its subsidiaries or representatives, in each case by a third party for the purpose of making an acquisition proposal or seeking to initiate discussions or negotiations concerning an acquisition proposal, which notification shall include (i) the identity of the third party making such acquisition proposal or information request, (ii) a copy of the relevant written acquisition proposal or information request or a written summary of any oral acquisition proposal or information request, (iii) a summary of the current status of negotiations with such third party, (iv) whether the Company has provided or has the intention to provide, any confidential or non-public information to such third party.
Company Board Recommendation; Adverse Recommendation Change; Fiduciary Exception
As described above, and subject to the provisions described below, the Board has recommended that the Company’s stockholders vote “FOR” the proposal to adopt the merger agreement, which recommendation we refer to as the “board recommendation.” The merger agreement provides that the Board will not effect an “adverse recommendation change” (as described in the paragraph below), except as described below.
Under the merger agreement, generally, the Board may not (i) withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, in any manner adverse to Parent or Merger Sub, the board recommendation, (ii) adopt or recommend, or publicly propose to adopt or recommend, an acquisition proposal or superior company proposal, (iii) fail to recommend against acceptance of any third party tender offer or exchange offer for the shares of Company common stock within 10 business days after commencement of such offer pursuant to Rule 14d-2 of the Exchange Act, (iv) fail to publicly reaffirm the board recommendation within 10 business days after Parent so requests in writing (it being understood that the Company will have no obligation to make such reaffirmation on more than two separate occasions); (v) approve or recommend, or publicly propose to approve or recommend, or cause or permit the Company or any subsidiary to execute or enter into any definitive acquisition agreement with respect to any acquisition proposal from any person other than Parent and its affiliates (an “alternative acquisition agreement”) or any binding letter of intent, binding agreement in principle, binding memorandum of understanding or other similar binding agreement, in each case, which the Company has disclosed to the public via customary means of public disclosure (such as a Form 8-K or public press release), with respect to any acquisition proposal from any person other than Parent and its affiliates, (vi) fail to include the board recommendation in this proxy statement or (vii) provide a waiver or release of any standstill agreement entered into by third parties in favor of the Company that would otherwise prohibit such third parties from making an acquisition proposal without the consent of the Company (each of the foregoing actions described in clauses (i) through (vii) being referred to as an “adverse recommendation change”), or (viii) publicly propose to take any action described in the foregoing clauses (i) through (vii).
However, prior to the receipt of Company stockholder approval, in certain circumstances and subject to certain limitations set forth in the merger agreement, if the Board determines in good faith (after consultation with the Company’s outside legal counsel), that failure to do so would reasonably be expected to be inconsistent with the fiduciary duties of the Board under applicable law, the Board may make an adverse recommendation change in response to either (i) a superior company proposal received after the date of the merger agreement or (ii) an intervening event that was not known by the Board prior to or as of the date of the merger agreement.
In the case of an adverse recommendation change in response to a superior company proposal, the Board may cause the Company to terminate the merger agreement and authorize the Company to enter into a binding written agreement with the person that has made such superior company proposal with respect to the transaction contemplated thereby. However, the Company and the Board shall not make any adverse recommendation change unless the Company has given Parent at least six business days’ prior written notice (a “company notice”) of its intention to make such adverse recommendation change, which notice discloses, (i) in the case of an adverse recommendation change in response to a superior company proposal, certain information about the superior company proposal and the third party making such superior company proposal, accompanied by the alternative acquisition agreement (if any) and other proposed documents; and (ii) in the case of an adverse recommendation change in response to an intervening event, a reasonably detailed description of such intervening event.
During such six business day period, (i) the Company shall make the Board and its representatives reasonably available to negotiate with Parent (to the extent Parent desires to negotiate) with respect to any alternative acquisition proposal submitted in writing by Parent, and (ii) the Board shall consider in good faith (after consultation with the Company’s outside financial and outside legal advisors) whether such superior company proposal remains a superior company proposal or such intervening event is continuing, in each case, in light of any alternative acquisition proposal submitted in writing by Parent that is accompanied by a binding written commitment by Parent and Merger Sub to amend the merger agreement to reflect the terms of such alternative acquisition proposal. It is understood and agreed that (A) any change to the financial terms (including the form, amount and timing of payment of consideration) or other material terms of an Acquisition Proposal that was previously the subject of a Company Notice, and (B) any material development in an intervening event that was previously the subject of a Company Notice, shall, in each case, require the Company to deliver to Parent a new Company Notice (provided, however, that in such event, each reference in this paragraph to “six business days” shall be deemed a reference to “three business days”).
Under the merger agreement, a “Company intervening event” means any event, circumstance, change, occurrence, development or effect that has arisen on or following the date of the merger agreement and that materially affects the business, assets or operations of the Company and that is not known to the Company on or prior to the date of the merger agreement. For the avoidance of doubt, neither (i) an Acquisition Proposal nor (ii) the fact, in and of itself, that the Company has met or exceeded published analyst estimates or expectations of, or any internal or external budgets, plans or forecasts of, the Company’s revenue, earnings or other financial performance or results of operations for any period, shall constitute a Company intervening event.
Special Meeting
Unless there has been an adverse recommendation change that does not arise due to an intervening event, the Company has agreed to establish a record date for, duly call, give notice of, convene and hold a special meeting of the Company’s stockholders as promptly as reasonably practicable, and in any event no later than 50 days following the date that the SEC clears this proxy statement (or such date as Parent and the Company may agree after consultation with the Company’s proxy advisor); and use commercially reasonable efforts to solicit proxies in favor of the adoption of this merger agreement unless the Board has withdrawn, qualified, amended or modified the board recommendation.
Access to Information
From the date of the merger agreement until the effective time or the date on which the merger agreement is validly terminated, the Company shall (and shall cause its subsidiaries to), upon reasonable prior notice, give Parent and Merger Sub, their officers and a reasonable number of their employees and its authorized representatives reasonable access during normal business hours to the contracts, books, records, analyses, projections, plans, systems, senior management, offices and other facilities and properties of the Company and its subsidiaries and during such period, the Company shall (and shall cause its subsidiaries to) furnish as promptly as reasonably practicable to Parent and Merger Sub information related thereto, including unaudited interim financial statements of the Company and its subsidiaries, updated on a monthly basis, and documents and information regarding any proceeding with respect to which the Company or any subsidiary is or becomes, or is threatened to be made, a party. However, the Company shall not be required to provide access to, or to disclose, information, where such access or disclosure would reasonably be expected to, based on the advice of outside legal counsel, (i) jeopardize the attorney-client privilege of the Company or any of its subsidiaries, or (ii) contravene any applicable law; provided, however, that in such case, the Company shall use commercially reasonable efforts to make appropriate substitute arrangements under circumstances in which the foregoing would not apply.
Transaction Litigation
The Company has agreed to notify Parent and Merger Sub, and Parent and Merger Sub has agreed to give prompt notice to the Company, of (i) any notice or other communication received by such party from any person alleging that the consent of such person is or may be required in connection with the merger or the other transactions, if the subject matter of such communication or the failure of such party to obtain such consent would be material to the Company, the surviving corporation or Parent; and (ii) any proceedings commenced or, to the knowledge of the Company or to the knowledge of Parent, threatened against, relating to or involving or otherwise affecting such party or its affiliates and subsidiaries and/or any of their respective directors or officers or other representatives which relate to the merger agreement, the other transaction documents, the merger or the other transactions and of any material developments with respect thereto. The Company and Parent will keep each other informed on a reasonably current basis with respect to the status of, the proposed strategy and other significant decisions with respect to any such proceeding and will give reasonable and good faith consideration to the other’s advice with respect to such proceeding. Neither the Company nor Parent shall settle any such proceeding without the prior written consent of the other party (not to be unreasonably withheld, conditioned or delayed).
Employee Benefit Plan Matters
For the period immediately following the effective time and ending on the first anniversary of the closing date, Parent must, or will cause the surviving corporation to provide, to each employee of the Company or any of its subsidiaries who continues to be employed by the surviving corporation or any of its subsidiaries (who we refer to as “affected employees”), (i) a base salary or regular hourly wage, whichever is applicable, and cash incentive compensation opportunities (including for sales representatives) (but excluding all retention, transaction, change in control, special bonus and other special compensation opportunities) that, in each case, are no less favorable than what was provided to such affected employee by the Company or any of its subsidiaries immediately prior to the effective time and (ii) employee benefits (excluding change in control, defined benefit pension benefits and retiree health and welfare benefits) and perquisites that are, in the aggregate, substantially comparable to those provided to such affected employee (including all dependents) by the Company or any of its subsidiaries immediately prior to the effective time (excluding change in control, defined benefit pension benefits and retiree health and welfare benefits).
Without crediting service that would operate to duplicate any benefit or the funding of any such benefit for the same period of service, Parent must, or must cause the surviving corporation to, provide to the affected employees credit for all service with the Company or any of its subsidiaries under any employee benefit plan of Parent, the surviving corporation or any of their subsidiaries in which any affected employee may be eligible to participate on or after the effective time for purposes of eligibility to participate in, the vesting of rights and benefits and the determination of level of amount of benefits payable to or accrued by each affected employee, to the same extent recognized by the Company or any of its subsidiaries under comparable employee benefit plans sponsored by the Company or any of its subsidiaries immediately prior to the effective time (other than defined benefit pension plans and retiree health and welfare plans).
Effective as of the effective time and thereafter, Parent must, or must cause the surviving corporation to, use commercially reasonable efforts to (i) eliminate any period of limitation on health benefits coverage of affected employees due to pre-existing conditions (or actively at work or similar requirements) under the applicable health benefits plan of Parent or an affiliate of Parent (except to the extent such condition limitations or actively-at-work or similar requirements would not have been satisfied or waived under the comparable Company benefit plan prior to the effective time), (ii) waive any and all eligibility waiting periods and evidence of insurability requirements with respect to such affected employees to the extent that any applicable eligibility waiting periods or evidence of insurability requirements under similar health benefit plans were waived or satisfied (or deemed to be satisfied) with respect to the affected employees under the Company’s health benefit plans (except to the extent such eligibility waiting periods and evidence of insurability requirements would not have been satisfied or waived under the comparable Company benefit plan prior to the effective time), and (iii) credit each affected employee with all deductible payments, co-payments and other out-of-pocket payments paid by such affected employee under the health benefit plans of the Company or its affiliates prior to the effective time during the year in which the closing occurs for the purpose of determining the extent to which any such affected employee has satisfied his or her deductible and whether he or she has reached the out-of-pocket maximum under any health benefit plan of Parent or an affiliate of Parent for such year.
Neither the merger nor any of the other transactions contemplated by the merger agreement will affect any affected employee’s accrual of, or right to take, any accrued but unused personal, sick or vacation policies applicable to such affected employee immediately prior to the effective time.
Takeover Laws
After the date of the merger agreement, Parent and Merger Sub will take no action that would cause any “control share acquisition,” “fair price” or other anti-takeover laws or regulations enacted under state or federal law to be applicable to the Company, the merger or any of the other transactions contemplated by the merger agreement. If any “control share acquisition,” “fair price” or other anti-takeover laws or regulations enacted under state or federal law becomes or is deemed to become applicable to the Company, the merger or any of the other transactions contemplated by the merger agreement, then the Board will use its commercially reasonable efforts to render the restrictions imposed by such statute (or the relevant provisions thereof) inapplicable to the foregoing.
Indemnification and Insurance
Parent must, or must cause the surviving corporation to, honor and fulfill in all respects the obligations of the Company and its subsidiaries, to the fullest extent permitted under applicable law, (i) under the Company governing documents and organizational documents of the Company’s subsidiaries, in effect as of and made available to Parent prior to the date of the merger agreement, and (ii) under the indemnification agreements or other similar agreements in effect of the date of the merger agreement, to the past or present officers and directors of the Company and its subsidiaries and other individuals covered by the Company’s governing documents, organizational documents of the Company’s subsidiaries or indemnification agreements (collectively, we refer to such individuals as the “covered persons”), arising out of or relating to actions or omissions in their capacity as such occurring at or prior to the effective time, including in connection with the approval or adoption of the merger agreement and the approval of the merger and the transactions contemplated hereby.
For a period of six years after the effective time, Parent will, or will cause the surviving corporation to, indemnify and hold harmless each covered person against all costs and expenses, fees (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any proceeding, arising out of or pertaining to (i) any action or omission in their capacity as a covered person or (ii) the merger agreement and any of the transactions contemplated in the merger agreement. Additionally, for a period of six years after the effective time, Parent will, or will cause the surviving corporation to, pay in advance of the final disposition of any such proceeding the expenses (including attorneys’ fees) of any covered person upon receipt, to the extent required by the DGCL, subject to an undertaking by or on behalf of such covered person to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that such covered person is not entitled to be so indemnified.
In addition, for a period of six years from the effective time, the certificate of incorporation and by-laws of the surviving corporation must contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of covered persons for periods prior to and including the effective time than are expressly set forth in the certificate of incorporation and by-laws of the Company. The indemnification agreements with covered persons shall survive the merger and shall continue in full force and effect in accordance with their terms.
The rights of each covered person are in addition to, and not in substitution for, any other rights to indemnification or contribution that any covered person may have by contract or otherwise, under the certificate of incorporation or by-laws (or similar organizational documents) of the Company and the surviving corporation or any of their subsidiaries, or under any law or under any agreement of any covered person with the Company or any Company subsidiary.
As of the effective time, the Company must purchase “tail” insurance policies with respect to directors’ and officers’ liability insurance for a period of six years after the effective time with respect to wrongful acts or omissions committed or allegedly committed at or prior to the effective time (such coverage shall have an aggregate coverage limit over the term of such policy in an amount not less than the annual aggregate coverage limit under the Company’s and its subsidiaries’ existing directors’ and officers’ liability policy, and in all other material respects shall be comparable to such existing coverage); provided that in no event shall the annual premium for such insurance exceed 150% of the current annual premium paid by the Company for such insurance in the fiscal year in which the merger agreement was executed. If the Company does not obtain “tail” insurance prior to the effective time, (i) Parent will purchase such “tail” policy on behalf of the Company or the surviving corporation; or (ii) the surviving corporation will substitute policies of at least the same coverage containing terms and conditions that are not less favorable with respect to matters occurring prior to the effective time (subject to the maximum annual premium amount set forth above).
These provisions will survive the consummation of the merger indefinitely and will be binding, jointly and severally, on the successors and assigns of Parent and the surviving corporation. In the event the surviving corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provision shall be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, will assume all of the applicable indemnification and insurance obligations related to the covered persons.
Efforts to Complete the Merger; Regulatory Approvals
The merger agreement provides that each of the Company, Parent and Merger Sub will each use its respective commercially reasonable efforts to:
•	take, or cause to be taken all appropriate actions and do all things necessary, proper or advisable to consummate, as promptly as practicable, the transactions contemplated by the merger agreement;
•
obtain from any governmental authority any consents, licenses, permits, waivers, clearances, approvals, authorizations or orders required to be obtained by Parent, Merger Sub or the Company or any of their respective subsidiaries, or avoid any action or proceeding by any governmental authority (including those in connection with the HSR Act and any other antitrust laws, applicable law or regulation), in connection with the authorization, execution and delivery of the merger agreement and the consummation of the transactions contemplated by the merger agreement;

•
make or cause to be made, within 10 business days of the date of the merger agreement, an appropriate filing of a notification and report form pursuant to the HSR Act, and as promptly as practicable make the appropriate applications or filings required to be made by each party with any other governmental authority to obtain any other applicable required governmental approvals (which filings and submissions shall seek early termination if made pursuant to the HSR Act and the equivalent, if available, with respect to any such other antitrust laws or applicable laws) in connection with the authorization, execution and delivery of the merger agreement and the consummation of the transactions contemplated by the merger agreement;

•
comply at the earliest reasonably practicable date with any reasonable requests for information or documents, other materials or witnesses for interviews or depositions (or the like) by any governmental authority in connection with such applications or filings or the transactions contemplated by the merger agreement; and

•
cooperate fully with each other in connection with the making of all such filing, responses or submissions, including consulting with the other parties to the merger agreement with respect to and providing any necessary information and assistance as the other parties may reasonably request with respect to any filings, responses or submissions.

Parent and the Company shall not (i) elect or agree to extend any waiting period (e.g., pull and refile) under the HSR Act or any other antitrust laws without the prior written consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed, or (ii) enter into any agreement (e.g., timing agreement) with any governmental authority not to consummate the transactions contemplated by the merger agreement, without the prior written consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed).
To the extent permitted by applicable law, each of the parties shall consult and cooperate with one another, and consider in good faith the views of one another, in connections with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions, proposals or agreements made or submitted by or on behalf of any party hereto in connection with the proceedings under or relating to the HSR Act or any other antitrust laws.
Under the merger agreement, each of the Company, Parent and Merger Sub is required to:
•
promptly notify the other of, and, if in writing, furnish the other with copies of, any communications from or with any governmental authority with respect to the transactions contemplated by the merger agreement in connection with the proceedings under or relating to the HSR Act or any other antitrust laws;

•
permit the other to review and discuss in advance, and consider in good faith the view of the other in connection with, any proposed written or oral communication with any governmental authority in connection with the proceedings under or relating to the HSR Act or any other antitrust laws;

•
not participate in any substantive meeting or have any substantive communication with any governmental authority in connection with the proceedings under or relating to the HSR Act or any other antitrust laws, unless it has given the other party a reasonable opportunity to consult with it in advance and, to the extent permitted by such governmental authority, gives the other the opportunity to attend and participate therein; and

•
furnish the other party (or its outside legal counsel) with copies of all filings and communications between it and any such governmental authority with respect to the transactions in connection with the proceedings under or relating to the HSR Act or any other antitrust laws (with the exception that no party shall be required to provide its premerger notification and report filing under the HSR Act to any other party), subject to permitted redactions.

Any competitively sensitive materials required to be provided to any other party pursuant to the merger agreement may be provided on an outside counsel only basis and may not be disclosed by such outside counsel to any other representatives of the receiving party without the prior written consent of the providing party.
Parent and the Company and its subsidiaries and affiliates shall use commercially reasonable efforts to avoid or eliminate each and every impediment and any proceeding instituted or threatened by a governmental authority or private party under the HSR Act or any other antitrust laws that is asserted with respect to the merger agreement, so as to enable the consummation of such transactions contemplated thereby to occur as expeditiously as possible and, in any event, five business days before the end date, including using commercially reasonable efforts to (i) contest and resist any action challenging the transactions contemplated by the merger agreement, (ii) avoid the entry of and have vacated, lifted, reversed or overturned any order that would prevent, restrict or materially delay the consummation of the transactions contemplated by the merger agreement and (iii) consider in good faith any proposed settlement, undertaking, consent decree, stipulation or other agreement with any governmental authority or other person that may be required to obtain a required governmental approval; provided, however, that notwithstanding anything in the merger agreement to the contrary, no party nor any of its respective affiliates nor any Novacap party will be required, either pursuant to the merger agreement or otherwise, to (and, without such party’s prior written consent, Parent and the Company will not) (A) negotiate, commit to or effect, by consent decree, hold separate order or otherwise, the sale, lease, license, divestiture or disposition of any assets, rights, product lines or businesses of such party or any of its respective affiliates or any Novacap party, (B) terminate any existing relationships, contractual rights or obligations of such party or any of its respective affiliates or any Novacap party, (C) terminate any joint venture or other arrangement, (D) create any relationship, contractual rights or obligations of such party or any of its respective affiliates or any Novacap party, (E) effectuate any other change or restructuring of such party or any of its respective affiliates or any Novacap party, or (F) otherwise take or commit to take any actions, including agreeing to prior approval restrictions, with respect to the businesses, product lines or assets of such party or any of its respective affiliates or any Novacap party. Further, neither party is required to respond to a request for additional information and documentary materials under the HSR Act.

In furtherance and not in limitation of the covenants of the parties contained in the merger agreement, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by the merger agreement as violative of any antitrust laws (including the HSR Act), Parent and the Company shall use their respective commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by the merger agreement, provided, however, that Parent or any Novacap party shall not be required to litigate or defend against any administrative action or proceeding (including any proceeding seeking a temporary restraining order or preliminary injunction) challenging any of the transactions contemplated by the merger agreement as violative of any applicable antitrust laws. For the avoidance of doubt, prior to receipt of any request for additional information and documentary materials under the HSR Act, Parent and the Company shall use commercially reasonable efforts to comply at the earliest practicable date with any reasonable requests from the Federal Trade Commission or Department of Justice for information, documents or other materials, for the purpose of obtaining the required governmental approvals related to the antitrust laws.
Parent, Merger Sub and the Company shall not, and Parent shall cause its affiliates not to, knowingly take any action, or knowingly refrain from taking any action, the effect of which would be to delay or impede the ability of the parties to consummate the transactions contemplated by the merger agreement. Without limiting the generality of the foregoing, Parent and the Company shall not, and shall not permit any of their respective affiliates to, acquire or agree to acquire (by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner) any person or portion thereof, or otherwise acquire or agree to acquire any assets, if the entering into of a definitive agreement relating to, or the consummation of, such acquisition, merger or consolidation could reasonably be expected to (i) impose any delay in the obtaining of, or increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any governmental authority necessary to consummate the transactions or the expiration or termination of any applicable waiting period, (ii) increase the risk of any governmental authority entering an order prohibiting or delaying the consummation of the transactions contemplated by the merger agreement or (iii) delay the consummation of the transactions contemplated by the merger agreement.
The Company and Parent shall (and Parent shall cause its subsidiaries to give) any notices to third parties and use (and Parent shall cause its subsidiaries to use) commercially reasonable efforts to obtain any third-party consents necessary to consummate the transactions or required in connection with the transactions contemplated by the merger agreement under any material contract or as set forth in the disclosure schedule.
Section 16 Matters
Parent and the Company agree that, in order to most effectively compensate and retain those officers and directors of the Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act in connection with the merger, prior to and after the effective time, it is desirable that such persons not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable law in connection with the transactions contemplated by the merger agreement and, for that compensatory and retentive purpose, agree to the provisions of the merger agreement. Promptly after the date of the merger agreement, the Company is required to take all such steps as may be required to cause any dispositions of shares of Company common stock resulting from the transactions contemplated by the merger agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable law.
Financing and Efforts Related to Financing
Borrower, Parent and Merger Sub shall (i) use commercially reasonable best efforts to (A) satisfy or cause to be satisfied on a timely basis (or obtain the waiver of) all conditions and covenants applicable to Borrower, Parent and Merger Sub, as applicable, in the debt commitment letter, the equity commitment letter and the subordinated note (collectively, the “commitment letters”) and such definitive agreements to be entered into pursuant to the commitment letters that are within the control of Borrower, Parent and Merger Sub, (B) negotiate and enter into definitive agreements, or cause to be negotiated and entered into definitive agreements, with respect thereto consistent with the terms and conditions contained in the commitment letters or on other terms that are not materially less favorable, in the aggregate, to the Borrower, Parent and Merger Sub, as applicable, than the terms and conditions contemplated by the commitment letters, and (C) if all of the conditions set forth in the merger agreement have been satisfied or, to the extent permitted under the merger agreement, waived (other than those that by their nature can only be satisfied on the closing date, but subject to the satisfaction of such conditions on the closing date or waiver by the party entitled to waive such conditions), otherwise diligently and in good faith enforce its rights or use commercially reasonable best efforts to cause the Borrower to enforce its rights under the commitment letters, as applicable, including if necessary by filing one or more proceedings against any or all parties to the commitment letters to fully enforce the obligations of such party or parties therein, (ii) maintain, or use their respective commercially reasonable best efforts to cause the Borrower to, as applicable, maintain in effect the commitment letters until the consummation of the transactions contemplated by the merger agreement, and (iii) comply with, or use their respective reasonable best efforts to cause the Borrower to comply with their respective obligations under the commitment letters. At the request of the Company, each of Borrower, Parent and Merger Sub shall provide the Company with such information and documentation as shall be reasonably requested by the Company to allow the Company to monitor the progress of such financing activities.
Parent and Merger Sub acknowledge and agree that the obtaining of the financing, or any alternative financing, is not a condition to the closing and reaffirm their obligation to consummate the transactions irrespective and independently of the availability of the financing or any alternative financing, subject to fulfillment or waiver of the conditions set forth in the merger agreement.
Stock Exchange De-Listing
Prior to the effective time, the Company shall cooperate with Parent and use its commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary on its part under applicable law and rules and policies of Nasdaq to enable the delisting by the surviving corporation of the Company common stock and warrants from Nasdaq and the deregistration of the Company common stock and warrants under the Exchange Act as soon as practicable after the effective time. Pursuant to the terms of the Company Warrant Agreement, following deregistration of the Company common stock and warrants, outstanding Company warrants will cease to be exercisable in exchange for Company common stock.
Conditions to the Merger
The respective obligations of the Company, Parent and Merger Sub to consummate the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction, or, to the extent permitted by applicable law, waiver of, at or prior to the closing, of the following conditions:
•
adoption of the merger agreement by the affirmative vote of the holders of not less than a majority of the issued and outstanding shares of Company common stock at the close of business on the record date;

•
no governmental authority having jurisdiction over any party to the merger agreement shall have entered or issued any order that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the merge; provided, however, that the party seeking to assert this condition shall have used those efforts required under the merger agreement to resist, lift or resolve such order, and no applicable law shall have been enacted that makes consummation of the merger illegal or otherwise prohibited; and

•	the applicable waiting period (and any extension thereof) applicable to the merger under the HSR Act shall have expired or been terminated.
The respective obligations of Parent and Merger Sub to consummate the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction, or, to the extent permitted by applicable law, waiver by Parent of, at or prior to the closing, of the following additional conditions:
•	the representations and warranties of the Company:
○
regarding the authorized share capital of the Company and issued and outstanding equity (including Company equity awards) shall be true and correct in all respects (subject to de minimis inaccuracies) as of the date of the merger agreement and shall be true and correct in all respects (subject to de minimis inaccuracies) as of the closing date with the same effect as if made as of the closing date (provided that those representations and warranties that address matters only as of a particular date need only have been true and correct in all material respects as of such date);

○
regarding corporate organization, corporate authority relative to the merger agreement, certain matters related to data privacy and information technology, state takeover laws and brokers’ fees resulting from the merger shall have been true and correct in all material respects as of the date of the merger agreement and shall be true and correct in all material respects as of the closing date with the same effect as if made as of the closing date (provided that those representations and warranties that address matters only as of a particular date need only have been true and correct in all material respects as of such date); and
○
regarding each of the other matters set forth in the merger agreement, disregarding all materiality, material adverse effect or similar qualifications or exceptions contained therein, shall be true and correct in all respects on the date of the merger agreement and shall be true and correct as of the closing date with the same effect as if made as of the closing date (provided that those representations and warranties that address matters only as of a particular date need only have been true and correct as of such date), without giving effect to any “materiality,” “company material adverse effect” or similar qualifiers contained in any of such representations and warranties, except for those instances in which the failure of such representations and warranties to be so true and correct would not have had and would not have, individually or in the aggregate, a company material adverse effect;

•	the Company shall have performed in all material respects its required obligations to be performed by it under the merger agreement at or prior to the closing;
•	since the date of the merger agreement, no company material adverse effect shall have occurred and be continuing;
•
Parent shall have received a certificate validly signed on behalf of the Company by a duly authorized executive officer of the Company certifying that each of the conditions set forth above have been satisfied; and

•
the Company shall have delivered customary payoff letters and related lien releases (with drafts delivered at least two days prior to the closing date) with respect to all indebtedness for borrowed money of the Company and its subsidiaries that, in each case, (i) sets forth the principal amount then outstanding owed by the Company or any of its subsidiaries, together with interest, fees and other obligations outstanding thereunder, and the per diem amounts (if applicable) necessary to calculate the amount to pay off all such principal, interest, interest, fees and other obligations as of the closing date, (ii) provides for the discharge of all obligations of the Company and its subsidiaries under the agreements governing such indebtedness and any related loan documents (other than indemnification agreements governing such indebtedness and any related loan documents (other than indemnification obligations that survive in accordance with their terms) and the release of all liens, (iii) an authorization to file or otherwise deliver all termination statements, releases or notices necessary to evidence satisfaction of such obligations and to enable the release of any liens relating thereto and (iv) to the extent not terminated, provides for the backstopping of any existing letter of credit.

The obligations of the Company to consummate the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction of, or, to the extent permitted by applicable law, waiver, at or prior to the closing, of, the following additional conditions:
•
the representations and warranties of Parent and Merger Sub shall be true and correct in all material respects on the date of the merger agreement and as of the closing date with the same effect as if made as of the closing date (provided, however, that those representations and warranties that address matters only as of a particular date need only be true and correct in all material respects as of such date), disregarding all materiality, material adverse effect or similar qualifications or exceptions contained therein, except for those instances in which the failure of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a Parent material adverse effect;

•	Parent and Merger Sub shall each have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing; and
•	the Company shall have received a certificate validly signed on behalf of Parent by a duly authorized officer of Parent certifying that the conditions set forth above have been satisfied.

Termination
The merger agreement may be terminated and the transactions contemplated by the merger agreement may be abandoned at any time prior to the closing:
•	by mutual written consent of each of the Company and Parent whether or not the Company stockholder approval has been obtained;
•	by either the Company or Parent, upon prior written notice to the other party, if:
○
the merger has not been consummated on or before July 30, 2024 (which we refer to as the “end date,” and which may be extended by either the Company or Parent until a date no later than September 23, 2024 if one or more mutual conditions to the Company’s, Parent’s and Merger Sub’s obligations to consummate the merger have not been satisfied by the original or previously extended end date), whether or not the Company stockholder approval has been obtained; provided that the right to terminate the merger agreement shall not be available to any party whose failure to perform (or whose affiliate’s failure to perform) any covenant or obligation under the merger agreement or whose breach (or whose affiliate’s breach) of any provision of the merger agreement has been the cause of, or resulted in, the failure of the conditions to closing to have occurred prior to such termination;

○
any governmental authority of competent jurisdiction shall have issued a final and non-appealable order enjoining, restraining or otherwise prohibiting the consummation of the transactions (whether or not the approval of the Company’s stockholders shall have been obtained); provided that the party seeking to terminate the merger agreement shall not have (i) breached in any material respects its obligations regarding obtaining regulatory approval (and in the case of Parent, Merger Sub shall not have breached in any material respects its obligations regarding obtaining regulatory approval) and (ii) been the primary cause of such order due to failure to perform any such obligations; or

○
the approval of the Company’s stockholders of the merger has not been obtained by reason of the failure to obtain the required vote at the stockholder meeting (or any adjournment or postponement thereof);

•	by Parent, upon prior written notice to the Company, if:
○
the Company breaches any representation, warranty, covenant or other agreement contained in the merger agreement (i) such that the conditions to Parent’s obligations to consummate the merger would not be satisfied and (ii) the Company cannot cure or has not cured such breach in all material respects prior to the earlier of the end date or the 30th calendar day following Parent’s delivery of written notice describing such breach to the Company; provided that Parent shall not be entitled to terminate the merger agreement on this basis if, at the time of such termination, either Parent of Merger Sub is in breach of any representation, warranty, covenant or agreement contained in the merger agreement;

○
prior to the approval of the Company’s stockholders, the Board shall have effected an adverse recommendation change (a “recommendation change termination”); provided, however, that Parent shall not be permitted to exercise such termination right more than 10 calendar days after the date of such adverse recommendation change ;

•	by the Company, upon prior written notice to Parent, if:
○
Parent or Merger Sub breaches any representation, warranty, covenant or other agreement contained in the merger agreement (i) such that the conditions to the Company’s obligations to consummate the merger would not be satisfied and (ii) Parent or Merger Sub cannot cure or has not cured such breach in all material respects prior to the earlier of the end date or the 30th calendar day following the Company’s delivery of written notice describing such breach to Parent; provided that the Company shall not be entitled to terminate the merger agreement on this basis if, at the time of such termination, the Company is in breach of any representation, warranty, covenant or agreement contained in the merger agreement;

○
prior to the approval of the Company’s stockholders, the Company terminates in order to enter into an alternative acquisition agreement not solicited in breach of the Company’s non-solicitation obligations (taking into account the go-shop provisions), that the Board determines in good faith constitutes a superior company proposal (a “superior proposal termination”); provided that the

Company has complied with its obligations under the merger agreement in connection with such superior company proposal, and provided further that the six business day or three business day notice periods referred to in the merger agreement shall run concurrently with the adverse recommendation change notice period set forth in the merger agreement; or
•
by the Company if (i) all of the conditions to Parent’s obligations to consummate the merger have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, and such conditions are then capable of being satisfied); (ii) the Company has provided irrevocable written notice to Parent to the effect that (A) the Company is ready, willing and able to consummate the merger; and (B) all conditions to the Company’s obligations to consummate the merger have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is then capable of being satisfied) or that it is willing to waive any unsatisfied conditions; and (iii) Parent and Merger Sub have failed to consummate the merger within five business days of receiving such irrevocable written notice.

Termination Fee
In the event of (i) a superior proposal termination, (ii) a recommendation change termination, or (iii) provided that an alternative acquisition agreement with respect to an acquisition proposal made to the Company prior to a company breach termination is executed within 12 months of termination, a company breach termination, the Company will pay to Parent, by wire transfer of same-day funds to an account designated by Parent, (A) in the case of (i) above, prior to or concurrently with such superior proposal termination, (B) in the case of (ii) above, within two business days after such recommendation change termination, and, in the case of (iii) above, prior to or concurrently with (and subject to) the consummation of the transactions contemplated by such alternative acquisition agreement, a Company Termination Fee equal to $11,355,513, provided, however, that such termination fee will be equal to $6,488,865 in the case of a termination pursuant to clause (i) above if the superior proposal termination relates to a superior company proposal from a go-shop party and notice of such superior proposal termination has been provided to Parent before 11:59 p.m. Eastern Time on May 17, 2024.
Parent Liability Limitation
The collective monetary damages payable by Parent and its related parties for breaches under this merger agreement, the debt commitment letter, the subordinated note or the equity commitment letter exceed an amount equal to $32,444,323 in the aggregate for all such breaches.
Amendment; Extension; Waivers
Prior to the effective time, (i) any provision of the merger agreement may be amended, (ii) any time period set forth in the merger agreement may be extended and (iii) compliance with any provision of the agreement or any breach hereof or default hereunder may be waived if, but only if, such amendment, extension or waiver is in writing and is signed, in the case of an amendment, by each party to the merger agreement or, in the case of an extension or waiver, by each party against whom the extension or waiver is to be effective.
However, (i) without the further approval of the Company’s stockholders, no such amendment shall be made or given after the approval of the Company’s stockholders of the merger that requires the approval of the stockholders of the Company under the DGCL or under the rules and regulations of Nasdaq unless the required further approval is obtained, (ii) no such extension shall operate as an extension with respect to any other time period and (iii) no such waiver shall operate as a waiver of, or estoppel with respect to, any other noncompliance, breach or default.
No failure or delay by any party in exercising any right, power or privilege under the merger agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the merger agreement shall be cumulative and not exclusive of any rights or remedies provided by applicable law.
Expenses
Except as otherwise provided in the merger agreement, whether or not the merger is consummated, all expenses incurred in connection with the merger agreement will be paid by the party incurring such expenses. Parent is responsible for paying all filing fees payable pursuant to the HSR Act and any other antitrust laws.

Jurisdiction
The Company, Parent and Merger Sub have agreed that any legal or equitable action, suit or proceeding in respect of any claim arising from, under or in connection with the merger agreement will be brought exclusively in the competent courts in the Delaware Court of Chancery, or if that court does not have jurisdiction, a federal court sitting in the State of Delaware. The parties have also agreed to waive jury trial to the fullest extent permitted by law.
Specific Performance
Each of the parties is entitled to an injunction or injunctions to prevent breaches of the merger agreement or to enforce specifically the performance of the terms and provisions, in addition to any other remedy to which they are entitled at applicable law or in equity in connection with the merger agreement.
The Company is entitled to an injunction, specific performance or other equitable remedy to specifically enforce Parent’s and Merger Sub’s obligations under the merger agreement, including their obligation to effect in the event and only in the event that each of the following requirements have been satisfied: (i) the conditions set forth in the merger agreement have been satisfied or waived at the time the closing would have occurred but for the failure of the equity financing to be funded, and the conditions remain satisfied; (ii) the debt financing has been funded in accordance with the terms thereof or will be or would be funded in accordance with the terms thereof at the closing if the equity financing was funded at the closing; and (iii) the Company has confirmed in writing to Parent that if specific performance is granted and the equity financing and debt financing are funded, then the closing will occur.
By seeking the remedies listed above, a party does not, in any respect, waive its right to seek any other form of relief that may be available to a party under the merger agreement (including fraud remedies). Nothing within the merger agreement shall require any party to institute any proceeding for specific performance or as a condition to exercising termination rights.
Governing Law
The merger agreement is governed by Delaware law.

THE SUPPORT AGREEMENTS
This section describes the material terms of the support agreements, which were executed on April 1, 2024. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the support agreements, a form (in the case of the support agreements executed by the Company’s directors and executive officers) or a copy (in the case of the support agreements executed by H.I.G. Growth – AdTheorent, LLC ) of which are attached as Annex D-1 and Annex D-2 to this proxy statement, respectively, and is incorporated by reference herein in its entirety. This summary does not purport to be complete and may not contain all of the information about the support agreements that is important to you. You are encouraged to read the support agreements carefully and in their entirety.
In connection with the execution of the merger agreement, on April 1, 2024, H.I.G. Growth – AdTheorent, LLC (“H.I.G. AdTheorent”), in its capacity as a stockholder of the Company, holding approximately 37% of the outstanding shares of Company common stock in the aggregate, has executed and delivered the H.I.G support agreement in favor of Parent and Merger Sub, pursuant to which it agreed, among other things, to vote its respective shares of Company common stock in favor of the Merger and against certain actions that would prevent, interfere with or delay the consummation of the Merger.
Pursuant to the H.I.G. support agreement, in connection with the execution the merger agreement, immediately prior to, and conditioned upon the occurrence of, the effective time, H.I.G. AdTheorent agreed to forfeit 1,167,308 shares of Company common stock to the Company for cancellation for no consideration (equal to $3,747,058.68 based on the $3.21 per share merger consideration) (the “forfeiture”). The Company and H.I.G. AdTheorent agreed that the forfeiture shall be treated as a nontaxable contribution to the capital of the Company by H.I.G. AdTheorent, and neither H.I.G. AdTheorent nor the Company shall take any position inconsistent with such treatment unless otherwise required by a determination under the Code.
Also in connection with the execution of the merger agreement, on April 1, 2024, (1) James Lawson, in his capacity as a stockholder of the Company and not in his capacity as a director or Chief Executive Officer of the Company, representing approximately 2.1% of the outstanding shares of Company common stock, (2) Patrick Elliott, in his capacity as a stockholder of the Company and not in his capacity as Chief Financial Officer of the Company, representing approximately <1% of the outstanding shares of Company common stock, (3) William Todd, in his capacity as a stockholder of the Company and not in his capacity as Chief Revenue Officer of the Company, representing approximately <1% of the outstanding shares of Company common stock, (4) Andrew Anderson, in his capacity as a stockholder of the Company and not in his capacity as Chief Technology Officer of the Company, representing approximately <1% of the outstanding shares of Company common stock, (5) Kihara Kiarie, in his capacity as a stockholder of the Company and not in his capacity as a director of the Company, representing approximately <1% of the outstanding shares of Company common stock, (6) Vineet Mehra, in his capacity as a stockholder of the Company and not in his capacity as a director of the Company, representing approximately <1% of the outstanding shares of Company common stock, (7) Ben Tatta in his capacity as a stockholder of the Company and not in his capacity as a director of the Company, representing approximately <1% of the outstanding shares of Company common stock, and (8) John Black, in his capacity as a stockholder of the Company and not in his capacity as a director of the Company, representing approximately <1% of the outstanding shares of Company common stock, have executed and delivered the company support agreements in favor of Parent and Merger Sub, pursuant to which they agreed, among other things, to vote their respective shares of Company common stock in favor of the Merger and against certain actions that would prevent, interfere with or delay the consummation of the Merger.
The support agreements will terminate upon the earliest to occur of (i) the valid termination of the merger agreement pursuant to Article 8 thereof, (ii) the Effective Time (as defined in the merger agreement) of the merger agreement, and (iii) the termination of the support agreement by mutual written consent of the parties thereto. In the event the Board makes an Adverse Recommendation Change (as defined in the merger agreement), the H.I.G. support agreement will not be terminated, but the number of shares of Company common stock to which the support obligations apply under the H.I.G. support agreement will be reduced to 35% of the outstanding shares of Company common stock.
In addition, under the support agreements, each supporting stockholder has agreed, and has agreed to cause its or his respective controlled affiliates and to use its or his reasonable best efforts to cause its or his and their respective representatives, to immediately upon the non-solicitation start date until the expiration of the support agreement, not to take any action, which were it taken by AdTheorent, its subsidiaries or its or their representatives, would violate the non-solicitation provisions of the merger agreement (as further described in the section of this proxy statement entitled “The Merger Agreement – Other Covenants and Agreements – Go-Shop; Unsolicited Proposals” beginning on page 80 of this proxy statement).
The Company support agreements expressly provide that nothing in the Company support agreements will limit or restrict a stockholder in his capacity as a director or officer of AdTheorent a stockholder who is a director or officer of AdTheorent, from acting in such capacity and exercising his rights or fiduciary duties as a director or officer of AdTheorent.

PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING
AdTheorent stockholders may be asked to adjourn the special meeting to a later date or time if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.
AdTheorent does not intend to call a vote on this proposal if Proposal No. 1 is approved by the requisite number of shares of Company common stock at the special meeting.
The Board unanimously recommends that stockholders vote “FOR” the proposal to adjourn the special meeting to a later date or time if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

MARKET PRICES
Company common stock is traded on Nasdaq under the symbol “ADTH.”
As of the close of business on the record date for the special meeting, there were [•] shares of Company common stock issued and outstanding and entitled to vote, held by approximately [•] holders of record of Company common stock. The following table sets forth during the periods indicated the high and low sale prices of Company common stock as reported on Nasdaq:
Fiscal Quarter	High	Low
Fiscal Year Ending December 31, 2024
Second Quarter (through April 29, 2024)	$3.32	$3.15
First Quarter	$3.98	$1.38
Fiscal Year Ended December 31, 2023
Fourth Quarter	$1.58	$1.11
Third Quarter	$1.73	$1.15
Second Quarter	$1.93	$1.20
First Quarter	$1.95	$1.37
Fiscal Year Ended December 31, 2022
Fourth Quarter	$2.59	$1.50
Third Quarter	$3.67	$1.80
Second Quarter	$10.50	$2.36
First Quarter	$11.10	$4.11
The closing sale price of Company common stock on March 28, 2024, which was the last trading day prior to execution of the merger agreement, was $3.21 per share. On May [•], 2024, the most recent practicable date before this proxy statement was mailed to our stockholders of record, the closing price for Company common stock was $[•] per share. You are encouraged to obtain current market quotations for Company common stock in connection with voting your shares of Company common stock.
Following the merger, there will be no further market for Company common stock and our common stock will be de-listed from Nasdaq and de-registered under the Exchange Act. As a result, following the merger and such de-registration, we would no longer file periodic reports with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The beneficial ownership percentages set forth in the table below are based on approximately 91,598,261 shares of Common Stock issued and outstanding as of April 9, 2024.(1)
•	Each person who is known by the Company to be the beneficial owner of more than five percent (5% of the outstanding shares of the Common Stock;
•	each named executive officer and director of the Company; and
•	all current executive officers and directors of the Company, as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
Unless otherwise indicated in the footnotes to the table below, and subject to applicable community property laws, the Company believes that all persons named in the table below have sole voting and investment power with respect to their beneficially owned shares of Common Stock.
Name and Address of Beneficial Owner(2)	Number of Shares of Common Stock	%
Directors and Executive Officers:
James Lawson(3)	3,658,002	3.9%
William Todd(4)	644,027	*
Patrick Elliott	140,158	*
Eric Tencer(5)	34,064,174	37.2%
Danielle Qi(5)	34,064,174	37.2%
Shuangxiu Yu(5)	34,064,174	37.2%
John Black	50,976	*
Kihara Kiarie	83,904	*
Vineet Mehra	83,904	*
Ben Tatta	83,904	*
All directors and executive officers as a group (11 individuals)(6)	5,207,294	5.5%
Five Percent Holders:
H.I.G. Growth – AdTheorent, LLC(7)	34,064,174	37.2%
Theodore L. Koenig(8)	7,012,639	7.7%
Anthony Iacovone(9)	5,849,234	6.4%
*	Less than 1%.
(1)	Excludes 598,875 shares subject to the escrow agreement.
(2)	Unless otherwise noted, the business address of each of the following individuals is 330 Hudson Street, 13th Floor, New York, New York 10013.
(3)	Includes 1,766,526 shares subject to options exercisable within 60 days of April 9, 2024.
(4)	Includes 570,642 shares subject to options exercisable within 60 days of April 9, 2024.
(5)
H.I.G. Growth—AdTheorent, LLC is the record holder of the shares reported herein. Mr. Tencer, Ms. Qui and Ms. Yu, as members of our Board, indirect members of H.I.G. Growth—AdTheorent, LLC and agents of entities affiliated with H.I.G. Growth—AdTheorent, LLC, may be deemed to share voting and investment power with regard to the shares held directly by H.I.G. Growth— AdTheorent, LLC, but disclaim beneficial ownership in the securities, except to the extent of any pecuniary interest in such securities. H.I.G. Growth—AdTheorent, LLC is located at 1450 Brickell Avenue, 31st Floor, Miami, FL 33131.

(6)
Excludes 34,064,174 shares held by H.I.G. Growth—AdTheorent LLC, which may be deemed to be beneficially owned by Mr. Tencer, Ms. Qi, and Ms. Yu (see related discussion in note (5) above). Includes 2,624,782 shares subject to options exercisable within 60 days of April 9, 2024.

(7)
Based solely on a Schedule 13D filed on January 3, 2022. Includes 34,064,174 shares held by H.I.G. Growth—AdTheorent, LLC. H.I.G.-GPII, Inc. is the sole managing member of H.I.G. Growth—AdTheorent, LLC, and has sole voting and dispositive power with respect to the shares held by H.I.G. Growth—AdTheorent, LLC. Sami Mnaymneh and Anthony Tamer, the directors of H.I.G.-GPII, Inc., have shared voting and dispositive power with respect to the shares held by H.I.G. Growth—AdTheorent, LLC. Messrs. Mnaymneh and Tamer may be deemed to be indirect beneficial owners of the reported securities, but disclaim beneficial ownership in the securities, except to the extent of any pecuniary interest in such securities. The address of H.I.G. Growth—AdTheorent, LLC is 1450 Brickell Avenue, 31st Floor, Miami, FL 33131.

(8)
Based solely on a Schedule 13D/A filed on April 12, 2024. Interests include 607,483 shares and 525,068 warrants held by Mr. Koenig, and 5,532,062 shares and 348,026 warrants acquired by funds (“Monroe Funds”) managed by Monroe Capital, LLC and/or its affiliates

(“Monroe”) in their capacities as PIPE Investors. Mr. Koenig may be deemed to beneficially own shares acquired by Monroe Funds by virtue of his position as Chief Executive Officer of Monroe, but Mr. Koenig disclaims beneficial ownership of such shares held by the Monroe Funds, except to the extent of any pecuniary interest therein. Mr. Koenig’s address is c/o Monroe Capital, LLC, 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606.
(9)	Based solely on a Schedule 13G filed on April 6, 2022. Mr. Iacovone’s business address is c/o AJI Capital 315 Main Street 2nd Floor Huntington NY 11743.

APPRAISAL RIGHTS
If the merger agreement is adopted by AdTheorent stockholders, stockholders and beneficial owners who do not vote in favor of the proposal to adopt the merger agreement and who properly exercise and perfect their demand for appraisal of their shares in accordance with Section 262 of the DGCL (which we refer to as “Section 262”) will be entitled to appraisal rights in connection with the merger. All references in Section 262 and in this summary to a (i) “stockholder” are to the record holder of Company common stock, (ii) “beneficial owner” are to a person who is the beneficial owner of shares of Company common stock held either in voting trust or by a nominee on behalf of such person, and (iii) “person” are to an individual, corporation, partnership, unincorporated association or other entity.
The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached as Annex C to this proxy statement. A copy of Section 262 is also accessible at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that stockholders or beneficial owners exercise their appraisal rights under Section 262. Only stockholders and beneficial owners are entitled to demand appraisal for the shares owned by such persons by strictly complying with the requirements of Section 262. If you hold your shares of Company common stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank or other nominee.
Under Section 262, stockholders and beneficial owners (i) who do not vote or submit a proxy in favor of the proposal to adopt the merger agreement, (ii) who continuously are the record holders or beneficial owners of such shares through the effective time, and (iii) who otherwise follow the procedures set forth in Section 262 will be entitled to the appraisal by the Delaware Court of Chancery of the fair value of their shares of Company common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value of the shares from the effective date of the merger through the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder or beneficial owner entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided in Section 262 only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time.
Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes AdTheorent’s notice to its stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 is attached as Annex C to this proxy statement. A copy of Section 262 is also accessible, without subscription or cost, at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In connection with the merger, any stockholder or beneficial owner who wishes to exercise appraisal rights, or who wishes to preserve such person’s right to do so, should review Annex C carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A stockholder or beneficial owner who loses his, her or its appraisal rights will be entitled to receive the per share merger consideration described in the merger agreement as of the effective time, without interest. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of Company common stock, AdTheorent believes that if a stockholder or beneficial owner considers exercising such rights, such stockholder or beneficial owner should seek the advice of legal counsel.
Filing Written Demand
Stockholders or beneficial owners wishing to exercise the right to seek an appraisal of their shares of Company common stock must do ALL of the following:
•
the stockholder or beneficial owner must NOT vote in favor of the proposal to adopt the merger agreement. Because a proxy that is signed and submitted but does not otherwise contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the merger agreement, a stockholder or beneficial owner who submits or directs the submission of a proxy and who wishes to exercise appraisal rights must ensure that the proxy or instructions provide for a vote against the proposal to adopt the merger agreement or an abstention on the proposal;
•
the stockholder or beneficial owner must deliver to AdTheorent a written demand for appraisal before the vote on the proposal to adopt the merger agreement at the special meeting, and a demand made by a beneficial owner must (i) reasonably identify the holder of record of the shares for which the demand is made, and (ii) be accompanied by (x) documentary evidence of such beneficial owner’s beneficial ownership of stock and (y) a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which such beneficial owner consents to receive notices given by the surviving corporation and to be set forth on the verified list required by subsection (f) of Section 262;

•
the stockholder or beneficial owner must continuously hold the shares of Company common stock from the date of making the demand through the effective time. A stockholder or beneficial owner will lose appraisal rights if the stockholder or beneficial owner transfers the shares before the effective time; and

•
a stockholder or beneficial owner, as applicable or the surviving corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time. The surviving corporation is under no obligation to file any such petition in the Delaware Court of Chancery and has no intention of doing so. Accordingly, it is the obligation of stockholders and beneficial owners to take all necessary action to perfect their appraisal rights in respect of shares of Company common stock within the time prescribed in Section 262.

Any stockholder or beneficial owner wishing to exercise appraisal rights must deliver to AdTheorent, before the vote on the adoption of the merger agreement at the special meeting at which the proposal to adopt the merger agreement will be submitted to the stockholders, a written demand for the appraisal of the stockholder’s or beneficial owner’s shares. All written demands for appraisal pursuant to, and satisfying the requirements of, Section 262 should be mailed or delivered to AdTheorent Holding Company, Inc., 330 Hudson Street, 13th Floor, New York, NY 10013, Attention: Chief Financial Officer. A stockholder or beneficial owner wishing to exercise appraisal rights must hold the shares on the date the written demand for appraisal is made and must continue to hold the shares through the effective time and must not vote in favor of the adoption of the merger agreement. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the merger agreement, and it will constitute a waiver of the stockholder’s or beneficial owner’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder or beneficial owner who wishes to exercise appraisal rights either must not vote (or submit a proxy or instructions with respect to) such stockholder’s or beneficial owner’s shares or, if such stockholder or beneficial owner votes or submits or directs the submission of a proxy, he, she or it must ensure that his, her or its shares are voted, in person or by proxy, against the proposal to adopt the merger agreement or abstain from voting on the proposal to adopt the merger agreement. Neither voting against the proposal to adopt the merger agreement nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote with respect to the proposal to adopt the merger agreement. A proxy or vote against the proposal to adopt the merger agreement will not constitute a demand. A stockholder’s or beneficial owner’s failure to make the written demand prior to the taking of the vote on the proposal to adopt the merger agreement at the special meeting of AdTheorent stockholders will constitute a waiver of appraisal rights.
Stockholders (Record Holders)
A demand for appraisal by a stockholder in respect of shares of Company common stock should be executed by or on behalf of such stockholder and must reasonably inform AdTheorent of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares in connection with the merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand must be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

Beneficial Owners
A beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares of Company common stock in accordance with the procedures of subsection (d)(1) of Section 262 summarized above, provided that (i) such beneficial owner continuously owns such shares through the effective time and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of Section 262, and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving corporation under Section 262 and to be set forth on the verified list required by subsection (f) of Section 262. Although not expressly required by Section 262, AdTheorent reserves the right to take the position that it may require the submission of all information required of a beneficial owner under subsection (d)(3) of Section 262 with respect to any person sharing beneficial ownership of the shares for which such demand is submitted.
Withdrawals of Demands
Any stockholder or beneficial owner who has not commenced an appraisal proceeding or joined the proceeding as a named party may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the merger agreement by delivering to the surviving corporation a written withdrawal of the demand for appraisal within 60 days after the effective date of the merger. However, any such attempt to withdraw the demand made more than 60 days after the effective time will require written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that this shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal in respect of some or all of such person’s shares and to accept the consideration offered pursuant to the merger agreement with respect to the shares of Company common stock subject to the withdrawal within 60 days after the effective time of the merger.
Notice by the Surviving Corporation
If the merger is completed, within 10 days after the effective time, the surviving corporation will notify each holder of Company common stock who has complied with Section 262, and who has not voted in favor of the proposal to adopt the merger agreement, and any beneficial owner who has demanded appraisal under subsection (d)(3) of Section 262, that the merger has become effective and the effective date thereof.
Filing a Petition for Appraisal
Within 120 days after the effective time, but not thereafter, the surviving corporation or any person who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a stockholder or beneficial owner, demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The surviving corporation is under no obligation to and has no present intention to file a petition, and stockholders and beneficial owners should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair value of shares of Company common stock. Accordingly, any person who desires to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of shares of Company common stock within the time and in the manner prescribed in Section 262. The failure of any person to file such a petition within the period specified in Section 262 could nullify such person’s previous written demand for appraisal.
Within 120 days after the effective time, any person who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the proposal to adopt the merger agreement and with respect to which AdTheorent has received demands for appraisal and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to Section 262, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). The surviving corporation must mail this statement to the requesting person within 10 days after receipt of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is duly filed by a stockholder or beneficial owner and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the persons shown on the verified list as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those persons who have complied with Section 262 and who have become entitled to appraisal thereunder. The Delaware Court of Chancery may require the persons who demanded an appraisal for their shares and who hold stock represented by certificates to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any person fails to comply with the direction, the Delaware Court of Chancery may dismiss the proceedings as to such person.
After an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all holders of shares of a class or series of stock that, immediately prior to the closing of the merger, were listed on a national securities exchange who are otherwise entitled to appraisal rights unless (i) the total number of shares of the class or series of stock for which appraisal rights have been pursued or perfected exceeds one percent of the outstanding shares of such class or series as measured in accordance with subsection (g) of Section 262 or (ii) the value of the merger consideration in respect of such total number of shares exceeds $1 million. We refer to these conditions as the “ownership thresholds.” Given that the shares of Company common stock are listed on the Nasdaq (and assuming such shares remain so listed up until the effective time), then the Delaware Court of Chancery will dismiss any appraisal proceedings as to all holders of Company common stock who are otherwise entitled to appraisal rights unless one of the ownership thresholds is satisfied.
Determination of Fair Value
After determining the persons entitled to appraisal, the Delaware Court of Chancery will appraise the fair value of the shares of Company common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (i) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (ii) interest theretofore accrued, unless paid at that time. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
Stockholders and beneficial owners considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262. Although AdTheorent believes that the per share merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders and beneficial owners should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the per share merger consideration. Neither AdTheorent nor Parent anticipates offering more than the per share merger consideration to any person exercising appraisal rights, and each of AdTheorent and Parent reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the fair value of a share of Company common stock is less than the per share merger consideration. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the list filed by the surviving corporation pursuant to subsection(f) of Section 262 who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of Section 262 or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of Section 262.
If any person who demands appraisal of shares of Company common stock under Section 262 fails to perfect, or loses his or her appraisal rights, or successfully withdraws such demand for appraisal, the person’s shares of Company common stock will be deemed to have been converted at the effective time into the right to receive the per share merger consideration applicable to the shares, less applicable withholding taxes. A person will fail to perfect, or lose, his or her appraisal rights, or effectively withdraw a demand for appraisal, if no petition for appraisal is filed within 120 days after the effective time or if the person delivers to the surviving corporation a written withdrawal of such person’s demand for appraisal and an acceptance of the per share merger consideration in accordance with Section 262.
From and after the effective time, no person who has demanded appraisal rights will be entitled to vote Company common stock for any purpose, or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on such person’s shares of Company common stock, if any, payable to record holders of AdTheorent as of a time prior to the effective time; provided, however, that, if no petition for an appraisal is filed, or if the person delivers to the surviving corporation a written withdrawal of the demand for an appraisal and an acceptance of the merger, either within 60 days after the effective time or thereafter with the written approval of the surviving corporation, then the right of such person to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder or beneficial owner without the approval of the Delaware Court of Chancery.
Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a person’s statutory appraisal rights. Consequently, any stockholder or beneficial owner wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

FUTURE STOCKHOLDER PROPOSALS
If the merger is completed, AdTheorent will have no public stockholders and there will be no public participation in any of our future stockholder meetings. AdTheorent intends to hold its 2024 annual meeting of stockholders only if the merger is not completed by that time. If the merger is not completed, AdTheorent stockholders will continue to be entitled to attend and participate in our stockholder meetings.
AdTheorent stockholders may submit proposals on matters appropriate for stockholder action at meetings of our stockholders in accordance with Rule 14a-8 of the Exchange Act. To be submitted for inclusion in the proxy statement for the 2024 annual meeting, stockholder proposals must have satisfied all applicable requirements of Rule 14a-8 and must have been received by the Company no later than [  ], 2024. Upon receipt of any such proposal, AdTheorent will determine whether or not to include such proposal in the annual meeting proxy statement and proxy in accordance with regulations governing the solicitation of proxies. Stockholders who wish to submit a proposal not intended to be included in AdTheorent’s annual meeting proxy statement but to be presented at next year’s annual meeting, or who propose to nominate a candidate for election as a director at that meeting, are required by the Company’s bylaws to provide notice of such proposal or nomination to the principal executive office of the Company. This notice must be delivered to the Company no later than the close of business on [  ], 2024 but no earlier than the close of business on [  ], 2024 to be considered for a vote at next year’s annual meeting. The notice must contain the information required by the Company’s bylaws.
In addition to satisfying all of the requirements under the Company’s bylaws, to comply with the SEC’s new universal proxy rules for our 2024 annual meeting, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth all of the information required by Rule 14a-19 under the Exchange Act no later than [  ], 2024, provided that the date of the meeting has not changed by more than 30 calendar days. If such meeting date is changed by more than 30 days, then notice must be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made. The deadline for the Company to receive notice of a stockholder’s nomination of a director nominee is a different date, as reflected above.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy statements and other information that we file electronically with the SEC. The address of that website is www.sec.gov.
AdTheorent maintains a website at www.adtheorent.com. Our bylaws, Code of Business Conduct, Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter and Nominating and Corporate Governance Committee Charter are available on this website under “Investors” and “Corporate Governance.” In addition, you may obtain a copy of any of these documents without charge by sending a request to AdTheorent Holding Company, Inc., Attention: Patrick Elliott, Chief Financial Officer, 330 Hudson Street, 13th Floor, New York, NY 10013. The content of our website is not incorporated into this proxy statement. Further, our reference to the URL for our website is intended to be an inactive textual reference only.
The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed will not be deemed to be incorporated by reference into this proxy statement. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement, and before the date of the special meeting:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on March 12, 2024, and the amendment to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on April 25, 2024;

•	Current Report on Form 8-K, filed on April 1, 2024.
Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference into this proxy statement.
No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement, and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated [•], 2024. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders does not and will not create any implication to the contrary.

Annex A
AGREEMENT AND PLAN OF MERGER

by and among

CADENT, LLC,

AWARD MERGER SUB, INC.,

NOVACAP CADENT ACQUISITION COMPANY, INC.,

NOVACAP CADENT HOLDINGS, INC.,

AND

ADTHEORENT HOLDING COMPANY, INC.

Dated as of April 1, 2024

A-i

A-ii

EXHIBITS AND SCHEDULES

EXHIBIT A – COMPANY CERTIFICATE

EXHIBIT B – COMPANY WARRANT AGREEMENT

EXHIBIT C – ESCROW AGREEMENT

SCHEDULE 1.01(a) – KNOWLEDGE PARTIES

SCHEDULE 5.08 – ABSENCE OF CERTAIN AGREEMENTS

SCHEDULE 6.01 – CONDUCT OF THE COMPANY

COMPANY DISCLOSURE SCHEDULE
A-iii

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of April 1, 2024, is entered into by and among Cadent, LLC, a Delaware limited liability company (“Parent”), Award Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”), AdTheorent Holding Company, Inc., a Delaware corporation (the “Company”), Novacap Cadent Acquisition Company, Inc., a Delaware corporation (the “Borrower”) and Novacap Cadent Holdings, Inc. (“Holdings”).
WHEREAS, subject to the terms and conditions of this Agreement, the parties hereto intend that Merger Sub be merged with and into the Company, with the Company surviving the Merger as a wholly-owned Subsidiary of Parent (the “Merger”) pursuant to Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”), on the terms and subject to the conditions of this Agreement and in accordance with the DGCL;
WHEREAS, (i) the board of directors of the Company (the “Company Board”), has (A) determined that this Agreement and the transactions contemplated thereby, including the Merger (the “Transactions”), are advisable and in the best interests of the Company and its stockholders, (B) approved the Merger and the other Transactions on the terms and subject to the conditions set forth herein, and (C) approved this Agreement, and (ii) except as otherwise provided herein, the Company Board has determined to recommend that the stockholders of the Company adopt this Agreement;
WHEREAS, CMW Holdco, Inc., the sole member of Parent, has approved this Agreement and the Transactions, including the Merger, and the performance by Parent of its covenants and agreements contained herein;
WHEREAS, (i) the board of directors of Merger Sub has (A) determined that this Agreement and Transactions are advisable and in the best interests of Merger Sub and its sole stockholder, (B) approved the Merger and the other Transactions on the terms and subject to the conditions set forth herein, (C) approved this Agreement, and (D) resolved to recommend that Parent, as the sole stockholder of Merger Sub, adopt this Agreement;
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement and to consummate the Transactions, (a) certain funds managed by Novacap Management Inc. (collectively, “Novacap”) have delivered to the Company the Equity Commitment Letter (as defined herein), pursuant to which Novacap has agreed to provide to Parent the Equity Financing (as defined herein) on the Closing Date, subject to the terms and conditions of the Equity Commitment Letter, in which the Company is named as a third-party beneficiary, (b) certain funds managed by Novacap have delivered to the Company the Subordinated Note (as defined herein), pursuant to which the Subordinated Note Financing Sources (as defined herein) have committed to provide Cadent, LLC the Subordinated Note Financing (as defined herein) on the Closing Date and subject only to the conditions set forth therein, and (c) Parent, Merger Sub and the Borrower have delivered to the Company the Debt Amendment (as hereinafter defined), pursuant to which the Debt Financing Sources (as defined herein) have committed to provide to Borrower the Loan Financing (as defined herein) on the Closing Date and subject only to the conditions set forth therein; and
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement and to consummate the Transactions, certain stockholders of the Company, each in their capacity as a stockholder of the Company, are executing and delivering Voting and Support Agreements in favor of Parent, Merger Sub and, where applicable, the Company (the “Support Agreements”), and the Company Board has approved the Support Agreements.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.01 Definitions.
(a) As used herein, the following terms have the following meanings:
“Acceptable Confidentiality Agreement” means a customary confidentiality agreement between the Company and any Third Party containing terms, including with respect to confidentiality, standstill and non-solicitation that are no less favorable, in the aggregate, to the Company than the terms of the Confidentiality Agreement; provided, however, that such confidentiality agreement (i) shall contain provisions that permit the Company to comply with the provisions of Article 6, (ii) shall not provide such

Third Party with any exclusive right to negotiate with the Company, and (iii) shall not require the Company or any Company Subsidiary to reimburse the costs or expenses of such Third Party.
“Acquisition Proposal” means a proposal or offer from, or indication of interest in making a proposal or offer by, any Third Party, relating to any transaction or series of related transactions (other than the Transactions), involving any: (a) direct or indirect acquisition of assets of the Company or the Company Subsidiaries (including any voting Equity Interests of Subsidiaries, but excluding sales of assets in the ordinary course of business) equal to 20% or more of the fair market value of the Company’s and the Company Subsidiaries’ consolidated assets or to which 20% or more of the Company’s and the Company Subsidiaries’ net revenues or net income on a consolidated basis are attributable; (b) direct or indirect acquisition of 20% or more of the voting Equity Interests of the Company or any of the Company Subsidiaries whose business constitutes 20% or more of the consolidated net revenues, net income, or assets of the Company and the Company Subsidiaries, taken as a whole; (c) tender offer or exchange offer that if consummated would result in such Third Party beneficially owning (within the meaning of Section 13(d) of the Exchange Act) 20% or more of the voting power of the Company; (d) merger, consolidation, other business combination, or similar transaction involving the Company or any of the Company Subsidiaries, pursuant to which such Third Party would own 20% or more of the consolidated net revenues, net income, or assets of the Company, and the Company Subsidiaries, taken as a whole; (e) liquidation, dissolution (or the adoption of a plan of liquidation or dissolution), or recapitalization or other significant corporate reorganization of the Company or one or more of the Company Subsidiaries which, individually or in the aggregate, generate or constitute 20% or more of the consolidated net revenues, net income, or assets of the Company and the Company Subsidiaries, taken as a whole; or (f) any combination of the foregoing.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. As used in this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, provided that, except for the purposes of the definition of “Related Party,” the term “Affiliate” shall not include any Novacap Party.
“Aggregate Consideration” means an amount equal to the sum of (a) the product of (i) the Per Share Merger Consideration, multiplied by (ii) the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time, plus (b) the consideration payable to the holders of Company RSU Awards pursuant to Section 2.06(a), plus (c) the consideration payable to Registered Holders of Warrants pursuant to Section 2.07, plus (d) the consideration payable to holders of Company Stock Options pursuant to Section 2.06(b).
“Antitrust Laws” means the HSR Act, the Federal Trade Commission Act, the Sherman Act, the Clayton Act, and any other applicable international, federal, state, local or foreign antitrust Applicable Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.
“Applicable Law” means, with respect to any Person or asset, any international, national, multinational, foreign, federal, state, provincial or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation or other similar requirement enacted, adopted, promulgated, issued or applied by a Governmental Authority, as amended unless expressly specified otherwise, that is binding upon and applicable to such Person or asset.
“Business Data” means all business information and data, including Personal Information (whether of employees, contractors, consultants, customers, consumers, or other persons and whether in electronic or any other form or medium) that is accessed, collected, used, processed, stored, shared, distributed, transferred, disclosed, destroyed, or disposed of by any of the IT Systems or otherwise in the course of the conduct of the business of the Company and the Company Subsidiaries.
“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

“Closing Date” means the date of the Closing.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company Balance Sheet” means the consolidated balance sheet of the Company and the Company Subsidiaries as of the Company Balance Sheet Date and the footnotes thereto set forth in the Company’s annual report on Form 10-K filed by the Company with the SEC on March 12, 2024 for the fiscal year ended on the Company Balance Sheet Date.
“Company Balance Sheet Date” means December 31, 2023.
“Company Benefit Plan” means an “employee benefit plan” (as defined in Section 3(3) of ERISA, whether or not subject to ERISA) and each equity or equity-based, severance, salary continuation, employment, retention, change in control, fringe benefit, bonus, incentive, commission, profit sharing, retirement, deferred compensation, vacation or paid time off, health, welfare, retirement, pension, supplemental unemployment supplemental excess benefit, employee loan, and each other employee benefit plan, program, policy agreement or arrangement (a) that is maintained or sponsored by the Company or any of the Company Subsidiaries, (b) with respect to which contributions, premiums or other payments are made or required to be made by the Company or any of its ERISA Affiliates with respect to any Employee or (c) pursuant to which the Company or any Company Subsidiary has, or could reasonably be expected to have, any liability, directly or indirectly.
“Company Board” has the meaning set forth in the recitals.
“Company Bylaws” means the Amended and Restated Bylaws of the Company.
“Company Certificate” means the certificate of incorporation of the Company filed with the Secretary of State of the State of Delaware, as amended.
“Company Common Stock” means the Common Stock, as defined in the Company Certificate, of the Company.
“Company Employee Agreement” means any employment, consulting, severance, termination, bonus or incentive compensation, change in control, retention, deferred compensation or other compensatory agreement, contract, understanding, obligation or commitment with any Employee and to which the Company or any of the Company Subsidiaries is a party or under which the Company or any of the Company Subsidiaries has, or could reasonably be expected to have, any liability, directly or indirectly.
“Company Equity Awards” means all Company RSU Awards and Company Stock Options.
“Company Equity Plans” means (a) the MCAP Acquisition Corporation 2021 Long-Term Incentive Plan, adopted on December 21, 2021, as amended, and (b) the AdTheorent Holding Company, LLC 2017 Interest Option Plan.
“Company Governing Documents” means the Company Bylaws, the Company Certificate and the Company Stockholders Agreement.
“Company Intellectual Property” means all registrations and applications for registration of Intellectual Property, in each case, that are owned by the Company or any of the Company Subsidiaries.
“Company Intervening Event” means any event, circumstance, change, occurrence, development or effect that has arisen on or following the date of this Agreement and that materially affects the business, assets or operations of the Company and that is not known to the Company on or prior to the date of this Agreement. For the avoidance of doubt, neither (i) an Acquisition Proposal nor (ii) the fact, in and of itself, that the Company has met or exceeded published analyst estimates or expectations of, or any internal or external budgets, plans or forecasts of, the Company’s revenue, earnings or other financial performance or results of operations for any period, shall constitute a Company Intervening Event.
“Company Material Adverse Effect” means any change, effect, development, circumstance, condition or occurrence (an “Effect”) that, individually or in the aggregate, (a) has or could reasonably be expected to have a material adverse effect on the financial condition, business or results of operations of the Company and the Company Subsidiaries, taken as a whole, or (b) prevents or could reasonably be expected to prevent the Company from consummating the Merger on or prior to the End Date; provided, however, that for the purposes of the foregoing clause (a), no Effects resulting from or relating to the following (in each case by itself or when aggregated) shall be deemed to constitute a Company Material Adverse Effect or shall be taken into account when determining whether a Company Material Adverse Effect exists, has occurred or is reasonably likely to exist or occur: (i) conditions (or changes therein) in any industry or industries in which the Company or any of the Company Subsidiaries operates to the extent that such Effects do not materially and disproportionately have a greater adverse impact on the Company and the Company Subsidiaries (taken as a whole) relative to other companies of comparable size to the Company and the Company Subsidiaries operating in such industry or industries (provided, however, that only the incremental materially disproportionate impact on the Company and the Company Subsidiaries as compared to the impact on other companies operating in the same industry or industries as the Company and the Company Subsidiaries may be taken into account in determining whether a Company Material Adverse Effect has occurred); (ii) general legal, tax, economic, political or regulatory conditions (or changes therein), including any changes affecting financial, credit, debt or capital market conditions or changes affecting companies in any industry or industries in which the Company operates; (iii) any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any Applicable Law or GAAP or judicial, regulatory or other interpretation of any of the foregoing; (iv) any actions taken, or the failure to take any action, pursuant to or in accordance with the terms of this Agreement or at the request or with the consent of Parent or Merger Sub; (v) any Effect attributable to the negotiation, execution or announcement of this Agreement, the Merger or the other Transactions, including any actions or claims made or brought by any of the current or former stockholders or other equityholders of the Company (whether on their behalf or on behalf of the Company, in their capacities as current or former stockholders or other equityholders) arising out of this Agreement or any of the Transactions, the taking of any action expressly required by this Agreement and any litigation arising therefrom, including any adverse change in customer, employee, supplier, financing source, licensor, licensee, sub-licensee, stockholder, joint venture partner or similar relationship, including as a result of the identity of Parent or its Affiliates (provided, however, that the exceptions set forth in this clause (v) shall not apply in connection with any breach or inaccuracy of any representation or warranty set forth in this Agreement expressly addressing the authorization, execution and delivery of this Agreement by the Company or the performance by the Company of its obligations hereunder, or any condition as it relates to such representation or warranty); (vi) changes in the Company Common Stock price or the trading volume of the Company Common Stock, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such changes that are not otherwise excluded from the definition of a “Company Material Adverse Effect” may be taken into account); (vii) any failure by the Company to meet any published analyst estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal or external budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a “Company Material Adverse Effect” may be taken into account); (viii) the payment of any amounts due to, or the provision of any other benefits to, any current or former officers or employees of the Company or any Company Subsidiary under Company Employee Agreements, non-competition agreements, plans, severance arrangements or other arrangements in existence as of the date of this Agreement to the extent made available to Parent; and (ix) any changes in general United States or global economic conditions or any conditions arising out of the outbreak, commencement, continuation or escalation of hostilities, any acts of war (whether or not declared), sabotage, terrorism or military actions, or any escalation or worsening of any such hostilities, acts of war, sabotage, terrorism or military action threatened or underway as of the date of this Agreement, war, weather conditions or other force majeure events, including any material worsening of such conditions threatened or existing as of the date of this Agreement.
“Company Preferred Stock” means the Preferred Stock, as defined in the Company Certificate, of the Company.
“Company RSU Awards” means all awards of restricted stock units issued pursuant to a Company Equity Plan, and including, for avoidance of doubt, all performance-based restricted stock units.
“Company Stock Options” means any options to purchase Company Common Stock issued pursuant to a Company Equity Plan.

“Company Stockholders Agreement” means that certain Stockholders Agreement, dated as of December 22, 2021, by and among AdTheorent Holding Company, Inc., H.I.G. Growth – AdTheorent, LLC, MCAP Acquisition, LLC, and the other parties thereto.
“Company Subsidiary” means any Subsidiary of the Company.
“Company Warrant Agreement” means that certain Warrant Agreement, by and between MCAP Acquisition Corporation and Continental Stock Transfer & Trust Company, dated February 25, 2021.
“Company Warrants” means any Warrants governed by the terms of the Company Warrant Agreement.
“Contract” means any legally binding contract, agreement, note, bond, indenture, mortgage, guarantee, option, lease (or sublease), license, sales or purchase order, warranty, commitment, or other instrument, obligation, arrangement or understanding of any kind to which the Company or any of the Company Subsidiaries is a party.
“Copyrights” means any registered or unregistered U.S. and non-U.S. copyrights and rights in mask works, database rights, moral rights, neighboring rights, and similar Intellectual Property rights, including any of the foregoing that may vest in any Software, design or other Trademark, and all other rights with respect to works of authorship, and all registrations and applications for registration for any of the foregoing.
“Customs Laws” means applicable laws, regulations, directives, and executive orders implemented and administered by U.S. Customs and Border Protection, and all similar import and customs laws, regulations, or other measures implemented by any other Governmental Authority applicable to the Company or any of the Company Subsidiaries.
“Cut-Off Time” means 11:59 p.m., Eastern Time, on the date that is 46 calendar days after the date of this Agreement (for the avoidance of doubt, May 17, 2024).
“Data Partner” means any third-party service provider, data broker, data provider, outsourcer, processor, or other third Person that collects, provides, processes, stores, or otherwise handles any Personal Information for or on behalf of the Company or any of the Company Subsidiaries.
“Employee” means any current or former employee, contractor, consultant or other individual service provider of the Company or any of the Company Subsidiaries.
“End Date” (as it may be extended) means July 30, 2024, provided, however, that in the event the conditions set forth in Section 7.01 shall not have been satisfied on or before the End Date, but all of the other conditions set forth in Article 7 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing), either the Company or Parent may extend the End Date, on one or more occasions, by notice delivered to the other parties, until a date no later than September 23, 2024, in which case the End Date shall be deemed for all purposes to be the latest of such dates, provided further, that the right to extend the End Date pursuant to this sentence shall not be available to any party whose failure to perform (or whose Affiliate’s failure to perform) any covenant or obligation under this Agreement or whose breach (or whose Affiliate’s breach) of any provision of this Agreement has been the cause of, or resulted in, the failure of the condition set forth in Section 7.01(c) having been satisfied prior to the End Date.
“Environmental Law” means any Applicable Law regulating, relating to or imposing liability or standards of conduct concerning (a) pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species or the environment (including ambient air, soil, surface water or groundwater, wetlands or subsurface strata); (b) the control of any Hazardous Materials; (c) the generation use, handling, treatment, storage, release, threatened release, disposal, or transportation of any Hazardous Materials; or (d) human health and safety with respect to exposures to and management of Hazardous Materials.
“Equity Interests” means any (a) shares or units of capital stock or voting securities, (b) membership interests or units, (c) other interest or participation (including phantom shares, units or interests) that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing entity, (d) subscriptions, calls, warrants, options or commitments of any kind or character relating to, or entitling any Person or entity to purchase or otherwise acquire any of the interests in (a)-(d) or any other equity securities or (e) securities convertible into or exercisable or exchangeable for any of the interests in (a)-(d) or any other equity securities.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any entity, business or other Person, whether or not incorporated, that together with the Company or any of the Company Subsidiaries is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or (o) of the Code.
“Escrow Agent” means Continental Stock Transfer & Trust Company.
“Escrow Agreement” means the Escrow Agreement, dated as of December 21, 2021, by and among the Company, MCAP Acquisition, LLC and the Escrow Agent, as amended by Amendment to Escrow Agreement, dated as of January 24, 2024.
“Escrow Securities” means, collectively, (a) the Escrow Shares; and (b) the Escrow Warrants.
“Escrow Shares” means the 598,875 shares of Company Common Stock that are subject to the Escrow Agreement.
“Escrow Warrants” means the 551,096 Company Warrants that are subject to the Escrow Agreement.
“ESPP” means the MCAP Acquisition Corporation 2021 Employee Stock Purchase Plan, adopted on December 21, 2021, as amended.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“executive officer” shall be as defined in Rule 16a-1(f) under the Exchange Act.
“GAAP” means generally accepted accounting principles in the United States, consistently applied.
“Governing Documents” means with respect to any entity, such entity’s articles of incorporation, certificate of incorporation, articles of organization, articles of association, memorandum of association, certificate of formation, bylaws, limited liability company agreement, certificates of designation relating to shares of preferred stock, stockholders agreement, or any similar governing documents, as applicable.
“Governmental Authority” means any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, whether foreign, federal, state, local or supernational.
“Go-Shop Party” means a Third Party from whom the Company has received, during the Go-Shop Period, an Acquisition Proposal that the Company Board or any duly authorized committee thereof has determined in good faith, after consultation with its outside financial and legal advisors, is, or would reasonably be expected to lead to, a Superior Company Proposal (and, with respect to the period following the Non-Solicitation Start Date, given notice of such determination to Parent in accordance with Section 6.02(d)), provided, however, that a Third Party shall immediately cease to be a Go-Shop Party (and the provisions of this Agreement applicable to Go-Shop Parties shall thereafter cease to apply with respect to such Person) on the earlier of the following to occur: (a) such Acquisition Proposal is expressly withdrawn in writing by such Third Party without such Third Party making an alternative bona fide Acquisition Proposal in writing, prior to or contemporaneously with such withdrawal, that is not adverse (taken as a whole) from the standpoint of the Company or its stockholders in comparison to the withdrawn Acquisition Proposal, in the good faith determination of the Company Board, after consultation with its outside financial and legal advisors, (b) such Acquisition Proposal, in the good faith determination of the Company Board, after consultation with its outside financial and legal advisors, is no longer a Superior

Company Proposal, or (c) if a Go-Shop Party is a group (as defined under Section 13(d)(3) of the Exchange Act), those Persons who were members of such group proposing to provide or deliver equity financing to such group immediately prior to the Non-Solicitation Start Date cease to constitute at least 70% of the equity financing of such group.
“Hazardous Material” means any substance, material or waste that is regulated, classified, or otherwise characterized under or pursuant to any Environmental Law as “hazardous,” “toxic,” “radioactive,” or a “pollutant” or “contaminant,” including petroleum and its by-products, petroleum products, per- and polyfluoroalkyl substances (PFAS), asbestos and polychlorinated biphenyls.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“Indebtedness” means any of the following, without duplication: (a) any principal, unpaid fees or expenses and other monetary obligations for which the Company or any Company Subsidiary is liable or responsible in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments; (b) all obligations of such Persons under any leases required to be recorded as capital leases under GAAP; (c) all obligations to pay any deferred purchase price, including “earn out” payments calculated as the maximum amount payable under or pursuant to such obligation, all conditional sale obligations of such Persons and all obligations of such Persons under any title retention agreement; (d) all obligations of such Persons for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction; (e) all obligations of such Persons under interest rate, currency swap or hedging transactions (valued at the termination value thereof); (f) all obligations for the liquidation value, accrued and unpaid dividends; (g) all obligations of the type referred to in clauses (a) through (f) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations; (h) all obligations of the type referred to in clauses (a) through (g) of other Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person); and (i) in each case of clauses (a) through (h), all interest, fees, financial charges, prepayment and other premiums, and penalties or similar contractual charges owed with respect to the obligations referred to above assuming the repayment in full of such obligations as of such time. Notwithstanding the foregoing, “Indebtedness” does not include any intercompany obligations between or among the Company and any Company Subsidiary.
“Intellectual Property” means all intellectual property rights arising from (a) Trademarks, (b) Patents, (c) Copyrights, (d) Trade Secrets and other confidential and proprietary information, (e) Software, and (f) with respect to each of the foregoing to the extent applicable, all applications, issuances, registrations and renewals therefor.
“IRS” means the United States Internal Revenue Service.
“IT Systems” means all information technology systems, computer systems, networks, servers, hardware (whether general or special purpose), technology, Software, databases, websites, equipment, networks, interfaces, platforms, servers, peripheral devices, including any outsourced systems and processes, used to process, store, maintain and operate data, information and functions used in the operation of the businesses of the Company or the Company Subsidiaries, to the extent owned, purported to be owned, or used by (but only to the extent used by or under the control of) the Company or the Company Subsidiaries.
“Knowledge of the Company” means the actual knowledge of each of the individuals identified as “Company Knowledge Parties” in Schedule 1.01(a), in each case such as would be obtained after reasonable inquiry of the relevant Company Knowledge Party’s direct reports responsible for the subject matter at issue.
“Knowledge of Parent” means the actual knowledge of each of the individuals identified as “Parent Knowledge Parties” in Schedule 1.01(a), in each case such as would be obtained after reasonable inquiry of the relevant Parent Knowledge Party’s direct reports responsible for the subject matter at issue.
“Lien” means any lien, encumbrance, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude or transfer restriction.

“Multiemployer Plan” means a plan within the meaning of Section 4001(a)(3) of ERISA.
“Nasdaq” means Nasdaq Global Market or such other Nasdaq market on which Company Common Stock is then listed.
“Novacap Party” means Novacap Management Inc., any investment fund, investment vehicle or client sponsored or advised by Novacap Management Inc., or any of its other or any of its or their limited partners or Affiliates or any of the portfolio companies (as such term is commonly understood in the private equity industry) or other investments of any such investment fund, investment vehicle or client.
“Offering” has the meaning set forth in the ESPP.
“Order” means any order, writ, injunction, decree or arbitration ruling or judgment of a Governmental Authority.
“Parent Material Adverse Effect” means any change, effect, development, circumstance, condition or occurrence that, individually or in the aggregate, prevents or could reasonably be expected to prevent Parent or Merger Sub from consummating the Merger on or prior to the End Date.
“Participant” has the meaning set forth in the ESPP.
“Patents” means any U.S. and non U.S. patents and patent applications (including any continuations, continuations in part, divisionals, reissues, renewals, and applications for any of the foregoing), inventor’s certificates, utility model rights, petty patents, and applications therefor.
“Permitted Liens” means (a) Liens reflected on the Company Balance Sheet, (b) Liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property, which do not materially impair the value of such properties or the use of such property by the Company or any of the Company Subsidiaries in the operation of its business, (c) Liens for current Taxes not yet due and payable and Liens for Taxes that are being contested in good faith by appropriate Proceedings set forth in Section 4.15(e) of the Company Disclosure Schedule and for which an adequate reserve has been provided on the Financial Statements in accordance with GAAP, and (d) with respect to any securities, Liens arising under the Securities Act.
“Person” means an individual, corporation, partnership, limited liability company, association, trust, firm, joint venture, association or other entity or organization, including a Governmental Authority.
“Personal Information” means all information that identifies or could be used to identify an individual person (including any current, prospective, or former customer, end user or employee), browser household or device, including any definition for “personal information,” “personally identifiable information,” “PII,” “personally identifiable information,” “protected health information” or “personal data,” or any similar term provided by any Privacy Law or other Applicable Law or by the Company or the Company Subsidiaries in any of their privacy policies, notices or Contracts.
“Privacy Laws” means all Applicable Laws, legal requirements, self-regulatory guidelines, and industry regulations (including of any applicable foreign jurisdiction), relating to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (technical, physical or administrative), disposal, destruction, disclosure, dissemination, sale or transfer (including cross-border) of any Personal Information or Business Data, including the Federal Trade Commission Act, the Children’s Online Privacy and Protection Act the Health Insurance Portability and Accountability Act, the Video Privacy Protection Act, California Consumer Privacy Act, as amended by the California Privacy Rights Act, Colorado Privacy Act, Connecticut Act Concerning Personal Data Privacy and Online Monitoring, Delaware Personal Data Privacy Act, Florida Digital Bill of Rights, Illinois Biometric Information Privacy Act, Indiana Consumer Data Protection Act, Iowa Consumer Data Protection Act, Montana Consumer Data Privacy Act, Nevada Consumer Health Data Privacy Bill, Oregon Consumer Privacy Act, Tennessee Information Protection Act, Texas Data Privacy and Security Act, Virginia Consumer Data Protection Act, Utah Consumer Privacy Act, Washington My Health My Data Act, Payment Card Industry Data Security Standard, EU General Data Protection Regulation, United Kingdom General Data Protection Regulation, Canada Personal Information Protection and Electronic Documents Act, Canada Privacy Act, any and all Applicable Laws relating to breach notification, the use of biometric identifiers, and the use of Personal Information for marketing purposes.

“Privacy Requirements” means (i) all applicable Privacy Laws, (ii) industry standards to which any of the Company or the Company Subsidiaries is legally bound, and (iii) all of the Company and Subsidiaries’ policies, notices, and contractual obligations relating to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (technical, physical and administrative), disposal, destruction, disclosure, or transfer (including cross-border) of Personal Information held or processed by or on behalf of the Company and the Company Subsidiaries.
“Proceeding” means any claim, demand (including any stockholder demands under Section 220 of the DGCL), action, suit, arbitration, investigation of a Governmental Authority, alternative dispute resolution action or any other judicial or administrative proceeding, in law or equity.
“Purchase Period” has the meaning set forth in the ESPP.
“Purchase Right” has the meaning set forth in the ESPP.
“Registered Holder” has the meaning set forth in the Company Warrant Agreement.
“Related Party” means, with respect to any Person, such Person and any of such Person’s respective former, current or future Affiliates and any of the foregoing’s respective former, current or future, direct or indirect, officers, directors, employees, Affiliates, shareholders, equity holders, managers, members, partners, agents, attorneys, advisors, financing sources or other Representatives or any of the foregoing’s respective successors or assigns, and “Company Related Party” and “Parent Related Party” shall be construed accordingly.
“Representatives” means, with respect to any Person, the directors, officers, employees, financial advisors, attorneys, accountants, consultants, agents and other authorized representatives of such Person, acting in such capacity.
“Required Financing Amount” means the amount of proceeds from the Financing that is sufficient (together with cash on hand and other available lines of credit of Parent) to satisfy all of Parent’s payment obligations required to be paid on the Closing Date hereunder and enable Parent to consummate the Transactions, including the payment of the Aggregate Consideration (including the amounts contemplated to be paid by Parent pursuant to Section 2.04(a)), and the payment of all associated costs and expenses (including any such costs and expenses incurred by Parent and Merger Sub and related to this Agreement and the transactions contemplated hereby).
“Sanctions and Export Control Laws” means the applicable laws, regulations, directives, and executive orders implemented and administered by the U.S. Treasury Department’s Office of Foreign Assets Control, the U.S. Commerce Department’s Bureau of Industry and Security, the U.S. State Department’s Directorate of Defense Trade Controls, and all similar sanctions and export control laws, regulations, or other measures implemented by any other Governmental Authority applicable to the Company or any of the Company Subsidiaries.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Software” means any and all (a) computer programs, including any and all software implementations of algorithms, heuristics, models and methodologies, whether in source code or object code; (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; and (c) descriptions, schematics, flow-charts used to design or develop any of the foregoing.
“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.
“Superior Company Proposal” means a bona fide written Acquisition Proposal from a Person other than the Company, H.I.G. Growth – AdTheorent, LLC, Monroe Capital LLC or any of their respective Affiliates or Representatives that did not result from a breach of Section 6.02 by the Company that the Company Board determines in good faith (after consultation with the Company’s financial advisor and outside legal counsel and taking into account all legal, financial, regulatory timing and other aspects of the Acquisition Proposal) is (a) reasonably likely to be consummated in accordance with its terms, and (b) if consummated, would result in a transaction that is more favorable from a financial point of view to the holders of Company Common Stock than the Transactions (taking into account any revisions proposed by Parent to the terms of this Agreement and delivered to the Company in writing); provided, however, that, for the purposes of this definition, each reference in the definition of “Acquisition Proposal” to “20% or more” shall be “more than 60%.”
“Tax” means (a) any and all taxes, levies, duties, tariffs, imposts, fees, escheat or unclaimed property obligations, assessments and other similar charges imposed by any Governmental Authority, including any income, franchise, windfall or other profits, gross receipts, premiums, property, sales, use, net worth, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, withholding, ad valorem, stamp, transfer, value-added, gains, license, registration, documentation, severance, occupation, environmental, customs duties, disability, real property, personal property, registration, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition imposed with respect thereto, whether disputed or not, and (b) any liability for any item described in clause (a) as a result of being a member of an affiliated, aggregate, combined, consolidated, unitary or similar group (including pursuant to Treasury Regulations Section 1.1502-6 or any analogous or similar provision of state, local or foreign Applicable Law), as a transferee or successor, as a result of assumption, an express or implied obligation to indemnify any Person or any obligation under any contract or other agreement or arrangement, by operation of Applicable Law or otherwise.
“Taxing Authority” means the IRS and any other Governmental Authority responsible for the administration, imposition or collection of any Tax.
“Tax Return” means any report, return, certificate, claim for refund, election, estimated Tax filing, declaration, statement, information return or other document filed or required to be filed with any Governmental Authority or domestic or foreign Taxing Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendments thereof.
“Third Party” means any Person or “group” (as defined under Section 13(d) of the Exchange Act) of Persons, other than Parent, or any of its Affiliates or Representatives.
“Trade Secrets” means any confidential or proprietary information, including any formula, pattern, compilation, program, device, method, technique, or process, that derives independent economic value, actual or potential, from not being generally known to the public or to other Persons who can obtain economic value from its disclosure or use.
“Trademarks” means any U.S. and non-U.S. (including state, national or supranational) registered and unregistered trademarks, service marks, trade dress, trade names, domain names, general intangibles of like nature and other indicia of the source or origin, together with all registrations and applications for registration of any of the foregoing and all goodwill related to any of the foregoing.
“Treasury Regulations” means the regulations promulgated under the Code by the United States Department of Treasury.
“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, or any similar federal, state or foreign Applicable Law.
“Warrant” has the meaning set forth in the Company Warrant Agreement.
Each of the following terms is defined in the Section set forth opposite such term:
Term	Section
Adverse Recommendation Change	Section 6.03(a)
Affected Employees	Section 6.07(a)
Agreement	Preamble
AI Systems	Section 4.13(i)
Alternative Acquisition Agreement	Section 6.03(a)
Alternate Debt Financing	Section 6.15(b)

Term	Section
Bankruptcy and Equity Exceptions	Section 4.02(a)
Board Recommendation	Section 4.02(b)
Borrower	Preamble
Capitalization Date	Section 4.04(a)
Certificate of Merger	Section 2.02(a)
Certificates	Section 2.04(a)
Closing	Section 2.01
Closing Requirements	Section 9.09(b)
Company	Preamble
Company Board	Recitals
Company Breach Termination	Section 8.01(e)
Company Disclosure Schedule	Article 4
Company Notice	Section 6.03(b)
Company Permits	Section 4.10(b)
Company SEC Documents	Section 4.05
Company Securities	Section 4.04(e)
Company Termination Fee	Section 8.02(b)
Continuing Officers	Section 6.16(a)
Confidentiality Agreement	Section 6.14
Covered Persons	Section 6.10(a)
Debt Amendment	Section 5.06
Debt Financing	Section 5.06
Debt Financing Sources	Section 5.06
DGCL	Recitals
D&O Insurance	Section 6.10(d)
Effective Time	Section 2.02(b)
Equity Commitment Letter	Section 5.06
Financial Statements	Section 4.05
Financing	Section 5.06
Go-Shop Period	Section 6.02(a)
Holdings	Preamble
Indemnification Agreements	Section 6.10(a)
Non-Solicitation Start Date	Section 6.02(a)
Leased Premises	Section 4.21
Leased Real Property Leases	Section 4.21
Licensed Intellectual Property	Section 4.20(a)
Loan Financing	Section 5.06
Major Customers	Section 4.23(b)
Major Suppliers	Section 4.23(a)
Material Contract	Section 4.14
Maximum Amount	Section 6.10(d)
Merger	Recitals
Merger Sub	Preamble
Novacap	Recitals
Open Source Software	Section 4.20(g)
Offering Documents	Section 6.16(a)(ii)
Other Invested Entity	Section 4.01(e)
Parent	Preamble
Payment Agent	Section 2.04(a)
Payment Fund	Section 2.04(a)
Per Share Merger Consideration	Section 2.03(a)
Proxy Statement	Section 6.04(a)

Term	Section
Proxy Statement Clearance Date	Section 6.04(c)
Recommendation Change Termination	Section 8.01(g)
Required Governmental Approvals	Section 6.11(a)
Solvent	Section 5.07
Stockholder Approval	Section 4.02(a)
Stockholders’ Meeting	Section 6.04(c)
Subordinated Note	Section 5.06
Subordinated Note Financing	Section 5.06
Subordinated Note Financing Sources	Section 5.06
Superior Proposal Termination	Section 8.01(h)
Support Agreements	Recitals
Surviving Corporation	Section 2.02(c)
Transactions	Recitals
Uncertificated Warrants	Section 2.04(d)
Warrant Certificates	Section 2.04(d)
Warrant Payment	Section 2.07
Section 1.02 Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof, unless expressly otherwise specified. References to any Person include the successors and permitted assigns of that Person. References to any statute or other Applicable Law are to that statute or Applicable Law and to the rules and regulations promulgated thereunder, in each case, as amended. References to “$” and “dollars” are to the currency of the United States. References from or through any date means, unless otherwise specified, from and including or through and including, respectively. Accounting terms used, but not specifically defined, in this Agreement shall be construed in accordance with GAAP. References to documents or other information being “provided” or “made available” to Parent means that such documents or other information have been posted to the Project Award virtual data room managed by the Company at www.intralinks.com for viewing by Parent and its Representatives by no later than 11:59 p.m., Eastern Time, on the date falling two (2) calendar days before the date of this Agreement.
ARTICLE 2
THE MERGER
Section 2.01 The Closing. Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the “Closing”) will take place at 9:00 a.m., Eastern time, on the date that is as soon as practicable (and, in any event, within three (3) Business Days, and provided further that such date shall be a Business Day on which the Division of Corporations of the Department of State of the State of Delaware is open for business) after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of McDermott Will & Emery LLP, 500 North Capitol Street, NW, Washington DC 20001 (unless another place is agreed to in writing by Parent and the Company), or shall take place electronically by the mutual exchange of electronic (e.g., DocuSign or similar) or portable document format (.PDF) signatures.

Section 2.02 The Merger.
(a) Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable on the Closing Date, Parent and the Company shall cause a certificate of merger (the “Certificate of Merger”) to be executed and delivered to the Secretary of State of the State of Delaware for filing as provided in the DGCL.
(b) The Merger shall become effective on such date and at such time when the Certificate of Merger has been filed with the Secretary of State of the State of Delaware or on such later date or at such later time as may be agreed by the parties in writing and specified in the Certificate of Merger (such date and time, the “Effective Time”).
(c) At the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the DGCL, whereupon the separate existence of Merger Sub shall cease, and the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”), and the separate corporate existence of the Company, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger. The Merger shall have the effects specified in the DGCL.
Section 2.03 Conversion of Shares. At the Effective Time, as a result of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any capital stock of Parent, Merger Sub or the Company:
(a) except as otherwise provided in Section 2.03(b), Section 2.03(c), Section 2.03(d) or Section 2.05, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically canceled and converted into the right to receive $3.21 in cash without interest (the “Per Share Merger Consideration”), subject to applicable withholdings, if any, pursuant to Section 2.09). As of the Effective Time, all such shares of Company Common Stock shall no longer be issued and outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate (“Certificate”) representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration for each share upon surrender of such Certificate in accordance with Section 2.04, without interest;
(b) each share of Company Common Stock owned by the Company and any shares of Company Common Stock owned by Parent or Merger Sub (or any of their respective Affiliates) immediately prior to the Effective Time (including as may be provided in a Support Agreement), shall automatically be canceled and shall cease to exist and no consideration shall be delivered in exchange therefor;
(c) each Escrow Share shall become releasable to the Company for cancellation, with no consideration payable to any holder thereof; and
(d) each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one fully paid, nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding share of capital stock of the Surviving Corporation.
Section 2.04 Surrender and Payment.
(a) Prior to the Effective Time, Parent shall appoint Acquiom Financial LLC as the payment agent (or such other nationally recognized payment agent agreed to between the parties) (the “Payment Agent”) to act as agent for the Company’s stockholders who shall become entitled to receive funds pursuant to this Agreement, including as agent for the purpose of surrendering, for the Per Share Merger Consideration, Certificates, and, as applicable for the Warrant Payments, Warrant Certificates; provided, however, that any references herein to “Certificates” or “Warrant Certificates” are deemed to include references to book-entry account statements relating to the ownership of shares of Company Common Stock or Company Warrants, as applicable. At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Payment Agent an amount equal to the Aggregate Consideration (the “Payment Fund”) (less the portion of the Aggregate Consideration payable in respect of the Company RSU Awards and Company Stock Options, the amount of which shall be contributed by Parent to the Surviving Corporation and shall be payable by the Surviving Corporation through normal payroll processes, subject to applicable withholding in accordance with Section 2.09, not later than the first normal payroll date that occurs at least two (2) Business Days after the Closing Date). The Payment Fund shall not be used for any other purpose. The Surviving Corporation shall (and Parent shall cause the Surviving

Corporation to) pay all charges and expenses, including those of the Payment Agent, in connection with the conversion of shares of Company Common Stock into the right to receive the Per Share Merger Consideration in respect of each of such shares. Promptly after the Effective Time, and in any event no later than three (3) Business Days after the Effective Time, Parent shall send, or shall cause the Payment Agent to send, to each record holder of shares of Company Common Stock as of immediately prior to the Effective Time whose shares were converted into the right to receive the Per Share Merger Consideration pursuant to Section 2.03(a) a letter of transmittal and instructions in forms reasonably satisfactory to the Company (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery or transfer of the Certificates (or affidavits of loss in lieu of the Certificates pursuant to Section 2.10) to the Payment Agent for use in such exchange).
(b) Each holder of shares of Company Common Stock that have been converted into the right to receive the Per Share Merger Consideration shall be entitled to receive the Per Share Merger Consideration (i) in respect of each share of Company Common Stock represented by a Certificate, promptly, upon surrender to the Payment Agent of such Certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Payment Agent, or (ii) receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request) in the case of a book-entry transfer of shares of Company Common Stock, and, in each case, delivery to the Payment Agent of such other documents as may reasonably be requested by the Payment Agent. Until so surrendered or transferred, each such Certificate shall represent after the Effective Time for all purposes only the right to receive the Per Share Merger Consideration with respect to each share of Company Common Stock represented by such Certificate. No interest shall be paid or accrued on the cash payable upon the surrender or transfer of such Certificate.
(c) If any portion of the Per Share Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer and (ii) the Person requesting such payment shall pay to the Payment Agent any transfer or other Tax required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Payment Agent that such Tax has been paid or is not payable.
(d) Promptly following the Closing (and in any event within three (3) Business Days following the Closing), Parent and the Surviving Corporation will cause the Payment Agent to mail or otherwise provide to each Registered Holder (as of immediately prior to the Effective Time) of (x) a certificate or certificates that immediately prior to the Effective Time represented outstanding Company Warrants (the “Warrant Certificates”) or (y) uncertificated Company Warrants (the “Uncertificated Warrants”), (i) instructions for use in effecting the surrender of the Warrant Certificates or Uncertificated Warrants in exchange for the Warrant Payment payable in respect thereof pursuant to Section 2.07, and (ii) in the case of a holder of record of a Warrant Certificate, a customary form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Warrant Certificate (or affidavits of loss in lieu thereof)). Upon surrender of Warrant Certificates for cancellation to the Payment Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Warrant Certificates will be entitled to receive in exchange therefor an amount in cash equal to the Warrant Payment as set forth in Section 2.07, and the Warrant Certificates so surrendered will forthwith be cancelled. Upon receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request) in the case of Uncertificated Warrants, the holders of such Uncertificated Warrants will be entitled to receive in exchange therefor an amount in cash equal to the Warrant Payment set forth in Section 2.07, and such Uncertificated Warrant so surrendered will be cancelled. The Payment Agent will accept such Warrant Certificates and Uncertificated Warrants upon compliance with such reasonable terms and conditions as the Payment Agent may impose to cause an orderly exchange thereof in accordance with normal exchange practices. No interest will be paid or accrued for the benefit of holders of the Warrant Certificates and Uncertificated Warrants on the Warrant Payment payable upon the surrender of such Warrant Certificates or Uncertificated Warrants pursuant to this Section 2.04(d).
(e) All cash amounts properly paid upon the surrender of Certificates or Warrant Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate or Warrant Certificate and from and after the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock on the stock transfer books, or transfers of Company Warrants on the warrant register, of the Surviving Corporation. If, after the Effective Time, Certificates or Warrant Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Per Share Merger Consideration with respect to each share of Company Common Stock represented by such Certificate, or, if applicable, Warrant Payment represented by such Warrant Certificate, in accordance with the procedures set forth in this Article 2.
(f) Any portion of the Payment Fund that remains unclaimed by the holders of shares of Company Common Stock or Company Warrants, as applicable, twelve (12) months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any such holder who has not exchanged shares of Company Common Stock or Company Warrants (without prejudice to the terms of the Warrant Agreement) for the Per Share Merger Consideration in accordance with this Section 2.04 prior to that time shall thereafter look only to Parent or the Surviving Corporation for payment of the cash to which they are otherwise entitled in accordance with the procedures set forth in this Article 2, without interest. None of Parent, the Surviving Corporation or the Payment Agent shall be liable to any holder of shares of Company Common Stock or Company Warrants for any cash amounts properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Applicable Law.
(g) Promptly following the Closing, the Surviving Corporation shall submit a written notice to the Escrow Agent, in a form reasonably acceptable to the Escrow Agent, certifying that the Merger has been consummated, in order for the Escrow Securities to be released to the Surviving Corporation for cancellation.
Section 2.05 Dissenting Shares. Notwithstanding Section 2.03, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a stockholder who has not voted in favor of adoption of this Agreement or consented thereto in writing, who is entitled to appraisal and who has properly exercised appraisal rights for such shares in accordance with Section 262 of the DGCL shall not be converted into a right to receive the Per Share Merger Consideration but instead shall be entitled only to payment of the appraised value of such shares in accordance with Section 262 of the DGCL following which such shares shall automatically be canceled and shall cease to exist; provided, however, that if, after the Effective Time, such stockholder fails to perfect, withdraws or loses such stockholder’s right to appraisal, pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such stockholder is not entitled to the relief provided by Section 262 of the DGCL, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Per Share Merger Consideration (less any amounts entitled to be deducted or withheld pursuant to Section 2.09 and less any amounts previously paid to such stockholder pursuant to Section 262(h) of the DGCL) in accordance with Section 2.03(a), without interest thereon, upon surrender of the Certificate formerly representing such shares. The Company shall provide Parent promptly (and in any event within two (2) Business Days), a written notice of any demands received by the Company for appraisal of shares of Company Common Stock, any withdrawal of any such demand and any other demand, notice, instrument delivered to the Company prior to the Effective Time pursuant to Section 262 of the DGCL that relate to such demand, and Parent shall have the opportunity and right to participate in all negotiations and Proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or offer to settle or settle, any such demands.
Section 2.06 Company Equity Awards; ESPP.
(a) Effective as of immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each Company RSU Award that is outstanding immediately prior to the Effective Time, whether or not vested, will automatically be cancelled and converted into the right to receive a cash payment in an amount, without interest thereon and subject to applicable withholding Taxes, equal to the product of (i) the Per Share Merger Consideration multiplied by (ii) the total number of shares of Company Common Stock subject to such Company RSU Award as of immediately prior to the Effective Time.
(b) Effective as of immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each Company Stock Option that is outstanding and unexercised as of immediately prior to the Effective Time, whether or not vested, will automatically be cancelled and converted into the right to receive a cash payment in an amount, without interest thereon and subject to applicable withholding Taxes, equal to the product of (i) the amount by which of (A) the Per Share Merger Consideration exceeds (B) the per share exercise price of such Company Stock Option, multiplied by (ii) the total number of shares of Company Common Stock subject to such Company Stock Option as of immediately prior to the Effective Time. For the avoidance of doubt, any Company Stock Option with a per share exercise price equal to or in excess of the Per Share Merger Consideration shall be cancelled by virtue of the Merger without any action on the part of the holder thereof and without any payment to the holder thereof.
(c) As soon as reasonably practicable following the date of this Agreement and in any event prior to the Effective Time, the Company Board (or, if appropriate, any committee administering the Company Equity Plans) shall adopt such resolutions as are necessary to (i) effectuate the treatment of the Company Equity Awards in accordance with this Section 2.06, and (ii) cause the Company Equity Plans and all Company Equity Awards to terminate at, but conditioned upon the occurrence of, the Effective Time and the holders thereof to be entitled only to the amount specified herein in respect thereof. For the avoidance of doubt, the Company shall take all actions necessary to provide that from and after the Effective Time, neither Parent, Merger Sub nor the Surviving Corporation shall be required to deliver shares of Company Common Stock or other any other Company Securities to any Person pursuant to or in settlement of Company Equity Awards.
(d) As soon as reasonably practicable following the date of this Agreement and in any event prior to the Effective Time, the Company Board (or, if appropriate, any committee administering the ESPP) shall adopt such resolutions as are necessary to provide that, with respect to the ESPP, (i) the ESPP shall be suspended such that (A) no new Offering or Purchase Period will commence following the date of this Agreement, (B) an Employee who is not a Participant in the ESPP as of the date hereof will not be permitted to become a Participant in the ESPP after the date hereof and (C) no Participant may increase his or her contributions (including making any non-payroll contributions) with respect to the Offering in effect as of the date hereof; (ii) the Offering in effect as of the date hereof will end on the earlier of its regularly scheduled end date and fourteen (14) Business Days prior to the expected Effective Time (such date, the “Offering Termination Date”); (iii) each Participant’s outstanding Purchase Right shall automatically be exercised on the Offering Termination Date, and the resulting shares of Company Common Stock will be treated in accordance with Section 2.03(a) and Section 2.04; and (iv) the ESPP will, contingent upon the occurrence of the Closing, be terminated effective as of the date immediately prior to the date on which the Effective Time occurs, and no further rights shall be granted or exercised under the ESPP thereafter. For the avoidance of doubt, after the date hereof, no shares of Common Stock will be issued, and no purchase rights shall be granted, under the ESPP, other than as set forth on Schedule 6.01(b).
Section 2.07 Company Warrants. The applicable terms and conditions found in (i) Section 4.4 of the Company Warrant Agreement, a form of which is attached hereto as Exhibit B, and (ii) Section 3.4 of the Escrow Agreement (as amended), attached hereto as Exhibit C, are herein incorporated by reference. Any payment due to Registered Holders in view of the Transactions pursuant to Section 4.4 of the Company Warrant Agreement is herein referred to as the “Warrant Payment.”
Section 2.08 Adjustments. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of Company Common Stock shall occur, including by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the Per Share Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to provide to the holders of shares of Company Common Stock and to the holders of Company Equity Awards, which Company Equity Awards shall be adjusted pursuant to the Company Equity Plans, the same economic effect as contemplated by this Agreement prior to such event. Notwithstanding the foregoing, nothing in this Section 2.08 shall be construed to permit the Company to take any action with respect to its shares of Company Common Stock or other capital stock that is prohibited by the terms of this Agreement. For avoidance of doubt, Company Warrants shall be governed in all respects by the Company Warrant Agreement.
Section 2.09 Withholding Rights. Each of Parent, Merger Sub, the Surviving Corporation, the Payment Agent and any other Person acting on the behalf of any of the foregoing shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of any Applicable Law. To the extent that amounts are so deducted and withheld and are paid to the applicable Governmental Authority by Parent, Merger Sub, the Surviving Corporation, the Payment Agent or such other Person, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which Parent, Merger Sub, the Surviving Corporation, the Payment Agent or such other Person, as the case may be, made such deduction and withholding.

Section 2.10 Lost, Stolen or Destroyed Certificates or Warrant Certificates. In the event that any Certificates or Warrant Certificates have been lost, stolen or destroyed, the Payment Agent will issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the consideration payable in respect thereof pursuant to Section 2.04 or Section 2.07, as applicable. Parent or the Payment Agent may, in its discretion and as a condition precedent to the payment of such consideration, require the owners of such lost, stolen or destroyed Certificates or Warrant Certificates to deliver a bond in a reasonable amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates or Warrant Certificates alleged to have been lost, stolen or destroyed.
ARTICLE 3
THE SURVIVING CORPORATION
Section 3.01 Certificate of Incorporation. By virtue of the Merger, at the Effective Time, the Company Certificate, as in effect immediately prior to the Effective Time, shall be amended and restated to read in its entirety as set forth on Exhibit A hereto (which shall contain such provisions as are necessary to give full effect to Section 6.10), and as so amended and restated shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with Applicable Law.
Section 3.02 Bylaws. By virtue of the Merger, at the Effective Time, the Company Bylaws shall be amended and restated to read in their entirety as the bylaws of Merger Sub in effect immediately prior to the Effective Time (which shall contain such provisions as are necessary to give full effect to Section 6.10), except the references to Merger Sub’s name shall be replaced by references to the name of the Surviving Corporation, and as so amended shall be the bylaws of the Surviving Corporation until amended in accordance with Applicable Law.
Section 3.03 Directors and Officers. The Company shall take all actions reasonably necessary so that, from and after the Effective Time, in each case until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified in accordance with Applicable Law, (a) the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and (b) the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The following representations and warranties by the Company are qualified in their entirety by reference to all disclosures and other statements (i) in the Company SEC Documents filed or furnished after December 31, 2022 and prior to the date of this Agreement, other than disclosures contained in risk factors or forward looking statements, and (ii) set forth in the disclosure schedule delivered by the Company to Parent immediately prior to the execution of this Agreement (the “Company Disclosure Schedule”). Disclosure of any item in any section or subsection of the Company Disclosure Schedule shall provide an exception to or otherwise qualify or modify (a) the representations and warranties of the Company set forth in the corresponding section or subsection of this Agreement, (b) the representations and warranties of the Company set forth in any other section or subsection of this Agreement that includes a reference to such item, and (c) such other representations and warranties of the Company to the extent such disclosure shall reasonably appear from the substance of such disclosure (without reference to any extrinsic document) to be applicable to such other representations and warranties. The mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission (A) of the materiality of such item or that such item did not arise in the ordinary course of business, or that such item rose to any particular threshold, or (B) of any non-compliance with, or violation or breach of, any Contract, any other third-party rights (including any intellectual property rights) or any Applicable Law or Order, such disclosures having been made solely for the purposes of creating exceptions to the representations made herein or disclosing information required to be disclosed pursuant to this Agreement.
Section 4.01 Organization and Good Standing.
(a) The Company is a corporation duly organized, validly existing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted.
(b) The Company is in good standing under the laws of the State of Delaware, and each of the Company Subsidiaries is in good standing (with respect to jurisdictions that recognize the concept of good standing) under the laws of its respective jurisdiction of organization. Each of the Company and the Company Subsidiaries is duly licensed or qualified to do business and is in good standing (with respect to jurisdictions that recognize the concept of good standing) as a foreign corporation or other legal entity in each other jurisdiction in which it owns, leases or operates properties, or conducts business, so as to require such qualification, except where the lack of such license or qualification would not have, individually or in the aggregate, a Company Material Adverse Effect.
(c) Complete and correct copies of the Company Governing Documents, each as amended to the date of this Agreement, are included in the Company SEC Documents and each is in full force and effect, and the Company is not in any material violation of any provision of the Company Governing Documents. There are no Governing Documents of the Company other than the Company Governing Documents.
(d) Section 4.01(d) of the Company Disclosure Schedule sets forth a complete and correct list of each Subsidiary of the Company and its jurisdiction and form of organization. Each Subsidiary of the Company is duly organized, validly existing under the laws of its jurisdiction of organization, and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted, except (other than with respect to such Subsidiary’s due organization and valid existence) where the lack of such power or authority would not have a Company Material Adverse Effect. The Company has made available to Parent complete and correct copies of the Governing Documents of each Subsidiary, each as amended to the date of this Agreement, and each as so delivered is in full force and effect, and no Subsidiary is in violation of any provision of its Governing Documents, except such failures to be in full force and effect or violations as would not have a Company Material Adverse Effect. The Company or a Company Subsidiary, as set forth in Section 4.01(d) of the Company Disclosure Schedule, owns, of record and beneficially, all Equity Interests in each of the Company Subsidiaries, free and clear of all Liens (other than Permitted Liens), and all such Equity Interests are validly issued, fully paid and nonassessable (to the extent such concept is applicable to such Equity Interests).
(e) Section 4.01(e) of the Company Disclosure Schedule sets forth a complete and correct list of each Person in which the Company or any Company Subsidiary holds any Equity Interests, other than any Company Subsidiary (each, an “Other Invested Entity”), including the portion of the Equity Interests of such entities held by the Company or the Company Subsidiaries, and the respective jurisdiction of incorporation or organization of each such Person. The Company or a Subsidiary of the Company, as set forth in Section 4.01(e) of the Company Disclosure Schedule, owns, of record and beneficially, all Equity Interests in each such Person listed as owned by it in Section 4.01(e) of the Company Disclosure Schedule, free and clear of all Liens (other than Permitted Liens). Except as set forth in Section 4.01(e) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary holds the right to acquire any Equity Interest in any other Person. The Company has made available to Parent complete and correct copies of the Governing Documents of each Other Invested Entity, each as amended to the date of this Agreement, and each as so delivered is in full force and effect.
Section 4.02 Corporate Authorization.
(a) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the Stockholder Approval, to consummate the Merger and the other Transactions. Subject to the accuracy of the representations and warranties in Section 5.09, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other Transactions, except for obtaining the Stockholder Approval, have been duly authorized by all necessary corporate action on the part of the Company. The only vote of holders of any class of capital stock of the Company necessary to adopt this Agreement (under Applicable Law, the Company Governing Documents or otherwise) is adoption of this Agreement by the affirmative vote of the holders of not less than a majority of the outstanding shares of Company Common Stock (such vote, the “Stockholder Approval”). This Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, fraudulent transfer, reorganization and other similar Applicable Law affecting creditors’ rights generally and by general principles of equity (the “Bankruptcy and Equity Exceptions”).

(b) The Company Board has duly (i) determined that this Agreement and the Transactions are advisable and in the best interests of the Company and its stockholders, (ii) approved the Merger and the other Transactions on the terms and subject to the conditions set forth herein, (iii) approved this Agreement, and (iv) subject to Section 6.03, determined to recommend that the stockholders of the Company adopt this Agreement (the “Board Recommendation”).
Section 4.03 Consents and Approvals; No Violations. None of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Merger or any of the other Transactions or compliance by the Company with any of the provisions of this Agreement will (a) conflict with or result in any breach of any provision of the Company Governing Documents, the Governing Documents of any of the Company Subsidiaries or Other Invested Entities, (b) require any filing by the Company with, or the obtaining of any permit, authorization, consent or approval of, any Governmental Authority (except for (i) compliance with any applicable requirements of the Exchange Act, (ii) any filings as may be required under the DGCL in connection with the Merger, (iii) filings, permits, authorizations, consents and approvals as may be required under the HSR Act and any other Required Governmental Approvals, (iv) such filings with the SEC as may be required to be made by the Company in connection with this Agreement and the Merger or (v) such filings as may be required under the rules and regulations of Nasdaq in connection with this Agreement and the Merger), (c) automatically result in a modification, violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right, including any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any Material Contract, (d) result in creation of any Liens (other than any Permitted Liens), or (e) violate any Order or Applicable Law applicable to the Company or any of its properties or assets; except in each of clauses (b), (c), (d) or (e) where (i) any failure to obtain such permits, authorizations, consents or approvals, (ii) any failure to make such filings or (iii) any such modifications, violations, rights, breaches, defaults or Liens have not had, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.04 Capitalization.
(a) The authorized capital stock of the Company consists of 370,000,000 shares of capital stock of the Company, par value $0.0001 per share, of which 20,000,000 are shares of Company Preferred Stock, and 350,000,000 are shares of Company Common Stock. The rights and privileges of the Company Common Stock and the Company Preferred Stock are as set forth in the Company Certificate. At the close of business on March 27, 2024 (the “Capitalization Date”): (i) 92,154,151 shares of Company Common Stock were issued and outstanding (including 598,875 Escrow Shares that will, at Closing, become cancelable for no consideration); (ii) zero Company restricted stock awards were outstanding; (iii) 11,141,450 shares of Company Common Stock were reserved for issuance pursuant to future grants under Company Equity Plans, and an additional 3,429,659 shares were reserved for issuance under the ESPP; (iv) 3,181,469 shares of Company Common Stock were reserved for issuance upon the settlement of outstanding time-based Company RSU Awards; (v) 620,194 shares of Company Common Stock were reserved for issuance upon the settlement of outstanding performance-based Company RSU Awards (assuming any applicable performance goals are satisfied at target level) and no additional shares of Company Common Stock if the performance goals are satisfied at maximum level; (vi) 5,377,537 Company Stock Options were outstanding; and (vii) zero shares of Company Preferred Stock were issued and outstanding. As of the date of this Agreement, except as set forth in the immediately preceding sentence and for changes since the Capitalization Date resulting from the exercise, vesting or settlement of any Company Equity Awards described in the immediately preceding sentence, and except for any Company Equity Awards that may be issued following the date hereof in accordance with Section 6.01, there are no other shares of capital stock or other equity or voting securities of the Company issued, reserved for issuance or outstanding. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.
(b) Section 4.04(b) of the Company Disclosure Schedule sets forth, as of the close of business on the Capitalization Date, a complete and correct list of Company Equity Awards including (i) the ID number of the holder; (ii) the number of shares of the Company Common Stock underlying such Company Equity Award; (iii) for any Company Equity Award that is a Company Stock Option, the exercise price thereof; (iv) the date on which such Company Equity Award was granted; and (v) the Company Equity Plan under which such

Company Equity Award was granted. The Company Equity Plans and the ESPP are the only plans or programs that the Company or any of the Company Subsidiaries maintains under which stock options, restricted stock units, stock appreciation rights or other compensatory equity-based awards or profit participation or similar rights are outstanding.
(c) Each Company Stock Option (i) was granted in compliance in all material respects with all Applicable Laws and all of the terms and conditions of the Company Equity Plan pursuant to which it was issued; (ii) has an exercise price equal to or greater than the fair market value of a share of Company Common Stock at the close of business on the date of such grant; (iii) has a grant date identical to the date on which the Company Board (or any duly authorized committee thereof) actually awarded such Company Stock Option; (iv) to the Knowledge of the Company, qualifies for the Tax and accounting treatment afforded to such Company Stock Option in the Company’s Tax Returns and the Company’s financial statements, respectively; and (v) does not trigger any liability for the holder under Section 409A of the Code.
(d) Section 4.04(d) of the Company Disclosure Schedule sets forth, as of the close of business on the Capitalization Date, a complete and correct list of outstanding Company Warrants (including 551,096 Escrow Warrants that will, at Closing, become cancellable for no consideration).
(e) Except as set forth in this Section 4.04 (including, for the avoidance of doubt, as contemplated in the Company Disclosure Schedule), and for changes since the Capitalization Date resulting from the exercise of Company Stock Options, the settlement of Company Equity Awards or the issuance of shares of Common Stock under the ESPP expressly permitted by this Agreement, there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) options, warrants or other rights or arrangements to acquire from the Company, or other obligations or commitments (contingent or otherwise) of the Company to issue, transfer, dispose or sell any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for capital stock or other voting securities or ownership interests in, the Company, (iv) restricted shares, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights issued by the Company or at the direction of the Company that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities or ownership interests in, the Company (the items in clauses (i)-(iv) being referred to collectively as the “Company Securities”), (v) voting trusts, proxies or other similar agreements or understandings to which Company or any of the Company Subsidiaries is a party or by which the Company or any of the Company Subsidiaries is bound with respect to the disposition or voting of any shares of capital stock of the Company or any of the Company Subsidiaries or (vi) contractual obligations or commitments of the Company or the Company Subsidiaries relating to any Company Securities or any securities of the Company Subsidiaries, including any agreements restricting the transfer of, requiring the registration for sale of or granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to, any Company Securities or any securities of the Company Subsidiaries.
Section 4.05 Company SEC Documents and Financial Statements.
(a) Since December 21, 2021, the Company has filed or furnished (as applicable) with the SEC all material forms, reports, schedules, statements and other documents required by it to be filed or furnished (as applicable) under the Exchange Act or the Securities Act (such documents and any other documents filed or furnished by the Company with the SEC, as have been amended or supplemented since the time of their filing or furnishing, collectively, the “Company SEC Documents”). As of their respective filing dates (or if amended, as of the date of such amendment, or, with respect to registration statements filed under the Securities Act, as of the date such registration statement became effective (or, if amended, the date such amendment became effective)), the Company SEC Documents (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder; provided, however, that no representation is made as to the accuracy of any financial projections or forward-looking statements or the completeness of any information filed or furnished by the Company to the SEC solely for the purposes of complying with Regulation FD promulgated under the Exchange Act. As of the date hereof, there are no material outstanding or unresolved comments received from the SEC with respect to any of the Company SEC Documents. No Subsidiary of the Company is required to file, or files, any reports, schedules, forms, statements, prospectuses, registration statements or other documents with the SEC.
(b) All of the audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Documents (collectively, the “Financial Statements”), (i) complied in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) have been prepared from and, are in accordance with, the books and records of the Company in all material respects, (iii) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal and recurring year-end adjustments, for the absence of footnotes and as may be permitted by the SEC on Form 10-Q, Form 8-K or any successor or like form under the Exchange Act), and (iv) fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows of the Company as of the times and for the periods referred to therein (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal and recurring year-end adjustments, for the absence of footnotes). Between December 21, 2021 and the date of this Agreement, there has been no material change in the Company’s accounting methods or principles that would be required to be disclosed in the Financial Statements in accordance with GAAP, except as described in the notes thereto.
(c) The Proxy Statement (including any amendment or supplement thereto), at the time first sent or given to the stockholders of the Company and at the time of the Stockholders’ Meeting, will comply as to form in all material respects with the requirements of the Exchange Act (and the Securities Act, as may be required) and the applicable rules and regulations thereunder and of the SEC and Nasdaq. The Proxy Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent, Merger Sub or any Representatives thereof for inclusion or incorporation by reference in the Proxy Statement.
Section 4.06 Internal Controls. The Company has designed and maintained a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting. The Company (a) has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and (b) has disclosed to the Company’s auditors and the audit committee of the Company Board (and made summaries of such disclosures available to Parent) (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
Section 4.07 Absence of Certain Changes. Except as contemplated by this Agreement or in the Company SEC Documents, since the Company Balance Sheet Date and through the date of this Agreement, (a) the Company and the Company Subsidiaries have conducted, in all material respects, its business in the ordinary course of business consistent with past practice, (b) there has not been a Company Material Adverse Effect, and (c) except as set forth in Section 4.07 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary have taken any action that would be prohibited by any of paragraph (d), (f), (h), (i), (l), (p) or (q) of Section 6.01.
Section 4.08 No Undisclosed Material Liabilities. Except (a) as reflected or otherwise reserved against on the Financial Statements, (b) for liabilities and obligations incurred since the Company Balance Sheet Date in the ordinary course of business consistent with past practice, and (c) for liabilities and obligations incurred under this Agreement or in connection with the Transactions, neither the Company nor any of the Company Subsidiaries has incurred any liabilities or obligations of any nature, whether or not accrued or contingent, other than as would not reasonably be expected to be material for the Company and the Company Subsidiaries, taken as a whole.

Section 4.09 Litigation. As of the date of this Agreement, there is no material Proceeding pending against (or to the Knowledge of the Company, threatened against or naming as a party thereto) the Company, any of the Company Subsidiaries or any Covered Persons (in their capacity as such). As of the date of this Agreement, neither the Company nor any of the Company Subsidiaries nor any of their respective assets and properties is subject to any material Order.
Section 4.10 Compliance with Applicable Law.
(a) As of the date of this Agreement and since January 1, 2021, (i) the Company and the Company Subsidiaries have been in compliance in all material respects with all Applicable Laws which affect the business, properties or assets of the Company or any of the Company Subsidiaries, and (ii) no notice, charge or assertion has been received by the Company or, to the Knowledge of the Company, threatened against the Company alleging any material violation of any Applicable Laws.
(b) The Company is in possession of all material authorizations, licenses, permits, certificates, approvals and clearances of any Governmental Authority necessary for the Company to own, lease and operate its properties or to carry on its business substantially as is being conducted as of the date of this Agreement (the “Company Permits”), and all such Company Permits are valid, and in full force and effect. Section 4.10(b) of the Company Disclosure Schedule contains a true and correct list of all Company Permits in force as of the date of this Agreement.
Section 4.11 Anti-Corruption, Anti-Bribery and Anti-Money Laundering Laws.
(a) Since January 1, 2021, none of the Company or any of the Company Subsidiaries, nor, to the Knowledge of the Company, any director, officer, employee, or agent acting for or on behalf of the Company or the Company Subsidiaries, has, directly or indirectly, in connection with the business of the Company and the Company Subsidiaries, violated the U.S. Foreign Corrupt Practices Act of 1977, as amended, 15 U.S.C. §§ 78dd-1, et seq., or any other applicable anti-corruption or anti-bribery law, or any applicable anti-money laundering law in any material respect.
(b) The Company and the Company Subsidiaries have maintained materially complete and accurate books and records, including records of payments to any agents, consultants, representatives, third parties and government officials in compliance with applicable anti-corruption or anti-bribery laws. Neither the Company nor the Company Subsidiaries have established or maintained a secret or unrecorded fund or account.
(c) None of the Company or any of the Company Subsidiaries, nor, to the Knowledge of the Company, any director, officer, employee, or agent acting for or on behalf of the Company or the Company Subsidiaries has been convicted of violating, or to the Knowledge of the Company, subjected to any investigation or proceeding by a Governmental Authority or to any whistleblower complaint, for potential corruption, fraud or violation of, any applicable anti-corruption or anti-bribery law, or any applicable anti-money laundering law.
For purposes of this Section 4.11, “government official” includes any officer, employee, agent or representative of a government or any department, agency or instrumentality thereof (including wholly or partially owned enterprises or institutions), or of a public international organization, or any person acting in an official capacity for or on behalf of any such government or department, agency or instrumentality, or for or on behalf of any such public international organization.
Section 4.12 Sanctions and Export Control Laws; Customs Laws
(a) The Company and the Company Subsidiaries are in compliance with all Sanctions and Export Control Laws and all Customs Laws. During the five (5) years preceding the date of this Agreement, none of the Company or the Company Subsidiaries nor, to the Knowledge of the Company, any director, officer, employee, or agent acting for or on behalf of the Company or the Company Subsidiaries, has violated any Sanctions and Export Control Laws or any Customs Laws. None of the Company, the Company Subsidiaries, or any of their respective directors or officers, or, to the Knowledge of the Company, any employee or agent acting for or on behalf of the Company or the Company Subsidiaries, is (i) a Person who is currently included on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, any other list-based sanctions maintained by the U.S. Treasury Department’s Office of Foreign Assets Control; (ii) located, organized, or resident in a country or territory that is, or whose government currently is, the target of comprehensive sanctions imposed by the United States; or (iii) otherwise the subject or target of any applicable Sanctions and Export Control Laws.
(b) None of the Company, the Company Subsidiaries, or any of their respective directors or officers, or, to the Knowledge of the Company, any employee or agent acting for or on behalf of the Company or the Company Subsidiaries, is (i) directly or indirectly owned or controlled by, or acting on behalf of, any Person currently included on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, any other list-based sanctions maintained by the U.S. Treasury Department’s Office of Foreign Assets Control; (ii) directly or indirectly owned or controlled by, or acting on behalf of, any Person who is located, organized, or resident in a country or territory that is, or whose government currently is, the target of comprehensive sanctions imposed by the United States; or (iii) otherwise the subject or target of any applicable Sanctions and Export Control Laws.
(c) None of the Company or any of the Company Subsidiaries, nor, to the Knowledge of the Company, any director, officer, employee, or agent acting for or on behalf of the Company or the Company Subsidiaries has been convicted of violating, or to the Knowledge of the Company, subjected to any investigation or proceeding by a Governmental Authority or to any whistleblower complaint for potential violation of any Sanctions and Export Control Laws or any Customs Laws.
Section 4.13 Privacy.
(a) To the Knowledge of the Company, since January 1, 2021, each of the Company and the Company Subsidiaries are in material compliance with all Privacy Requirements.
(b) Each of the Company and the Company Subsidiaries has implemented and maintained policies, procedures and systems for receiving and appropriately responding to requests from individuals concerning their Personal Information in material compliance with all Privacy Requirements.
(c) Since January 1, 2021, none of the Company’s or the Company Subsidiaries’ privacy policies, privacy notices or representations about privacy made to the Company’s or the Company Subsidiaries’ counterparties or to the public (including in marketing materials and the Company SEC Documents) have contained any material omissions or been misleading or deceptive in any material respect.
(d) Except as disclosed in Section 4.13(d) of the Company Disclosure Schedule, none of the Company or any of the Company Subsidiaries have received any written notice of any material claims (including written notice from third parties acting on the Company or a Company Subsidiary’s behalf), charges, or investigations or regulatory inquiries related to, or have been charged with, any material violation of any Privacy Requirements. To the Knowledge of the Company, there are no facts or circumstances that could reasonably form the basis of any such notice or claim, charge, investigation, or regulatory inquiry.
(e) Since January 1, 2021, each of the Company and the Company Subsidiaries has implemented and maintained, and, where necessary to comply with applicable Privacy Requirements or as otherwise appropriate, to the Knowledge of the Company, have required any Person acting for or on the Company or any of the Company Subsidiaries’ behalf, including any Person processing Personal Information for or on the Company or any of the Company Subsidiaries’ behalf, to implement and maintain, commercially reasonable and appropriate technical and administrative safeguards, including disaster recovery and business continuity plans, designed to protect the security and integrity of the IT Systems and Personal Information in the Company’s or the Company Subsidiaries’ possession or under its control against loss, theft, misuse or unauthorized access, use, modification, alteration, destruction or disclosure.
(f) To the Knowledge of the Company, any third Person (including any Data Partner) who has provided any Personal Information to the Company or any of the Company Subsidiaries, or received Personal Information from the Company or any of the Company Subsidiaries, has done so in compliance with all applicable Privacy Laws, including providing any notice and obtaining any consent required.
(g) Since January 1, 2021, none of the Company or any of the Company Subsidiaries has (i) experienced any material data breaches, security incidents, cyber-attacks (including ransomware), or misuse of or unauthorized access to or disclosure of any Business Data in the possession or control of the Company or any of the Company Subsidiaries or collected, used, or processed by or on behalf of the Company or any of the Company Subsidiaries; (ii) received any written notice of a complaint or Proceeding from any Person (including any Governmental Authority) with respect to any of the foregoing, nor, to the Knowledge of the Company, is any such notice or complaint or Legal Proceeding currently threatened in writing against any of the Company or any of the Company Subsidiaries; or (iii) have provided or been required to provide any notices to any Person in connection with any unauthorized disclosure of any Personal Information.
(h) Each of the Company and the Company Subsidiaries has conducted commercially reasonable privacy and data security testing or audits at reasonable and appropriate intervals, has addressed any material privacy or data security issues or vulnerabilities identified, and has remedied any non-compliance with Privacy Requirements. None of the Company or any of the Company Subsidiaries, nor any third Person acting at the direction or authorization of the same has paid a ransom to (i) any perpetrator of any data breach incident or cyber-attack or (ii) any third party with actual or alleged information about any data breach incident or cyber-attack.
(i) To the Knowledge of the Company: (i) the Company and the Company Subsidiaries have developed, deployed, and used artificial intelligence systems (“AI Systems”) in material compliance with all Applicable Law and Privacy Requirements; (ii) the Company and the Company Subsidiaries have established and follow ethical guidelines for AI Systems use that align with industry-standard best practices and Applicable Law; and (iii) the Business Data that the Company or the Company Subsidiaries use to train and operate their AI Systems have been collected and used in material compliance with all Applicable Law and Privacy Requirements, and in a manner intended to maintain the privacy and confidentiality of individuals’ personal identifying information and any inferences drawn therefrom from the use of AI Systems.
(j) The transfer of Personal Information in connection with the Transactions will not violate any Privacy Requirements in any material respect as they currently exist or as they existed at any time during which any of the Personal Information was collected or obtained. None of the Company or any of the Company Subsidiaries are subject to any contractual requirements or other legal obligations that, following the Closing, would prohibit the Company or any of the Company Subsidiaries from receiving, accessing, storing or using any Personal Information in the manner in which each of the Company or any of the Company Subsidiaries received, accessed, stored and used such Personal Information prior to the Closing. The execution, delivery and performance of this Agreement complies with all applicable material Privacy Requirements.
(k) The IT Systems are sufficient in all material respects (including with respect to working condition, performance and capacity) for the purposes of the business of the Company and the Company Subsidiaries (taken as a whole) as conducted in the ordinary course of business consistent with past practice. Since January 1, 2021, there have been no known incidents, including breaches or unauthorized uses of or unauthorized access to, breakdowns, malfunctions, persistent substandard performance, data losses, failures or other defects in the IT Systems (or the data processed thereby) that have caused any material disruption to or material interruption in or to the use of the IT Systems or the conduct of the business of the Company or any of the Company Subsidiaries other than those that were resolved.
Section 4.14 Material Contracts. Except as filed as exhibits to the Company SEC Documents, Section 4.14 of the Company Disclosure Schedule sets forth a list of each Contract to which the Company or any of the Company Subsidiaries is a party or by which any of the Company, any of the Company Subsidiaries, or any of their respective properties or assets are bound, which, as of the date of this Agreement:
(i) is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Exchange Act);
(ii) involves annual expenditures in excess of $250,000;
(iii) is a Contract for the sale of any of the assets of the Company or any of the Company Subsidiaries other than in the ordinary course of business in excess of $250,000 or for the grant to any Person of any preferential rights to purchase any of its assets;
(iv) relates to any acquisition by the Company or any of the Company Subsidiaries of any operating business or any Equity Interests in any other Person, in each case, that contain representations, warranties, covenants, indemnities or other obligations of the Company or any of the Company Subsidiaries that are still in effect;

(v) gives rise to liabilities or obligations of the Company or any of the Company Subsidiaries in excess of $500,000, other than a Company Benefit Plan listed on Section 4.16(a) of the Company Disclosure Schedule;
(vi) contains any non-compete, exclusivity, most favored nation or similar provisions that restrict the Company with respect to the conduct of any line of business or conduct of business in any geographical area or with any Person;
(vii) relates to the incurrence, assumption, guarantee or provision by the Company or any of the Company Subsidiaries of any Indebtedness, or provides for imposition of a Lien on any of the assets of the Company or any Company Subsidiary, in each case, involving amounts in excess of $100,000, other than accounts receivable and payable incurred or arising in the ordinary course of business;
(viii) is entered into with any Governmental Authority;
(ix) is a Contract pursuant to which the Company or any of the Company Subsidiaries (A) is granted a license or right to use, or covenant not to be sued under, any Intellectual Property (excluding licenses for commercially available, off-the-shelf Software and Open Source Software) or (B) grants a license or right to use, or covenant not to be sued under, any Intellectual Property (other than non-exclusive licenses granted to customers of the Company or any of the Company Subsidiaries in the ordinary course of business), in each case (A) and (B), solely to the extent that such license, right or covenant is provided pursuant to a Contract which requires payments or other consideration to or from any third Person in excess of $250,000 in any year;
(x) is an individual employment Contract or Contract with an individual independent contractor or individual consultant, or any similar Contract which is not cancellable with less than 60 days’ notice without penalty or the acceleration or payment of any compensation or benefits thereunder;
(xi) relates to a partnership, joint venture, strategic alliance, profit sharing or similar arrangement or proprietary information;
(xii) is a Contract with any current executive officer of the Company, any member of the Company Board or any holder of 5% or more of the Company Common Stock on a fully diluted basis, or any Affiliate of the foregoing (other than a Company Benefit Plan that is listed on Section 4.16(a) of the Company Disclosure Schedule);
(xiii) is a collective bargaining agreement or other Contract with any labor union or other employee representative group;
(xiv) is a Contract under which a consent of, or notice to, any party other than the Company or a Company Subsidiary is required in connection with the Transactions;
(xv) is a Contract providing for incurrence of any fees and expenses payable to third parties (including all fees, expenses, disbursements and other similar amounts payable to attorneys, financial advisors or accountants) incurred by the Company or any of the Company Subsidiaries in connection with the Transactions or otherwise relating to the negotiation, documentation or consummation of the Transactions, this Agreement or of any documents or agreements contemplated hereby, or any retention or transaction bonus or change of control agreements with any Employee or board member, or any management fees owing to any stockholder; or
(xvi) is a Contract for the provision of products or services with any Major Customer or Major Supplier.
Each contract of the type described above in Section 4.14 is referred to herein as a “Material Contract.” Section 4.14 of the Company Disclosure Schedule identifies those Material Contracts for which the consent of, or, or prior notice to, the counterparty of the Company or any Company Subsidiary is required for the consummation of the Transactions. Except as set forth in Section 4.14 of the Company Disclosure Schedule, true and correct copies or forms of each Material Contract have been made available to Parent. Except for expirations or terminations in the ordinary course of business in accordance with the terms of such Material Contract or as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Material Contract is valid and binding on the Company or applicable Subsidiary and, to the Knowledge of the Company, each other party thereto, as applicable, and in full force and effect (except as such enforceability may be limited by the Bankruptcy and Equity Exceptions), and (ii) to the Knowledge of the Company, there is no event or condition which has occurred or exists, which constitutes or would reasonably be expected constitute (with or without notice, the happening of any event or the passage of time) a material default or breach under any Material Contract by the Company or its Subsidiary. There are no and, since January 1, 2021, there have not been, any material disputes or material indemnity claims with respect to any Material Contract (or any predecessor Contract).
Section 4.15 Taxes.
(a) All income and other material Tax Returns required to be filed by or with respect to the Company or any of the Company Subsidiaries have been timely filed with the appropriate Governmental Authority, all such Tax Returns are true, correct and complete in all material respects, and all income and other material Taxes required to be paid by or with respect to the Company or any of the Company Subsidiaries (whether or not shown or required to be shown on any Tax Return) have been timely paid.
(b) All material Taxes required to be collected, deducted or withheld by the Company or any of the Company Subsidiaries have been collected, deducted or withheld and all amounts collected, deducted or withheld by the Company and each of the Company Subsidiaries for the payment of Taxes have been, or will be, timely remitted to the Taxing Authority to whom such payment is due. The Company and the Company Subsidiaries have properly received and maintained all material certificates, forms and other documents required by Applicable Law for any exemption from withholding, collecting or remitting any Taxes and otherwise complied in all material respects with all Applicable Laws relating to the payment and withholding of Taxes.
(c) No examination, claim, assessment, deficiency or other Proceeding is pending or, to the Knowledge of the Company, threatened with regard to any Taxes or Tax Returns of or with respect to the Company or any of the Company Subsidiaries or for which the Company or any of the Company Subsidiaries may otherwise be liable.
(d) Neither the Company nor any of the Company Subsidiaries has (i) entered into or requested any waivers of the time to assess any Tax or otherwise entered into or is subject to any agreement or waiver extending any statute of limitations relating to Taxes, in each case, to the extent currently in effect (other than extensions of time to file Tax Returns obtained in the ordinary course), (ii) entered into or is subject to any closing agreement under Tax Applicable Law, (iii) requested, or is the subject of or bound by, any private letter ruling, technical advice memorandum or similar ruling or memorandum with any Governmental Authority with respect to any Taxes (other than determination letters with respect to Company Benefit Plans and rulings or memoranda applicable to taxpayers generally), nor is any such request outstanding, or (iv) entered into any Contract or other agreement or arrangement with any Governmental Authority with respect to a material amount of Taxes that is currently in effect and requires the Company or any of the Company Subsidiaries to take any action or to refrain from taking any action and would be terminated or adversely affected as a result of the Transactions.
(e) Except for Permitted Liens, there are no Liens attributable to Taxes upon any asset or property of the Company or any of the Company Subsidiaries.
(f) Neither the Company nor any of the Company Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any: (i) adjustment under Section 481(c) of the Code (or any corresponding or similar provision of state, local or foreign income Tax Applicable Law) or other similar provisions of Applicable Law as a result of a change in method of accounting on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Applicable Law) executed on or prior to the Closing Date; (iii) installment sale or open transaction made on or prior to the Closing Date; (iv) prepaid amount received or deferred revenue accrued on or prior to the Closing Date (in each case, other than in the ordinary course of business consistent with past practice); (v) “subpart F income” (as defined in Section 952(a) of the Code), “global intangible low-taxed income” (as defined in Section 951A(b) of the Code) or amount determined under Section 956 of the Code for the portion of the taxable period of the Company or any of the Company Subsidiaries ending on the Closing Date and assuming for this purpose that the taxable period of any “controlled foreign corporation” (as defined under Section 957 of the Code) giving rise to such income or amount ends on the day after the Closing Date; (vi) deferred intercompany gain or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Tax Applicable Law); or (vii) use of an improper method of accounting for a Tax period ending on or prior to the Closing Date.

(g) The Company and each of the Company Subsidiaries have properly collected and remitted all material amounts of sales, use, value added and similar Taxes required to be collected and remitted with respect to sales or leases made to or services provided to their customers, or have properly received and retained in all material respects any appropriate Tax exemption certificates and other documentation for all services provided and sales and leases made to their customers without charging or remitting sales, use, value added or similar Taxes that qualify such sales, leases and services as exempt from sales, use, value added and similar Taxes.
(h) To the Knowledge of the Company, no material claim or deficiency for the assessment or collection of any Taxes has been asserted or proposed against the Company or any of the Company Subsidiaries by any Governmental Authority, which claim or deficiency has not been settled or otherwise resolved with all amounts determined to be required to be paid having been timely paid.
(i) The unpaid Taxes of the Company and the Company Subsidiaries (i) did not, as of the Company Balance Sheet Date, exceed the accrued Taxes payable (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Company Balance Sheet (rather than in any notes thereto) and (ii) do not materially exceed that accrual as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and the Company Subsidiaries in filing their Tax Returns.
(j) Neither the Company nor any of the Company Subsidiaries is required to include any amount in income or pay any installment of any “net tax liability” or other Tax pursuant to Section 965 of the Code, including as a result of an election pursuant to Section 965(h) of the Code.
(k) Neither the Company nor any of the Company Subsidiaries has been a “distributing corporation” or a “controlled corporation” in connection with a distribution described, or purported to be described, in Section 355 or Section 361 of the Code (i) in the past three years or (ii) in a distribution that could otherwise constitute a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Transactions.
(l) The Company is not and has not been during the past five years a “United States real property holding corporation” as defined in Section 897(c)(2) of the Code and the applicable Treasury Regulations promulgated thereunder.
(m) Neither the Company nor any of the Company Subsidiaries has any permanent establishment (within the meaning of any applicable Tax treaty or convention) or office or fixed place of business in a country other than the country in which it is organized.
(n) Between the Company Balance Sheet Date and the date of this Agreement, neither the Company nor any of the Company Subsidiaries has (i) made, changed or revoked any material Tax election, (ii) changed any annual Tax accounting period or adopted or changed any material Tax accounting method, (iii) prepared any Tax Return in a manner which is not consistent with the past practice of the Company or such Subsidiary, as applicable, with respect to the treatment of items on such Tax Return in all material respects, (iv) filed any amendment to a Tax Return, (v) incurred any material liability for Taxes other than in the ordinary course of business consistent with past practice, (vi) settled or compromised any material audit, examination, litigation or other Proceeding with respect to Taxes, or (vii) surrendered any right to claim a material refund, rebate or credit of Taxes.
(o) Neither the Company nor any of the Company Subsidiaries is currently entitled to any material Tax incentive, deferral, holiday or other Tax reduction or abatement Contract with any Governmental Authority that will be subject to any recapture, clawback, termination or similar adverse consequence as a result of the Transactions.
(p) Except as set forth on Section 4.15(p) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has claimed any “employee retention credit” pursuant to Section 2301 of the Coronavirus Aid, Relief and Economic Security Act of 2020, as amended, and the rules and regulations promulgated thereunder.
(q) No power of attorney granted by or with respect to the Company or any of the Company Subsidiaries in respect of any Taxes is in effect that will not be revoked or cancelled at or prior to the Closing.

(r) Neither the Company nor any of the Company Subsidiaries (i) has taken any position in any Tax Return that could give rise to a “substantial understatement” of Tax within the meaning of Section 6662 of the Code or (ii) is or has participated in or been a party to any “listed transaction” as defined in Section 6707A(c) of the Code and the Treasury Regulations promulgated thereunder (or any similar or corresponding provision of state, local or foreign Tax Applicable Law).
(s) Neither the Company nor any of the Company Subsidiaries owns, directly, indirectly or constructively, any interest in (i) a “controlled foreign corporation” as defined under Section 957 of the Code (other than AdTheorent Canada, Inc.) or (ii) a “passive foreign investment company” as defined under Section 1297 of the Code.
(t) All related party transactions involving the Company or any of the Company Subsidiaries have been conducted at arm’s length in compliance with Section 482 of the Code and the Treasury Regulations promulgated thereunder (or any corresponding or similar provision of state, local or foreign Tax Applicable Law) in all material respects.
(u) No written claim has been made by any Governmental Authority in a jurisdiction where the Company or any of the Company Subsidiaries does not file a Tax Return that any of them is, or may be subject to, Tax by, or required to file a Tax Return with, such jurisdiction.
(v) None of the Company or any of the Company Subsidiaries is or was a member of an “affiliated group” (as defined in Section 1504 of the Code) or any other affiliated, aggregate, combined, consolidated, unitary or similar group (other than any group comprised solely of the Company and the Company Subsidiaries) or has any liability for the Taxes of any Person (other than the Company or any of the Company Subsidiaries) under Treasury Regulations Section 1.1502-6 or any analogous or similar provision of state, local or foreign Applicable Law, as a transferee or successor, by Contract or other agreement or arrangement (other than Contracts solely between or among the Company or any of the Company Subsidiaries or any commercial Contract entered into in the ordinary course of business and not primarily related to Taxes), by operation of Applicable Law or otherwise. Neither the Company nor any of the Company Subsidiaries is subject to or bound by, or has any obligation or liability under, any Contract or other arrangement or agreement providing for the allocation, indemnification or sharing of Taxes (other than Contracts solely between or among the Company or any of the Company Subsidiaries or any commercial Contract entered into in the ordinary course of business and not primarily related to Taxes).
Section 4.16 Employee Benefit Plans.
(a) Section 4.16(a) of the Company Disclosure Schedule sets forth a list of each Company Benefit Plan as of the date of this Agreement. Neither the Company nor any Company Subsidiary has or could reasonably expect to have any material liability other than with respect to the Company Benefit Plans set forth in Section 4.16(a) of the Company Disclosure Schedule. The Company has made available to Parent true, correct and complete copies (other than with respect to any Multiemployer Plan) as of the date of this Agreement of (i) each Company Benefit Plan (or, in the case of any such Company Benefit Plan that is unwritten, a description thereof); (ii) the three (3) most recent annual reports on Form 5500 required to be filed with the IRS with respect to each Company Benefit Plan (if any such report was required); (iii) the most recent summary plan description together with the summary or summaries of material modifications thereto for each Company Benefit Plan for which such summary plan description is required; (iv) each trust agreement and insurance or group annuity Contract that serves as the funding instrument for any Company Benefit Plan; (v) the three (3) most recently prepared actuarial report for each Company Benefit Plan (if applicable); (vi) all material non-routine correspondence to or from any Governmental Authority received in the last three (3) years with respect to such Company Benefit Plan; and (vii) the most recent nondiscrimination tests performed under the Code (including 401(k) and 401(m) tests) with respect to each Company Benefit Plan (if applicable). The Company Benefit Plans have been established, operated and administered in compliance in all material respects with their terms and the applicable provisions of ERISA, the Code and all other Applicable Laws, except for any noncompliance that would not have, individually or in the aggregate, a Company Material Adverse Effect.
(b) All Company Benefit Plans that are “employee pension plans” (as defined in Section 3(3) of ERISA) and that are intended to be tax qualified under Section 401(a) of the Code that are sponsored or maintained by the Company or any of the Company Subsidiaries are so qualified, and, to the Knowledge of the Company, no event has occurred since the date of the most recent determination letter or application therefor relating to any such plan that would reasonably be expected to adversely affect such qualification. The Company has made available to Parent a complete copy of the most recent determination letter received with respect to each such plan as of the date of this Agreement.
(c) Neither the Company, any Company Benefit Plan nor, to the Knowledge of the Company, any trustee, administrator or other third-party fiduciary or party-in-interest thereof, has engaged in any breach of fiduciary responsibility or any “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) to which Section 406 of ERISA or Section 4975 of the Code applies and which could subject the Company or any ERISA Affiliate to any material Tax or penalty on prohibited transactions imposed by Section 4975 of the Code. Neither the Company nor any Company Subsidiary has engaged in a transaction that would reasonable be expected to result in a material civil penalty under Section 409 or 502(i) of ERISA.
(d) Neither the Company, any of the Company Subsidiaries nor any ERISA Affiliate is subject to any material liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA. All required contributions in respect of any Company Benefit Plan have been timely made or properly accrued on the financial statements. No “reportable event” within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) has occurred with respect to any Company Benefit Plan.
(e) None of the Company Benefit Plans provides retiree medical or other retiree welfare benefits to any Person, other than health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA.
(f) All material contributions, premiums and benefit payments under or in connection with the Company Benefit Plans that are required to have been made in accordance with the terms of the Company Benefit Plans or by Applicable Law have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of the Company, except as would not have, individually or in the aggregate, a Company Material Adverse Effect.
(g) No Company Benefit Plan is an employee benefit plan subject to Title IV of ERISA or Section 412 of the Code, a Multiemployer Plan, a “multiple employer plan” (as defined in Section 413(c) of the Code), or a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA). With respect to each Company Benefit Plan that is subject to Title IV of ERISA: (i) the minimum funding standard has been satisfied and all contributions required under Section 302 of ERISA and Section 412 of the Code have been timely made; (ii) no notice of intent to terminate has been filed; (iii) no reportable event (as defined in Section 4043 of ERISA and in the regulations issued thereunder) has occurred (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) with respect to such plan; and (iv) no such plan is considered to be in “at risk” status under Section 430 of the Code. Neither the Company nor any of the Company Subsidiaries nor, to the Knowledge of the Company, any other Person, has made any binding commitment to modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code, and there has been no amendment to, or written interpretation or announcement by the Company or any of the Company Subsidiaries regarding any Company Benefit Plan that would increase the expense of maintaining such Company Benefit Plan above the level or expense incurred with respect to that plan for the most recently completed fiscal year.
(h) The Company and the Company Subsidiaries are in substantial compliance with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), or any state or other Applicable Law governing health care coverage extension or continuation; (ii) the applicable requirements of the Family and Medical Leave Act of 1993 and the regulations thereunder; (iii) the applicable requirements of HIPAA, (iv) the applicable requirements of the Patient Protection and Affordable Care Act and its companion bill, the Health Care and Education Reconciliation Act of 2010; and (v) the applicable requirements of the Cancer Rights Act of 1998.
(i) Except as set forth in Section 4.16(i) of the Company Disclosure Schedule or as otherwise contemplated by this Agreement, the Transactions (either alone or together with another circumstance, such as a termination of employment) will not: (i) increase the amount of compensation due to any Employee; (ii) entitle any Employee to any separation, severance or termination pay; (iii) accelerate the time of payment, funding or vesting of any material compensation due to any Employee, (iv) result in any material limitation on the right of the Company or any of the Company Subsidiaries to amend, merge or receive a reversion of assets from, any Company Benefit Plan or related trust, (v) require a “gross-up” or other similar payment to any “disqualified individual” (within the meaning of Section 280G(c) of the Code) with respect to the Company due to the imposition of the excise Tax under Section 4999 of the Code on any payment to such disqualified individual or (vi) result in the payment of any amount that could, individually or in combination with any other such payment, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code, disregarding, for purposes of this clause (vi) any arrangements implemented by or at the direction of Parent or any of its Affiliates. The Company has made available to Parent copies of preliminary 280G calculations prepared with respect to certain potential disqualified individuals in connection with the Transactions.
(j) There are no pending or, to the Knowledge of the Company, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, except as, either individually or in the aggregate, would not reasonably be expected to result in any material liability to the Company and the Company Subsidiaries.
Section 4.17 Labor and Employment Matters.
(a) Section 4.17(a) of the Company Disclosure Schedule sets forth a true and complete list of (i) all current Employees and their respective position, date of employment or engagement, work location (including country, state and city), employing or engaging entity, status as exempt or non-exempt, work authorization (including visa or work permit type and expiration date); (ii) salary or wages, accrued but unpaid bonuses and commissions, bonus and commission frameworks and pension benefits, and other compensation and material benefits, including accrued but unused paid time off; (iii) confidentiality, non-compete, non-solicitation and other restrictive covenant and innovation assignment agreements, if any; provided, that, personally identifiable information shall be protected by number in lieu of name, to the extent required by Applicable Law. As of the date hereof, to the Knowledge of the Company, none of the current Employees have advised the Company or any of the Company Subsidiaries of such Person’s intention to terminate such Person’s relationship or status as an Employee for any reason, including because of the consummation of the Transactions, and neither the Company nor any of the Company Subsidiaries has plans or intentions as of the date hereof to terminate any such Person.
(b) Neither the Company nor any of the Company Subsidiaries is, or has been, a party, or otherwise subject to any unexpired labor or collective bargaining agreement. To the Knowledge of the Company, (i) there are no labor unions or other organizations representing, purporting to represent or attempting to represent any Employees at any time in the last three (3) years, and (ii) there is no representation petition respecting the Employees pending before any Governmental Authority or, threatened to be brought or filed as of the date of this Agreement or any time in the last three (3) years.
(c) Neither the Company nor any of the Company Subsidiaries is a party or subject to any pending or, to the Knowledge of the Company, threatened material labor strike, organized work stoppage, slowdown, lock out, unfair labor practice charge or similar labor activity or dispute affecting the Company or any of the Company Subsidiaries.
(d) During the last three (3) years, there has been, and there currently is, no lawsuit, legal proceeding, audit, complaint, charge, litigation or arbitration against the Company or any of the Company Subsidiaries pending, or to the Knowledge of the Company, threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the Company’s labor practices or the employment of any Employee.
(e) The Company and the Company Subsidiaries are, and have been, in material compliance with Applicable Laws which affect labor and employment, including health and safety regulations, social security regulations, tax regulations, regulations regarding working conditions, working hours, employee classification and equal treatment. All Employees that perform services in the United States are eligible to work in the United States. To the Knowledge of the Company and the Company Subsidiaries, there have been no formal or written complaints of sexual harassment or sexual misconduct made against any Employee and the Company has not investigated or settled any such complaint of sexual harassment or sexual misconduct. Each individual providing services to the Company or any of the Company Subsidiaries as an independent contractor is classified correctly for purposes of wage and hour law, and any Contracts with independent contracts or staffing agencies are compliant with the law where the contractor is working.

(f) During the last three (3) years, the Company and the Company Subsidiaries have not effected a “mass layoff” or “plant closing” as defined by the WARN Act and Applicable Laws, and have complied in all material respects with the WARN Act and Applicable Laws. Neither the Company nor any of the Company Subsidiaries have plans to undertake any action that would trigger the WARN Act.
Section 4.18 Insurance Policies. To the Knowledge of the Company, the Company and the Company Subsidiaries maintain all insurance policies which they are required to maintain under Applicable Law or by Contract. All such insurance policies and other material insurance policies maintained by the Company or any of the Company Subsidiaries with respect to the Company and the Company Subsidiaries and their respective assets and properties are set forth in Section 4.18 of the Company Disclosure Schedule. To the Knowledge of the Company, all the foregoing policies are in full force and effect as of the date of this Agreement, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet but may be required to be paid with respect to any period ending prior to the Effective Time) and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation.
Section 4.19 Environmental Matters. Except as set forth on Section 4.19 of the Company Disclosure Schedule, (a) the Company and each of the Company Subsidiaries is in compliance in all material respects with all applicable Environmental Laws; (b) neither the Company nor any of the Company Subsidiaries has received written notice from any Government Authority or any employee, contractor or third party asserting or alleging a material violation of or material liability under Environmental Laws, (c) neither the Company nor any of the Company Subsidiaries is a party to any pending or, to the Knowledge of the Company, threatened Proceeding alleging non-compliance by the Company, the Company Subsidiaries or any Leased Premises with, or that the Company or the Company Subsidiaries have a material liability under, Environmental Laws; and (d) to the Knowledge of the Company, neither the Company nor any of the Company Subsidiaries has released or caused the release of any Hazardous Materials into the environment on or from any Leased Premises or in connection with the operations of the Company or the Company Subsidiaries, nor are Hazardous Materials present on or in any Leased Premises, that are required under applicable Environmental Laws to be abated or remediated by the Company or any of the Company Subsidiaries or that would reasonably be expected to give rise to material liability. All material environmental reports, studies, audits, records, sampling data, site assessments and other similar documents that are in the possession of the Company or the Company Subsidiaries and relate to the Leased Premises have been made available to Parent.
Section 4.20 Intellectual Property.
(a) Section 4.20(a) of the Company Disclosure Schedule sets forth as of the date of this Agreement a list of all (i) Company Intellectual Property and (ii) licenses of Company Intellectual Property (other than licenses concerning commercially available off-the-shelf software) granted by third parties to the Company or any of the Company Subsidiaries (“Licensed Intellectual Property”).
(b) The Company or one of the Company Subsidiaries is the owner of all right, title and interest in and to each item of Company Intellectual Property, and (i) all Company Intellectual Property is subsisting and (ii) all registrations and issuances included in the Company Intellectual Property are valid and enforceable. The Company or one of the Company Subsidiaries is entitled to use each item of material Licensed Intellectual Property in the manner in which such Licensed Intellectual Property is used in the operation of the Company’s and the Company Subsidiaries’ business as currently conducted.
(c) No Proceeding is pending or, to the Knowledge of the Company, has been threatened in writing against any third party involving an infringement or misappropriation by such third party of any Company Intellectual Property and, to the Knowledge of the Company, no third party is engaging in any activity that infringes or misappropriates Company Intellectual Property.
(d) The Company or one of the Company Subsidiaries own, free and clear of all Liens other than Permitted Liens, or have a valid right to use, all material Intellectual Property either used in or necessary for the conduct of the businesses of the Company and the Company Subsidiaries in the ordinary course of business.
(e) To the Knowledge of the Company, (i) neither the Company nor the Company Subsidiaries has infringed, misappropriated or violated, or is infringing, misappropriating or violating any Intellectual Property rights of any third Person, and (ii) there is no claim pending or, to the Knowledge of the Company, threatened in writing against the Company or any Company Subsidiary with respect to the alleged infringement, misappropriation or violation by the Company or any Company Subsidiary of any Intellectual Property rights of any third Person.
(f) The Company and the Company Subsidiaries have taken commercially reasonable steps to protect the confidentiality of all Trade Secrets owned by the Company or any Company Subsidiary that are material to their businesses.
(g) To the Knowledge of the Company, neither the Company nor any of the Company Subsidiaries has used, modified, or distributed any Software that is subject to a license identified as an open source license by the Open Source Initiative (www.opensource.org) (collectively, “Open Source Software”) in a manner that requires (or conditions the use or distribution of such Software on) the general disclosure, licensing or distribution of any source code for any Software owned by the Company or any of the Company Subsidiaries. Neither the Company nor any of the Company Subsidiaries has modified any Open Source Software.
(h) Section 4.20(h) of the Company Disclosure Schedule identifies all third party Software used by the Company or the Company Subsidiaries to develop, configure, distribute, provision or operate the products and services of the Company, and any Contract that governs the use such third party Software by the Company or the Company Subsidiaries.
Section 4.21 Properties. Neither the Company nor the Company Subsidiaries own any real property. Section 4.21 of the Company Disclosure Schedule sets forth as of the date of this Agreement a list of all leases, subleases or coworking membership agreement for material real property leased or used by the Company or the Company Subsidiaries as tenant, lessee or member (including as subtenant or sublessee) (collectively, the “Leased Real Property Leases” and the real property thereunder the “Leased Premises”). Neither the Company nor any Company Subsidiary has any leased real property other than those evidenced by a Leased Real Property Lease. The Leased Real Property Leases are in full force and effect as of the date of this Agreement. Neither the Company nor any Company Subsidiary is in default under any Leased Real Property Lease, nor has the Company or any Company Subsidiary received written notice that it is in default under any Leased Real Property Lease, and, to the Knowledge of the Company, there is no outstanding landlord breach or default under a Leased Real Property Lease. The leasehold interests of the Company or the applicable Company Subsidiary under each Leased Real Property Lease are not subject to any financing Lien that is not a Permitted Lien, and the Company and its Company Subsidiaries have not subleased or assigned any portion of any Leased Premises to any Person (other than an Affiliate). Section 4.21 of the Company Disclosure Schedule identifies those Leased Real Property Leases for which the consent of, or prior notice to, the landlord or sublessor thereunder is required for the consummation of the Transactions. There are no conditions affecting any of the improvements in which the Leased Premises are located that would have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.22 Title to; Condition and Sufficiency of Assets.
(a) The Company and the Company Subsidiaries have good title to, or a valid leasehold or license interest in, all of the assets shown on the Company Balance Sheet or acquired after the date thereof (other than assets sold in the ordinary course of business consistent with past practice), free and clear of all Liens, except Permitted Liens.
(b) The tangible assets and properties that the Company and the Company Subsidiaries own or lease are, in all material respects, in good working order and condition, subject to ordinary wear and tear, and are adequate in all material respects for the uses to which they are being put in the operation of the business in the ordinary course of business consistent with past practice. The assets, properties, claims and rights owned or leased by the Company and Subsidiaries include all assets, properties, claims and rights necessary for Buyer to operate and conduct the business of the Company and Company Subsidiaries immediately following the Closing in all material respects as conducted in the ordinary course of business consistent with past practice.
Section 4.23 Suppliers and Customers.
(a) Section 4.23(a) of the Company Disclosure Schedule sets forth a list of the ten (10) largest vendors to the Company and the Company Subsidiaries based on purchases during the 2022 and 2023 fiscal years (the “Major Suppliers”) showing the approximate total purchases by the Company and the Company Subsidiaries from each such Major Supplier during the 2022 and 2023 fiscal years.

(b) Section 4.23(b) of the Company Disclosure Schedule set forth a list of and of the ten (10) largest customers of the Company and the Company Subsidiaries based on the revenue during the 2022 and 2023 fiscal years (the “Major Customers”), showing the approximate total sales by the Company and the Company Subsidiaries to each such Major Customer, in each case during the 2022 and 2023 fiscal years.
(c) Since the Company Balance Sheet Date, except as set forth on Section 4.23(c) of the Company Disclosure Schedule, no Major Customer or Major Supplier has terminated its relationship with the Company or any of the Company Subsidiaries or materially reduced or changed the pricing or other terms of its business with the Company or any of the Company Subsidiaries and no Major Customer or Major Supplier has notified the Company or the Company Subsidiaries that it intends to terminate or materially reduce (in case of a Major Customer) or materially increase (in case of a Major Supplier) the pricing or materially change other terms of its business with the Company or any of the Company Subsidiaries.
Section 4.24 Interested Party Transactions. Since the Company Balance Sheet Date, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K.
Section 4.25 Takeover Laws. Assuming the accuracy of the representations and warranties set forth in Article V, (a) no “fair price,” “moratorium,” “control share acquisition”, “interested stockholder” or other anti-takeover statute or regulation of any Governmental Authority or any anti-takeover provision in the Company Governing Documents (other than with respect to the requirements for the Stockholder Approval) is applicable to the Company or the Company Common Stock; and (b) the Company has taken all action (if any) necessary to render the provisions of Section 203 of the DGCL and any other statute or regulation referred to in paragraph (a) inapplicable (to the extent that any such statute or regulation is so applicable) to the entry into and performance of this Agreement and the Voting and Support Agreement by the parties hereto and thereto and the consummation of transactions contemplated hereby and thereby.
Section 4.26 Brokers’ Fees. Except for Canaccord Genuity LLC, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Company in connection with the Transactions and no such Person is entitled to any fee or commission or like payment from the Company in respect thereof.
Section 4.27 Fairness Opinion. The Company Board has received the opinion of Canaccord Genuity LLC, dated on or about the date of this Agreement, to the effect that, as of the date of such opinion and subject to the limitations, qualifications and assumptions set forth in such opinion, the Per Share Merger Consideration to be paid to the holders of the Company Common Stock (other than the Company, Parent, Merger Sub, any of their respective Affiliates or holders exercising appraisal rights described in Section 2.05) pursuant to this Agreement is fair from a financial point of view to such holders.
Section 4.28 Disclaimer of other Representations and Warranties. Except for the representations and warranties set forth in this Article 4, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or the Company Subsidiaries or their respective businesses, operations or affairs or with respect to any other information made available to Parent or Merger Sub in connection with this Agreement, the Merger or the other Transactions. Neither the Company nor any other Person will have or be subject to any liability or indemnification obligation to any Parent Related Party resulting from the making available to Parent or Merger Sub of, or Parent’s or Merger Sub’s use of, any such information, including any information, documents, projections, forecasts of other material made available to Parent or Merger Sub in “data rooms” or management presentations in expectation of this Agreement, the Merger or the other Transactions, unless, and to the extent that, any such information is expressly included in a representation or warranty contained in this Article 4.
Section 4.29 No Other Representations and Warranties; No Reliance. In entering into this Agreement, the Company has relied solely upon its independent investigation and analysis of Parent and Merger Sub and the representations and warranties of Parent and Merger Sub set forth in Article 5, and the Company acknowledges and agrees that it has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by any Parent Related Party that are not expressly set forth in this Agreement, whether or not such representations, warranties or statements were made in writing or orally. The Company acknowledges and agrees that, to the fullest extent permitted by Applicable Law, no Parent Related Party shall have any liability or responsibility whatsoever to any Company Related Party on any basis (including in contract or tort, under federal or state securities laws or otherwise) based upon any information (including any statement, document or agreement delivered pursuant to this Agreement and any financial statements and any projections, estimates or other forward-looking information) provided or made available (including in any data rooms, management presentations, information or descriptive memorandum or supplemental information), or statements made (or any omissions therefrom), to any Company Related Party except as and only to the extent expressly set forth in this Agreement. The Company acknowledges and agrees that, except for the representations and warranties expressly set forth in Article 5, (a) neither Parent nor Merger Sub makes, and has not made, any representations or warranties relating to Parent or Merger Sub or their respective businesses, operations or affairs or otherwise in connection with the Merger or the other Transactions, and the Company is not relying on any representation or warranty except for those expressly set forth in Article 5, (b) no Person has been authorized by Parent or Merger Sub to make any representation or warranty relating to Parent or Merger Sub or their respective businesses, operations or affairs or otherwise in connection with the Merger or the other Transactions, and if made, such representation or warranty must not be relied upon by the Company as having been authorized by or on behalf of Parent or Merger Sub, and (c) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or otherwise made available to any Company Related Party are not and shall not be deemed to be or include representations or warranties unless any such materials or information is the subject of an express representation or warranty set forth in Article 5.
ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Parent and Merger Sub represent and warrant to the Company that:
Section 5.01 Corporate Existence and Power.
(a) Parent is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted.
(b) Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all corporate powers required to carry on its business as now conducted.
Section 5.02 Corporate Authorization. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the Transactions. The execution and delivery by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. Parent, as sole stockholder of Merger Sub, has adopted will adopt this Agreement in accordance with the DGCL immediately following the execution and delivery of this Agreement. This Agreement constitutes a valid and binding agreement of each of Parent and Merger Sub, enforceable against each such Person in accordance with its terms, except as such enforceability may be limited by the Bankruptcy and Equity Exceptions.
Section 5.03 Consents and Approvals; No Violations. None of the execution, delivery or performance of this Agreement by Parent and Merger Sub, the consummation by Parent and Merger Sub of the Merger or any of the other Transactions or compliance by Parent and Merger Sub with any of the provisions of this Agreement will (a) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws (or similar governing documents) of Parent or the certificate of incorporation and bylaws of Merger Sub, (b) require any filing by Parent or Merger Sub with, or the obtaining of any permit, authorization, consent or approval of, any Governmental Authority (except for (i) compliance with any applicable requirements of the Exchange Act, (ii) any filings as may be required under the DGCL in connection with the Merger, (iii) filings, permits, authorizations, consents and approvals as may be required under the HSR Act and any other Required Governmental Approvals, (iv) such filings with the SEC as may be required to be made by Parent or Merger Sub in connection with this Agreement and the Merger, (v) such filings as may be required under the rules and regulations of Nasdaq in connection with this Agreement and the Merger, (vi) such filings as may be required under the Investment Canada Act), (c) automatically result in a modification, violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right, including any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any contract, commitment or arrangement (whether written or oral) to which Parent, Merger Sub or any other Subsidiary of Parent is a party, or by which they or any of their respective properties or assets may be bound or affected, or (d) violate any Order or Applicable Law applicable to Parent or Merger Sub or any of their respective properties or assets; except in each of clauses (b), (c) or (d) where (A) any failure to obtain such permits, authorizations, consents or approvals, (B) any failure to make such filings or (C) any such modifications, violations, rights, breaches or defaults have not had, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.04 Capitalization and Operation of Merger Sub. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share (of which one share is issued and outstanding), and 1,000 shares of preferred stock, par value $0.01 per share (of which none are issued and outstanding). All of the issued and outstanding capital stock of Merger Sub is, and as of the Effective Time will be, owned by Parent. Merger Sub has been formed solely for the purpose of engaging in the Transactions and through the Effective Time will have engaged in no other business activities and will have incurred no liabilities or obligations other than in connection with the Transactions.
Section 5.05 Litigation. As of the date of this Agreement, there is no Proceeding pending against or, to the Knowledge of Parent, threatened in writing against or affecting, Parent or Merger Sub or any of Parent’s other Subsidiaries that would have, individually or in the aggregate, a Parent Material Adverse Effect. Neither Parent nor Merger Sub nor any of Parent’s other Subsidiaries is subject to any Order that would have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 5.06 Available Funds. Each of Parent and Merger Sub affirms that it is not a condition to the Closing or to any of its other obligations under this Agreement that Parent or Merger Sub obtain financing for or related to any of the Transactions. Parent and Merger Sub have received (a) an executed equity commitment letter dated the date of this Agreement (including all exhibits, schedules, annexes, supplements and amendments thereto, collectively, the “Equity Commitment Letter”) from Novacap, pursuant to which Novacap has committed to invest cash, subject to (and only to) the terms and conditions therein, in an aggregate amount set forth therein (the “Equity Financing”), (b) an executed subordinated promissory note dated the date of this Agreement (including all exhibits, schedules, annexes, supplements and amendments thereto, collectively, the “Subordinated Note”) from Novacap, pursuant to which the financing sources party thereto (the “Subordinated Note Financing Sources”) have committed to providing to Cadent, LLC the financing pursuant thereto, subject solely to the terms and conditions set forth therein, in an aggregate amount set forth therein (the “Subordinated Note Financing”) and (c) an executed amendment, dated as of the date hereof, by and among the Borrower, Holdings, Parent, as a guarantor, the other guarantors party thereto, the financial institutions party thereto as lenders (the “Lenders”) and Royal Bank of Canada, as administrative agent (the “Administrative Agent,” and together with the Lenders and other Persons committed to providing the financing pursuant thereto, the “Debt Financing Sources” and, together with the Subordinated Note Financing Sources, the “Financing Sources”) for the Lenders, which amends that certain Credit Agreement, dated as of August 8, 2023 (the “Existing Credit Agreement”) by and among the Borrower, Holdings, Parent, as a guarantor, the other guarantors party thereto, the lenders party thereto and the Administrative Agent (including all exhibits, schedules, annexes, supplements and amendments thereto and any fee and engagement letter related thereto, with only the fee amounts redacted (none of which redacted provisions adversely affect the availability of or impose any additional conditions on the availability of the Loan Financing at the Closing), collectively, the “Debt Amendment” and, together with the Equity Commitment Letter and the Subordinated Note, the “Commitment Letters”), pursuant to which such Debt Financing Sources have committed, subject solely to the terms and conditions set forth therein, to provide to Borrower, when combined with the Equity Financing and the Subordinated Note Financing, the Required Financing Amount (the “Loan Financing” and, together with the Subordinated Note Financing, the “Debt Financing” and, together with the Equity Financing, collectively, the “Financing”). A true, correct and complete copy of each Commitment Letter and any related engagement letter and fee letter (except for provisions in the fee letter related solely to fees and economic terms that may be redacted at the request of the Debt Financing Sources) as in effect on the date of this Agreement has been previously provided to the Company. The aggregate proceeds contemplated by the Commitment Letters, together with cash on hand of Parent and Merger Sub, will be sufficient when funded to enable Parent, Merger Sub and the Borrower to consummate the Transactions (including the refinancing of existing Indebtedness of the Company to be paid at the Closing) and pay all amounts (including fees, premiums, and expenses) required to be paid by Parent, Merger Sub or the Borrower hereunder at the Closing in connection with the Transactions. There are no conditions precedent related to the Equity Financing as contemplated by the Equity Commitment Letter, the Subordinated Note Financing as contemplated by the Subordinated Note or the Loan Financing as contemplated by the Debt Amendment, other than as set forth in the applicable Commitment Letter, and none of the respective commitments contained in the Equity Commitment Letter, Subordinated Note or Debt Amendment have been withdrawn, terminated or rescinded in any respect. Each Commitment Letter is valid and in full force and effect and enforceable against the Borrower, Parent and Merger Sub, as applicable, and, to the Knowledge of Parent, each other Person party thereto, subject to the Bankruptcy and Equity Exceptions, and Parent has not amended, modified, supplemented, or waived any of the conditions or contingencies to funding contained therein (including definitive agreements related thereto) or any other provision of, or remedies under, the Commitment Letters (including definitive agreements related thereto). No event has occurred which, with or without notice, lapse of time or both, would constitute a breach or default on the part of Parent or Merger Sub or, to the Knowledge of Parent or Merger Sub, any of the other parties thereto, under the Commitment Letters that has not been cured or irrevocably waived or that would otherwise make the Financing not available on the Closing Date. As of the date hereof, none of the Commitment Letters has been amended or modified, no such amendment or modification is pending or contemplated by Parent or Merger Sub or to the Knowledge of Parent, the other parties thereto. Parent or Merger Sub has fully paid all commitment and other fees required to be paid under the Commitment Letters on or prior to the date of this Agreement. As of the date of this Agreement, assuming the satisfaction of the conditions set forth in Section 7.01 and Section 7.02, neither Parent nor Merger Sub has any reason to believe that it or any other party will be unable to satisfy on a timely basis any applicable condition to the Financing or their respective obligations under the Commitment Letters and there are no facts or circumstances that will result in (i) any of the conditions set forth in the Commitment Letters not being satisfied or (ii) the Financing not being made available to the Borrower, Parent and Merger Sub, as applicable, on a timely basis in order to consummate the Transactions on the Closing Date. There are no side letters or other contracts or arrangements that could affect the amount, availability or conditions of the Financing other than as expressly set forth in the Commitment Letters which have been previously furnished to the Company.
Section 5.07 Solvency. Assuming (a) satisfaction of the conditions to Parent’s obligation to consummate the Merger, and after giving effect to the Transactions, including the Financing and the payment of the amounts contemplated in Article 2, including the Aggregate Consideration, (b) any repayment or refinancing of Indebtedness contemplated in this Agreement or the Commitment Letters, (c) that the Company and the Company Subsidiaries, taken as a whole, are solvent immediately prior to the Closing, (d) that all cost estimates, financial or other projections and other predictions of the Company have been prepared in good faith based upon assumptions that were and continue to be reasonable, immediately after giving effect to the Transactions, (e) the accuracy in all material respects of the representations and warranties of the Company set forth in Article 4, (f) payment of all amounts required to be paid in connection with the consummation of the Transactions, and (g) payment of all related fees and expenses, Parent and the Surviving Corporation and the Company Subsidiaries, taken as a whole, will be Solvent as of the Effective Time and immediately after the consummation of the Transactions. For the purposes of this Agreement, the term “Solvent” when used with respect to any Person, means that, as of any date of determination (x) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed the sum of (i) the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted term; are generally determined in accordance with Applicable Laws governing determinations of the insolvency of debtors, plus (ii) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (y) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (z) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.
Section 5.08 Absence of Certain Agreements. Except for the Support Agreements and except as set forth on Schedule 5.08, neither Parent, Merger Sub nor any of their respective Affiliates has entered into any contract, or authorized, committed or agreed to enter into any contract, (a) between Parent, Merger Sub or any of their Affiliates, on the one hand, and any member of the Company’s management or the Company Board, on the other hand, as of the date of this Agreement, that relate to the Company, any of the Company Subsidiaries or the Transactions, (b) pursuant to which any stockholder of the Company would be entitled to receive in respect of any share, consideration of a different amount or nature than the Per Share Merger Consideration or pursuant to which any stockholder of the Company has agreed to vote to adopt this Agreement or has agreed to vote against any Superior Company Proposal or (c) pursuant to which any stockholder of the Company or any of the Company Subsidiaries has agreed to make an investment in, or contribution to, Parent or Merger Sub in connection with the Transactions. There are no contracts between Parent, Merger Sub, or any of their respective Affiliates, on the one hand, and any member of the Company’s management or directors, on the other hand, as of the date of this Agreement that relate in any way to, or are in connection with, the Transactions.

Section 5.09 Stock Ownership. Neither Parent nor Merger Sub nor any of their respective Affiliates is, nor at any time during the last three (3) years has been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL.
Section 5.10 Brokers’ Fees. Other than the engagement of Moelis & Company by Parent to act as financial advisor, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for Parent or Merger Sub in connection with the Transactions and no such Person is entitled to any fee or commission or like payment from Parent or Merger Sub in respect thereof.
Section 5.11 Information in the Proxy Statement. None of the information supplied by or on behalf of Parent or Merger Sub expressly for inclusion or incorporation by reference in the Proxy Statement (or any amendment thereof or supplement thereto) will, at the date mailed to the Company’s stockholders or at the time of Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. The representations and warranties in this Section 5.11 do not apply to statements or omissions included or incorporated by reference in the Proxy Statement based upon information supplied by the Company or any of its Representatives in writing specifically for use or incorporation by reference therein.
Section 5.12 Investment Intention. Parent is acquiring through the Merger the capital stock of the Surviving Corporation for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act) thereof. Parent understands that the single share of capital stock of the Surviving Corporation will not be registered under the Securities Act or any blue sky Laws and cannot be sold unless subsequently registered under the Securities Act, any applicable blue sky Laws or pursuant to an exemption from any such registration. Parent is directed by Persons who are sophisticated as contemplated by Rule 506(b)(2)(ii) promulgated under the Securities Act and that Parent has such knowledge and experience in financial and business matters that Parent is capable of evaluating the merits and risks of the Transactions, including the Merger.
Section 5.13 Disclaimer of other Representations and Warranties. Except for the representations and warranties set forth in this Article 5, neither Parent, nor Merger Sub, nor any other Person makes any express or implied representation or warranty with respect to Parent or Merger Sub or their respective businesses, operations or affairs or with respect to any other information made available to the Company in connection with this Agreement, the Merger or the other Transactions. Neither Parent nor Merger Sub nor any other Person will have or be subject to any liability or indemnification obligation to any Company Related Party resulting from the making available to the Company of, or the Company’s use of, any such information, including any information, documents, projections, forecasts of other material made available to the Company in “data rooms” or management presentations in expectation of this Agreement, the Merger or the other Transactions, unless, and to the extent that, any such information is expressly included in a representation or warranty contained in this Article 5.
Section 5.14 Investigation; No Other Representations and Warranties; No Reliance. Each of Parent and Merger Sub has conducted its own independent review and analysis of the business, operations, assets, intellectual property, technology, liabilities, results of operations, financial condition and prospects of the Company and the Company Subsidiaries and acknowledges that each of Parent and Merger Sub has been provided sufficient access to personnel, properties, premises and records of the Company and the Company Subsidiaries for such purposes. In entering into this Agreement, each of Parent and Merger Sub has relied solely upon its independent investigation and analysis of the Company and the Company Subsidiaries and the representations and warranties of the Company set forth in Article 4, and each of Parent and Merger Sub acknowledges and agrees that it has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by any Company Related Party that are not expressly set forth in this Agreement, whether or not such representations, warranties or statements were made in writing or orally. Each of Parent and Merger Sub acknowledges and agrees that, to the fullest extent permitted by Applicable Law, no Company Related Party have any liability or responsibility whatsoever to any Parent Related Party on any basis (including in contract or tort, under federal or state securities laws or otherwise) based upon any information (including any statement, document or agreement delivered pursuant to this Agreement and any financial statements and any projections, estimates or other forward-looking information) provided or made available (including in any data rooms, management presentations, information or descriptive memorandum or supplemental information), or statements made (or any omissions therefrom), to any Parent Related Party, except as and only to the extent expressly set forth in this Agreement. Parent and Merger Sub each acknowledge and agree that, except for the representations and warranties expressly set forth in Article 4, (a) the Company does not make, and has not made, any representations or warranties relating to the Company or the Company Subsidiaries or their respective businesses, operations or affairs or otherwise in connection with the Merger or the other Transactions, and Parent and Merger Sub are not relying on any representation or warranty except for those expressly set forth in Article 4, (b) no Person has been authorized by the Company to make any representation or warranty relating to the Company or the Company Subsidiaries or their respective businesses, operations or affairs or otherwise in connection with the Merger or the other Transactions, and if made, such representation or warranty must not be relied upon by Parent or Merger Sub as having been authorized by or on behalf of the Company, and (c) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or otherwise made available to any Parent Related Party are not and shall not be deemed to be or include representations or warranties unless any such materials or information is the subject of an express representation or warranty set forth in Article 4.
ARTICLE 6
COVENANTS
Section 6.01 Conduct of the Company. The Company agrees that between the date of this Agreement and the Effective Time or, if earlier, the date, if any, on which this Agreement is terminated pursuant to Section 8.01, except (a) as set forth in Schedule 6.01, (b) as required pursuant to or permitted by this Agreement (including Section 6.02 and Section 6.03), (c) as may be required by Applicable Law or any Governmental Authority, or (d) as consented to in writing by Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause the Company Subsidiaries to, (i) use commercially reasonable efforts to conduct its businesses in all material respects in the ordinary course consistent with past practice, (ii) use commercially reasonable efforts to preserve materially intact its current business organization and to preserve in all material respects the relationships of the Company and the Company Subsidiaries with its employees, suppliers, licensors, licensees, lessors, customers and others having business dealings with the Company or any of the Company Subsidiaries, (iii) use commercially reasonable efforts to keep and maintain the assets and properties of the Company and the Company Subsidiaries in accordance with past practice, normal wear and tear excepted, and (iv) use commercially reasonable efforts to comply in all material respects with Applicable Law. Without limiting the generality of the foregoing, except (i) as set forth in Schedule 6.01, (ii) as required pursuant to or permitted by this Agreement (including Section 6.02 and Section 6.03), (iii) as may be required by Applicable Law or (iv) as consented to in writing by Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company agrees that between the date of this Agreement and the Effective Time or, if earlier, the date, if any, on which this Agreement is terminated pursuant to Section 8.01, the Company shall not, and shall not permit any of the Company Subsidiaries to:
(a) amend the Company Governing Documents or the Governing Documents of any Company Subsidiary (whether by merger, consolidation or otherwise);
(b) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof, and including any constructive or deemed dividend or distribution) with respect to the capital stock of the Company, whether payable in cash, stock, property or a combination thereof, in each case that would be outside the ordinary course of business, consistent with past practice; provided, however, that the foregoing shall not restrict (i) issuances pursuant to Company Equity Awards outstanding as of the date hereof, (ii) issuances of Company RSU Awards as set forth on Schedule 6.01(b), (iii) issuances under the ESPP pursuant to Section 2.06(d) as set forth on Schedule 6.01(b), or (iv) dividends or other distributions from wholly owned Company Subsidiaries solely to the Company or another wholly owned Company Subsidiary;
(c) issue, sell, grant, adjust, split, combine, reclassify or authorize or propose for issuance any Company Securities or any Equity Interests in the Company Subsidiaries, other than the issuance of shares of Company Common Stock in accordance with the provisions Section 2.06(d); provided, however, that the foregoing shall not restrict (i) issuances pursuant to Company Equity Awards outstanding as of the date hereof, (ii) issuances of Company RSU Awards as set forth on Schedule 6.01(b), or (ii) issuances under the ESPP as set forth on Schedule 6.01(b);
(d) adopt or publicly propose a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, merger, consolidation, recapitalization or other reorganization with respect to the Company or any of the Company Subsidiaries;
(e) except (i) as required by the terms of any Company Benefit Plan, agreement or other Contract or Applicable Law in effect on the date of this Agreement, (ii) as set forth on Schedule 6.01(e), (A) increase, by more than 5%, the compensation payable or to become payable, or the material benefits provided or to be provided, to officers, directors or senior employees of the Company, in each case whose annual base compensation exceeds $200,000, (B) grant any officer, director or senior employee of the Company any material increase in severance or termination pay, (C) enter into any new, or amend any existing agreement that grants any officer, director, or senior employee any bonus, severance, change of control or retention payments, (D) grant any new awards under any Company Equity Plan, (E) amend or modify any outstanding award under any Company Equity Plan (except as provided in Article 2), (F) increase the coverage or benefits available under any Company Benefit Plan, except for increases in a manner that does not increase the obligations of the Company or any Company Subsidiaries (whether before or after the Closing Date), (G) enter into any third-party contract with respect to any Company Benefit Plan (including contracts for the provision of services to such Company Benefit Plan, including benefits administration) having a term of greater than one-year that is not terminable on 90 days’ notice or less, (H) make any material determinations or interpretations with respect to any Company Benefit Plan, (I) hire any new officer, director, or senior employee with annual base pay in excess of $200,000, or terminate any officer, director or senior employee with annual base pay in excess of $200,000 other than for cause, (J) implement or announce any material reduction in labor force or mass layoffs, furlough, reduction to terms and conditions of employment or other event affecting in whole or in part any site of employment, facility, operating unit or employee that would result in liability of the Company or any Company Subsidiary under the WARN Act, (K) waive or release any confidentiality, non-competition, non-solicitation, non-disclosure, non-disparagement or other restrictive covenant obligation of any current or former employee, independent contractor or other service provider of the Company or any Company Subsidiary, or (L) establish, adopt or enter into any collective bargaining agreement or Company Benefit Plan; provided, however, the foregoing clauses shall not restrict the Company from entering into or making available to newly hired employees (or to existing employees in the context of promotions), in each case, in the ordinary course, plans, agreements, benefits and compensation arrangements (including grants under any Company Benefit Plan);
(f) acquire any business or capital stock of any Person or division thereof, whether in whole or in part (and whether by purchase of stock, purchase of assets, merger, consolidation, or otherwise);
(g) incorporate, establish, form or otherwise create any legal entity (including any Subsidiary) or joint venture;
(h) acquire any material business line, division or similar material asset, whether in whole or in part (and whether by sale of stock, sale of assets, merger, consolidation, or otherwise), enter into any new line of business, or materially change, abandon or discontinue any existing line of business; provided, however, that industry sectors in which the Company’s or any of the Company Subsidiaries’ advertising customers operate shall not, in themselves, be deemed the Company’s or any of the Company Subsidiaries’ lines of business;
(i) make or incur any capital expenditures or incur any obligations or liabilities in respect thereof (including, for the avoidance of doubt, costs and expenses for property, plant and equipment and any related labor costs) that exceed $550,000, individually or in the aggregate, in any calendar month or $1,500,000 in any rolling three-month period;
(j) materially amend, or modify or consent to the termination (excluding any expiration in accordance with its terms) of any Material Contract or amend, waive, modify or consent to the termination (excluding any expiration in accordance with its terms) of the Company’s or any Company Subsidiary’s material rights thereunder, in each case in a manner that is adverse to the Company or any Company Subsidiary, taken as a whole, except in the ordinary course of business;
(k) other than in the ordinary course of business consistent with past practice, sell, transfer, lease, offer to sell, abandon or otherwise dispose of any of its tangible properties or assets (other than sales of inventory or obsolete assets);
(l) settle or compromise any pending or threatened Proceeding relating to the Company or any Company Subsidiary other than settlements or compromises for pending or threatened Proceedings solely for monetary damages without admission of fault or wrongdoing where the amount paid (net of insurance proceeds receivable) does not exceed $200,000 individually or $300,000 in the aggregate;

(m) subject the Leased Premises, or any of the other properties or assets (whether tangible or intangible) of the Company or any of the Company Subsidiaries, to any Lien, except for Permitted Liens, or otherwise (i) lease, sublease, license or convey any Leased Premises (or any portion of any Leased Premises) to any Person or (ii) pledge, mortgage, deed in trust, collaterally assign or otherwise create a Lien, except for Permitted Liens, on any interest in Leased Premises;
(n) disclose any material Trade Secrets of the Company or any Company Subsidiary to any other Person (other than (i) in the ordinary course of business to a Person bound by adequate confidentiality obligations, (ii) during the Go-Shop Period to a third party bound by adequate confidentiality obligations, or (iii) to any Go-Shop Party or as permitted by Section 6.02(c));
(o) make any material change to any of the accounting methods, policies, principles or practices, or revalue any properties or assets in any material respects (including writing off notes or accounts receivable other than in the ordinary course of business), except in each case, as required by GAAP or Regulation S-X promulgated under the Exchange Act;
(p) (i) incur or assume any Indebtedness in the principal amount in excess of $300,000, individually or in the aggregate; or (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any such Indebtedness of any other Person that is not a wholly owned Subsidiary of the Company;
(q) make any loans or advances to any Person or purchase of debt securities of any Person, other than any intercompany loan or advance among any of the Company or any of the Company Subsidiaries;
(r) forgive, settle, cancel, compromise, waive, assign or release of any right or claim, including any Indebtedness, which have an individual value in excess of $200,000 or an aggregate value in excess of $300,000;
(s) amend, fail to maintain, cancel or reduce or permit to lapse, without renewal or replacement on substantially the same or better material terms, any material insurance policies of the Company or any Company Subsidiary;
(t) fail to maintain, or allow to lapse, cancel or abandon (including by failure to pay the required fees in any jurisdiction) any material Company Intellectual Property;
(u) grant any rights to, sell, transfer or otherwise make available, pledge, encumber or otherwise dispose any Intellectual Property, other than non-exclusive licenses granted in the ordinary course of business consistent with past practice;
(v) engage in any transaction with, or enter into any agreement, arrangement or understanding with any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated under the Exchange Act that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act;
(w) (i) make, revoke or change any material Tax election, (ii) change any annual Tax accounting period, (iii) adopt or change any material method of Tax accounting, (iv) prepare any Tax Return in a manner which is not consistent with the past practice of the Company or such Subsidiary, as applicable, with respect to the treatment of items on such Tax Return in all material respects, (v) file any material amendment to any Tax Return, (vi) incur any material liability for Taxes other than in the ordinary course of business consistent with past practice, (vii) enter into any closing agreement with respect to Taxes or Tax sharing, allocation or indemnity Contract or other arrangement or agreement (other than a Contract solely between or among the Company or any of the Company Subsidiaries or any commercial Contract entered into in the ordinary course of business and not primarily related to Taxes), (viii) surrender any right to claim a material refund, credit or rebate of Taxes or (ix) settle or compromise any material Tax claim, audit, litigation, assessment or other Proceeding with respect to Taxes; or
(x) make a legally binding commitment, agreement or offer, resolve or authorize to take any of the foregoing actions.
Notwithstanding the foregoing, (x) nothing contained in this Agreement shall give to Parent or Merger Sub, directly or indirectly, rights to control or direct the operations of the Company or any of the Company Subsidiaries prior to the Effective Time and (y) prior to the Effective Time, the Company and the Company Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their operations. In addition, notwithstanding the foregoing, nothing in this Section 6.01 shall restrict the Company or any of the Company Subsidiaries from, or require the consent of Parent prior to, engaging in any transaction or entering into any agreement exclusively among the Company and one or more of its wholly-owned Subsidiaries.
Section 6.02 Go-Shop; Unsolicited Proposals.
(a) During the period beginning on the date of this Agreement and continuing until (i) 11:59 p.m. Eastern time on the date that is 33 calendar days after the date of this Agreement (for avoidance of doubt, May 4, 2024) (such period, the “Go-Shop Period,” and the first (1st) calendar day immediately after the last day of the Go-Shop Period, the “Non-Solicitation Start Date”), and (ii) if such action is in respect of a Go-Shop Party, during any subsequent period until the receipt of the Stockholder Approval, the Company and the Company Subsidiaries and its and their Representatives shall have the right to: (A) solicit, initiate, facilitate and encourage any inquiry, proposal or offer that could constitute an Acquisition Proposal, including by way of entering into Acceptable Confidentiality Agreements and providing access to non-public information to any Person pursuant to the terms thereto, provided, however, that the Company shall substantially concurrently provide to Parent any material non-public information concerning the Company or any of the Company Subsidiaries that is provided to any Person given such access which was not previously provided to Parent or its Representative, and any competitively sensitive information or data provided to such Person who is, or whose Affiliates include, a direct competitor of the Company or any of the Company Subsidiaries, will be provided in a separate “clean data room” and subject to customary “clean team” arrangements regarding access to such information or data, as reasonably determined by the Company after having obtained advice from its outside legal counsel, and provided further, for the avoidance of doubt, that the Company shall not be obligated to provide Parent with the information set forth in Section 6.02(d) during the Go-Shop Period, (B) engage in, continue, enter into and otherwise participate in any discussion or negotiation with any Person with respect to any Acquisition Proposal; and (C) otherwise cooperate with, assist, participate in, and facilitate any such inquiry, proposal, offer, discussion or negotiation and any effort or attempt to make any Acquisition Proposal, including through the waiver or release by the Company, at its sole discretion, of any standstill or similar agreement with any Person.
(b) Subject to Section 6.03(b) and Section 6.03(c) and except as permitted by Section 6.02(a) or any other provision of this Section 6.02, during the period commencing on the Non-Solicitation Start Date, and continuing until the earlier to occur of the Effective Time or the termination of this Agreement pursuant to and in accordance with Section 8.01:
(i) the Company shall not, nor shall the Company permit any of the Company Subsidiaries to, nor shall the Company authorize or knowingly permit any of its Representatives or any of the Company Subsidiaries’ Representatives to, directly or indirectly (other than with respect to Parent and Merger Sub), (A) solicit, initiate, knowingly facilitate or knowingly encourage any inquiries (including by way of providing information), proposals or offers that constitute, or that would reasonably be expected to lead to, an Acquisition Proposal (other than with respect to any Go-Shop Party), (B) knowingly engage in, continue or otherwise participate in any discussions or negotiations with any Third Party (other than any Go-Shop Party) regarding an Acquisition Proposal, or furnish to any Third Party (other than any Go-Shop Party) information or data or provide to any Third Party (other than any Go-Shop Party) access to the businesses, properties, assets or personnel of the Company or any of the Company Subsidiaries in connection with, for the purpose of encouraging or facilitating, an Acquisition Proposal, (C) approve, endorse, recommend, or execute or enter into any agreement, arrangement or understanding, including any letter of intent, memorandum of understanding, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or similar agreement with respect to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement and other than with respect to any Go-Shop Party) or (other than with respect to any Go-Shop Party) enter into any agreement, Contract or commitment requiring the Company to abandon, terminate, breach or fail to consummate the Transactions, or (D) resolve, propose or agree to do any of the foregoing; and
(ii) the Company shall, and shall cause the Company Subsidiaries to, and shall direct the Company’s and the Company Subsidiaries’ Representatives to immediately cease and terminate any existing solicitation, discussion or negotiation with any Third Party (other than any Go-Shop Party) theretofore conducted by the Company, the Company Subsidiaries or their respective Representatives with respect to an Acquisition Proposal and the Company shall request that all non-public information previously provided by or on behalf of the Company or any of the Company Subsidiaries to any such Third Party (other than a Go-Shop Party) be returned or destroyed in accordance with the applicable confidentiality agreement.
(c) Notwithstanding anything to the contrary contained in Section 6.02(b), and subject to the last sentence of this Section 6.02(c), if, at any time on or after the Non-Solicitation Start Date, but prior to the receipt of Stockholder Approval, (i) the Company receives a bona fide unsolicited written Acquisition Proposal from a Third Party, (ii) such Acquisition Proposal did not, directly or indirectly, result from or arise out of a breach of this Agreement by the Company, (iii) the Company Board (or any duly authorized committee thereof) determines in good faith, after consultation with its outside legal and financial advisors, that such Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Company Proposal and (iv) the Company Board determines in good faith, after consultation with its outside legal counsel, that failure to take such action would reasonably be expected to be inconsistent with the fiduciary duties of the Company Board under Applicable Law, then the Company may (A) furnish information and data with respect to the Company and the Company Subsidiaries to the Third Party making such Acquisition Proposal and its Representatives and afford such Third Party and its Representatives access to the businesses, properties, assets and personnel of the Company and the Company Subsidiaries, and (B) enter into, maintain and participate in discussions or negotiations with the Third Party making such Acquisition Proposal and its Representatives regarding such Acquisition Proposal or otherwise cooperate with or assist or participate in, or facilitate, any such discussions or negotiations (including by entering into a customary confidentiality agreement with such Third Party for the purpose of receiving non-public information relating to such Third Party and its business); provided, however, that the Company will not, and will not permit the Company Subsidiaries or its or their Representatives to, furnish any non-public information except pursuant to an Acceptable Confidentiality Agreement, and provided further that the Company shall substantially concurrently provide to Parent any material non-public information concerning the Company or the Company Subsidiaries that is provided to any Person given such access which was not previously provided to Parent or its Representative, and any competitively sensitive information or data provided to such Person who is, or whose Affiliates include, a direct competitor of the Company or any of the Company Subsidiaries, will be provided in a separate “clean data room” and subject to customary “clean team” arrangements regarding access to such information or data. Notwithstanding anything to the contrary contained in this Agreement, prior to the receipt of the Stockholder Approval, the Company and its Representatives may (x) following the receipt of an Acquisition Proposal from a Third Party, and provided that the Company shall have complied in all material respects with the requirements of Section 6.02 with respect to such Acquisition Proposal, contact such Third Party in order to clarify and understand the terms and conditions of an Acquisition Proposal made by such Third Party so as to determine whether such Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Company Proposal and (y) direct any Persons to this Agreement, including the specific provisions and restrictions of Section 6.02. Notwithstanding the foregoing, the Company and the Company Subsidiaries and its and their Representatives may engage or continue to engage in any of the activities described in Section 6.02(c) with respect to any Go-Shop Party or any Go-Shop Party’s Representatives.
(d) No later than the next Business Day after the Non-Solicitation Start Date, the Company shall notify Parent of any Acquisition Proposal received from any Person that then remains a Go-Shop Party, which notification shall include (i) the identity of such Go-Shop Party, (ii) a copy of the then-outstanding written Acquisition Proposal from such Go-Shop Party or a written summary of any such oral Acquisition Proposal from such Go-Shop Party, (iii) a summary of the current status of negotiations with such Go-Shop Party, and (iv) whether the Company has provided or has the intention to provide, any confidential or non-public information to such Go-Shop Party.
(e) The Company shall as promptly as reasonably practicable notify Parent if any proposals or offers with respect to an Acquisition Proposal are received from a Third Party after the Non-Solicitation Start Date, or any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company, any of the Company Subsidiaries or any of the Company’s Representatives, in each case by a Third Party for the purpose of making an Acquisition Proposal or seeking to initiate discussions or negotiations concerning an Acquisition Proposal, which notification shall include (i) the identity of the Third Party making such Acquisition Proposal or information request, (ii) a copy of the relevant written

Acquisition Proposal or information request or a written summary of any oral Acquisition Proposal or information request, (iii) a summary of the current status of negotiations with such Third Party, (iv) whether the Company has provided or has the intention to provide, any confidential or non-public information to such Third Party.
(f) For the avoidance of doubt, the foregoing provisions of this Section 6.02 will not prevent the Company Board from waiving any standstill agreements entered into by Third Parties in favor of the Company, if the Company Board determines in good faith (after consultation with the its outside legal counsel), that the failure to do so would reasonably be expected to be inconsistent with the fiduciary duties of the Company Board under Applicable Law.
Section 6.03 Board Recommendation.
(a) On the date of this Agreement, the Company Board will publicly make the Board Recommendation. Subject to Section 6.03(b) and Section 6.03(c), none of the Company Board nor any committee of the Company Board shall (i) withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, in any manner adverse to Parent or Merger Sub, the Board Recommendation, (ii) adopt or recommend, or publicly propose to adopt or recommend, an Acquisition Proposal or Superior Company Proposal, (iii) fail to recommend against acceptance of any Third Party tender offer or exchange offer for the shares of Company Common Stock within ten (10) Business Days after commencement of such offer pursuant to Rule 14d-2 of the Exchange Act, (iv) fail to publicly reaffirm the Board Recommendation within ten (10) Business Days after Parent so requests in writing (it being understood that the Company will have no obligation to make such reaffirmation on more than two (2) separate occasions); (v) approve or recommend, or publicly propose to approve or recommend, or cause or permit the Company or any Company Subsidiary to execute or enter into any definitive acquisition agreement with respect to any Acquisition Proposal from any Person other than Parent and its Affiliates (an “Alternative Acquisition Agreement”) or any binding letter of intent, binding agreement in principle, binding memorandum of understanding, or other similar binding agreement, in each case which the Company has disclosed to the public via customary means of public disclosure (such as a Form 8-K or public press release), with respect to any Acquisition Proposal from any Person other than Parent and its Affiliates, (vi) fail to include the Board Recommendation in the Proxy Statement or (vii) provide a waiver or release of any standstill agreement entered into by Third Parties in favor of the Company that would otherwise prohibit such Third Parties from making an Acquisition Proposal without the consent of the Company (each of the foregoing actions described in clauses (i) through (vii) being referred to as an “Adverse Recommendation Change”), or (viii) publicly propose to take any action described in the foregoing clauses (i) through (vii).
(b) Notwithstanding anything in this Agreement to the contrary, at any time prior to the receipt of the Stockholder Approval, and subject to the Company’s or the Company Board’s, as applicable, compliance with this Section 6.03 and Section 6.02, if the Company Board determines in good faith (after consultation with the its outside legal counsel), that the failure to do so would reasonably be expected to be inconsistent with the fiduciary duties of the Company Board under Applicable Law, (A) the Company Board may make an Adverse Recommendation Change in response to either (1) a Superior Company Proposal received after the date of this Agreement or (2) a Company Intervening Event, and (B) in the case of an Adverse Recommendation Change in response to a Superior Company Proposal, the Company Board may cause the Company to terminate this Agreement pursuant to Section 8.01(h) and authorize the Company to enter into an Alternative Acquisition Agreement with the Person that has made such Superior Company Proposal with respect to the transaction contemplated thereby; provided, however that the Company and the Company Board shall not make any Adverse Recommendation Change unless the Company has given Parent six (6) Business Days’ prior written notice (a “Company Notice”) of its intention to make such Adverse Recommendation Change, which notice discloses (A) in the case of an Adverse Recommendation Change in response to a Superior Company Proposal, the material terms and conditions of such Superior Company Proposal and the identity of the Third Party making such Superior Company Proposal, and is accompanied by a copy of the most current version of the Alternative Acquisition Agreement (if any) with respect to such Superior Company Proposal, and (B) in the case of an Adverse Recommendation Change in response to a Company Intervening Event, a reasonably detailed description of such Company Intervening Event; and provided further that during such six (6) Business Day period, (I) the Company shall make the Company Board and its Representatives reasonably available to negotiate with Parent (to the extent Parent desires to negotiate) with respect to any alternative acquisition proposal submitted in writing by Parent, and (II) the Board shall consider in good faith (after consultation with the Company’s outside financial and legal advisors) whether such Superior Company Proposal remains a Superior Company Proposal or such Company Intervening Event is continuing, in each case in light of any alternative acquisition proposal submitted in writing by Parent that is accompanied by a binding written commitment by Parent and Merger Sub to amend this Agreement to reflect the terms of such alternative acquisition proposal. It is understood and agreed that (x) any change to the financial terms (including the form, amount and timing of payment of consideration) or other material terms of an Acquisition Proposal that was previously the subject of a Company Notice, and (y) any material development in a Company Intervening Event that was previously the subject of a Company Notice, shall in each case require the Company to deliver to Parent a new Company Notice and comply with its other obligations pursuant to this Section 6.03(b) (provided, however, that in such event, each reference in this Section 6.03(b) to “six (6) Business Days” shall be deemed a reference to “three (3) Business Days”).
(c) Nothing contained in Section 6.02 or this Section 6.03 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing a position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act with regard to an Acquisition Proposal, or (ii) making any disclosure to the Company’s stockholders if, in the good faith judgment of the Company Board, after consultation with outside legal counsel, the failure to do so would reasonably be expected to be inconsistent with the fiduciary duties of the Company Board under Applicable Law or any disclosure requirements under Applicable Law, it being understood that (1) any such statement or disclosure made by the Company Board pursuant to this Section 6.03(c) must be subject to the terms and conditions of this Agreement and will not limit or otherwise adversely affect the obligations of the Company or the Company Board and the rights of Parent under this Section 6.03 and Article 8; and (2) nothing in the foregoing will be deemed to permit the Company or the Company Board to effect an Adverse Recommendation Change other than in accordance with Section 6.03(b). In addition, it is understood and agreed that, for purposes of this Agreement, a factually accurate public statement by the Company that describes the Company’s receipt of an Acquisition Proposal and the operation or applicability of this Agreement with respect thereto, or any “stop, look and listen” communication by the Company Board pursuant to Rule 14d-9(f) of the Exchange Act, or any similar communication to the stockholders of the Company, shall not constitute an Adverse Recommendation Change or a proposal by the Company Board to withdraw or modify its recommendation of this Agreement, the Merger or the other Transactions, and shall not be a basis, in themselves, for Parent or Merger Sub to terminate this Agreement pursuant to Section 8.01.
Section 6.04 Adoption of Agreement.
(a) Preparation of Proxy Statement. As soon as practicable after the date of this Agreement, and provided that Parent and Merger Sub have complied in all respects with Section 6.04(b), no later than thirty (30) calendar days after the date of this Agreement, the Company shall prepare and shall cause to be filed with the SEC in preliminary form a proxy statement relating to the Stockholders’ Meeting (together with any amendments thereof or supplements thereto, the “Proxy Statement”). Unless there has been an Adverse Recommendation Change made in accordance with Section 6.03(b), the Proxy Statement shall include the Board Recommendation. The Company will cause the Proxy Statement, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Stockholders’ Meeting, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation, warranty or covenant is made by the Company with respect to information supplied by or on behalf of Parent or Merger Sub (or their Representatives) for inclusion or incorporation by reference in the Proxy Statement. The Company will cause the Proxy Statement to comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder and to satisfy in all material respects the rules of Nasdaq. The Company shall give Parent and its counsel a reasonable opportunity to review and comment on the Proxy Statement, including all amendments and supplements thereto, prior to filing such documents with the SEC or disseminating such documents to stockholders of the Company and reasonable opportunity to review and comment on all responses to requests from the SEC for additional information, in each case, to the extent reasonably practicable. The Company shall consider in good faith any comments made by Parent and its counsel with respect to the foregoing; provided, however, that the Company may amend or supplement the Proxy Statement without the review or comment of Parent to effect an Adverse Recommendation Change pursuant to and in accordance with Section 6.03. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or the staff of the SEC or any request from the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement, and shall promptly provide Parent with copies of all correspondence with respect to the Proxy Statement or the Transactions between the Company and its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand. The Company shall use commercially reasonable efforts to respond as promptly as reasonably practicable to, and Parent shall use commercially reasonable efforts to assist the Company in responding to, any comments of the SEC or the staff of the SEC with respect to the Proxy Statement, and the Company shall provide Parent and its counsel a reasonable opportunity to review and comment in accordance with this Section 6.04(a) on any proposed written response to any such written comments of the SEC or its staff. Prior to the filing of the Proxy Statement or the dissemination thereof to the Company’s stockholders, or responding to any comments of the SEC or the staff of the SEC with respect thereto, the Company shall provide Parent a reasonable opportunity to review and to propose comments on such document or response.
(b) Covenants of Parent with Respect to the Proxy Statement. Parent and Merger Sub shall provide to the Company all information concerning Parent and Merger Sub and their Affiliates as may be reasonably requested by the Company in connection with the Proxy Statement and shall otherwise assist and cooperate with the Company in the preparation of the Proxy Statement and resolution of comments of the SEC or its staff related thereto. Parent and Merger Sub will cause the information relating to Parent or Merger Sub or their Affiliates supplied by them for inclusion in the Proxy Statement pursuant to the immediately preceding sentence, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Stockholders’ Meeting, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Parent and Merger Sub will furnish to the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement promptly following request therefor from the Company.
(c) Mailing of Proxy Statement; Stockholders’ Meeting; Solicitation of Proxies. Unless there has been an Adverse Recommendation Change pursuant to Section 6.03, (i) the Company shall cause the definitive Proxy Statement to be mailed as promptly as reasonably practicable after the date the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement (which date will be deemed to occur if the SEC or its staff has not affirmatively notified the Company prior to the end of the tenth (10th) calendar day after filing the preliminary Proxy Statement that the SEC will or will not be reviewing the Proxy Statement, provided that the SEC does not notify the Company prior to such mailing that the SEC will be reviewing the Proxy Statement) (such date, the “Proxy Statement Clearance Date”), (ii) the Company will take, in accordance with Applicable Law and the Company Governing Documents, all reasonable action necessary to establish a record date for (after reasonable consultation with Parent and taking into consideration its views) and give notice of a meeting of its stockholders, solely for the purpose of voting upon the adoption of this Agreement (including any adjournment, recess or postponement thereof, the “Stockholders’ Meeting”), (iii) the Company shall, after reasonable consultation with Parent and taking into consideration its views, duly call, convene and hold the Stockholders’ Meeting as promptly as reasonably practicable, and in any event no later than fifty (50) days after the Proxy Statement Clearance Date (or such date as Parent and the Company may agree after consultation with the Company’s proxy advisor), and (iv) unless the Company Board shall have withdrawn, qualified, amended or modified its recommendation thereof or otherwise effected any Adverse Recommendation Change in accordance with Section 6.03(b), the Company shall use commercially reasonable efforts to solicit proxies in favor of the adoption of this Agreement in compliance in all material respects with all Applicable Laws and all rules of Nasdaq.
(d) Subject to the provisions of this Agreement, the Company shall conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act in a manner to enable the record date for the Company Stockholder Meeting to be set so that the Stockholders’ Meeting can be held as promptly as reasonably possible following the Proxy Statement Clearance Date. Once established, the Company shall not change the record date or the meeting date for the Stockholders’ Meeting without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed) or, after reasonable consultation with Parent and taking into consideration its views, as required by Applicable Law.
(e) Notwithstanding anything to the contrary contained in this Agreement, the Company:

(i) may, after reasonable consultation with Parent and taking into consideration its views, adjourn, recess or postpone the Stockholders’ Meeting, on one or more instances (A) if any information relating to the Company, Parent or any of their respective Affiliates, officers or directors has been discovered by the Company or Parent, and the Company Board has determined, after consultation with the Company’s outside legal counsel, that such information is required under Applicable Law to be set forth in an amendment or supplement to the Proxy Statement, such that the Proxy Statement shall not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not false or misleading, to allow reasonable additional time to correct such information and file an appropriate amendment or supplement describing such information with the SEC and for the filing or mailing of any supplement or amendment to the Proxy Statement and for such supplement or amendment to be disseminated to the stockholders of the Company in advance of the Stockholders’ Meeting, (B) to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure which the Company Board has determined (after consultation with its outside legal counsel) is necessary under Applicable Laws and for such supplemental or amended disclosure to be disseminated to and reviewed by the Company’s stockholders prior to the Stockholder Meeting, or (C) to the extent the Company Board has determined, after consultation with the Company’s outside legal counsel, that it is required to adjourn, recess or postpone the Stockholders’ Meeting by Applicable Law;
(ii) may, after reasonable consultation with Parent and taking into consideration its views, and shall, if requested to do so in writing by Parent on no more than two instances, adjourn, recess or postpone the Stockholders’ Meeting (A) if as of the time for which the Stockholders’ Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Stockholders’ Meeting, or (B) to solicit additional proxies for the purpose of obtaining the Stockholder Approval;
provided, however, in each case that, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), the Stockholders’ Meeting will not be postponed or adjourned by more than ten (10) days or to any date that is less than five (5) Business Days before the End Date.
(f) Amendments to Proxy Statement. If at any time prior to the Stockholders’ Meeting any event or circumstance relating to the Company or any of the Company Subsidiaries or its or their respective officers or directors should be discovered by the Company which, pursuant to the Securities Act or Exchange Act, is required to be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly inform Parent in writing. Each of Parent, Merger Sub and the Company agree to correct any information provided by it for use in the Proxy Statement which to the knowledge of such party shall have become false or misleading, and if at any time prior to the Stockholders’ Meeting any event or circumstance relating to Parent or Merger Sub or their respective officers or directors or Representatives should be discovered by Parent or Merger Sub which, pursuant to the Securities Act or Exchange Act, is required to be set forth in an amendment or a supplement to the Proxy Statement, Parent shall promptly inform the Company in writing. Each of the Company and Parent shall cause all documents that such party is responsible for filing with the SEC in connection with the Merger to comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and, as applicable, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(g) Obligation to Hold Stockholders’ Meeting. Notwithstanding anything contained herein to the contrary, but without limiting and subject to any other provisions of this Agreement relating to an Adverse Recommendation Change, including Section 6.03(b) and Section 6.03(c), in the event that there has been an Adverse Recommendation Change pursuant to Section 6.03, the Company shall be required to continue to comply with the provisions of this Section 6.04. Without limiting the generality of the foregoing (but subject to any other provisions of this Agreement relating to an Adverse Recommendation Change), the Company agrees that, unless this Agreement is terminated in accordance with Section 8.01, the Company’s obligations to duly call, give notice of, convene and hold the Stockholders’ Meeting in accordance with this Section 6.04 shall not be affected by any Adverse Recommendation Change. The Company shall not be required to hold the Stockholder Meeting if this Agreement is terminated in accordance with its terms.

Section 6.05 Access to Information. From the date of this Agreement until the Effective Time or the date, if any, on which this Agreement is validly terminated pursuant to Section 8.01, the Company shall (and shall cause the Company Subsidiaries to), upon reasonable prior notice, give Parent and Merger Sub, their officers and a reasonable number of their employees and its authorized Representatives, reasonable access during normal business hours to the Contracts, books, records, analyses, projections, plans, systems, senior management, offices and other facilities and properties of the Company and the Company Subsidiaries and, during such period, the Company shall (and shall cause the Company Subsidiaries to) furnish as promptly as reasonably practicable to Parent and Merger Sub information related thereto, including unaudited interim financial statements of the Company and the Company Subsidiaries, updated on a monthly basis, and documents and information regarding any Proceeding with respect to which the Company or any Company Subsidiary is or becomes, or is threatened to be made, a party. The terms of the Confidentiality Agreement shall apply to any information provided or made available to Parent or its officers, employees or other Representatives pursuant to this Section 6.05. Notwithstanding anything to the contrary set forth herein, the Company shall not be required to provide access to, or to disclose information, where such access or disclosure would reasonably be expected to, based on the advice of outside legal counsel, (a) jeopardize the attorney-client privilege of the Company or any of the Company Subsidiaries, or (b) contravene any Applicable Law; provided, however, that in such case the Company shall use commercially reasonable efforts to make appropriate substitute arrangements under circumstances in which the restrictions of this clause would not apply. Parent agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this Section 6.05 for any purpose unrelated to the evaluation or consummation of the Transactions or post-closing integration plans.
Section 6.06 Notice of Certain Events; Transaction Litigation. The Company shall give prompt notice to Parent, and Parent and Merger Sub shall give prompt notice to the Company, of the occurrence or non-occurrence of any event whose occurrence or non-occurrence, as the case may be, would be likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate as if made as of any time prior to the Effective Time, such that the conditions set forth in Section 7.02(a) would not be satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.06 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the representations or warranties of the parties, or the conditions to the obligations of the parties hereto. Furthermore, the Company shall give prompt notice to Parent and Merger Sub, and Parent and Merger Sub shall give prompt notice to the Company, of (a) any notice or other communication received by such party from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other Transactions, if the subject matter of such communication or the failure of such party to obtain such consent would be material to the Company, the Surviving Corporation or Parent and (b) any Proceedings commenced or, to the Knowledge of the Company or to the Knowledge of Parent, threatened against, relating to or involving or otherwise affecting such party or its Affiliates and Subsidiaries or any of their respective directors or officers or other Representatives which relate to this Agreement, the other Transaction Documents, the Merger or the other Transactions and of any material developments with respect thereto. The Company and Parent shall keep each other informed on a reasonably current basis with respect to the status of, the proposed strategy and other significant decisions with respect to, any such Proceeding. Without limiting the preceding sentence, the Company and Parent shall give reasonable and good faith consideration to the other’s advice with respect to such Proceeding. Neither the Company nor Parent shall settle any such Proceeding without the prior written consent of the other party (not to be unreasonably withheld, conditioned or delayed).
Section 6.07 Employee Benefit Plan Matters.
(a) Effective as of the Effective Time and for a period of one (1) year thereafter, Parent shall provide, or shall cause the Surviving Corporation to provide, to each employee of the Company or any of the Company Subsidiaries who continues to be employed by the Surviving Corporation or any of the Company Subsidiaries (collectively, the “Affected Employees”), (i) a base salary or regular hourly wage, whichever is applicable, and cash incentive compensation opportunities (including for sales representatives, but excluding all retention, transaction, change in control, special bonus and other special compensation opportunities) that, in each case, are no less favorable than what was provided to such Affected Employee by the Company or any of the Company Subsidiaries immediately prior to the Effective Time, and (ii) employee benefits (excluding change in control, defined benefit pension and retiree health and welfare benefits) and perquisites that are, in the aggregate, substantially comparable to those provided to such Affected Employee (including all dependents) by the Company or any of the Company Subsidiaries immediately prior to the Effective Time (excluding change in control, defined benefit pension and retiree health and welfare benefits).

(b) Effective as of the Effective Time and thereafter, Parent shall provide, or shall cause the Surviving Corporation to provide, that periods of employment with the Company or any of the Company Subsidiaries (including any current or former Affiliate of the Company or any predecessor of the Company or any of the Company Subsidiaries) and any other periods of service recognized under any Company Benefit Plan shall be taken into account for purposes of determining, as applicable, the eligibility for participation of each Affected Employee in, the vesting of rights and benefits by each Affected Employee under, and the determination of level or amount of benefits payable to or accrued by each Affected Employee under all employee benefit plans maintained or contributed to by Parent or any Affiliate of Parent for the benefit of the Affected Employees (other than defined benefit pension plans and retiree health and welfare plans), to the same extent recognized by the Company or any of the Company Subsidiaries under comparable Company Benefit Plans immediately prior to the Effective Time; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit for the same period of service. Effective as of the Effective Time and thereafter, Parent shall, and shall cause the Surviving Corporation to, use commercially reasonable efforts to (i) eliminate any period of limitation on health benefits coverage of Affected Employees due to pre-existing conditions (or actively at work or similar requirements) under the applicable health benefits plan of Parent or any Affiliate of Parent (except to the extent such condition limitations or actively-at-work or similar requirements would not have been satisfied or waived under the comparable Company Benefit Plan prior to the Effective Time), (ii) waive any and all eligibility waiting periods and evidence of insurability requirements with respect to such Affected Employees to the extent that any applicable eligibility waiting periods or evidence of insurability requirements under similar health benefit plans were waived or satisfied (or deemed to be satisfied) with respect to the Affected Employees under such health benefit plans (except to the extent such eligibility waiting periods and evidence of insurability requirements would not have been satisfied or waived under the comparable Company Benefit Plan prior to the Effective Time), and (iii) credit each Affected Employee with all deductible payments, co-payments, and other out-of-pocket payments paid by such employee under the health benefit plans of the Company or its Affiliates prior to the Effective Time during the year in which the Closing occurs for the purpose of determining the extent to which any such employee has satisfied his or her deductible and whether he or she has reached the out-of-pocket maximum under any health benefit plan of Parent or an Affiliate of Parent for such year. Neither the Merger nor any of the other Transactions shall affect any Affected Employee’s accrual of, or right to take, any accrued but unused personal, sick or vacation policies applicable to such Affected Employee immediately prior to the Effective Time.
(c) Nothing in this Agreement shall confer upon any Affected Employee or any other Person any right to continue in the employ or service of Parent, the Surviving Corporation or any Affiliate of Parent, or interfere with or restrict in any way the rights of Parent, the Surviving Corporation or any Affiliate of Parent, which rights are hereby expressly reserved, to discharge or terminate the services of any Affected Employee or any other Person at any time for any reason whatsoever, with or without cause. Notwithstanding any provision in this Agreement to the contrary, nothing in this Agreement, whether express or implied, shall (i) be deemed or construed to be an amendment or other modification of any Company Benefit Plan or Parent employee benefit plan, (ii) create any third-party beneficiary rights or other rights in any current or former employee or service provider of the Company or its Affiliates (or any beneficiaries or dependents thereof) or (iii) alter or limit the ability of Parent or the Surviving Corporation or any of their respective Affiliates to amend, modify or terminate any benefit plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them.
Section 6.08 State Takeover Laws. After the date of this Agreement, Parent and Merger Sub shall take no action that would cause any “control share acquisition,” “fair price” or other anti-takeover laws or regulations enacted under state or federal law to be applicable to the Company, the Merger or any of the other Transactions. If any “control share acquisition,” “fair price” or other anti-takeover laws or regulations enacted under state or federal law becomes or is deemed to become applicable to the Company, the Merger or any of the other Transactions, then the Company Board shall use its commercially reasonable efforts to render the restrictions imposed by such statute (or the relevant provisions thereof) inapplicable to the foregoing.
Section 6.09 Obligations of Merger Sub. Parent shall cause Merger Sub to comply in all respects with each of the representations, warranties, covenants, obligations, agreements and undertakings made or required to be performed by Merger Sub in accordance with the terms of this Agreement, the Merger, and the other Transactions. As a material inducement to the Company’s willingness to enter into this Agreement and perform its obligations hereunder, Parent hereby unconditionally guarantees full performance and payment by Merger Sub of each of the covenants, obligations, agreements and undertakings required to be performed by Merger Sub under this Agreement or otherwise with respect to the Merger and the other Transactions, subject to all terms, conditions and limitations contained in this Agreement, and hereby represents, acknowledges and agrees that any such breach of any such representation and warranty or default in the performance of any such covenant, obligation, agreement or undertaking of Merger Sub shall also be deemed to be a breach or default of Parent, and the Company shall have the right, exercisable in its sole discretion, to pursue any and all available remedies it may have arising out of any such breach or default in performance directly against either or both of Parent and Merger Sub in the first instance. As applicable, references in this Section 6.09 to “Merger Sub” shall also include the Surviving Corporation following the Effective Time.
Section 6.10 Director and Officer Liability.
(a) Parent shall, or shall cause the Surviving Corporation to, honor and fulfill in all respects the obligations of the Company and the Company Subsidiaries to the fullest extent permissible under Applicable Law, under the Company Governing Documents and the Governing Documents of the Company Subsidiaries, in effect as of, and made available to Parent prior to, the date of this Agreement and under any indemnification or other similar agreements in effect on the date of this Agreement (the “Indemnification Agreements”) to the past or present officers and directors of the Company and the Company Subsidiaries and other individuals covered by such Company Governing Documents, the Governing Documents of the Company Subsidiaries or Indemnification Agreements (the “Covered Persons”) arising out of or relating to actions or omissions in their capacity as such occurring at or prior to the Effective Time, including in connection with the approval and adoption of this Agreement and the approval of the Merger and the other Transactions.
(b) Without limiting the provisions of Section 6.10(a), for a period of six (6) years after the Effective Time, Parent shall, or shall cause the Surviving Corporation to: (i) indemnify and hold harmless each Covered Person against and from any costs, fees or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any Proceeding, whether civil, criminal, administrative or investigative, to the extent such Proceeding arises out of or pertains to (A) any action or omission or alleged action or omission in such Covered Person’s capacity as such, or (B) this Agreement and any of the Transactions; and (ii) pay in advance of the final disposition of any such Proceeding the expenses (including attorneys’ fees) of any Covered Person upon receipt, to the extent required by the DGCL, subject to an undertaking by or on behalf of such Covered Person to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that such Covered Person is not entitled to be so indemnified. Notwithstanding anything to the contrary contained in this Section 6.10 or elsewhere in this Agreement, neither Parent nor the Surviving Corporation shall (and Parent shall cause the Surviving Corporation not to) settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any Proceeding of a Covered Person for which indemnification may be sought under this Section 6.10(b) unless such settlement, compromise, consent or termination includes an unconditional release of such Covered Person from all liability arising out of such Proceeding or the facts, circumstances or events underlying such Proceeding.
(c) For a period of six (6) years after the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of Covered Persons for periods prior to and including the Effective Time than are expressly set forth in the Company Governing Documents and the Governing Documents of the Company Subsidiaries. The Indemnification Agreements with Covered Persons shall survive the Merger shall continue in full force and effect in accordance with their terms.
(d) Effective as of the Effective Time, notwithstanding anything contained in Section 6.01, the Company shall purchase a directors’ and officers’ liability insurance “tail” or “runoff” insurance program (“D&O Insurance”) for a period of six (6) years after the Effective Time with respect to wrongful acts or omissions committed or allegedly committed at or prior to the Effective Time (such coverage shall have an aggregate coverage limit over the term of such policy in an amount not less than the annual aggregate coverage limit under the Company’s and the Company Subsidiaries’ existing directors’ and officers’ liability policy, and in all other material respects shall be comparable to such existing coverage); provided, however, that in no event shall the annual premium for such D&O Insurance exceed 150% of the current annual premium paid by the Company for such insurance in the fiscal year in which this Agreement is executed (the “Maximum Amount”). If the Company fails to timely purchase such prepaid D&O Insurance, then either (i) Parent shall purchase such D&O Insurance on behalf of the Company or the Surviving Corporation or (ii) the Surviving Corporation shall substitute therefor policies of at least the same coverage containing terms and conditions that are not less favorable with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend pursuant to this Section 6.10(d) more than the Maximum Amount and if such premiums for such insurance would at any time exceed the Maximum Amount, then Parent and the Surviving Corporation shall only be required to obtain and cause to be maintained policies of insurance that, in their good faith judgment, provide the maximum coverage available at an annual premium equal to the Maximum Amount. If any Proceeding is asserted or made against those Persons who are currently covered by the directors and officers liability insurance policies of the Company and the Company Subsidiaries on or prior to the sixth (6th) year anniversary of the Effective Time, any insurance required to be maintained under this Section 6.10 shall be continued in respect of such claim until the final disposition thereof.
(e) Notwithstanding anything contained in this Agreement to the contrary, this Section 6.10 shall survive the consummation of the Merger indefinitely and shall be binding, jointly and severally, on the successors and assigns of Parent and the Surviving Corporation. In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provision shall be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, shall assume all of the applicable obligations set forth in this Section 6.10.
(f) The provisions of this Section 6.10 are in addition to, and not in substitution for, any other rights to indemnification or contribution that any Covered Person may have by Contract or otherwise. Nothing in this Agreement, including this Section 6.10, is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company, any of the Company Subsidiaries or the Covered Persons, it being understood and agreed that the indemnification provided for in this Section 6.10 is in addition to, and not in substitution for, any such claims under any such policies.
(g) From and after the Effective Time, (i) the Covered Persons (and their successors and heirs) are intended third party beneficiaries of this Section 6.10, and (ii) this Section 6.10 shall not be amended in a manner that is adverse to the Covered Persons (including their successors and heirs) or terminated without the consent of the Covered Persons (including their successors and heirs) affected thereby.
Section 6.11 Consents and Approvals.
(a) Each of Parent, Merger Sub and the Company shall use its commercially reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under any Applicable Law or otherwise to consummate and make effective the Transactions as promptly as practicable, but in no event later than the End Date, (ii) obtain from any Governmental Authority any consents, licenses, permits, waivers, clearances, approvals, authorizations or orders required to be obtained or made by Parent, Merger Sub or the Company or any of their respective Subsidiaries, or avoid any action or proceeding by any Governmental Authority (including those in connection with the HSR Act and any other Antitrust Laws, Applicable Law, or regulation) (the “Required Governmental Approvals”), in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions, (iii) make or cause to be made within ten (10) Business Days of the date of this Agreement, an appropriate filing of a Notification and Report Form pursuant to the HSR Act, and as promptly as practicable make the appropriate applications or filings required to be made by each party with any other Governmental Authority to obtain any other applicable Required Governmental Approvals (which filings and submissions shall seek early termination if made pursuant to the HSR Act and the equivalent, if available, with respect to any such other Antitrust Laws or Applicable Laws) in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions, (iv) comply at the earliest reasonably practicable date with any reasonable requests for information, documents, other materials, or witnesses for interviews or depositions (or the like) by any Governmental Authority in connection with such applications or filings or the Transactions, and (v) cooperate fully with each other in connection with the making of all such filing, responses or submissions, including consulting with the other parties to this Agreement with respect to and providing any necessary information and assistance as the other parties may reasonably request with respect to any filings, responses, or submissions. Parent and the Company shall not (1) elect or agree to extend any waiting period (e.g., pull and refile) under the HSR Act or any other Antitrust Laws without the prior written consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed, or (2) enter into any agreement (e.g., timing agreement) with any Governmental Authority not to consummate the Transactions, without the prior written consent of the other party (such consent not to be unreasonably withheld, conditioned, or delayed).
(b) To the extent permitted by Applicable Law, each of the parties shall consult and cooperate with one another, and consider in good faith the views of one another, in connections with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions, proposals, or agreements made or submitted by or on behalf of any party hereto in connection with the proceedings under or relating to the HSR Act or any other Antitrust Laws. Each of the parties shall, in connection with the Transactions, with respect to actions taken on or after the date of this Agreement, without limitation: (i) promptly notify the other of, and if in writing, furnish the other with copies of any communications from or with any Governmental Authority with respect to the Transactions in connection with the proceedings under or relating to the HSR Act or any other Antitrust Laws; (ii) permit the other to review and discuss in advance, and consider in good faith the view of the other in connection with, any proposed written or oral communication with any Governmental Authority in connection with the proceedings under or relating to the HSR Act or any other Antitrust Laws; (iii) not participate in any substantive meeting or have any substantive communication with any Governmental Authority in connection with the proceedings under or relating to the HSR Act or any other Antitrust Laws unless it has given the other party a reasonable opportunity to consult with it in advance and, to the extent permitted by such Governmental Authority, gives the other the opportunity to attend and participate therein; and (iv) furnish the other party (or its outside legal counsel) with copies of all filings and communications between it and any such Governmental Authority with respect to the Transactions in connection with the proceedings under or relating to the HSR Act or any other Antitrust Laws (with the exception that no party shall be required to provide its premerger notification and report filing under the HSR Act to any other party); provided, however, that such material may be redacted as necessary to (A) comply with contractual arrangements; (B) address legal privilege or confidentiality concerns; and (C) remove references concerning the valuation, the parties or the Transactions. Notwithstanding anything in this Agreement to the contrary, any competitively sensitive materials required to be provided to any other party pursuant to this Section 6.11(b) may be provided on an outside counsel only basis and may not be disclosed by such outside counsel to any other Representatives of the receiving party without the prior written consent of the providing party.
(c) For the avoidance of doubt and notwithstanding anything to the contrary contained in this Agreement, Parent and the Company and the Company Subsidiaries and Affiliates shall use commercially reasonable efforts to avoid or eliminate each and every impediment and any proceeding instituted or threatened by a Governmental Authority or private party under the HSR Act or any other Antitrust Laws that is asserted with respect to this Agreement so as to enable the consummation of such Transactions to occur as expeditiously as possible and, in any event, five (5) Business Days before the End Date, including, using commercially reasonable efforts to (i) contest and resist any Action challenging the Transactions, (ii) avoid the entry of and have vacated, lifted, reversed or overturned any Order that would prevent, restrict or materially delay the consummation of the Transactions and (iii) consider in good faith any proposed settlement, undertaking, consent decree, stipulation or other agreement with any Governmental Authority or other Person that may be required to obtain a Required Governmental Approval; provided, however, that notwithstanding anything in this Agreement to the contrary, no party nor any of its respective Affiliates nor any Novacap Party will be required, either pursuant to this Section 6.11 or otherwise, to (and, without such party’s prior written consent, Parent and the Company will not) (A) negotiate, commit to or effect, by consent decree, hold separate order or otherwise, the sale, lease, license, divestiture or disposition of any assets, rights, product lines or businesses of such party or any of its respective Affiliates or any Novacap Party, (B) terminate any existing relationships, contractual rights or obligations of such party or any of its respective Affiliates or any Novacap Party, (C) terminate any joint venture or other arrangement, (D) create any relationship, contractual rights or obligations of such party or any of its respective Affiliates or any Novacap Party, (E) effectuate any other change or restructuring of such party or any of its respective Affiliates or any Novacap Party, or (F) otherwise take or commit to take any actions, including agreeing to prior approval restrictions, with respect to the businesses, product lines or assets of such party or any of its respective Affiliates or any Novacap Party. Further, neither party is required to respond to a Request for Additional Information and Documentary Materials under the HSR Act.
(d) In furtherance and not in limitation of the covenants of the parties contained in this Section 6.11, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any

Antitrust Laws (including the HSR Act), Parent and the Company shall use their respective commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Transactions, provided, however, that Parent or any Novacap Party shall not be required to litigate or defend against any administrative action or proceeding (including any proceeding seeking a temporary restraining order or preliminary injunction) challenging any of the transactions contemplated by this Agreement as violative of any applicable Antitrust Laws. For the avoidance of doubt, prior to receipt of any Request for Additional Information and Documentary Materials under the HSR Act, Parent and the Company shall use commercially reasonable efforts to comply at the earliest practicable date with any reasonable requests from the Federal trade Commission or Department of Justice for information, documents, other materials, for the purpose of obtaining the Required Governmental Approvals related to the Antitrust Laws.
(e) Except as specifically required by this Agreement, Parent, Merger Sub, and the Company shall not, and Parent shall cause its Affiliates not to, knowingly take any action, or knowingly refrain from taking any action, the effect of which would be to delay or impede the ability of the parties to consummate the Transactions. Without limiting the generality of the forgoing, Parent and the Company shall not, and shall not permit any of their respective Affiliates to, acquire or agree to acquire (by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner), any Person or portion thereof, or otherwise acquire or agree to acquire any assets, if the entering into of a definitive agreement relating to, or the consummation of, such acquisition, merger or consolidation could reasonably be expected to (i) impose any delay in the obtaining of, or increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Authority necessary to consummate the Transactions or the expiration or termination of any applicable waiting period, (ii) increase the risk of any Governmental Authority entering an order prohibiting or delaying the consummation of the Transactions or (iii) delay the consummation of the Transactions.
(f) The Company and Parent shall give (and Parent shall cause its Subsidiaries to give) any notices to third parties, and use (and Parent shall cause its Subsidiaries to use) commercially reasonable efforts to obtain any third-party consents necessary to consummate the Transactions, or required in connection with the Transactions under any Material Contract, or set forth in the Company Disclosure Schedule.
(g) Parent shall vote (or act by written consent with respect to) all of the shares of capital stock of Merger Sub beneficially owned by it or any of its Subsidiaries or Affiliates in favor of the adoption of this Agreement in accordance with Applicable Law.
(h) Neither Parent, nor Merger Sub, nor the Company shall, nor shall they permit their respective Subsidiaries to, acquire or agree to acquire any rights, assets, business, Person or division thereof (through acquisition, license, joint venture, collaboration or otherwise), if such acquisition, would reasonably be expected to increase the risk of not obtaining any applicable clearance, consent, approval or waiver under Antitrust Laws with respect to the Merger or the Transactions.
Section 6.12 Public Announcements. Neither the Company nor Parent, nor any of their respective Affiliates, shall issue or cause the publication of any press release or other announcement with respect to this Agreement or the Merger or the other Transactions without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such party determines, after consultation with outside legal counsel, that it is required by Applicable Law or by any listing agreement with or the listing rules of a national securities exchange or trading market to issue or cause the publication of any press release or other announcement with respect to this Agreement, the Merger or the other Transactions, in which event such party shall endeavor, on a basis reasonable under the circumstances, to provide an opportunity to the other party to review and comment upon such press release or other announcement; provided, however, that notwithstanding the foregoing, the Company shall not be required to consult with Parent before issuing any press release or making any other public statement with respect to an Adverse Recommendation Change effected pursuant to Section 6.03 or with respect to its receipt and consideration of any Acquisition Proposal; provided, further, each party hereto and their respective controlled Affiliates may make statements that are substantially the same as previous press releases, public disclosures or public statements made by Parent or the Company, respectively, in compliance with this Section 6.12.

Section 6.13 Section 16 Matters. Parent and the Company agree that, in order to most effectively compensate and retain those officers and directors of the Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act in connection with the Merger, prior to and after the Effective Time, it is desirable that such Persons not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by Applicable Law in connection with the Transactions and, for that compensatory and retentive purpose, agree to the provisions of this Section 6.13. Promptly after the date of this Agreement, the Company shall take all such steps as may be required to cause any dispositions of shares of Company Common Stock resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by Applicable Law.
Section 6.14 Confidentiality. Parent and the Company hereby acknowledge and agree to continue to be bound by the letter agreement originally dated as of September 26, 2023 and subsequently amended as of December 11, 2023 between Parent and the Company (the “Confidentiality Agreement”), provided, however, that the Confidentiality Agreement shall terminate upon Closing.
Section 6.15 Financing.
(a) Borrower, Parent and Merger Sub shall (i) use commercially reasonable best efforts to (A) satisfy or cause to be satisfied on a timely basis (or obtain the waiver of) all conditions and covenants applicable to Borrower, Parent and Merger Sub, as applicable, in the Commitment Letters and such definitive agreements to be entered into pursuant to the Commitment Letters that are within the control of Borrower, Parent and Merger Sub, (B) negotiate and enter into definitive agreements, or cause to be negotiated and entered into definitive agreements, with respect thereto consistent with the terms and conditions contained in the Commitment Letters or on other terms that are not materially less favorable, in the aggregate, to the Borrower, Parent and Merger Sub, as applicable, than the terms and conditions contemplated by the Commitment Letters, and (C) if all of the conditions set forth in Article 6 have been satisfied or, to the extent permitted hereunder, waived (other than those that by their nature can only be satisfied on the Closing Date, but subject to the satisfaction of such conditions on the Closing Date or waiver by the party entitled to waive such conditions), otherwise diligently and in good faith enforce its rights or use commercially reasonable best efforts to cause the Borrower to enforce its rights under the Commitment Letters, as applicable, including if necessary by filing one or more Proceedings against any or all parties to the Commitment Letters to fully enforce the obligations of such party or parties therein, (ii) maintain, or use their respective commercially reasonable best efforts to cause the Borrower to, as applicable, maintain in effect the Commitment Letters until the consummation of the Transactions, and (iii) comply with, or use their respective reasonable best efforts to cause the Borrower to comply with their respective obligations under the Commitment Letters. At the request of the Company, each of Borrower, Parent and Merger Sub shall provide the Company with such information and documentation as shall be reasonably requested by the Company to allow the Company to monitor the progress of such financing activities.
(b) Subject to the terms and conditions of the Debt Amendment and the Subordinated Note, Borrower, Parent and Merger Sub shall use their commercially reasonable best efforts to cause the Financing Sources to provide the Debt Financing on the Closing Date. In the event any portion of the debt financing contemplated in the Debt Amendment or the Subordinated Note becomes unavailable on the terms and conditions contemplated in the Debt Amendment or Subordinated Note, as applicable, Borrower, Parent and Merger Sub shall use their commercially reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or advisable to arrange to obtain alternative debt financing for all or such portion of such debt financing (each, an “Alternate Debt Financing”) from alternative sources in an amount sufficient, when taken together with any available portion of the Debt Financing, any cash on hand and any Equity Financing to consummate the Transactions and on terms and conditions that are not materially less favorable, and with no material new, additional or expanded conditions, to Borrower, Parent and Merger Sub than those in the Debt Amendment as in effect on the date of this Agreement as promptly as practicable following the occurrence of such event. For purposes of this Agreement, references to “Debt Financing” shall include the Alternate Debt Financing as permitted by this Section 6.15 and “Debt Amendment” shall include such documents related to the Alternate Debt Financing as permitted by this Section 6.15.
(c) Parent shall promptly (and in any event, within one (1) Business Day) notify the Company in writing (i) of any material breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could reasonably be expected to give rise to any material breach or default) by Parent, Merger Sub or the

Borrower under the Commitment Letters or any definitive agreements related thereto or, to the Knowledge of Parent, any other party to any Commitment Letter or definitive agreement related thereto, (ii) of the receipt by Parent or Merger Sub or any of their respective Affiliates or Representatives of any written notice or communication, or to the Knowledge of Parent, oral notice or other communication from any Person with respect to any actual or potential default, termination, cancellation, withdrawal or repudiation by any party to any Commitment Letter that would reasonably be likely to materially impede or delay funding under such Commitment Letter (including any proposal by any Financing Source named in the Debt Amendment or the Subordinated Note to withdraw, terminate, reduce the amount of financing or delay the timing of financing contemplated by the Debt Amendment or the Subordinated Note) or (iii) if for any reason Parent or Merger Sub believe in good faith that there is a material likelihood that it will not be able to obtain all or any portion of the Financing contemplated by the Commitment Letters.
(d) Without the prior written consent of the Company, Parent and Merger Sub shall not consent to (i) any amendment or modification to, or any waiver of any provision or remedy under, any Commitment Letter if such amendment, modification or waiver would (A) impose new or additional conditions precedent or adversely and materially expand, amend or modify the conditions precedent set forth therein, (B) materially delay the timing of the funding of the commitments thereunder, or reduce the aggregate cash amount of the funding commitments thereunder (including by increasing the amount of fees to be paid or original issue discount as compared to such fees and original issue discount contemplated by the Debt Amendment, the Subordinated Note and related fee letters (including pursuant to any “flex” provision thereof, if any) in effect as of the date of this Agreement, unless (x) the Debt Financing is increased by such amount, (y) such amount is available to be borrowed under an Alternate Debt Financing secured by Parent or (z) the financing commitment under the Equity Commitment Letter is increased by such amount, or (C) adversely and materially impact the ability of Parent or Merger Sub to enforce their rights under the Commitment Letters or to consummate the Transactions, or (ii) early termination of the Commitment Letters. Each of Parent and Merger Sub shall, and shall cause their respective Affiliates to, use reasonable best efforts to maintain the effectiveness of the Commitment Letters until the Transactions are consummated. For purposes of this Agreement, references to either “Commitment Letter” and to the “Financing” or “Debt Financing” (in each case, other than references to such terms for purposes of representations made at the date of this Agreement) shall include such document and such financing contemplated thereby as permitted or required by this Section 6.15 to be amended, modified, replaced or waived, in each case from and after such amendment, modification, replacement or waiver.
(e) Parent and Merger Sub acknowledge and agree that the obtaining of the Financing, or any alternative financing (including any Alternate Debt Financing), is not a condition to the Closing and reaffirm their obligation to consummate the Transactions irrespective and independently of the availability of the Financing or any alternative financing (including any Alternate Debt Financing), subject to fulfillment or waiver of the conditions set forth in Article 6.
Section 6.16 Cooperation with Financing.
(a) Prior to Closing, the Company shall use commercially reasonable efforts to provide to Parent, and the Company shall cause each of the Company Subsidiaries to use its commercially reasonable efforts to provide and shall use its commercially reasonable efforts to cause appropriate personnel and Representatives of the Company and each of the Company Subsidiaries, at Parent’s sole expense, to provide to Parent, all cooperation as is reasonably requested by Parent in connection with the arrangement of the Loan Financing, including using commercially reasonable efforts with respect to:
(i) participation by the principal financial and operational officer(s) of the Company or their designee(s) at reasonable times and locations, as jointly determined by Parent and the Company, in a reasonable number of requested and customary meetings and due diligence sessions with, lead arrangers, agents, prospective lenders, investors, purchasers and advisors with respect to the Loan Financing (including customary one-on-one meetings that are requested in advance with the lead arrangers or agents for, and prospective lenders, investors and purchasers of, the Loan Financing);
(ii) (A) assisting with the preparation of materials for, but shall have no obligation to prepare, rating agency presentations, private placement memoranda, bank information memoranda (including “public”

and “private” versions), offering documents, lender presentations and similar customary documents required in connection with the Loan Financing (the “Offering Documents”) and (B) furnishing Parent with any information or documents necessary or advisable to prepare any Offering Documents;
(iii) enabling the Debt Financing Sources to benefit from the Company’s existing lending relationships in connection with the marketing and syndication of the Loan Financing;
(iv) providing quarterly unaudited financial statements within forty-five (45) days following the end of each fiscal quarter ending after the date of this Agreement and the financial information required in Section 6.6(a) of the Debt Amendment;
(v) causing officers of the Company and the Company Subsidiaries to execute and deliver, solely effective as of and after the Closing Date and subject to the Closing, customary definitive financing documentation, including customary pledge and security documents and certificates, officer’s certificates, and documents and instruments relating to guarantees, collateral and other matters ancillary to the Loan Financing, and otherwise facilitating the pledging of collateral and the providing of guarantees; and
(vi) at least five (5) Business Days prior to the Closing Date, providing (A) such documentation and information that is required by the Debt Financing Sources and their applicable regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and anti-money laundering rules and regulations, and (B) customary certifications regarding beneficial ownership as required by the Beneficial Ownership Regulation, 31 C.F.R. § 1010.230, in each case, to the extent requested of the Company by or on behalf of the Borrower at least ten (10) Business Days prior to the Closing Date;
provided, however, with respect to this clause (a), that (A) none of the Company or the Company Subsidiaries shall be required to incur any liability in connection with the Loan Financing prior to the Closing, (B) none of the Company, the Company Subsidiaries nor any of their officers, or directors, managers and general partners will be required to take any action that will interfere materially and unreasonably with the business or operations of the Company or the Company Subsidiaries, (C) any solvency certificate that is requested to be executed or delivered pursuant to this Section 6.16(a) shall be substantially in the form of the solvency certificate delivered under the Existing Credit Agreement, and (D) neither the Company nor any of the Company Subsidiaries shall be required to commit to take any action that is not contingent upon the Closing (including the entry into any agreement or execution or delivery of any document, instrument or certificate) or that would be effective prior to the Effective Time;
(b) Notwithstanding the foregoing, (i) any assistance required pursuant to this Section 6.16 shall not materially and unreasonably interfere with the Company’s or the Company Subsidiaries’ normal operations or employee relations, (ii) the effectiveness of any documentation executed by the Company or the Company Subsidiaries with respect to any assistance required pursuant to this Section 6.16 or the Loan Financing shall be subject in all events to the consummation of the Closing, failing which, such documentation shall be void and of no force or effect; (iii) none of the Company or any of the Company Subsidiaries shall be required to take any action pursuant to this Section 6.16 that would reasonably be expected to result in a breach of any Material Contract or subject it to actual or potential liability, to bear any cost or expense or to pay any commitment or other similar fee or make any other payment (other than reasonable out-of-pocket costs which are promptly reimbursed pursuant to this Section 6.16) or incur any other liability of any kind or provide or agree to provide any indemnity in connection with the Financing or any of the foregoing, in each case that does not occur substantially concurrently with or is not subject to the occurrence of the Effective Time; and (iv) neither the Company nor any of the Company Subsidiaries shall be required to take any action pursuant to this Section 6.16 that would reasonably be expected to conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, the Company’s or the Company Subsidiaries’ Governing Documents or any Applicable Laws; provided, however, that the foregoing clause (ii) shall not prohibit the officers of the Company or any of the Company Subsidiaries from executing such documents, agreements, certificates and instruments that are not effective prior to the Closing.
(c) The Company hereby authorizes the use of the financial information and other information provided to Parent in the Offering Documents required for purposes of the Loan Financing. Parent and its Affiliates may share non-public or confidential information regarding the Company and the Company Subsidiaries with the Debt Financing Sources, and Parent, its Affiliates and the Debt Financing Sources may share such information with potential Debt Financing Sources in connection with any marketing efforts (including any syndication) of debt financing (including the Loan Financing) undertaken to finance the Transactions, in each case, provided that the recipients of such information agree to customary “click-through” or similar confidentiality arrangements used in financings similar to the Loan Financing. In connection with the Offering Documents and rating agency presentations related to any syndication of the Loan Financing, the Company consents to the use of the Company’s logos, trademarks and service marks in a manner customary for such financing transactions, provided that such logos are used solely in a manner that is not intended to nor reasonably likely to harm, disparage or otherwise adversely affect the Company or any of the Company Subsidiaries or the reputation or goodwill of the Company or any of the Company Subsidiaries or its or their marks.
(d) Parent shall indemnify and hold harmless the Company, the Company Subsidiaries and their respective directors, officers, employees, advisors and other Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred in connection with the arrangement of the Loan Financing (including any action taken in accordance with this Section 6.16) and any information utilized in connection therewith, except to the extent such losses arise out of the gross negligence or willful misconduct of, the Company, or any of the Company Subsidiaries, and their respective directors, officers, employees, advisors and other Representatives. Parent shall, promptly upon request by the Company, reimburse the Company for any reasonable and documented out-of-pocket expenses and costs incurred by the Company, the Company Subsidiaries and its and their respective Representatives in connection with their respective obligations under this Section 6.16, other than for any amounts that Parent can reasonably demonstrate would have been incurred in connection with the Transactions regardless of the Loan Financing.
(e) Notwithstanding anything in this Agreement to the contrary, in no event shall the Company or any of the Company Subsidiaries be required to execute any loan, credit or security agreement or give any indemnities in connection with the Loan Financing that would bind the Company if the Closing did not occur or to deliver or cause the delivery of any legal opinions.
Section 6.17 FIRPTA Certificate. At the Closing, the Company shall deliver to Parent, in a form reasonably acceptable to Parent, a properly completed and duly executed certificate on behalf of the Company, prepared in a manner consistent and in accordance with the requirements of Treasury Regulations Sections 1.897-2(g), 1.897-2(h) and 1.1445-2(c), and a properly completed and duly executed form notice to the IRS prepared in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2) (which shall be filed by Parent with the IRS following the Closing), to the effect that the Company is not, and has not been during the five-year period ending on and including the Closing Date, a “United States real property holding corporation” and, accordingly, the equity interests of the Company are not “United States real property interests,” in each case within the meaning of Section 897(c) of the Code.
Section 6.18 Stock Exchange Delisting and Deregistration. Prior to the Effective Time, the Company shall cooperate with Parent and use its commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary on its part under Applicable Law and rules and policies of Nasdaq to enable the delisting by the Surviving Corporation of the Company Securities from Nasdaq and the deregistration of the Company Securities under the Exchange Act as soon as practicable after the Effective Time. Pursuant to the terms of the Company Warrant Agreement, following deregistration of the Company Securities, outstanding Company Warrants will cease to be exercisable in exchange for Company Common Stock.
ARTICLE 7
CONDITIONS TO THE MERGER
Section 7.01 Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Sub to consummate the Merger and the other Transactions is subject to the satisfaction or, to the extent permitted by Applicable Law, waiver of, at or prior to the Closing, of the following conditions:
(a) the Stockholder Approval shall have been obtained;
(b) no Governmental Authority having jurisdiction over any party hereto shall have issued any Order that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the Merger; provided, however, that the party seeking to assert this condition shall have used those efforts required hereunder (including under Section 6.04) to resist, lift or resolve such Order; and no Applicable Law shall have been adopted that makes consummation of the Merger illegal or otherwise prohibited; and

(c) the applicable waiting period (and any extension thereof, subject to Section 6.11) applicable to the Merger under the HSR Act shall have expired or been terminated.
Section 7.02 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger and the other Transactions are subject to the satisfaction, or, to the extent permitted by Applicable Law, waiver of, at or prior to the Closing, of the following conditions:
(a)
(i) the representations and warranties of the Company set forth in Section 4.04(a), Section 4.04(b), Section 4.04(d) and Section 4.04(e) shall have been true and correct in all respects (subject to de minimis inaccuracies) as of the date of this Agreement and shall be true and correct in all respects (subject to de minimis inaccuracies) as of the Closing Date with the same effect as if made as of the Closing Date (provided that those representations and warranties that address matters only as of a particular date need only have been true and correct in all material respects as of such date);
(ii) the representations and warranties of the Company set forth in Section 4.01(a), Section 4.02, Section 4.13(a), Section 4.13(b), Section 4.13(c), Section 4.13(d), Section 4.13(e), Section 4.13(f), Section 4.13(i), Section 4.13(j), Section 4.13(k), Section 4.25 and Section 4.26 shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date with the same effect as if made as of the Closing Date (provided that those representations and warranties that address matters only as of a particular date need only have been true and correct in all material respects as of such date);
(iii) all of the representations and warranties of the Company set forth in Article 4 that are not referred to in clause (i) or clause (ii) above shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date with the same effect as if made as of the Closing Date (provided that those representations and warranties that address matters only as of a particular date need only have been true and correct as of such date) without giving effect to any “materiality,” “Company Material Adverse Effect” or similar qualifiers contained in any of such representations and warranties, except for those instances in which the failure of such representations and warranties to be so true and correct would not have had and would not have, individually or in the aggregate, a Company Material Adverse Effect;
(b) the Company shall have performed in all material respects its obligations required to be performed by it under this Agreement at or prior to the Closing;
(c) since the date of this Agreement, no Company Material Adverse Effect shall have occurred and be continuing;
(d) Parent shall have received a certificate validly signed on behalf of the Company by a duly authorized executive officer of the Company certifying that the conditions set forth in Section 7.02(a), Section 7.02(b) and Section 7.02(c) have been satisfied; and
(e) the Company shall have delivered customary payoff letters and related lien releases (with drafts delivered at least two (2) days prior to the Closing Date) with respect to all Indebtedness for borrowed money of the Company and the Company Subsidiaries that in each case (i) sets forth the principal amount then outstanding owed by the Company or any of the Company Subsidiaries, together with interest, fees and other obligations outstanding thereunder, and the per diem amounts (if applicable) necessary to calculate the amount to pay off all such principal, interest, interest, fees and other obligations as of the Closing Date, (ii) provides for the discharge of all obligations of the Company and the Company Subsidiaries under the agreements governing such Indebtedness and any related loan documents (other than indemnification agreements governing such Indebtedness and any related loan documents (other than indemnification obligations that survive in accordance with their terms) and the release of all Liens, (iii) an authorization to file or otherwise deliver all termination statements, releases, or notices necessary to evidence satisfaction of such obligations and to enable the release of any Liens relating thereto and (iv) to the extent not terminated, provides for the backstopping of any existing letter of credit.

Section 7.03 Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger and the other Transactions is subject to the satisfaction, or, to the extent permitted by Applicable Law, waiver, at or prior to the Closing, of the following conditions:
(a) (i) the representations and warranties of Parent and Merger Sub in Article 5, disregarding all materiality, Material Adverse Effect or similar qualifications or exceptions contained therein, shall be true and correct in all material respects on the date of this Agreement and as of the Closing Date with the same effect as if made as of the Closing Date (provided, however, that those representations and warranties that address matters only as of a particular date need only be true and correct in all material respects as of such date), except for those instances in which the failure of such representations and warranties to be so true and correct would not have, and would not have, individually or in the aggregate, a Parent Material Adverse Effect;
(b) Parent and Merger Sub shall each have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing; and
(c) the Company shall have received a certificate validly signed on behalf of Parent by a duly authorized officer of Parent certifying that the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied.
Section 7.04 Frustration of Conditions. Neither Parent nor Merger Sub may rely on the failure of any condition set forth in Section 7.01 or Section 7.02 to be satisfied if such failure was caused by the failure of Parent or Merger Sub to perform any of its obligations under this Agreement. The Company may not rely on the failure of any condition set forth in Section 7.01 or Section 7.03 to be satisfied if such failure was caused by the failure of the Company to perform any of its obligations under this Agreement.
ARTICLE 8
TERMINATION
Section 8.01 Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Closing:
(a) by mutual written agreement of the Company and Parent (whether or not the Stockholder Approval shall have been obtained);
(b) by either Parent or the Company, upon prior written notice to the other party, if the Merger has not been consummated on or before the End Date (whether or not the Stockholder Approval shall have been obtained); provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to perform (or whose Affiliate’s failure to perform) any covenant or obligation under this Agreement or whose breach (or whose Affiliate’s breach) of any provision of this Agreement has been the cause of, or resulted in, the failure of the conditions to Closing to have occurred prior to such termination;
(c) by either Parent or the Company, upon prior written notice to the other party, if any Governmental Authority of competent jurisdiction shall have issued a final and non-appealable Order enjoining, restraining or otherwise prohibiting the consummation of the Transactions (whether or not the Stockholder Approval shall have been obtained); provided, however, that the party seeking to terminate this Agreement pursuant to this Section 8.01(c) shall not have (i) breached in any material respects its obligations under Section 6.11 (and in the case of Parent, Merger Sub shall not have breached in any material respects its obligations under Section 6.11) and (ii) been the primary cause of such Order due to failure to perform any such obligations;
(d) by either Parent or the Company, upon prior written notice to the other party, if the Stockholder Approval has not been obtained by reason of the failure to obtain the required vote upon a final vote taken at the Stockholders’ Meeting (or any adjournment or postponement thereof);
(e) by Parent, upon prior written notice to the Company, in the event of a breach by the Company of any representation, warranty, covenant or other agreement contained herein that (i) would result in any condition set forth in Section 7.02 not being satisfied and (ii) cannot be cured or has not been cured in all materials respects prior to the earlier of the End Date or the thirtieth (30th) calendar day following Parent’s delivery of written notice describing such breach to the Company; provided, however, that Parent shall not be entitled to terminate this Agreement pursuant to this Section 8.01(e) if, at the time of such termination, either Parent of Merger Sub is in breach of any representation, warranty, covenant or agreement contained in this Agreement (such termination, a “Company Breach Termination”);

(f) by the Company, upon prior written notice to Parent, in the event of a breach by Parent or Merger Sub of any representation, warranty, covenant or other agreement contained herein that (i) would result in any condition set forth in Section 7.03 not being satisfied and (ii) cannot be cured or has not been cured in all material respects prior to the earlier of the End Date or the thirtieth (30th) calendar day following the Company’s delivery of written notice describing such breach to Parent; provided, however, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.01(f) if, at the time of such termination, the Company is in breach of any representation, warranty, covenant or agreement contained in this Agreement;
(g) by Parent, upon prior written notice to the Company, if, prior to the Stockholder Approval, the Company Board shall have effected an Adverse Recommendation Change in accordance with Section 6.03(b); provided, however, that Parent shall not be permitted to exercise such termination right more than ten (10) calendar days after the date of such Adverse Recommendation Change (such termination, a “Recommendation Change Termination”);
(h) by the Company prior to the Stockholder Approval, in order to enter into an Alternative Acquisition Agreement not solicited in breach of the Company’s non-solicitation obligations (taking into account the Go-Shop Provisions), that the Board determines in good faith constitutes a Superior Company Proposal (a “Superior Proposal Termination”); provided that the Company has complied with its obligations under Section 6.03(b) in connection with such Superior Company Proposal, and provided further that the six (6) Business Day or three (3) Business Day notice periods referred to in Section 6.03(b) shall, for the purposes of this Section 8.01(h), run concurrently with the Adverse Recommendation Change notice period set forth in Section 6.03(b); or
(i) by the Company, if (i) all of the conditions set forth in Section 7.01 and Section 7.02 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing), (ii) the Company has provided irrevocable written notice to Parent to the effect that: (A) the Company is ready, willing and able to consummate the Merger and (B) all conditions set forth in Section 7.03 have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or that it is willing to waive any unsatisfied conditions set forth in Section 7.03, and (iii) Parent and Merger Sub have failed to consummate the Merger within five (5) Business Days of receiving such irrevocable written notice.
Section 8.02 Effect of Termination; Payment of Termination Fee.
(a) If this Agreement is terminated pursuant to Section 8.01, this Agreement shall become void and of no effect without liability of any party (or any Related Party of such party) to each other party hereto, except as otherwise provided in this Section 8.02; provided, however, that the Confidentiality Agreement and the provisions of Section 6.11(c), Section 6.12, Section 6.16(d), this Section 8.02 and Article 9 shall survive any termination hereof pursuant to Section 8.01. Notwithstanding anything to the contrary provided in this Agreement, subject to the limitations set forth in Section 8.02(c) and Section 8.02(f), nothing shall relieve any party hereto from liability for fraud or an intentional or willful breach of its covenants or agreements set forth in this Agreement prior to such termination.
(b) In the event of (i) a Superior Proposal Termination, (ii) a Recommendation Change Termination, or (iii) provided that an Alternative Acquisition Agreement with respect to an Acquisition Proposal made to the Company prior to a Company Breach Termination is executed within 12 months of termination, a Company Breach Termination, the Company will pay to Parent, by wire transfer of same-day funds to an account designated by Parent, (A) in the case of (i) above, prior to or concurrently with such Superior Proposal Termination, (B) in the case of (ii) above, within two (2) Business Days after such Recommendation Change Termination, and, in the case of (iii) above, prior to or concurrently with (and subject to) the consummation of the transactions contemplated by such Alternative Acquisition Agreement, a termination fee equal to $11,355,513, provided, however, that such termination fee will be equal to $6,488,865 in the case of a termination pursuant to clause (i) above if the Superior Proposal Termination relates to a Superior Company Proposal from a Go-Shop Party and notice of such Superior Proposal Termination has been provided to Parent before the Cut-Off Time (such fee, in either case, the “Company Termination Fee”).
(c) In the event that Parent shall become entitled to receive payment of the Company Termination Fee pursuant to Section 8.02(a), the receipt of the Company Termination Fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Merger Sub, any of their respective

Affiliates or any other Person in connection with this Agreement (and the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and subject to and without limiting Section 9.09 and the immediately following sentence, the Company shall have no further liability, whether pursuant to a claim at law or in equity, to Parent, Merger Sub or any of their respective Affiliates in connection with this Agreement (and the termination hereof), any of the Transactions or any matters forming the basis for such termination, and none of Parent, Merger Sub, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any Proceeding against the Company, any of its Affiliates or any of their respective directors, officers and employees for damages or any equitable relief arising out of or in connection with this Agreement (other than equitable relief to require payment of the Company Termination Fee), any of the Transactions or any matters forming the basis for such termination. If the Company fails to pay the Company Termination Fee as set forth in Section 8.02(a), and Parent commences a suit which results in a final, non-appealable judgment against Company for the Company Termination Fee or any portions thereof, then the Company shall pay to Parent its reasonable and documented out-of-pocket costs and expenses (including reasonable attorney’s fees and disbursements) in connection with such suit, together with interest on the Company Termination Fee at the “prime rate” as published in The Wall Street Journal, Eastern Edition, in effect on the date such payment was required to be made through the date of payment (calculated daily on the basis of a year of 365 days and the actual number of days elapsed, without compounding).
(d) For the avoidance of doubt, any payment made by the Company under Section 8.02(b) shall be payable only once and not in duplication even though such payment may be payable under more than one of the provisions hereof.
(e) Each of the Company, Parent and Merger Sub acknowledges that (i) the agreements contained in this Section 8.02 are an integral part of this Agreement, (ii) the damages resulting from termination of this Agreement under circumstances where a Company Termination Fee is payable are uncertain and incapable of accurate calculation and therefore, the amounts payable pursuant to this Section 8.02 are not a penalty but rather constitute liquidated damages in a reasonable amount to compensate Parent for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, and (iii) without the agreements contained in this Section 8.02, the parties hereto would not have entered into this Agreement.
(f) Notwithstanding anything in this Agreement to the contrary, under no circumstances will the collective monetary damages payable by the Parent Related Parties for breaches under this Agreement, the Debt Amendment, the Subordinated Note or the Equity Commitment Letter exceed an amount equal to $32,444,323 in the aggregate for all such breaches (the “Parent Liability Limitation”). In no event will any Company’s Related Party seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or monetary award in excess of the Parent Liability Limitation against Parent, any Parent Related Party, and in no event will the Company’s Related Parties be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Parent Liability Limitation against any Parent Related Party for, or with respect to, this Agreement, the Equity Commitment Letter, the Debt Amendment, the Subordinated Note, or the transactions contemplated hereby and thereby (including any breach by Parent or Merger Sub), the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable law arising out of any such breach, termination or failure. Other than Novacap’s obligations under the Equity Commitment Letter and other than the obligations of Parent and Merger Sub under this Agreement, the Subordinated Note, the Confidentiality Agreement and the Support Agreement, in no event will any Parent Related Party or any other Person other than Parent, Merger Subs or, with respect to the Equity Commitment Letter, Novacap, have any liability for monetary damages to the Company or any other Person relating to or arising out of this Agreement or the Merger. Each Parent Related Party shall be an intended third party beneficiary of this Section 8.02(f).

ARTICLE 9
MISCELLANEOUS
Section 9.01 Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered if delivered in person, (ii) on the fifth (5th) Business Day after dispatch by registered or certified mail, (iii) on the next Business Day if transmitted by national overnight courier or (iv) on the date sent if sent by e-mail (provided that no bounce-back or similar message is received by the sender), in each case as follows:
if to Parent, Merger Sub, Borrower, Holdings, or the Surviving Corporation, to:

Cadent, LLC
1675 Broadway, 22nd Floor
New York, NY 10019
Attention:	Christopher Poindexter
Email:	cpoindexter@cadent.tv

with a copy to (which shall not constitute notice):

Baker Botts L.L.P.
30 Rockefeller Plaza
New York, NY 10112
Attention:	Neil Torpey, Nicole Perez
Email:	neil.torpey@bakerbotts.com; nicole.perez@bakerbotts.com

if to the Company (prior to the Merger) to:

AdTheorent Holding Company, Inc.
330 Hudson Street 13th Floor
New York, NY 10013
Attention:	James Lawson, CEO
Email:	jim@adtheorent.com

with copies to (which shall not constitute notice):

McDermott Will & Emery LLP
500 N. Capitol St. NW
Washington, DC 20001
Attention:	Thomas P. Conaghan
Email:	tconaghan@mwe.com
Section 9.02 No Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time.
Section 9.03 Amendments and Waivers.
(a) Prior to the Effective Time, (i) any provision of this Agreement may be amended, (ii) any time period set forth herein may be extended and (iii) compliance with any provision of this Agreement or any breach hereof or default hereunder may be waived if, but only if, such amendment, extension or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of an extension or waiver, by each party against whom the extension or waiver is to be effective; provided, however, that (x) without the further approval of the Company’s stockholders, no such amendment shall be made or given after the Stockholder Approval that requires the approval of the stockholders of the Company under the DGCL or under the rules and regulations of Nasdaq unless the required further approval is obtained, (y) no such extension shall operate as an extension with respect to any other time period set forth herein and (z) no such waiver shall operate as a waiver of, or estoppel with respect to, any other noncompliance herewith, breach hereof or default hereunder.
(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.
Section 9.04 Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense, whether or not the Merger is consummated. Parent shall pay all filing fees payable pursuant to (i) the HSR Act and (ii) any other Antitrust Laws.
Section 9.05 Assignment; Benefit. This Agreement shall not be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, that Parent or Merger Sub may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, after the Effective Time, to the Debt Financing Sources or any parties providing secured debt financing for purposes of creating a security interest herein or otherwise assigning this Agreement as collateral in respect of such secured debt financing; provided, however, that any assignment by Parent or Merger Sub shall not relieve Parent or Merger Sub of its obligations hereunder. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except for (a) the rights of the Company’s stockholders to receive the Per Share Merger Consideration with respect to each outstanding share of Company Common Stock at the Effective Time pursuant to the terms and conditions of this Agreement, (b) the rights of the holders of Company Equity Awards to receive the payments in respect thereof following the Effective Time pursuant to Section 2.06 and Section 2.06(b), (c) the rights of the Registered Holders of Company Warrants to receive the payments in respect of the exercise thereof pursuant to the terms of the Company Warrant Agreement, (d) the rights of the Covered Persons pursuant to Section 6.10, (e) the rights of the Parent Related Parties pursuant to Section 8.02(f), and (f) the rights of the Debt Financing Sources as set forth in Section 9.15. The parties hereto further agree that the rights of third-party beneficiaries under this Section 9.05 (except for the rights set forth in subsections (e) and (f)) shall not arise unless and until the Merger is consummated.
Section 9.06 Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State.
Section 9.07 Jurisdiction. The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions shall be brought in the Delaware Court of Chancery, or if that court does not have jurisdiction, a federal court sitting in the State of Delaware. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery in respect of any legal or equitable action, suit or proceeding arising out of or relating to this Agreement or the Transactions, or relating to enforcement of any of the terms of this Agreement, and hereby waives, and agrees not to assert, as a defense in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the Transactions may not be enforced in or by such courts. Each party hereto agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement or the Transactions shall be properly served or delivered if delivered in the manner contemplated by Section 9.01 or in any other manner permitted by law.
Section 9.08 Waiver of Jury Trial. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE MERGER OR THE OTHER TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH

OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER, (III) IT MAKES THE FOREGOING WAIVER VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.08.
Section 9.09 Specific Performance.
(a) The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and, accordingly that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at Applicable Law or in equity in connection with this Agreement. The parties hereto agree that unless and until this Agreement is validly terminated in accordance with Section 8.01 and any dispute over the right to termination has been finally resolved, (i) the parties hereto shall be entitled to an injunction or injunctions from a court of competent jurisdiction as set forth in Section 9.07 to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement and the Commitment Letters (for the avoidance of doubt, including to specifically enforce a party’s obligation to effect the Closing), without bond, or other security being required, and (ii) the right of specific enforcement is an integral part of the Transactions, including the Merger, and without that right, none of the Company, Parent or Merger Sub would have entered into this Agreement.
(b) Notwithstanding anything herein to the contrary, the parties hereto further agree that unless and until this Agreement is terminated in accordance with Section 8.01 and any dispute over the right to termination has been finally resolved, the Company shall be entitled to an injunction, specific performance or other equitable remedy to specifically enforce Parent’s and Merger Sub’s obligations hereunder, including their obligation to effect the Closing in the event and only in the event that each of the following requirements have been satisfied: (i) the conditions set forth in Section 7.01 and Section 7.02 (other than those conditions that by their nature are to be satisfied at the Closing, provided that each such condition is then capable of being satisfied at the Closing) have been satisfied or waived at the time the Closing would have occurred but for the failure of the Equity Financing to be funded, and the conditions set forth in Section 7.01 remain satisfied; (ii) the Debt Financing has been funded in accordance with the terms thereof or will be or would be funded in accordance with the terms thereof at the Closing if the Equity Financing was funded at the Closing; and (iii) the Company has confirmed in writing to Parent that if specific performance is granted and the Equity Financing and Debt Financing are funded, then the Company will take such actions as are within its control to effect the Closing.
(c) Subject to Section 9.09(b), each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other of such parties has an adequate remedy at law or that any such injunction or award of specific performance or other equitable relief is not an appropriate remedy for any reason.
(d) Notwithstanding anything contained herein to the contrary each party shall be entitled to recover its costs and expenses in pursuing specific performance pursuant to this Section 9.09.
(e) The parties hereto further agree that (i) by seeking the remedies provided for in this Section 9.09, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement (including fraud remedies) for breach of any of the provisions of this Agreement or in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 9.09 are not available or otherwise are not granted, and (ii) nothing set forth in this Section 9.09 shall require any party hereto to institute any Proceeding for (or limit any party’s right to institute any Proceeding for) specific performance under this Section 9.09 prior or as a condition to exercising any termination right under Article 8 (and pursuing fraud remedies), nor shall the commencement of any Proceeding pursuant to this Section 9.09 or anything set forth in this Section 9.09 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Article 8 or pursue any other remedies under this Agreement that may be available at any time. Any and all remedies expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred by this Agreement or by Applicable Law on such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

Section 9.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such a determination, the parties hereto agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, in order that the Transactions be consummated as originally contemplated to the fullest extent possible.
Section 9.11 Entire Agreement; No Reliance.
(a) This Agreement, the Confidentiality Agreement, the exhibits and schedules to this Agreement, the Company Disclosure Schedule and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect thereto.
(b) Each party hereto agrees that, except for the representations and warranties contained in Article 4 and Article 5, respectively, neither the Company, Parent or Merger Sub makes any other representations or warranties and each hereby disclaims any other representations or warranties made by itself or any of its Representatives, with respect to the execution and delivery of this Agreement or the Transactions, notwithstanding the delivery or disclosure to any other party or any other party’s Representatives of any document or other information with respect to any one or more of the foregoing. Without limiting the generality of the foregoing, and notwithstanding any otherwise express representations and warranties made by the parties in this Agreement, each of party hereto agrees that no party hereto makes or has made any representation or warranty with respect to (i) any projections, forecasts, estimates, plans or budgets or future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of such party and its Affiliates or the future business, operations or affairs of such party and its Affiliates heretofore or hereafter delivered to or made available to it, or (ii) any other information, statements or documents heretofore or hereafter delivered to or made available to it, including the information in any electronic data room with respect to such party or its Affiliates or the business, operations or affairs of such party or its Affiliates, except to the extent and as expressly covered by a representation and warranty made in this Agreement.
Section 9.12 Rules of Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation.
Section 9.13 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.
Section 9.14 No Recourse. Without limiting the rights of the parties under Section 9.09, each party hereto agrees, on behalf of itself and its Related Parties, that this Agreement may only be enforced, and any Proceedings (whether in contract or in tort, in law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) that may be based upon, arising out of, in connection with, or related in any manner to (i) this Agreement, any of the other Transaction Documents, the Merger or the other Transactions, (ii) the negotiation, execution or performance of this Agreement, or any of the other Transaction Documents (including any representation or warranty made in connection with, or as an inducement thereto), (iii) any breach or violation of this Agreement or any of the other Transaction Documents or (iv) any failure of the Merger to be consummated, in each case, may only be made (A) against (and are those solely of) the Persons that are, in the case of this Agreement, expressly identified as parties to this Agreement, and in the case of the other Transaction Documents, Persons expressly identified as parties to such Transaction Documents and (B) in accordance with, and subject to the terms, conditions and limitations of, this Agreement and such other Transaction Documents.
Section 9.15 No Liability for Debt Financing Sources. Notwithstanding anything to the contrary contained herein, no Company Related Party will bring, or support the bringing of, any Proceeding, whether at law or in equity, whether in contract or in tort or otherwise, against any Debt Financing Sources in any way relating to this Agreement or any of the Transactions, including any dispute arising out of or relating in any way to the Debt Amendment (or any fee letters referred to therein) or the performance thereof. Notwithstanding the foregoing, nothing in this Section 9.15 will in any way limit or modify the rights or obligations of Parent or Merger Sub under this Agreement or any other Transaction Documents, or the rights of Parent or its Affiliates party to the Debt Amendment (or any fee letters referred to therein) thereunder or the obligations of any Debt Financing Source under the Debt Amendment (or any fee letters referred to therein) owing to Parent or its Affiliates party thereto. No Debt Financing Source shall be liable for any special, consequential, punitive or indirect damages. The Debt Amendment (or any fee letters referred to therein) shall be governed by and construed in accordance with the Laws of the State of New York, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law thereof. Any suit, action or proceeding which may arise pursuant to the Debt Amendment (or any fee letters referred to therein) or the performance of services thereunder or the transactions contemplated thereby is likely to involve complicated and difficult issues, and therefore each party hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any ligation directly or indirectly arising out of the Debt Amendment (or any fee letters referred to therein) or the performance of services thereunder. Any suit, action or proceeding which may arise pursuant to the Debt Amendment (or any fee letters referred to therein) or the performance of services thereunder or the transactions contemplated thereby shall be brought solely in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, and each party hereto irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, and agreed that it will not, and will not support any of its Affiliates in bring, any suit, action or proceeding in any other court. The Debt Financing Sources are express and intended third party beneficiaries of Section 8.02(f), Section 9.05 and this Section 9.15. Notwithstanding anything to the contrary contained herein, no modification, waiver or termination of Section 8.02(f), Section 9.05 and this Section 9.15 (and any provision of this Agreement to the extent a modification, waiver or termination of such provision would modify the substance of any such Section) that is adverse to any Debt Financing Source shall be effective as to any Debt Financing Source without the prior written consent of such Debt Financing Source. This Section 9.15 shall, with respect to the matters referenced herein, supersede any provision of this Agreement to the contrary.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.
CADENT, LLC			ADTHEORENT HOLDING COMPANY, INC.

By:	/s/ Nicholas Troiano		By:	/s/ James Lawson
	Name:	Nicholas Troiano		Name:	James Lawson
	Title:	Chief Executive Officer		Title:	Chief Executive Officer
AWARD MERGER SUB, INC.

By:	/s/ Nicholas Troiano
	Name:	Nicholas Troiano
	Title:	Chief Executive Officer

NOVACAP CADENT ACQUISITION COMPANY, INC.

By:	/s/ Nicholas Troiano
	Name:	Nicholas Troiano
	Title:	Chief Executive Officer

NOVACAP CADENT HOLDINGS, INC.

By:	/s/ Nicholas Troiano
	Name:	Nicholas Troiano
	Title:	Chief Executive Officer

EXHIBIT A

THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
ADTHEORENT HOLDING COMPANY, INC.
ARTICLE I
Name
The name of the Corporation is AdTheorent Holding Company, Inc. (the “Corporation”).
ARTICLE II
Registered Office and Registered Agent
The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County 19801. The name of its registered agent at such address is The Corporation Trust Company.
ARTICLE III
Corporate Purpose
The purpose of the Corporation is to engage in any lawful act or activity, without limitation, for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “Act”).
ARTICLE IV
Capital Stock
The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 2,000, of which 1,000 shares shall be Common Stock, having a par value of $0.01 per share (the “Common Stock”), and 1,000 shares shall be Preferred Stock, having a par value of $0.01 per share (the “Preferred Stock”).
The board of directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or of any series thereof, unless a separate vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.
The board of directors is further authorized, subject to any limitations prescribed by law and this Certificate of Incorporation, to designate classes of capital stock as voting stock or non- voting stock. Classes of capital stock designated as voting stock shall be entitled to vote on matters on which stockholders of the Corporation are entitled to vote. Classes of capital stock designated as non-voting stock shall not be entitled to vote on any matters on which stockholders of the Corporation are entitled to vote.
ARTICLE V
Bylaws
The Board of Directors of the Corporation is authorized and empowered from time to time in its discretion to make, alter, amend or repeal Bylaws of the Corporation, except as such power may be restricted or limited by the Act.

ARTICLE VI
Directors and Officers
(1) Elections of directors of the Corporation need not be by written ballot, except and to the extent provided in the Bylaws of the Corporation.
(2) To the fullest extent permitted by the Act, as the same exists or as may hereafter be amended, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. If the Act is amended after approval by the stockholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act as so amended, automatically and without further action, upon the date of such amendment.
ARTICLE VII
Amendment
The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
ARTICLE VIII
Indemnification of Directors, Officers and Others
(1) The Corporation, to the fullest extent permitted by law, shall indemnify and advance expenses to any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, or his or her testator or intestate, is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.
(2) The Corporation, to the fullest extent permitted by law, may indemnify and advance expenses to any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, or his or her testator or intestate, is or was an employee or agent of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as an employee or agent at the request of the Corporation or any predecessor to the Corporation.
(3) Neither any amendment nor repeal of this Article VIII, nor the adoption by amendment of this Certificate of Incorporation of any provision inconsistent with this Article VIII, shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring, or any action or proceeding accruing or arising (or that, but for this Article VIII, would accrue or arise) prior to such amendment or repeal or adoption of an inconsistent provision.

ANNEX B
Canaccord Genuity LLC 535 Madison Avenue New York, NY 10022 T1: 1.212.389.8000 cgf.com
March 28, 2024
Board of Directors
AdTheorent Holding Company, Inc.
330 Hudson Street, 13th floor
New York, NY 10013
Members of the Board of Directors:
We understand that AdTheorent Holding Company, Inc., a Delaware corporation (the “Company”), Cadent, LLC, a Delaware limited liability company (“Parent”), Award Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), Novacap Cadent Acquisition Company, Inc., a Delaware corporation (the “Borrower”), and Novacap Cadent Holdings, Inc. (“Holdings”) intend to enter into an Agreement and Plan of Merger (the “Agreement”), pursuant to which Merger Sub will merge with and into the Company with the Company surviving the merger as a wholly-owned Subsidiary of Parent (the “Merger”). Pursuant to the Merger, each outstanding share of common stock, par value $0.0001 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the effectiveness of the Merger (other than shares of Company Common Stock owned by the Company, Parent, Merger Sub or any of their respective Affiliates or held by holders exercising appraisal rights described in Section 2.05 of the Agreement) will be automatically cancelled and converted into and represent the right to receive $3.21 in cash without interest (the “Per Share Merger Consideration”).
The terms and conditions of the Merger are more fully set forth in the Agreement (capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Agreement).
You have requested our opinion as of the date hereof as to whether the Per Share Merger Consideration to be received by the holders of shares of Company Common Stock (other than the Company, Parent, Merger Sub or any of their Affiliates or holders exercising appraisal rights described in Section 2.05 of the Agreement) pursuant to the Agreement is fair, from a financial point of view, to such holders.
Canaccord Genuity LLC (“CG”, “we” or “us”), as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates’ own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, Parent, Merger Sub, the Borrower, Holdings and certain of their respective affiliates, and any other company that may be involved in the transactions contemplated by the Agreement. We have acted as financial advisor to the Company in connection with the Merger. We have received and will receive fees for our services in connection with the Merger, a portion of which is payable upon the delivery of this opinion and a greater portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to reimburse certain of our expenses and indemnify us for certain liabilities relating to or arising out of our engagement. Other than as related to our current engagement by the Company, we have provided no investment banking or other financial advisory services to any of the Company, Parent, Merger Sub, the Borrower or Holdings during the two years preceding the date of this opinion for which we received fees. We may provide investment banking and other services to or with respect to the Company, Parent or their respective affiliates in the future, for which we may receive compensation.
In connection with our review of the proposed Merger and developing our opinion, we have, among other things:
(i)	reviewed certain publicly available information relating to the Company;
(ii)	reviewed certain internal historical financial statements and other historical financial and operating data concerning the Company provided to us by management of the Company;

(iii)
reviewed certain financial projections and other estimates and data relating to the Company prepared by management of the Company that we have been directed to utilize in our analysis (collectively, the “Projections”);

(iv)	conducted discussions with members of senior management of the Company regarding the past and current operations and financial condition and the prospects of the Company;
(v)	reviewed financial and stock market data for certain companies, the securities of which are publicly traded, that we deemed to be relevant and comparable to the Company;
(vi)	reviewed the reported prices and trading activity for the Company Common Stock;
(vii)	reviewed certain financial terms of certain other acquisitions we deemed to be relevant and comparable to the Merger;
(viii)	participated in discussions and negotiations among representatives of the Company, Parent and their respective financial and legal advisors;
(ix)
reviewed the terms of a draft of the Agreement furnished to us by the Company on March 28, 2024, which we have assumed, with your consent, to be identical in all material respects to the form of the Agreement to be executed by the parties; and

(x)
performed such other financial studies and analyses, performed such other investigations, and taken into account such other matters as we deemed necessary, including an assessment of general securities, economic, market and monetary conditions.

In connection with our review and arriving at our opinion, we have not independently verified any of the foregoing information, have relied on such information, have assumed that all such information is complete and accurate in all material respects, and have relied on assurances of management of the Company that they are not aware of any facts that would make such information misleading in any material respect. With respect to the Projections and other estimated and forward-looking information provided to us by management of the Company, we have assumed, with your consent, that such Projections and other information have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management. At your direction, we have used and relied on the Projections and such other information provided to us by management of the Company for purposes of our analysis and this opinion. We express no view or opinion as to the Projections or the assumptions on which they are based. We also have assumed that (i) the Merger will be consummated upon the terms set forth in the Agreement, without waiver, modification or amendment of any material term, condition or agreement therein which would be in any way meaningful to our analysis, (ii) the representations and warranties made by the parties to the Agreement are and will be true and correct in all respects material to our analysis, and (iii) in the course of obtaining necessary governmental, regulatory and third party approvals and consents for the Merger, no modification, delay, limitation, restriction or conditions will be imposed that will have an adverse effect on the Company or the contemplated benefits of the Merger in any way meaningful to our analysis.
This opinion has been approved by a fairness committee of CG. Our opinion is rendered on the basis of securities, economic, market and monetary conditions prevailing as of the date hereof and on the prospects, financial and otherwise of the Company known to us as of the date hereof. It should be understood that (i) subsequent developments may affect the conclusions expressed in this opinion if this opinion were rendered as of a later date, and (ii) CG disclaims any obligation to advise any person of any change in any manner affecting this opinion that may come to our attention after the date of this opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion. We have not been requested to conduct and we have not conducted, nor have we relied upon, any independent valuation or appraisal of any of the assets or liabilities of the Company. We also have not evaluated the solvency of any party to the Agreement under any state, federal or other laws, rules or regulations relating to bankruptcy, insolvency or similar matters. In addition, we have assumed, with your consent, that any material liabilities (contingent or otherwise, known or unknown) of the Company are as set forth in the financial statements of the Company provided to us.
This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of shares of Company Common Stock (other than the Company, Parent, Merger Sub or any of their respective

Affiliates or holders exercising appraisal rights described in Section 2.05 of the Agreement) of the Per Share Merger Consideration to be received by such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Merger, including, without limitation, the form or structure of the Merger, or any terms or aspects of any agreement, arrangement or understanding to be entered into in connection with the Merger or contemplated by the Agreement. We also express no opinion as to the fairness of the Merger to the holders of any other class of securities, creditors or other constituencies of the Company or any value that holders exercising appraisal rights described in Section 2.05 of the Agreement may be entitled to receive. Our opinion does not address the relative merits of the Merger as compared to other business strategies or transactions that might be available to the Company, nor does it address the underlying business decision of the Company to proceed with the Merger or any view on any other term or aspect of the Agreement. We also note that we are not legal, accounting, regulatory or tax experts and have relied on the assessments made by the Company and its advisors with respect to such matters. We have not considered, and we express no opinion as to, the fairness of the amount or nature of the compensation to be paid to any of the Company’s officers, directors or employees, or class of such persons, relative to the Per Share Merger Consideration to be paid to the stockholders of the Company in the Merger. Further, we express no view or opinion as to what the price or range of prices at which Company Common Stock or any other securities may trade or otherwise be transferable, including following announcement of the Merger.
This opinion, as set forth in this letter form, is solely directed to and for the information of the Board of Directors of the Company in connection with its evaluation of the Merger and does not constitute advice or a recommendation to the Board of Directors as to how the Board of Directors should vote with respect to the Agreement or to any stockholder as to how such stockholder should vote with respect to the Merger or any other matter, or how such stockholder should otherwise act with respect to the Merger or any other matter. It is understood that this letter may not be disclosed or otherwise referred to without our prior written consent.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Per Share Merger Consideration to be received by the holders of shares of Company Common Stock (other than the Company, Parent, Merger Sub or any of their respective Affiliates or holders exercising appraisal rights described in Section 2.05 of the Agreement) pursuant to the Agreement is fair, from a financial point of view, to such holders.
Sincerely,
/s/ Canaccord Genuity LLC
CANACCORD GENUITY LLC

ANNEX C
§ 262. Appraisal rights
[For application of this section, see 81 Del. Laws, c. 354, § 17; 82 Del. Laws, c. 45,
§ 23; 82 Del. Laws, c. 256, § 24; 83 Del. Laws, c. 377, § 22; and 84 Del. Laws, c. 98, § 16].
(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.
(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):
(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:
a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;
b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4) [Repealed.]
(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.
(d) Appraisal rights shall be perfected as follows:
(1) If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or
(2) If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.
(e) Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.
(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.
(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.
(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.
(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.
(k) Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.
(1) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

ANNEX D-1
VOTING AND SUPPORT AGREEMENT
This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of April 1, 2024 by and among Cadent, LLC, a Delaware limited liability company (“Parent”), Award Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the undersigned stockholder (such stockholder, and any permitted transferee pursuant to Section 2 below, the “Stockholder”) of AdTheorent Holding Company, Inc., a Delaware corporation (the “Company”).
RECITALS
WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Merger Sub, Novacap Cadent Acquisition Company, Inc., Novacap Cadent Holdings, Inc. and the Company have entered into an Agreement and Plan of Merger of even date herewith, as the same may be amended from time to time (the “Merger Agreement”), which provides for, among other things, the merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation, and pursuant to which each share of Company Common Stock will be converted into the right to receive the Per Share Merger Consideration upon the terms and subject to the conditions set forth in the Merger Agreement;
WHEREAS, the Company Board has approved the Merger Agreement and the transactions contemplated by the Merger Agreement and this Agreement;
WHEREAS, as of the date hereof, the Stockholder is the Beneficial Owner of such number of shares of the Company Common Stock set forth next to the Stockholder’s name on Schedule I of this Agreement; and
WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Merger Sub have required the Stockholder, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, the Stockholder (solely in the Stockholder’s capacity as such) has agreed, to enter into this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and for other good and valuable consideration and intending legally to be bound, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:
SECTION 1 Certain Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:
(a) “Beneficially Own” and “Beneficial Ownership” have the meanings assigned to such terms in Rule 13d-3 under the Exchange Act, and a Person’s Beneficial Ownership of securities shall be calculated in accordance with the provisions of such rule (in each case, irrespective of whether such rule actually is applicable in such circumstance). For the avoidance of doubt, “Beneficially Own” and “Beneficial Ownership” shall include record ownership of securities.
(b) “Beneficial Owner” of securities shall mean a Person who Beneficially Owns such securities.
(c) “Encumbrance” shall mean any lien, encumbrance, mortgage, deed of trust, claim, lease, easement, servitude, transfer restriction, hypothecation, charge, security interest, pledge or option, proxy, right of first refusal, voting trust or any other similar right.
(d) “Expiration Time” shall mean the earliest to occur of the following: (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article 8 thereof, (ii) the Effective Time, (iii) the termination of this Agreement by mutual written consent of the parties, or (iv) such date as the Company Board makes an Adverse Recommendation Change in compliance with Section 6.03(b) of the Merger Agreement.
(e) “Permitted Encumbrance” shall mean any Encumbrance arising under securities laws, the Company’s Governing Documents or customary custody arrangements with brokerage accounts or this Agreement.
(f) “Subject Shares” shall mean, with respect to the Stockholder, (i) all shares of Company Common Stock Beneficially Owned by the Stockholder as of the date hereof and (ii) all additional shares of Company Common
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Stock of which the Stockholder acquires Beneficial Ownership during the Support Period (including by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or issued upon the exercise of any options, the settlement of any restricted stock or other conversion of any convertible securities).
(g) “Support Period” means that period from the date of this Agreement until the Expiration Time.
(h) “Transfer” means to, directly or indirectly, whether by merger, consolidation, division, conversion, transfer, domestication, continuance, share exchange, operation of law or otherwise, (i) tender into any tender or exchange offer, (ii) offer, sell, pledge, create an Encumbrance with respect to (other than Permitted Encumbrances), assign, exchange, grant an option with respect to, establish or increase a put equivalent position or liquidate with respect to or decrease a call equivalent position, transfer, gift, dispose of or enter into any derivative arrangement with respect to any subject property or any interest therein (whether such arrangement is to be settled by delivery of securities, in cash or otherwise), convey any Beneficial Ownership interest in, or (iii) enter into an agreement, option or commitment, or make any public announcement of the intention to, to take any of the actions referred to in the foregoing clauses (i) and (ii).
SECTION 2 Transfer of Subject Shares.
(a) Transfer Restrictions. Except as expressly contemplated by this Agreement, during the Support Period, the Stockholder shall not Transfer any of his Subject Shares nor cause or voluntarily consent to any Transfer of any of his Subject Shares or the Stockholder’s voting or economic interest therein. Notwithstanding the foregoing and without limiting any Transfer permitted by, and made in accordance with, Section 2(c), the Stockholder may make any Transfers of Subject Shares as Parent may agree in advance in writing. Any action taken in violation of this Section 2 shall be null and void ab initio and of no effect whatsoever. To the extent requested by Parent, the Stockholder shall promptly surrender or cause to be surrendered the certificate(s), if any, representing any Subject Shares Beneficially Owned by the Stockholder so that the transfer agent of such Subject Shares may affix onto such certificate(s) an appropriate legend referencing the restrictions on transfer and ownership set forth in this Agreement. The Stockholder further acknowledges and agrees that, with respect to any Subject Shares that are uncertificated, this Agreement shall constitute notice of any legend that would be set forth on any certificate representing such Subject Shares if such Subject Shares were represented by a certificate.
(b) Transfer of Voting Rights. During the Support Period, the Stockholder shall not (i) deposit any Subject Shares in a voting trust or grant any proxy or power of attorney or enter into any voting agreement or similar agreement with respect to any of the Subject Shares (other than the grant of any proxy expressly provided herein), (ii) Transfer any voting rights with respect to any of the Subject Shares or (iii) enter into any agreement or commitment to take any of the actions referred to in the foregoing clauses (i) and (ii).
(c) Exceptions. Nothing in this Section 2 shall prohibit a Transfer of Subject Shares by the Stockholder (or, following any Transfer permitted by, and made in accordance with, this Section 2, by any such transferee Stockholder) (i) to one or more partners, or members of such Stockholder or to a controlled Affiliate of, or Affiliate under common control with, such Stockholder, (ii) to any other Person to whom Parent has consented with respect to a Transfer by the Stockholder in advance in writing, (iii) in the case of a Stockholder who is an individual, to any member of the Stockholder’s immediate family or to a trust under which distributions may be made only to the Stockholder and/or any member of the Stockholder’s immediate family, (iv) to the Stockholder’s executors, administrators, testamentary trustees, legatees or beneficiaries, for bona fide estate planning purposes by will or by the laws of intestate succession; provided, however, that a Transfer referred to in this Section 2(c) shall be permitted only if, in the case of clauses (i) through (iv), the transferee agrees in writing, in substantially the form attached hereto as Exhibit A, to be bound by the terms of this Agreement, and provided further that no such Transfer shall relieve the Stockholder of his obligations hereunder.
SECTION 3 Voting Agreement.
(a) The Stockholder hereby agrees that, during the Support Period, at any meeting (whether annual or special and each postponement, recess, adjournment or continuation thereof) of the Company’s stockholders at which any of the matters set forth in clause (ii) below is put to the vote of stockholders of the Company, however called, and in connection with any written consent of the Company’s stockholders with respect to any of the matters set forth in clause (ii) below, if applicable, the Stockholder shall (i) appear at such meeting or otherwise cause all of the Subject Shares entitled to vote thereat, as applicable, to be counted as present thereat for
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purposes of calculating a quorum, and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all the Subject Shares, (A) in favor of (“for”) (1) the Merger and the other transactions contemplated by the Merger Agreement (to the extent proposed to be voted upon or consented to by the Company’s stockholders) and the adoption of the Merger Agreement, including any amended and restated Merger Agreement or amendment to the Merger Agreement that does not (x) change the form of the consideration payable to the holders of shares of Company Common Stock upon the conversion of such shares in the Merger, (y) reduce the amount of the Per Share Merger Consideration payable in respect of any Subject Shares (other than, for the avoidance of doubt, adjustments in accordance with the terms of the Merger Agreement or any increase in the Per Share Merger Consideration) or (z) impose any additional conditions or obligations on the payment of the Per Share Merger Consideration or any additional conditions or obligations that would prevent or substantially impede the consummation of the Merger, and (2) the approval of any proposal to adjourn or postpone such meeting of the Company’s stockholders to a later date if there are not sufficient votes to approve the Merger or adopt the Merger Agreement (as it may have been amended or amended and restated in a manner for which the Stockholder is obligated to vote in favor or consent to hereunder) and (B) to the extent any such matter is formally submitted for a vote (or the consent) of the Company's stockholders, against (1) any action or proposal in favor of an Acquisition Proposal (including a Superior Proposal), without regard to the terms of such Acquisition Proposal, or any of the transactions contemplated thereby, (2) any action or proposal that could reasonably be expected to result in a breach of any covenant, representation or warranty, or any other obligation or agreement of the Company under the Merger Agreement or of the Stockholder under this Agreement, and (3) any action, proposal, transaction or agreement that would reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the fulfillment of Parent’s, the Company’s or Merger Sub’s conditions to Closing under the Merger Agreement or change in any manner the voting rights of any shares of the Company (including, without limitation, any extraordinary corporate transaction, such as a merger, consolidation, amalgamation, plan or scheme of arrangement, share exchange, business combination, division, conversion, transfer, domestication, continuance or similar transaction, any amendments of the Company Governing Documents, or any sale, lease, sublease, exchange, license, sub-license, or other disposition of all or a material portion of the assets of the Company or any of its subsidiaries). The Stockholder covenants and agrees that, except for this Agreement, the Stockholder shall not, and shall not permit any Person under the Stockholder’s control, during the Support Period, to (x) enter into any voting agreement or voting trust with respect to any Subject Shares, (y) except as expressly set forth herein, grant, a proxy, consent or power of attorney with respect to any Subject Shares, or (z) make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” (as such terms are used in 17 CFR § 240.14a-1, et seq.) or consents from stockholders of the Company in connection with any vote of the stockholders of the Company with respect to the Transactions, other than to recommend that the stockholders of the Company vote in favor of the Merger and the adoption of the Merger Agreement (and any actions required in furtherance thereof or otherwise expressly provided in this Agreement or the Merger Agreement).
(b) Stockholder hereby appoints Parent and any designee of Parent, and each of them individually, until the Expiration Time (at which time this proxy and power of attorney shall automatically be revoked and terminated), as his proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the Subject Shares in accordance with Section 3(a) in the event the Stockholder fails to comply with his obligation under this Agreement or attempts or purports to vote (or provide consent with respect to) the Subject Shares in a manner inconsistent with Section 3(a). This proxy and power of attorney is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder shall take such further action or execute such other instruments as may be requested by Parent in writing and necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by the Stockholder shall be irrevocable during the Support Period, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and shall revoke any and all prior proxies granted by the Stockholder with respect to the Subject Shares. The power of attorney granted by the Stockholder herein is a durable power of attorney and shall survive the bankruptcy, death or incapacity of the Stockholder.
(c) In furtherance, and not in limitation of the foregoing, during the Support Period, an authorized Representative of the Stockholder shall execute and deliver (or cause the holders of record to execute and deliver), promptly upon receipt (and in any event within five Business Days after receipt thereof), any proxy
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card or voting instructions the Stockholder receives that are sent to stockholders of the Company soliciting proxies with respect to any matter described in Section 3(a), which shall be voted in the manner described in Section 3(a) (with Parent to be promptly notified (and provided reasonable evidence) of such execution and delivery of such proxy card or voting instructions).
(d) Nothing in this Agreement shall obligate the Stockholder to exercise any option or any other right to acquire any shares of Company Common Stock.
SECTION 4 Non-Solicitation. The Stockholder hereby agrees, and agrees to cause his controlled Affiliates (which, for the avoidance of doubt, does not include the Company or any of its Subsidiaries or their Representatives) and to use his reasonable best efforts to cause his and their Representatives, immediately upon the Non-Solicitation Start Date and continuing until the Expiration Time, not to take any action which, were it taken by the Company, its Subsidiaries or its or their Representatives, would violate Section 6.02(b) of the Merger Agreement as such provision is drafted as of the date of this Agreement. For the avoidance of doubt, nothing in this Section 4 shall restrict the Stockholder and such controlled Affiliates and their respective Representatives from engaging in any actions that the Company, its Subsidiaries or its or their Representatives are permitted to engage in under Section 6.02(c) of the Merger Agreement with respect to any bona fide unsolicited written Acquisition Proposal received by the Company from a Third Party (excluding, for the avoidance of doubt, the Stockholder or any of his Affiliates) that the Company Board (or any duly authorized committee thereof) determines in good faith, after consultation with the Company’s outside legal and financial advisors, constitutes, or would reasonably be expected to lead to, a Superior Company Proposal, where the Company Board determines in good faith, after consultation with his outside legal counsel, that failure to take such action would reasonably be expected to be inconsistent with the fiduciary duties of the Company Board under Delaware law, including participating in discussions and negotiations with, providing information and data to and otherwise facilitating any Person making such Acquisition Proposal (or its Representatives) in conjunction with and ancillary to the Company’s discussions and negotiations with such Person.
SECTION 5 Directors and Officers. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement (including Section 4) shall limit any individual who is a director or officer of the Company from acting in such capacity and exercising his or her rights or fiduciary duties as a director or officer of the Company or voting in such person’s sole discretion on any matter (it being understood that this Agreement shall apply to the Stockholder solely in the Stockholder’s capacity as stockholder of the Company and that any director or officer of the Company who signs this Agreement as the Stockholder, or on behalf of the Stockholder, is signing only as the Stockholder (or on behalf of the Stockholder) and not in any other capacity). No action (or inaction) taken by the Stockholder if the Stockholder is a director or officer of the Company, in his or her capacity as a director or officer of the Company, shall be deemed to constitute a breach of this Agreement.
SECTION 6 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholder, and neither Parent nor Merger Sub shall have the authority by virtue of this Agreement or the transactions to be consummated pursuant hereto to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholder in the voting of any of the Subject Shares to the extent such Subject Shares are entitled to be voted, except as expressly provided herein.
SECTION 7 Representations and Warranties of the Stockholder. The Stockholder solely on his own behalf hereby represents and warrants to Parent and Merger Sub as follows:
(a) Power; Binding Agreement. The Stockholder has full individual power and authority and legal capacity to execute and deliver this Agreement and to perform the Stockholder’s obligations hereunder (including delivering the proxy or voting instructions described in Section 3(c)). This Agreement has been duly and validly executed and delivered by the Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of Parent and Merger Sub, constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.
(b) No Conflicts. None of the execution and delivery by the Stockholder of this Agreement or the performance by the Stockholder of his obligations hereunder will (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) or result in the creation of any prohibited
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Encumbrance on any of the Subject Shares, under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, commitment, arrangement, understanding or other agreement (including organizational documents) to which the Stockholder is a party or by which the Stockholder or any of the Stockholder’s properties or assets (including the Subject Shares) may be bound, or (ii) conflict with or violate any Order or Applicable Law applicable to the Stockholder or any of the Stockholder’s properties or assets.
(c) Ownership of Shares. Such Stockholder is a Beneficial Owner of the shares of Company Common Stock set forth opposite the Stockholder’s name on Schedule I of this Agreement. The Stockholder holds all such shares of Company Common Stock free and clear of proxy, voting restriction, adverse claim or other Encumbrances (other than Permitted Encumbrances). As of the date hereof, the Stockholder does not Beneficially Own any securities of the Company other than the shares of Company Common Stock set forth opposite the Stockholder’s name on Schedule I of this Agreement.
(d) Consents. No consent, approval, Order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person, is required by or with respect to the Stockholder in connection with the valid execution and delivery or performance of this Agreement by the Stockholder.
(e) Voting and Disposition Power. Such Stockholder has sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth herein and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Shares. Except pursuant to this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments to which the Stockholder is a party relating to the pledge, disposition or voting of any of the shares of Company Common Stock indicated on Schedule I of this Agreement and no such shares of Company Common Stock are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares.
(f) Reliance. The Stockholder has been represented by or had the opportunity to be represented by, independent counsel of his own choosing, and he has had the full right and opportunity to consult with the Stockholder’s attorney, to the extent, if any, desired, he availed themselves of this right and opportunity, he has carefully read and fully understand this Agreement and the Merger Agreement in their entireties and have had them fully explained to him by his counsel, he is fully aware of the contents thereof and its meaning, intent and legal effect, and the Stockholder is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence. The Stockholder understands and acknowledges that the Company, Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement. Other than the representations and warranties of Parent and Merger Sub expressly set forth in Section 9 and the Merger Agreement, the Stockholder has not relied upon, and expressly disclaims reliance upon, the representations and warranties of any person or entity in connection with his entry into this Agreement.
(g) Absence of Litigation. With respect to the Stockholder, as of the date hereof, there is no action, suit, claim, proceeding, charge, investigation or arbitration pending against, or, to the knowledge of the Stockholder, threatened in writing against or affecting the Stockholder or any of the Stockholder’s properties or assets (including the Subject Shares) before or by any Governmental Authority that would reasonably be expected to prevent or materially delay or impair the Stockholder’s ability to perform his obligations hereunder.
(h) Brokers. No broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission from Parent, Merger Sub or the Company in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Stockholder (other than as an officer or director of the Company).
SECTION 8 Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub represent and warrant to the Stockholder as follows:
(a) Organization and Qualification. Each of Parent and Merger Sub is a duly organized and validly existing corporation in good standing under the Applicable Laws of the jurisdiction of its organization. All of the issued and outstanding capital stock of Merger Sub is owned, directly or indirectly, by Parent.
(b) Power; Binding Agreement. Each of Parent and Merger Sub has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Parent and Merger Sub of this Agreement, the performance by each of
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Parent and Merger Sub of its obligations hereunder and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by each of Parent and Merger Sub and no other actions or proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery by Parent or Merger Sub, the performance by either Parent or Merger Sub of its obligations hereunder or the consummation by Parent or Merger Sub of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Merger Sub, and, assuming this Agreement constitutes a valid and binding obligation of the Stockholder, constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.
SECTION 9 Disclosure. The Stockholder shall permit the Company, Parent and Merger Sub to publish and disclose (in all documents and schedules filed with the SEC, and any press release or other disclosure document that the Company, Parent or Merger Sub determines to be required by Applicable Law in connection with the Merger and the other Transactions) the Stockholder’s identity and ownership of Subject Shares and the nature of the commitments, arrangements and understandings under this Agreement. Parent and Merger Sub shall permit the Stockholder to publish and disclose in all disclosure documents to the extent required by Applicable Law (including, any proxy statement, or Schedule 13D) the nature of the commitments, arrangements and understandings under this Agreement.
SECTION 10 Waiver of Appraisal Rights. The Stockholder hereby waives, to the full extent permitted by Applicable Law, and agrees not to assert or perfect any, appraisal rights pursuant to Section 262 of the DGCL or otherwise in connection with the Merger with respect to any and all Subject Shares Beneficially Owned by the undersigned and entitled to appraisal rights pursuant to Section 2.05 of the Merger Agreement.
SECTION 11 Further Assurances. Subject to the terms and conditions of this Agreement, each party shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill such party’s obligations under this Agreement.
SECTION 12 Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Time; provided that Section 9, this Section 12 and Section 13 shall survive such termination and remain in full force and effect. Except as expressly set forth in the prior sentence, the representations, warranties and covenants of the Stockholder contained herein shall not survive the termination of this Agreement. Notwithstanding anything in this Section 12 to the contrary, nothing in this Section 12 shall relieve any party hereto from liability for any willful breach of this Agreement prior to such termination.
SECTION 13 Miscellaneous Provisions.
(a) Entire Agreement; Amendments. This Agreement (including any schedules hereto) constitutes the entire understanding and supersedes and cancels all prior and contemporaneous agreements, understandings and statements, written or oral, among the undersigned with respect to the subject matter hereof. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Parent, Merger Sub and the Stockholder. No waiver by any party hereto of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty, covenant or agreement hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.
(b) Successors and Assigns; No Third-Party Beneficiaries. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as provided in Section 2(c), neither the Stockholder nor Parent nor Merger Sub may assign their rights or obligations hereunder without the prior written consent of the other parties. Subject to the immediately preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and permitted assigns. Any attempted assignment or delegation in violation of this Section 13(b) will be null and void. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto, any rights or remedies under or by reason of this Agreement.
(c) Specific Enforcement. The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were
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otherwise breached, that such harm would be impossible to measure in money damages, that in the event of such breach the non-breaching party will not have an adequate remedy at law or in damages and, accordingly that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at Applicable Law or in equity in connection with this Agreement. The parties hereto agree that unless and until this Agreement is validly terminated in accordance with Section 12, (i) the parties hereto shall be entitled to an injunction or injunctions from a court of competent jurisdiction as set forth in Section 13(d)(2) to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without bond, or other security being required, (ii) no party will oppose the seeking of such relief on the basis that the other party has an adequate remedy at law and (iii) the right of specific enforcement is an integral part of the performance of the obligations and other transactions contemplated hereby, and without that right, none of Parent or Merger Sub would have entered into this Agreement.
(d) Governing Law; Consent to Jurisdiction; Venue.
(1) This Agreement, and all Proceedings (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State.
(2) The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the performance of the obligations contemplated hereby shall be brought in the Delaware Court of Chancery, or if that court does not have jurisdiction, a federal court sitting in the State of Delaware. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery in respect of any Proceeding arising out of or relating to this Agreement or the performance of the obligations contemplated hereby, or relating to enforcement of any of the terms of this Agreement, and hereby waives, and agrees not to assert, as a defense in any such Proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper or that this Agreement or the performance of the obligations contemplated hereby may not be enforced in or by such courts. Each party hereto agrees that notice or the service of process in any Proceeding out of or relating to this Agreement or the performance of the obligations contemplated hereby shall be properly served or delivered if delivered in the manner contemplated by Section 13(g) or in any other manner permitted by law.
(e) Waiver of Jury Trial. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE PERFORMANCE OF THE OBLIGATIONS OR OTHER TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE PERFORMANCE OF THE OBLIGATIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER, (c) IT MAKES THE FOREGOING WAIVER VOLUNTARILY, AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13(e).
(f) Expenses. All out-of-pocket fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such fees, costs and expenses, whether or not the transactions contemplated by the Merger Agreement are consummated.
(g) Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered if delivered in person, (ii) on the fifth (5th) Business Day after dispatch by registered or certified mail, (iii) on the next Business Day if transmitted by national overnight courier or (iv) on the date sent if sent by e-mail (provided that no “bounce-back” or similar message is received by the sender), in each case as follows:
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If to Parent or Merger Sub to:

Cadent, LLC
1675 Broadway, 22nd Floor
New York, NY 10019
Attention:	Christopher Poindexter
Email:	cpoindexter@cadent.tv

with a copy to (which shall not constitute notice):

Baker Botts L.L.P.
30 Rockefeller Plaza
New York, NY 10112
Attention:	Neil Torpey
Nicole Perez
Email:	neil.torpey@bakerbotts.com
nicole.perez@bakerbotts.com

If to the Stockholder to:

The address set forth on Schedule I hereto

with a copy to (which shall not constitute notice):

McDermott Will & Emery LLP

500 N. Capitol St., NW
Washington, DC 20001
Attention:	Thomas P. Conaghan
Email:	tconaghan@mwe.com
(h) Stockholder Obligations. The Stockholder shall not be liable for any breach of the terms of this Agreement by any other stockholder of the Company. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person for the purposes of Rule 13d-5(b)(1) of the Exchange Act or for any other similar provision of Applicable Law.
(i) Stop-Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, the Stockholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all the Subject Shares (and that this Agreement places limits on the voting and transfer of such Subject Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the expiration Time.
(j) Descriptive Headings. The section headings of this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.
(k) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions hereunder is not affected in any manner materially adverse to any party. Upon such a determination, the parties hereto agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, in order that the transactions hereunder be consummated as originally contemplated to the fullest extent possible.
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(l) Limit on Liability. In no event shall the Stockholder’s liability for monetary damages with respect to any claim related to this Agreement exceed the portion of the Aggregate Consideration that would be payable to the Stockholder with respect to the Subject Shares held by the Stockholder.
(m) Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.
[Remainder of Page Intentionally Left Blank]
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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed to be effective as of the date first above written.
CADENT, LLC

By:	/s/ Nicholas Troiano
Name: Nicholas Troiano
Title: Chief Executive Officer
AWARD MERGER SUB, INC.

By:	/s/ Nicholas Troiano
Name: Nicholas Troiano
Title: Chief Executive Officer
[Signature Page to Voting and Support Agreement]
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[ ]
[Signature Page to Voting and Support Agreement]
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SCHEDULE I
Stockholder	Owned Shares	Address (including email)
[ ]	[ ]	c/o AdTheorent Holding Company, Inc. 330 Hudson St. 13th Floor New York, NY 10013 Email: [ ]
[Schedule I to Voting and Support Agreement]
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EXHIBIT A

JOINDER AGREEMENT
The undersigned is executing and delivering this Joinder Agreement pursuant to that certain Voting and Support Agreement dated as of April 1, 2024, as amended or modified from time to time in accordance with its terms, by and among Cadent, LLC, [Stockholder] and the other parties named therein (the “Voting Agreement”). Capitalized terms used but not defined in this Joinder Agreement shall have the meanings ascribed to such terms in the Voting Agreement.
The undersigned acknowledges and agrees that it shall be bound by, and subject to, all of the restrictions, covenants, terms and conditions of the Voting Agreement as though an original “Stockholder” party thereto with respect to the Subject Shares [Transferred to it][owned in a joint account with Stockholder].
The address and e-mail address to which notices may be sent to the undersigned are as follows:
Name:
Address:
E-mail:

Date:

[Name]
[Exhibit A to Voting and Support Agreement]
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ANNEX D-2
VOTING AND SUPPORT AGREEMENT
This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of April 1, 2024 by and among Cadent, LLC, a Delaware limited liability company (“Parent”), Award Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), AdTheorent Holding Company, Inc., a Delaware corporation (the “Company”), and the undersigned stockholder (such stockholder, and any permitted transferee pursuant to Section 2 below, the “Stockholder”) of the Company.
RECITALS
WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Merger Sub, Novacap Cadent Acquisition Company, Inc., Novacap Cadent Holdings, Inc. and the Company have entered into an Agreement and Plan of Merger of even date herewith, as the same may be amended from time to time (the “Merger Agreement”), which provides for, among other things, the merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation, and pursuant to which each share of Company Common Stock will be converted into the right to receive the Per Share Merger Consideration upon the terms and subject to the conditions set forth in the Merger Agreement;
WHEREAS, the Company Board has approved the Merger Agreement and the transactions contemplated by the Merger Agreement and this Agreement;
WHEREAS, as of the date hereof, the Stockholder is the Beneficial Owner of such number of shares of the Company Common Stock set forth next to the Stockholder’s name on Schedule I of this Agreement; and
WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Merger Sub have required the Stockholder and the Company, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, the Stockholder (solely in the Stockholder’s capacity as such) and the Company have agreed, to enter into this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and for other good and valuable consideration and intending legally to be bound, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:
SECTION 1 Certain Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:
(a) “Beneficially Own” and “Beneficial Ownership” have the meanings assigned to such terms in Rule 13d-3 under the Exchange Act, and a Person’s Beneficial Ownership of securities shall be calculated in accordance with the provisions of such rule (in each case, irrespective of whether such rule actually is applicable in such circumstance). For the avoidance of doubt, “Beneficially Own” and “Beneficial Ownership” shall include record ownership of securities.
(b) “Beneficial Owner” of securities shall mean a Person who Beneficially Owns such securities.
(c) “Encumbrance” shall mean any lien, encumbrance, mortgage, deed of trust, claim, lease, easement, servitude, transfer restriction, hypothecation, charge, security interest, pledge or option, proxy, right of first refusal, voting trust or any other similar right.
(d) “Expiration Time” shall mean the earliest to occur of the following: (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article 8 thereof, (ii) the Effective Time, or (iii) the termination of this Agreement by mutual written consent of the parties.
(e) “Forfeited Shares” shall mean 1,167,308 Subject Shares.
(f) “Permitted Encumbrance” shall mean any Encumbrance arising under securities laws, the Company’s Governing Documents or customary custody arrangements with brokerage accounts or this Agreement.
(g) “Subject Shares” shall mean, with respect to the Stockholder, (i) all shares of Company Common Stock Beneficially Owned by the Stockholder as of the date hereof and (ii) all additional shares of Company Common
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Stock of which the Stockholder acquires Beneficial Ownership during the Support Period (including by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or issued upon the exercise of any options, the settlement of any restricted stock or other conversion of any convertible securities).
(h) “Support Period” means that period from the date of this Agreement until the Expiration Time.
(i) “Transfer” means to, directly or indirectly, whether by merger, consolidation, division, conversion, transfer, domestication, continuance, share exchange, operation of law or otherwise, (i) tender into any tender or exchange offer, (ii) offer, sell, pledge, create an Encumbrance with respect to (other than Permitted Encumbrances), assign, exchange, grant an option with respect to, establish or increase a put equivalent position or liquidate with respect to or decrease a call equivalent position, transfer, gift, dispose of or enter into any derivative arrangement with respect to any subject property or any interest therein (whether such arrangement is to be settled by delivery of securities, in cash or otherwise), convey any Beneficial Ownership interest in, or (iii) enter into an agreement, option or commitment, or make any public announcement of the intention to, to take any of the actions referred to in the foregoing clauses (i) and (ii).
SECTION 2 Transfer of Subject Shares.
(a) Transfer Restrictions. Except as expressly contemplated by this Agreement, during the Support Period, the Stockholder shall not Transfer any of its Subject Shares nor cause or voluntarily consent to any Transfer of any of his Subject Shares or the Stockholder’s voting or economic interest therein. Notwithstanding the foregoing and without limiting any Transfer permitted by, and made in accordance with, Section 2(c), the Stockholder may make any Transfers of Subject Shares as Parent may agree in advance in writing. Any action taken in violation of this Section 2 shall be null and void ab initio and of no effect whatsoever. To the extent requested by Parent, the Stockholder shall promptly surrender or cause to be surrendered the certificate(s), if any, representing any Subject Shares Beneficially Owned by the Stockholder so that the transfer agent of such Subject Shares may affix onto such certificate(s) an appropriate legend referencing the restrictions on transfer and ownership set forth in this Agreement. The Stockholder further acknowledges and agrees that, with respect to any Subject Shares that are uncertificated, this Agreement shall constitute notice of any legend that would be set forth on any certificate representing such Subject Shares if such Subject Shares were represented by a certificate.
(b) Transfer of Voting Rights. During the Support Period, the Stockholder shall not (i) deposit any Subject Shares in a voting trust or grant any proxy or power of attorney or enter into any voting agreement or similar agreement with respect to any of the Subject Shares (other than the grant of any proxy expressly provided herein), (ii) Transfer any voting rights with respect to any of the Subject Shares or (iii) enter into any agreement or commitment to take any of the actions referred to in the foregoing clauses (i) and (ii).
(c) Exceptions. Nothing in this Section 2 shall prohibit a Transfer of Subject Shares by the Stockholder (or, following any Transfer permitted by, and made in accordance with, this Section 2, by any such transferee Stockholder) (i) to one or more partners, or members of such Stockholder or to a controlled Affiliate of, or Affiliate under common control with, such Stockholder, (ii) to any other Person to whom Parent has consented with respect to a Transfer by the Stockholder in advance in writing, (iii) in the case of a Stockholder who is an individual, to any member of the Stockholder’s immediate family or to a trust under which distributions may be made only to the Stockholder and/or any member of the Stockholder’s immediate family, (iv) to the Stockholder’s executors, administrators, testamentary trustees, legatees or beneficiaries, for bona fide estate planning purposes by will or by the laws of intestate succession; provided, however, that a Transfer referred to in this Section 2(c) shall be permitted only if, in the case of clauses (i) through (iv), the transferee agrees in writing, in substantially the form attached hereto as Exhibit A, to be bound by the terms of this Agreement, and provided further that no such Transfer shall relieve the Stockholder of his obligations hereunder, and provided further, for the avoidance of doubt, that notwithstanding any provision herein to the contrary, the Stockholder shall be prohibited from Transferring any of the Forfeited Shares to any Person.
SECTION 3 Voting Agreement.
(a) The Stockholder hereby agrees that, during the Support Period, at any meeting (whether annual or special and each postponement, recess, adjournment or continuation thereof) of the Company’s stockholders at which any of the matters set forth in clause (ii) below is put to the vote of stockholders of the Company, however called, and in connection with any written consent of the Company’s stockholders with respect to any of the
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matters set forth in clause (ii) below, if applicable, the Stockholder shall (i) appear at such meeting or otherwise cause all of the Subject Shares entitled to vote thereat, as applicable, to be counted as present thereat for purposes of calculating a quorum, and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all the Subject Shares, (A) in favor of (“for”) (1) the Merger and the other transactions contemplated by the Merger Agreement (to the extent proposed to be voted upon or consented to by the Company’s stockholders) and the adoption of the Merger Agreement, including any amended and restated Merger Agreement or amendment to the Merger Agreement that does not (x) change the form of the consideration payable to the holders of shares of Company Common Stock upon the conversion of such shares in the Merger, (y) reduce the amount of the Per Share Merger Consideration payable in respect of any Subject Shares (other than, for the avoidance of doubt, adjustments in accordance with the terms of the Merger Agreement or any increase in the Per Share Merger Consideration) or (z) impose any additional conditions or obligations on the payment of the Per Share Merger Consideration or any additional conditions or obligations that would prevent or substantially impede the consummation of the Merger, and (2) the approval of any proposal to adjourn or postpone such meeting of the Company’s stockholders to a later date if there are not sufficient votes to approve the Merger or adopt the Merger Agreement (as it may have been amended or amended and restated in a manner for which the Stockholder is obligated to vote in favor or consent to hereunder) and (B) to the extent any such matter is formally submitted for a vote (or the consent) of the Company's stockholders, against (1) any action or proposal in favor of an Acquisition Proposal (including a Superior Proposal), without regard to the terms of such Acquisition Proposal, or any of the transactions contemplated thereby, (2) any action or proposal that could reasonably be expected to result in a breach of any covenant, representation or warranty, or any other obligation or agreement of the Company under the Merger Agreement or of the Stockholder under this Agreement, and (3) any action, proposal, transaction or agreement that would reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the fulfillment of Parent’s, the Company’s or Merger Sub’s conditions to Closing under the Merger Agreement or change in any manner the voting rights of any shares of the Company (including, without limitation, any extraordinary corporate transaction, such as a merger, consolidation, amalgamation, plan or scheme of arrangement, share exchange, business combination, division, conversion, transfer, domestication, continuance or similar transaction, any amendments of the Company Governing Documents, or any sale, lease, sublease, exchange, license, sub-license, or other disposition of all or a material portion of the assets of the Company or any of its subsidiaries). The Stockholder covenants and agrees that, except for this Agreement, the Stockholder shall not, and shall not permit any Person under the Stockholder’s control, during the Support Period, to (x) enter into any voting agreement or voting trust with respect to any Subject Shares, (y) except as expressly set forth herein, grant, a proxy, consent or power of attorney with respect to any Subject Shares, or (z) make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” (as such terms are used in 17 CFR § 240.14a-1, et seq.) or consents from stockholders of the Company in connection with any vote of the stockholders of the Company with respect to the Transactions, other than to recommend that the stockholders of the Company vote in favor of the Merger and the adoption of the Merger Agreement (and any actions required in furtherance thereof or otherwise expressly provided in this Agreement or the Merger Agreement). Notwithstanding anything to the contrary herein, in the event the Company Board validly makes an Adverse Recommendation Change in compliance with Section 6.03(b) of the Merger Agreement, the number of Subject Shares that are required to be voted (or as to which consents are required to be provided) pursuant to this Section 3(a) shall be reduced to a number representing 35% of the shares of Company Common Stock outstanding as of the record date for determining stockholders entitled to vote (or provide consent) with respect to any of the matters referenced herein.
(b) Stockholder hereby appoints Parent and any designee of Parent, and each of them individually, until the Expiration Time (at which time this proxy and power of attorney shall automatically be revoked and terminated), as his proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the Subject Shares in accordance with Section 3(a) in the event the Stockholder fails to comply with his obligation under this Agreement or attempts or purports to vote (or provide consent with respect to) the Subject Shares in a manner inconsistent with Section 3(a). This proxy and power of attorney is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder shall take such further action or execute such other instruments as may be requested by Parent in writing and necessary to effectuate the intent of this proxy. This proxy and power of
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attorney granted by the Stockholder shall be irrevocable during the Support Period, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and shall revoke any and all prior proxies granted by the Stockholder with respect to the Subject Shares.
(c) In furtherance, and not in limitation of the foregoing, during the Support Period, an authorized Representative of the Stockholder shall execute and deliver (or cause the holders of record to execute and deliver), promptly upon receipt (and in any event within five Business Days after receipt thereof), any proxy card or voting instructions the Stockholder receives that are sent to stockholders of the Company soliciting proxies with respect to any matter described in Section 3(a), which shall be voted in the manner described in Section 3(a) (with Parent to be promptly notified (and provided reasonable evidence) of such execution and delivery of such proxy card or voting instructions).
(d) Nothing in this Agreement shall obligate the Stockholder to exercise any option or any other right to acquire any shares of Company Common Stock.
SECTION 4 Forfeiture. Immediately prior to, and conditioned upon, the Effective Time, Stockholder shall, automatically and without any further action by the Stockholder or the Company, irrevocably surrender and be deemed to have delivered to the Company for cancellation, for no consideration, the Forfeited Shares, and the Company shall immediately cancel such shares. The Stockholder and the Company shall take all reasonably necessary actions required to reflect the surrender, forfeiture and cancellation of the Forfeited Shares in the books and records of the Company’s transfer agent; and, for the avoidance of doubt, the Stockholder hereby irrevocably appoints the Company (and any Person designated by the Company) to take any such action on the Stockholder’s behalf as the Company determines to be necessary or appropriate in furtherance of the foregoing. For U.S. federal and applicable state and local income tax purposes, the Stockholder and the Company agree that any forfeiture of Forfeited Shares pursuant to this Section 4 shall be treated as a nontaxable contribution to the capital of the Company by the Stockholder, and neither the Stockholder nor the Company shall take any position inconsistent with such treatment unless otherwise required by a “determination” within the meaning of Section 1313 of the Code.
SECTION 5 Non-Solicitation. The Stockholder hereby agrees, and agrees to cause his controlled Affiliates (which, for the avoidance of doubt, does not include the Company or any of its Subsidiaries or their Representatives) and to use his reasonable best efforts to cause his and their Representatives, immediately upon the Non-Solicitation Start Date and continuing until the Expiration Time, not to take any action which, were it taken by the Company, its Subsidiaries or its or their Representatives, would violate Section 6.02(b) of the Merger Agreement as such provision is drafted as of the date of this Agreement. For the avoidance of doubt, nothing in this Section 5 shall restrict the Stockholder and such controlled Affiliates and their respective Representatives from engaging in any actions that the Company, its Subsidiaries or its or their Representatives are permitted to engage in under Section 6.02(c) of the Merger Agreement with respect to any bona fide unsolicited written Acquisition Proposal received by the Company from a Third Party (excluding, for the avoidance of doubt, the Stockholder or any of his Affiliates, directors and officers) that the Company Board (or any duly authorized committee thereof) determines in good faith, after consultation with the Company’s outside legal and financial advisors, constitutes, or would reasonably be expected to lead to, a Superior Company Proposal, where the Company Board determines in good faith, after consultation with his outside legal counsel, that failure to take such action would reasonably be expected to be inconsistent with the fiduciary duties of the Company Board under Delaware law, including participating in discussions and negotiations with, providing information and data to and otherwise facilitating any Person making such Acquisition Proposal (or its Representatives) in conjunction with and ancillary to the Company’s discussions and negotiations with such Person.
SECTION 6 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholder, and neither Parent nor Merger Sub shall have the authority by virtue of this Agreement or the transactions to be consummated pursuant hereto to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholder in the voting of any of the Subject Shares to the extent such Subject Shares are entitled to be voted, except as expressly provided herein.
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SECTION 7 Representations and Warranties of the Stockholder. The Stockholder solely on his own behalf hereby represents and warrants to Parent and Merger Sub as follows:
(a) Power; Binding Agreement. The Stockholder has full corporate power and authority and legal capacity to execute and deliver this Agreement and to perform the Stockholder’s obligations hereunder (including delivering the proxy or voting instructions described in Section 3(c)). This Agreement has been duly and validly executed and delivered by the Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of Parent and Merger Sub, constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.
(b) No Conflicts. None of the execution and delivery by the Stockholder of this Agreement or the performance by the Stockholder of his obligations hereunder will (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) or result in the creation of any prohibited Encumbrance on any of the Subject Shares, under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, commitment, arrangement, understanding or other agreement (including organizational documents) to which the Stockholder is a party or by which the Stockholder or any of the Stockholder’s properties or assets (including the Subject Shares) may be bound, or (ii) conflict with or violate any Order or Applicable Law applicable to the Stockholder or any of the Stockholder’s properties or assets.
(c) Ownership of Shares. Such Stockholder is a Beneficial Owner of the shares of Company Common Stock set forth opposite the Stockholder’s name on Schedule I of this Agreement. The Stockholder holds all such shares of Company Common Stock free and clear of proxy, voting restriction, adverse claim or other Encumbrances (other than Permitted Encumbrances), except for that certain Stockholders Agreement, dated as of December 22, 2021, by and among the Company, the Stockholder, MCAP Acquisition, LLC, and the other parties thereto. The Stockholder does not Beneficially Own any securities of the Company other than the shares of Company Common Stock set forth opposite the Stockholder’s name on Schedule I of this Agreement.
(d) Consents. No consent, approval, Order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person, is required by or with respect to the Stockholder in connection with the valid execution and delivery or performance of this Agreement by the Stockholder.
(e) Voting and Disposition Power. Such Stockholder has sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth herein and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Shares. Except pursuant to this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments to which the Stockholder is a party relating to the pledge, disposition or voting of any of the shares of Company Common Stock indicated on Schedule I of this Agreement and no such shares of Company Common Stock are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares except for that certain Stockholders Agreement, dated as of December 22, 2021, by and among the Company, the Stockholder, MCAP Acquisition, LLC, and the other parties thereto.
(f) Reliance. The Stockholder has been represented by or had the opportunity to be represented by, independent counsel of his own choosing, and he has had the full right and opportunity to consult with the Stockholder’s attorney, to the extent, if any, desired, he availed themselves of this right and opportunity, he has carefully read and fully understand this Agreement and the Merger Agreement in their entireties and have had them fully explained to him by his counsel, he is fully aware of the contents thereof and its meaning, intent and legal effect, and the Stockholder is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence. The Stockholder understands and acknowledges that the Company, Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement. Other than the representations and warranties of Parent and Merger Sub expressly set forth in Section 9 and the Merger Agreement, the Stockholder has not relied upon, and expressly disclaims reliance upon, the representations and warranties of any person or entity in connection with his entry into this Agreement.
(g) Absence of Litigation. With respect to the Stockholder, as of the date hereof, there is no action, suit, claim, proceeding, charge, investigation or arbitration pending against, or, to the knowledge of the Stockholder,
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threatened in writing against or affecting the Stockholder or any of the Stockholder’s properties or assets (including the Subject Shares) before or by any Governmental Authority that would reasonably be expected to prevent or materially delay or impair the Stockholder’s ability to perform his obligations hereunder.
(h) Brokers. No broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission from Parent, Merger Sub or the Company in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Stockholder (other than as an officer or director of the Company).
SECTION 8 Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub represent and warrant to the Stockholder as follows:
(a) Organization and Qualification. Each of Parent and Merger Sub is a duly organized and validly existing corporation in good standing under the Applicable Laws of the jurisdiction of its organization. All of the issued and outstanding capital stock of Merger Sub is owned, directly or indirectly, by Parent.
(b) Power; Binding Agreement. Each of Parent and Merger Sub has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Parent and Merger Sub of this Agreement, the performance by each of Parent and Merger Sub of its obligations hereunder and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by each of Parent and Merger Sub and no other actions or proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery by Parent or Merger Sub, the performance by either Parent or Merger Sub of its obligations hereunder or the consummation by Parent or Merger Sub of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Merger Sub, and, assuming this Agreement constitutes a valid and binding obligation of the Stockholder, constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.
SECTION 9 Disclosure. The Stockholder shall permit the Company, Parent and Merger Sub to publish and disclose (in all documents and schedules filed with the SEC, and any press release or other disclosure document that the Company, Parent or Merger Sub determines to be required by Applicable Law in connection with the Merger and the other Transactions) the Stockholder’s identity and ownership of Subject Shares and the nature of the commitments, arrangements and understandings under this Agreement. Parent and Merger Sub shall permit the Stockholder to publish and disclose in all disclosure documents to the extent required by Applicable Law (including, any proxy statement, or Schedule 13D) the nature of the commitments, arrangements and understandings under this Agreement.
SECTION 10 Waiver of Appraisal Rights. The Stockholder hereby waives, to the full extent permitted by Applicable Law, and agrees not to assert or perfect any, appraisal rights pursuant to Section 262 of the DGCL or otherwise in connection with the Merger with respect to any and all Subject Shares Beneficially Owned by the undersigned and entitled to appraisal rights pursuant to Section 2.05 of the Merger Agreement.
SECTION 11 Further Assurances. Subject to the terms and conditions of this Agreement, each party shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill such party’s obligations under this Agreement.
SECTION 12 Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Time; provided that (a) Section 9, this Section 12 and Section 13 shall survive such termination and remain in full force and effect, and (b) Section 4 shall survive the Effective Time. Except as expressly set forth in the prior sentence, the representations, warranties and covenants of the Stockholder contained herein shall not survive the termination of this Agreement. Notwithstanding anything in this Section 12 to the contrary, nothing in this Section 12 shall relieve any party hereto from liability for any willful breach of this Agreement prior to such termination.
SECTION 13 Miscellaneous Provisions.
(a) Entire Agreement; Amendments. This Agreement (including any schedules hereto) constitutes the entire understanding and supersedes and cancels all prior and contemporaneous agreements, understandings and statements, written or oral, among the undersigned with respect to the subject matter hereof. No amendment of
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any provision of this Agreement shall be valid unless the same shall be in writing and signed by Parent, Merger Sub and the Stockholder. No waiver by any party hereto of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty, covenant or agreement hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.
(b) Successors and Assigns; No Third-Party Beneficiaries. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as provided in Section 2(c), no party hereto may assign its rights or obligations hereunder without the prior written consent of the other parties. Subject to the immediately preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and permitted assigns. Any attempted assignment or delegation in violation of this Section 13(b) will be null and void. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto, any rights or remedies under or by reason of this Agreement.
(c) Specific Enforcement. The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, that such harm would be impossible to measure in money damages, that in the event of such breach the non-breaching party will not have an adequate remedy at law or in damages and, accordingly that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at Applicable Law or in equity in connection with this Agreement. The parties hereto agree that unless and until this Agreement is validly terminated in accordance with Section 12, (i) the parties hereto shall be entitled to an injunction or injunctions from a court of competent jurisdiction as set forth in Section 13(d)(2) to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without bond, or other security being required, (ii) no party will oppose the seeking of such relief on the basis that the other party has an adequate remedy at law and (iii) the right of specific enforcement is an integral part of the performance of the obligations and other transactions contemplated hereby, and without that right, none of Parent or Merger Sub would have entered into this Agreement.
(d) Governing Law; Consent to Jurisdiction; Venue.
(1) This Agreement, and all Proceedings (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State.
(2) The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the performance of the obligations contemplated hereby shall be brought in the Delaware Court of Chancery, or if that court does not have jurisdiction, a federal court sitting in the State of Delaware. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery in respect of any Proceeding arising out of or relating to this Agreement or the performance of the obligations contemplated hereby, or relating to enforcement of any of the terms of this Agreement, and hereby waives, and agrees not to assert, as a defense in any such Proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper or that this Agreement or the performance of the obligations contemplated hereby may not be enforced in or by such courts. Each party hereto agrees that notice or the service of process in any Proceeding out of or relating to this Agreement or the performance of the obligations contemplated hereby shall be properly served or delivered if delivered in the manner contemplated by Section 13(g) or in any other manner permitted by law.
(e) Waiver of Jury Trial. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE PERFORMANCE OF THE OBLIGATIONS OR OTHER TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL
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PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE PERFORMANCE OF THE OBLIGATIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER, (c) IT MAKES THE FOREGOING WAIVER VOLUNTARILY, AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13(e).
(f) Expenses. All out-of-pocket fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such fees, costs and expenses, whether or not the transactions contemplated by the Merger Agreement are consummated.
(g) Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered if delivered in person, (ii) on the fifth (5th) Business Day after dispatch by registered or certified mail, (iii) on the next Business Day if transmitted by national overnight courier or (iv) on the date sent if sent by e-mail (provided that no “bounce-back” or similar message is received by the sender), in each case as follows:
If to Parent, Merger Sub, or the Surviving Corporation, to:

Cadent, LLC
1675 Broadway, 22nd Floor
New York, NY 10019
Attention:	Christopher Poindexter
Email:	cpoindexter@cadent.tv

with a copy to (which shall not constitute notice):

Baker Botts L.L.P.
30 Rockefeller Plaza
New York, NY 10112
Attention:	Neil Torpey Nicole Perez
Email:	neil.torpey@bakerbotts.com nicole.perez@bakerbotts.com

If to the Company (prior to the Merger):

AdTheorent Holding Company, Inc.
330 Hudson Street 13th Floor
New York, NY 10013
Attention:	James Lawson, CEO
Email:	jim@adtheorent.com

with a copy to (which shall not constitute notice):

McDermott Will & Emery LLP
500 N. Capitol St. NW
Washington, DC 20001
Attention:	Thomas P. Conaghan
Email:	tconaghan@mwe.com

D-2-8

If to the Stockholder to:

The address set forth on Schedule I hereto

with a copy to (which shall not constitute notice):

McDermott Will & Emery LLP
500 N. Capitol St., NW
Washington, DC 20001
Attention:	Thomas P. Conaghan
Email:	tconaghan@mwe.com
(h) Stockholder Obligations. The Stockholder shall not be liable for any breach of the terms of this Agreement by any other stockholder of the Company. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person for the purposes of Rule 13d-5(b)(1) of the Exchange Act or for any other similar provision of Applicable Law.
(i) Stop-Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, the Stockholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all the Subject Shares (and that this Agreement places limits on the voting and transfer of such Subject Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the expiration Time.
(j) Descriptive Headings. The section headings of this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.
(k) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions hereunder is not affected in any manner materially adverse to any party. Upon such a determination, the parties hereto agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, in order that the transactions hereunder be consummated as originally contemplated to the fullest extent possible.
(l) Limit on Liability. In no event shall the Stockholder’s liability for monetary damages with respect to any claim related to this Agreement exceed the portion of the Aggregate Consideration that would be payable to the Stockholder with respect to the Subject Shares held by the Stockholder.
(m) Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.
[Remainder of Page Intentionally Left Blank]
D-2-9

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed to be effective as of the date first above written.
CADENT, LLC

By:	/s/ Nicholas Troiano
Name: Nicholas Troiano
Title: Chief Executive Officer
AWARD MERGER SUB, INC.

By:	/s/ Nicholas Troiano
Name: Nicholas Troiano
Title: Chief Executive Officer
[Signature Page to Voting and Support Agreement]
D-2-10

ADTHEORENT HOLDING COMPANY, INC.

By:	/s/ James Lawson
Name: James Lawson
Title: Chief Executive Officer
[Signature Page to Voting and Support Agreement]
D-2-11

H.I.G. GROWTH – ADTHEORENT, LLC

By:	/s/ Richard Siegel
Name: Richard Siegel
Title: Authorized Signatory
[Signature Page to Voting and Support Agreement]
D-2-12

SCHEDULE I
Stockholder	Owned Shares	Address (including email)
H.I.G. Growth – AdTheorent, LLC	34,064,174	1450 Brickell Avenue 31st Floor Miami, FL 33131 Email: rsiegel@higcapital.com
[Schedule I to Voting and Support Agreement]
D-2-13

EXHIBIT A

JOINDER AGREEMENT
The undersigned is executing and delivering this Joinder Agreement pursuant to that certain Voting and Support Agreement dated as of April 1, 2024, as amended or modified from time to time in accordance with its terms, by and among Cadent, LLC, H.I.G. Growth – AdTheorent, LLC and the other parties named therein (the “Voting Agreement”). Capitalized terms used but not defined in this Joinder Agreement shall have the meanings ascribed to such terms in the Voting Agreement.
The undersigned acknowledges and agrees that it shall be bound by, and subject to, all of the restrictions, covenants, terms and conditions of the Voting Agreement as though an original “Stockholder” party thereto with respect to the Subject Shares [Transferred to it][owned in a joint account with Stockholder].
The address and e-mail address to which notices may be sent to the undersigned are as follows:
Name:
Address:
E-mail:

Date:

[Name]
[Exhibit A to Voting and Support Agreement]
D-2-14

ANNEX E
UNANIMOUS WRITTEN CONSENT OF

THE BOARD OF DIRECTORS

OF

ADTHEORENT HOLDING COMPANY, INC.
April 24, 2024
THE UNDERSIGNED, being all of the members of the Board of Directors (the “Board”) of AdTheorent Holding Company, Inc., a Delaware corporation (the “Company”), acting by written consent without a meeting pursuant to Section 141(f) of the Delaware General Corporation Law (“DGCL”), do hereby consent to, approve and adopt the following resolutions, by written or electronic transmission consent:
RATIFICATION OF MERGER AGREEMENT
WHEREAS, on April 1, 2024, the Company entered into the Agreement and Plan of Merger (the “Merger Agreement”), among the Company, Cadent, LLC, a Delaware limited liability company (“Parent”), Award Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), Novacap Cadent Acquisition Company, Inc., a Delaware corporation, and Novacap Cadent Holdings, Inc., pursuant to which, among other matters, Merger Sub will merge with and into the Company, with the Company surviving as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”), pursuant to the terms and subject to the conditions set forth in the Merger Agreement.
WHEREAS, the Board adopted resolutions on March 28, 2024 (the “Resolutions”), approving, among other matters, the Merger Agreement.
WHEREAS, the Board has been advised by McDermott Will & Emery LLP, the Company’s outside counsel in connection with the Merger, of the Delaware Court of Chancery’s opinion issued on February 29, 2024 with respect to the case Sjunde AP-Fonden v. Activision Blizzard, Inc., et al., C.A. No. 2022-1001-KSJM (Del. Ch. Feb. 29, 2024) (“Activision”), pursuant to which the court held that, in approving a merger transaction in accordance with Section 251 of the DGCL, the relevant agreement and plan of merger must be, at minimum, “essentially complete” at the time such agreement is adopted by the board of directors of a Delaware corporation.
WHEREAS, certain ministerial updates were made to the Merger Agreement following the Board’s prior approval, as memorialized in the Resolutions, of the Merger Agreement.
WHEREAS, the Board has received and reviewed the execution version of the Merger Agreement and additional documentation related thereto (including, among other things, the certificate of incorporation of the Surviving Corporation and the Company Disclosure Schedules (as such terms are defined in the Merger Agreement)).
WHEREAS, the Board believes that its prior approval of the Merger Agreement and the Company’s execution thereof complied with the requirements of DGCL Section 251; however, the Board desires to ratify the adoption and execution of the Merger Agreement pursuant to DGCL Section 204 to eliminate the risk that, or any uncertainty as to whether, such approval or execution did not comply with DGCL Section 251 or otherwise potentially constituted a “defective corporate act” (as defined in DGCL Section 204(h)(1)).
NOW, THEREFORE, BE IT RESOLVED, in light of the Activision decision, the Company’s execution of the Merger Agreement on April 1, 2024, and any act taken by or on behalf of the Company pursuant thereto, are the potentially defective corporate acts to be ratified (the “Subject Acts”).
RESOLVED, that the nature of the nature of the potential failure of authorization in respect of the Subject Acts is that the Subject Acts may not have been taken in compliance with DGCL Section 251, assuming that the form of the Merger Agreement approved by the Board through the Resolutions was not the “essentially complete” version pursuant to the Activision decision given that certain ministerial updates were made to the Merger Agreement after the Board’s adoption of the Resolutions and that the Board may not have received all of the related documentation incorporated by reference in the Merger Agreement.

RESOLVED, that the Board hereby approves the ratification of the Subject Acts and hereby approves, ratifies, and declares advisable the Merger Agreement executed by the Company on April 1, 2024, which has been provided to the Board, along with additional related documentation which are incorporated by reference in the Merger Agreement, and confirms and ratifies the Board recommendation that the Company’s stockholders approve and adopt the Merger Agreement and each of the other actions taken pursuant to the Resolutions.
RESOLVED, that the Board hereby directs the officers of the Company to provide prompt notice, in the name of and on behalf of the Company, of the ratification of the Subject Acts in accordance with DGCL Section 204(g).
[***]
GENERAL AUTHORITY
RESOLVED, that each of the Chief Executive Officer and the Chief Financial Officer of the Company shall be considered an “Authorized Officer,” and collectively, the “Authorized Officers,” for the purposes of these resolutions.
RESOLVED, that any Authorized Officer be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company and under its corporate seal or otherwise, to take any and all such further action and to prepare, execute, deliver and file any and all such agreements, instruments, documents and certificates, and to incur and to pay all such fees and expenses as they, or any one of them, shall deem necessary, proper or advisable in order to carry out the intent and effectuate the purpose of each of the foregoing resolutions.
RESOLVED, that the officers of the Company be and hereby are each authorized and directed to take any and all such actions and to execute and deliver any and all such documents and instruments as such officer shall deem necessary or advisable in furtherance of or to carry out the intent and effectuate the purposes of any of the foregoing resolutions, such that the fact that any officer has taken any such action or executed or delivered any such document or instrument shall be conclusive evidence of the approval and authorization thereof by the Board.
RESOLVED, that any acts taken by the officers of the Company in the name of or on behalf of the Company consistent with the foregoing resolutions and the transactions contemplated hereby are affirmed, approved and ratified in all respects.
This Written Consent may be executed in one or more counterparts.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this unanimous written consent.
BOARD OF DIRECTORS:

/s/ James Lawson
James Lawson

/s/ Eric Tencer
Eric Tencer

/s/ John Black
John Black

/s/ Kihara Kiarie
Kihara Kiarie

/s/ Vineet Mehra
Vineet Mehra

/s/ Danielle Qi
Danielle Qi

/s/ Ben Tatta
Ben Tatta

/s/ Shuangxiu Yu
Shuangxiu Yu
[Signature Page to Written Consent in Lieu of Meeting]

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Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com

ADTHEORENT HOLDING COMPANY, INC.
Special Meeting of Stockholders
June 18, 2024 9:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) James Lawson and Patrick Elliott, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of AdTheorent Holding Company, Inc. (the "Company") that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 A.M. (Eastern Daylight Time) on Tuesday, June 18, 2024, via the Internet through a virtual web conference at www.virtualshareholdermeeting.com/ADTH2024SM, and any adjournment or postponement thereof (the "Special Meeting"). The stockholder(s) hereby revoke(s) any other proxy executed previously for the Special Meeting.

This Proxy, when properly executed, will be voted in the manner the undersigned directs on this card. If you sign and return this Proxy but do not specify otherwise, this Proxy will be voted in accordance with the recommendations of the Board of Directors of the Company. The Board of Directors of the Company recommends that you vote "FOR" Proposals 1 and 2. The undersigned may revoke this Proxy at any time before it is voted by revoting at a subsequent time by Internet or by telephone, by signing a new proxy card with a date later than any previously delivered Proxy and submitting it following the instructions on this proxy card, by delivering a signed revocation letter to the Chief Financial Officer before the Special Meeting, or by attending the Special Meeting and voting in person. The undersigned stockholder hereby acknowledges receipt of the Notice of Special Meeting of stockholders accompanying the proxy statement.

Continued and to be signed on reverse side

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